As Filed With the Securities and Exchange Commission on August 11, 1998

                                                     Registration No. 333-43225
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              Amendment No. 4 on


                                    FORM S-4
                                  to Form S-1
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                ---------------
                           WESCO International, Inc.
                  (formerly known as CDW Holding Corporation)
            (Exact name of Registrant as specified in its charter)


               Delaware                              5063                       25-1723345
    (State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
     incorporation or organization)      Classification Code Number)     Identification Number)

                           WESCO Distribution, Inc.
            (Exact name of Registrant as specified in its charter)

               Delaware                              5063                      25-1723345
    (State or other jurisdiction of      Primary Standard Industrial       (I.R.S. Employer
     incorporation or organization)      Classification Code Number)    Identification Number)

                                ---------------
                           Commerce Court, Suite 700
                              Four Station Square
                        Pittsburgh, Pennsylvania 15219
                                (412) 454-2200
(Address, including zip Code, and telephone number, including area code, of registrant"s principal executive offices)


                                ---------------
                            Jeffrey B. Kramp, Esq.
                           Commerce Court, Suite 700
                              Four Station Square
                        Pittsburgh, Pennsylvania 15219
                                (412) 454-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                ---------------
                                With a copy to:
                              Vincent Pagano, Jr.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017
                                (212) 455-2000


                                ---------------
       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.


                                ---------------
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                                ---------------
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                                ---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                                ---------------
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED AUGUST 11, 1998


PRELIMINARY PROSPECTUS



                           WESCO Distribution, Inc.

                  Offer to Exchange up to $300,000,000 of its
             9 1/8% Senior Subordinated Notes Due 2008, Series B,
         which have been registered under the Securities Act of 1933, for any and all of its outstanding
              9 1/8% Senior Subordinated Notes Due 2008, Series A


                           WESCO International, Inc.

                  Offer to Exchange up to $87,000,000 of its
               11 1/8% Senior Discount Notes Due 2008, Series B,
         which have been registered under the Securities Act of 1933, for any and all of its outstanding
               11 1/8% Senior Discount Notes Due 2008, Series A



THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER , 1998, UNLESS EXTENDED.


WESCO Distribution, Inc. (the "Company"), a wholly owned subsidiary of WESCO International, Inc. ("Holdings"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the related Letter of Transmittal (which together constitute the "Senior Subordinated Exchange Offer"), to exchange an aggregate of up to $300,000,000 principal amount of 9 1/8% Senior Subordinated Notes Due 2008, Series B (the "Senior Subordinated Exchange Notes"), of the Company for an equal principal amount of the issued and outstanding 9 1/8% Senior Subordinated Notes Due 2008, Series A (the "Senior Subordinated Old Notes" and, together with the Senior Subordinated Exchange Notes, the "Senior Subordinated Notes"), of the Company. The Senior Subordinated Notes are fully and unconditionally guaranteed by Holdings.

Holdings hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the related Letter of Transmittal (which together constitute the "Senior Discount Exchange Offer"), to exchange an aggregate of up to $87,000,000 principal amount at maturity of 11 1/8% Senior Discount Notes Due 2008, Series B (the "Senior Discount Exchange Notes"), of Holdings for an equal principal amount of the issued and outstanding 11 1/8% Senior Discount Notes Due 2008, Series A (the "Senior Discount Old Notes" and, together with the Senior Discount Exchange Notes, the "Senior Discount Notes"), of Holdings. The Senior Discount Notes are not guaranteed.

The Company and Holdings are herein sometimes collectively called the "Issuers"; the Senior Subordinated Exchange Offer and the Senior Discount Exchange Offer are herein sometimes collectively called the "Exchange Offers"; the Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes are herein sometimes collectively called the "Exchange Notes"; the Senior Subordinated Old Notes and the Senior Discount Old Notes are herein sometimes collectively called the "Old Notes"; and the Senior Subordinated Notes and the Senior Discount Notes are herein sometimes collectively called the "Notes".

The Old Notes were issued in connection with the Recapitalization (as defined), pursuant to which, among other things, (i) Holdings repurchased from certain of its former holders of its common stock and stock options such stock and options for $653.5 million and (ii) an investor group led by affiliates of The Cypress Group L.L.C. ("Cypress") acquired approximately 88.7% of the outstanding common stock of Holdings. See "The Recapitalization."

As of the date of this Prospectus, $300,000,000 aggregate principal amount of the Senior Subordinated Old Notes and $87,000,000 aggregate principal amount at maturity of the Senior Discount Old Notes are outstanding. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for liquidated damages under certain circumstances described in the Registration Rights Agreements (as hereinafter defined), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offers.
                                                        (continued on next page)



See "Risk Factors," beginning on page 22, for a discussion of certain factors that should be considered by investors in connection with the Exchange Offers and an investment in the Senior Subordinated Exchange Notes or the Senior Discount Exchange Notes.

                                ---------------
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The date of this Prospectus is August , 1998.

(continued from previous page)

Interest on the Senior Subordinated Exchange Notes will be payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 1998. The Senior Subordinated Exchange Notes will mature on June 1, 2008. Except as described below, the Senior Subordinated Exchange Notes will not be redeemable at the option of the Company prior to June 1, 2003. Thereafter, the Senior Subordinated Exchange Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest and liquidated damages, if any, to the date of redemption. In addition, at any time and from time to time prior to June 1, 2001, the Company may, subject to certain requirements, redeem up to 35% of the original aggregate principal amount of the Senior Subordinated Exchange Notes with the net cash proceeds of one or more Equity Offerings (as defined), at a redemption price equal to 109.125% of the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of the Senior Subordinated Notes remains outstanding immediately after each such redemption. The Senior Subordinated Exchange Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option, at any time on or prior to June 1, 2003, to redeem the Senior Subordinated Exchange Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to the date of redemption plus the Applicable Premium (as defined) and (ii) if the Senior Subordinated Exchange Notes are not so redeemed or if such Change of Control occurs after June 1, 2003, each holder of the Senior Subordinated Exchange Notes will have the right to require the Company to make an offer to repurchase such holder's Senior Subordinated Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. There can be no assurance that sufficient funds will be available to make any such repurchases. Any such repurchase will comply with the applicable regulations under federal securities laws, including Rules 13e-4 and 14e-1 under the Exchange Act (as defined). See "Description of the Senior Subordinated Exchange Notes."

The Senior Discount Old Notes were issued at a discount to their aggregate principal amount at maturity so as to generate gross proceeds to Holdings of $50,478,270. The yield to maturity of the Senior Discount Notes is 11.175% (computed on a semi-annual bond equivalent basis) calculated from June 5, 1998. Cash interest will not accrue or be payable on the Senior Discount Exchange Notes prior to June 1, 2003. Thereafter, cash interest on the Senior Discount Exchange Notes will accrue at a rate of 11 1/8% per annum and will be payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 2003. The Senior Discount Exchange Notes will mature on June 1, 2008. Except as described below, the Senior Discount Exchange Notes will not be redeemable at the option of Holdings prior to June 1, 2003. On June 1, 2003 Holdings will be required to redeem an amount equal to $354.96 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding ($30,881,520 in aggregate principal amount at maturity of the Senior Discount Notes, assuming all of the Senior Discount Notes remain outstanding on such date (the "Mandatory Principal Redemption Amount")) on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed. The Mandatory Principal Redemption Amount represents (i) the excess of the aggregate Accreted Value (as defined) of all Senior Discount Notes outstanding on June 1, 2003 over the aggregate issue price thereof less
(ii) an amount equal to one year's simple uncompounded interest on the aggregate issue price of such Senior Discount Notes at a rate per annum equal to the yield to maturity on the Senior Discount Notes. The Senior Discount Exchange Notes will be redeemable at the option of Holdings, in whole or in part, at any time after June 1, 2003, at the redemption prices set forth herein, together with accrued and unpaid interest and liquidated damages, if any, to the date of redemption. In addition, at any time prior to June 1, 2001, Holdings may, subject to certain requirements, redeem, in whole but not in part, the Senior Discount Notes with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.125% of the Accreted Value, together with liquidated damages, if any, to the date of redemption. The Senior Discount Exchange Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control, (i) Holdings will have the option, at any time on or prior to June 1, 2003, to redeem the Senior Discount Exchange Notes, in whole but not in part, at a redemption price equal to 100% of the Accreted Value thereof, together with liquidated damages, if any, to the date of redemption plus the Applicable Premium and (ii) if the Senior Discount Exchange Notes are not so redeemed or if such Change of Control occurs after June 1, 2003, each holder of the Senior Discount Exchange Notes will have the right to require Holdings to make an offer to repurchase such holder's Senior Discount Notes at a price equal to (a) 101% of the Accreted Value thereof, together with liquidated damages, if any, to the date of repurchase if repurchased on or before June 1, 2003, and (b) 101% of the principal amount at maturity thereof, together with accrued and unpaid interest and liquidated damages, if any, to the date of repurchase if repurchased after June 1, 2003. There can be no assurance that sufficient funds will be available to make any such repurchases. Any such repurchase will comply with the applicable regulations under federal securities laws, including Rules 13e-4 and 14e-1 under the Exchange Act (as defined). See "Description of the Senior Discount Exchange Notes."

The Exchange Notes will be general obligations of the relevant Issuer. The Senior Subordinated Exchange Notes will be unsecured, will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company and will be effectively subordinated to all obligations of the subsidiaries of the Company. The Senior Discount Exchange Notes will be senior unsecured obligations of Holdings and will be effectively subordinated to all obligations of the subsidiaries of Holdings (including the Company). The Senior Subordinated Exchange Notes will be fully and unconditionally guaranteed by Holdings (the "Holdings Guarantee") on a senior subordinated basis. Because the Holdings Guarantee will be subordinated in right of payment to all Senior Indebtedness of Holdings and effectively subordinated to all indebtedness and other liabilities of Holdings' subsidiaries, investors should not rely on the Holdings Guarantee in evaluating an investment in the Senior Subordinated Exchange Notes. The Senior Discount Exchange Notes will not have the benefit of any guarantees. The Senior Subordinated Exchange Notes will rank pari passu with any existing and future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all Subordinated Obligations (as defined) of the Company. The Senior Discount Exchange Notes will rank pari passu with any existing and future Senior Indebtedness of Holdings and will rank senior to all Subordinated Obligations of Holdings. The Indentures (as defined) permit the Issuers to incur additional indebtedness, including up to $400.0 million of Senior Indebtedness of the Company under the Credit Facilities (as defined), subject to certain limitations. See "Description of the Senior Subordinated Exchange Notes" and "Description of the Senior Discount Exchange Notes." As of June 30, 1998, (i) Holdings had no outstanding Senior Indebtedness (other than the Senior Discount Notes and guarantees under the Credit Facilities) or Secured Indebtedness (as defined); (ii) the outstanding Senior Indebtedness of the Company was $196.4 million, of which $176.8 million was Secured Indebtedness (exclusive of unused commitments under the Credit Facilities); (iii) the Company had no outstanding Senior Subordinated Indebtedness (other than the Senior Subordinated Notes) and no outstanding indebtedness that is subordinate or junior in right of repayment to the Senior Subordinated Notes; (iv) the Company's subsidiaries had no indebtedness, excluding guarantees of $176.8 million of indebtedness under the Credit Facilities (but had trade payables and other liabilities incurred in the ordinary course of business); and (v) Holdings' subsidiaries had total liabilities of $807.4 million, excluding $176.8 million of indebtedness and guarantees under the Credit Facilities. See "Unaudited Pro Forma Financial Information," "Risk Factors -- Subordination of the Senior Subordinated Notes and Holdings Guarantee" and " -- Structural Subordination of the Senior Discount Notes."

The Old Notes were issued and sold on June 5, 1998 in transactions (the "Offerings") not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreements. Based on interpretations by the Staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the respective Exchange Offers in exchange for the respective series of Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers of such Exchange Notes within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, the Issuers have not sought, and do not intend to seek, their own no-action letter, and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offers. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuers thereof). A broker-dealer may not participate in any of the Exchange Offers with respect to Old Notes acquired other than as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the Exchange Notes. The Issuers currently do not intend to list any of the Exchange Notes on any securities exchange or to seek approval for quotation of the Exchange Notes through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for any of the Exchange Notes.


The respective Exchange Offers are not conditioned upon any minimum aggregate principal amount of any series of Old Notes being tendered for exchange. The date of acceptance and exchange of each series of Old Notes (each an "Exchange Date") will be the fourth business day following the applicable Expiration Date (as hereinafter defined). Old Notes tendered pursuant to an Exchange Offer may be withdrawn at any time prior to the applicable Expiration Date. The Exchange Offers will expire at 5:00 p.m., New York City time, on September , 1998 (the date of expiration of each Exchange Offer, as extended, being herein called an "Expiration Date"). The Issuers do not currently intend to extend any of the Expiration Dates.


The Issuers will not receive any proceeds from any of the Exchange Offers. The Issuers will pay all of the expenses incident to the Exchange Offers.

                             AVAILABLE INFORMATION

     The Issuers have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Issuers and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Issuers are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon completion of the Exchange Offers, the Issuers will be subject to the information requirements of the Exchange Act and, in accordance therewith, will file periodic reports and other information with the Commission. The Registration Statement, such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, pursuant to the Indentures covering the Notes, the Issuers have agreed that the Issuers shall file with the Commission and provide to the Holders of the Notes the annual reports and the information, documents and other reports otherwise required pursuant to Section 13 and 15(d) of the Exchange Act.

     UNTIL      , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                               ----------------
                           FORWARD LOOKING STATEMENTS

     THE FACTORS DISCUSSED UNDER "RISK FACTORS," AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS INCLUDING, WITHOUT LIMITATION, IN "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," IN THE ISSUERS' PRESS RELEASES AND IN ORAL STATEMENTS MADE BY AUTHORIZED OFFICERS OF THE ISSUERS. WHEN USED IN THIS PROSPECTUS THE WORDS "ESTIMATE," "PROJECT," "ANTICIPATE," "EXPECT," "INTEND," "BELIEVE" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, ALTHOUGH NOT ALL FORWARD-LOOKING STATEMENTS CONTAIN SUCH WORDS. ALL OF THESE FORWARD-LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE ISSUERS, WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH STATEMENTS OR ESTIMATES WILL BE REALIZED AND ACTUAL RESULTS MAY DIFFER FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. SEE "RISK FACTORS -- FORWARD-LOOKING STATEMENTS."

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, references to (i) "Holdings" refer to WESCO International, Inc., a Delaware corporation; (ii) the "Company" refers to WESCO Distribution, Inc., a Delaware corporation, and its subsidiaries; "WESCO" refers to Holdings and its subsidiaries collectively; and (iv) "Westinghouse" refer to Westinghouse Electric Corporation, now known as CBS Corporation. The only asset of Holdings is all of the outstanding capital stock of the Company. Market and market share data for the electrical wholesale industry are from Electrical Wholesaling magazine or Distributor Information Services Corporation, unless otherwise indicated. Except where specified, market share and market data are for the U.S. electrical wholesale distribution industry. The Company believes such market share data are inherently imprecise, but are generally indicative of its relative market share. Unless otherwise indicated, information presented on a pro forma basis gives effect to the Recapitalization and the Recent Acquisitions (as defined).


                                  The Company

Overview

     WESCO is the second largest provider of products and related services in the U.S. electrical wholesale distribution industry and believes that it is also the second largest in North America. The Company operates over 325 branches and five regional distribution centers in 48 states and nine Canadian provinces to serve virtually the entire U.S. and Canadian market. WESCO provides a broad product offering consisting of over 210,000 products sourced from over 6,000 suppliers to over 130,000 customers. WESCO complements this broad product offering with a range of services and procurement solutions, including integrated supply, whereby it manages all aspects of the customer's supply processes, and electronic commerce, which enables procurement to be automated for improved service at lower cost. WESCO's diversified customer base includes a wide variety of industrial companies, contractors for industrial, commercial and residential projects, utility companies, and commercial, institutional and governmental customers. WESCO's national infrastructure, extensive local geographic coverage and complementary service offerings have allowed WESCO to specialize in developing combined product and service solutions tailored to meet the specific needs of its individual customers. WESCO is particularly well positioned to meet the complex procurement needs of multi-site customers seeking total supply chain cost reduction through preferred supplier alliances.

     Since the Company's divestiture from Westinghouse in 1994 (the "Divestiture"), management has realigned operations to achieve substantial growth in sales and profitability. The current management team has: (i) substantially improved operating margins; (ii) realigned WESCO's branch network to focus on key customer markets; (iii) significantly expanded WESCO's National Accounts (as defined) and other marketing programs; (iv) implemented a new incentive system for branch managers and sales personnel; and (v) actively pursued industry consolidation opportunities. As a result of management's actions and growth in the industry generally, sales have increased from $1.6 billion in 1993 to $2.9 billion on a pro forma basis for the year ended December 31, 1997, a compound annual growth rate of 16.6%, and EBITDA has improved from a loss of $1.4 million in 1993 to $109.5 million on a pro forma basis for the year ended December 31, 1997. Pursuant to the Recapitalization, management retained approximately $97.7 million of equity in Holdings and, together with new stock options expected to be granted in connection with the Recapitalization, will hold or have the right to acquire over 30% of the common equity of Holdings on a fully diluted basis. See "The Recapitalization."


     The principal executive offices of the Issuers are located at Commerce Court, Suite 700, Four Station Square, Pittsburgh, Pennsylvania 15219. The Issuers' telephone number is (412) 454-2200.

Industry Overview

     The electrical wholesale distribution industry in the U.S. is large, growing and highly fragmented. Industry sources estimate that total electrical wholesale distributor sales were $67 billion in 1997, a 9.6% compound annual growth rate since 1994. In 1996, the latest year for which data is available, the four largest wholesale distributors, including WESCO, accounted for only 14% of estimated total industry sales. In that year, no single distributor accounted for more than 5% of estimated industry sales, and 57% of such sales were generated by distributors with less than $21 million in annual sales. In the U.S., electrical distribution is still in the early stages of consolidation, unlike many other wholesale distribution industries which have undergone substantial consolidation in the past two decades. Management believes continued industry consolidation will be driven by customers who increasingly expect distributors to provide a broader package of products and services as these customers seek to outsource non-core functions and achieve documented cost savings in purchasing, inventory and supply chain management.


Competitive Strengths

     WESCO believes it is well positioned to both capitalize on the growing customer demand for value-added services and procurement outsourcing and play a leading role in the continued consolidation in the electrical products distribution industry as a result of the following competitive advantages:

     Market Leadership. WESCO believes it is the second largest electrical wholesale distributor in North America, serving virtually the entire U.S. and Canadian market. Management believes that WESCO is the industry's leading wholesale supplier of electrical products in North America to several important and growing markets, including: (i) customers with large, complex plant maintenance operations requiring a national multi-site service solution for their electrical distribution product needs; (ii) large contractors for major industrial and commercial construction projects; (iii) the electric utility industry; and (iv) manufacturers of factory-built homes, recreational vehicles and other modular structures. These leadership positions provide WESCO with an extensive base from which to continue to grow sales.

     Established National and Local Distribution Infrastructure. WESCO's North American distribution network consists of over 325 branches and five regional distribution centers in 48 states and nine Canadian provinces. This established network provides WESCO with a number of competitive advantages, including the ability to: (i) offer multi-site agreements with the broad geographic scope required by major customers who seek to coordinate their maintenance, repair and operating ("MRO") supplies purchasing activity across multiple locations ("National Accounts"); (ii) enter into favorable preferred supplier agreements which provide for improved payment terms, volume rebates, marketing programs and geographic franchises; (iii) utilize a specialized and technical nationwide sales force to meet specific customer demands for a broad range of products and services across multiple geographic markets; and (iv) provide same-day shipments. Management believes these competitive strengths allow it to more effectively meet the service needs and expectations of both large national customers who are increasingly demanding a single source supply capability and local customers who require high service levels for their electrical product procurement needs.

     Broad Product Offering. WESCO provides its customers with a broad product selection consisting of over 210,000 electrical, industrial and data communications products sourced from over 6,000 suppliers. The Company's products range from basic wire to advanced automation and control products.

     Value Added Services. In partnership with its customers, WESCO combines its product offerings with a wide range of supply management services to create value for its customers. Examples of such services include: (i) outsourcing of the entire MRO purchasing process; (ii) implementing inventory optimization programs; (iii) participating in joint cost savings teams; (iv) assigning Company employees as on-site support personnel; (v) recommending energy-efficient product upgrades; (vi) offering safety and product training for customer employees; and (vii) providing manufacturing process improvements using automated solutions. This combination of products and value-added services enhances WESCO's competitive position by allowing it to offer comprehensive and documented cost-efficient solutions to a customer's specific procurement needs.

     Diverse Revenue Base. WESCO's diverse revenue base is derived from the sale of its broad range of over 210,000 electrical, industrial and data communications products to over 130,000 customers, including: (i) industrial companies from numerous manufacturing and process industries and original equipment manufacturers ("OEMs"); (ii) contractors for industrial, commercial and residential projects; (iii) electrical utility customers; and (iv) commercial, institutional and governmental customers. No customer accounted for more than 1% of WESCO's total sales in 1997. WESCO's geographic diversity encompasses sales in all 50 states in the U.S. and all 10 Canadian provinces. This diversity of customers and products provides WESCO with a broad base from which to grow sales and reduces exposure to any particular customer, industry or regional economic cycle.

     Proven and Committed Management Team. WESCO's management team has successfully repositioned the Company following the Divestiture. The current management team has: (i) substantially improved operating margins; (ii) realigned WESCO's branch network to focus on key customer markets; (iii) significantly expanded WESCO's National Accounts and other marketing programs;
(iv) implemented a new incentive system for branch managers and sales personnel; and (v) actively pursued industry consolidation opportunities. Since August 1995, WESCO's management has successfully completed 14 acquisitions which currently account for estimated annualized sales of over $800 million. As a result of management's actions as well as growth in the industry generally, sales have increased from $1.6 billion in 1993 to $2.9 billion on a pro forma basis for the year ended December 31, 1997, a compound annual growth rate of 16.6%, and EBITDA has improved from a loss of $1.4 million in 1993 to $109.5 million on a pro forma basis for the year ended December 31, 1997. Pursuant to the Recapitalization, approximately 200 managers continued to retain equity in Holdings representing an aggregate value of approximately $97.7 million. In addition, certain managers will have the opportunity to invest an aggregate of up to approximately $15 million in newly issued common stock of Holdings. Holdings also plans to adopt a new stock option plan in connection with the Recapitalization. As a result, management will hold or have the right to acquire over 30% of the common equity of Holdings on a fully diluted basis.


Business Strategy

     Increase Large National Programs. WESCO has successfully established National Accounts relationships with approximately 300 customers and believes it can continue to expand revenue generated through its National Accounts program by: (i) increasing the number of products and sites covered by its existing National Accounts relationships; (ii) expanding MRO agreements to include capital projects; and (iii) extending the program to new customers. National Accounts provide WESCO with a recurring base of revenue through strategic multi-year agreements. In addition, through its Major Projects Group, the Company plans to intensify its focus on large construction projects, such as new stadiums, industrial sites, wastewater treatment plants, airport expansions, healthcare facilities and correctional facilities. The Company intends to secure new National Accounts and Major Projects contracts through:
(i) aggressive national marketing of WESCO's demonstrated project management capabilities; (ii) further development of relationships with leading construction and engineering firms; and (iii) close coordination with National Accounts customers on their major renovation and new construction projects.

     Continue to Improve Operating Profit Margins and Cash Flow. WESCO has successfully improved its operating profit margins over the past four years, increasing EBITDA to over $109.5 million on a pro forma basis for the year ended December 31, 1997 from a loss of $1.4 million in EBITDA in 1993. WESCO believes a successful business strategy must include the commitment to continuous improvement in profitability and productivity. The Company is emphasizing the widespread use of innovative and disciplined approaches to managing its business processes, employee productivity, and working capital and capital expenditure efficiency. These continuous improvement initiatives include: (i) improving product pricing controls to maximize gross margin; (ii) utilizing activity-based costing to more accurately measure and enhance profitability by customer, supplier and other categories; (iii) enhancing the coordination of purchasing and inventory management across its branch network and regional distribution centers; (iv) improving information systems processing capabilities in order to realize more efficient branch and headquarters operations; and (v) leveraging the existing corporate infrastructure by continuing to eliminate redundant back-office functions of acquired companies.

     Encourage Branch Level Entrepreneurship. A distributor's reputation is often determined at the local branch level, where timely supply and customer service are critical. Accordingly, WESCO grants its branch managers substantial autonomy and responsibility to best respond to customer needs in local markets. WESCO's branch managers are responsible for optimizing business activities in their local markets, including managing the branch sales force, configuring inventories, selecting potential customers for targeted marketing efforts and developing local service options. WESCO's compensation system for branch managers, a significant portion of which is incentive based, strongly encourages sales and cash flow growth as well as efficient working capital management at the branch level.

     Gain Share in Key Local Markets. WESCO intends to increase its market share in key geographic markets with a substantial base of potential customers through a combination of new branch openings, increased sales and marketing efforts and acquisitions. In addition, WESCO's marketing team, together with local branch managers, are expanding the Company's program of detailed market analysis and opportunity identification on a branch-by-branch and product line basis. The Company has developed a detailed database of potential customers for its individual markets which it will utilize to implement this strategy. Furthermore, the Company intends to leverage its existing relationships with preferred suppliers to increase sales of their products in local markets through various initiatives, including sales promotions, cooperative marketing efforts, direct participation by suppliers in National Accounts implementation, dedicated sales forces and product exclusivity.

     Expand Product and Service Offering. WESCO intends to build on its demonstrated ability to introduce new products and services to meet customer demands and capitalize on market opportunities. For example, the Company plans to expand its presence in the fast-growing data communications market. In the past two years, WESCO has significantly increased its focus on this market, generating sales of $83 million in 1997, up from $52 million in 1995. By utilizing a dedicated data communications sales team and leveraging its existing sales force, the Company intends to expand sales to new and existing customers, as well as broaden its offering into additional data communications product lines. In addition, the Company plans to expand its integrated supply programs with both new and existing accounts. Given the initial success of its integrated supply initiatives and the rapid growth in the demand for such services anticipated by the Company, WESCO believes it has a significant opportunity to develop additional customer relationships by leveraging its comprehensive service and supply expertise.

     Pursue Consolidation Opportunities. WESCO utilizes a disciplined approach toward acquisitions which includes established targets for cash return on investment. Since August 1995, WESCO's management has successfully completed 14 acquisitions which currently account for estimated annualized sales of over $800 million. WESCO intends to continue to pursue its consolidation strategy and believes that the highly fragmented nature of the electrical distribution industry will provide WESCO with a significant number of acquisition opportunities. The Company evaluates potential acquisitions based on their ability to: (i) accelerate expansion into key growth markets; (ii) add support capabilities for important new customers; (iii) enhance sales of acquired branches by immediately broadening the product and service mix; (iv) expand local presence to better serve existing customers; (v) strengthen relationships with manufacturers; and (vi) provide operating efficiencies by leveraging WESCO's existing infrastructure.


History

     The Company's business, formerly the Westinghouse Electric Supply Company division (the "Predecessor") of Westinghouse, was established in 1922 for the purpose of selling and distributing Westinghouse electrical products and supplies. Since its founding, the Predecessor experienced a long history of growth until the business reached a peak in 1989 with sales of $1.8 billion. Beginning in 1990, the Predecessor's results of operations began to deteriorate due in part to the implementation of a series of new programs that redirected its business away from many of its core strategies. These developments were compounded by the declining investment and focus from Westinghouse, which was undergoing significant strategic changes at the time.

     In 1994, the Predecessor's business was largely divested by Westinghouse, which retained an interest in Holdings (currently representing approximately 16% of Holdings' fully diluted equity), and was acquired by Clayton, Dubilier & Rice, a private investment firm (together with its affiliates, "CD&R"), and management. In connection with the Divestiture, a new management team was organized, led by Mr. Roy W. Haley as chief executive officer. This new management team was comprised of new members as well as existing Company personnel. Since the Divestiture, this management team has improved sales, operating margins and EBITDA.

     On March 27, 1998, Holdings, certain members of management, CD&R, Westinghouse and certain other existing stockholders of Holdings entered into a Recapitalization Agreement (as amended, the "Recapitalization Agreement") with Cypress. See "The Recapitalization."


Recent Developments

     On January 1, 1998, WESCO acquired the electrical distribution businesses of Avon Electrical Supplies, Inc., and its affiliates ("Avon Electrical") and Brown Wholesale Electric Company ("Brown Wholesale"). Avon Electrical, operating two branch locations, is a leading distributor in the New York metropolitan area. Brown Wholesale, with two branches in Arizona, is the leader in the high-growth Phoenix market. Brown Wholesale also had seven other branches which were closed or sold in California and Hawaii to improve operating efficiency. Management estimates that these two acquisitions will add approximately $150 million in annualized sales.

     On May 8, 1998, WESCO acquired certain assets of, and assumed certain liabilities of, Reily Electric Supply Inc. ("Reily"), a distributor headquartered in New Orleans, Louisiana with seven branches in the Gulf Coast region. The Reily acquisition provides the Company with several strategic benefits, including: (i) strengthening its market position in the Gulf Coast region; (ii) complementing an existing National Accounts customer relationship in the petrochemical industry; and (iii) improving its position in the Houston market, where Reily's strong market position will complement WESCO's existing branch operations. Management estimates Reily will add annual sales of approximately $140 million.

     As a result of the acquisitions of Avon Electrical, Brown Wholesale and Reily, the Company contemplates consolidating and/or closing 5 WESCO branches by the end of 1998 which the Company expects will result in $3.6 million of annual cost savings. The Company does not expect to incur any material expenses or charges in connection therewith.

     The foregoing acquisitions of Avon Electrical, Brown Wholesale and Reily, together with the Company's acquisitions of Diversified Electric Supply Company, Inc. and Maydwell & Hartzell, Inc. consummated in 1997, are collectively referred to herein as the "Recent Acquisitions." For additional information regarding the Company's business strategy and acquisition history, see "Business -- Business Strategy" and "Business -- Acquisitions."



June 30, 1998 Unaudited Financial Data:

     Sales for the six months ended June 30, 1998 were approximately $1,442 million compared with $1,236 for the six months ended June 30, 1997. This represented an increase of $206 million or 16.6%. Sales for the three months ended June 30, 1998 were approximately $748 million, compared with $659 for the three months ended June 30, 1997, representing an increase of $89 million, or 13.5%.

     EBITDA for the six months ended June 30, 1998, before costs associated with the Recapitalization, increased to approximately $55 million, up $14 million, or 32.9% over the six months ended June 30, 1997. EBITDA for the three months ended June 30, 1998, before costs associated with the Recapitalization, increased to approximately $32 million, up $8 million, or 34.7% over the three months ended June 30, 1997. Holdings estimates it incurred approximately $52 million of one-time expenses in the second quarter in connection with the Recapitalization, subject to further adjustment. As a result of these one-time expenses Holdings expects to record a loss for the three months ended June 30, 1998.



                             The Recapitalization

     On June 5, 1998, pursuant to the Recapitalization Agreement: (i) Holdings repurchased all of the common stock of Holdings (the "Common Stock") held by CD&R, Westinghouse and all other non-management stockholders of Holdings and cashed-out all of the stock options held by non-management optionholders and a portion of the stock options held by certain members of management for an aggregate consideration of $653.5 million (the "Equity Consideration"); (ii) Holdings sold shares of Common Stock to an investor group led by Cypress which includes, among others, Chase Capital Partners and Co-Investment Partners, L.P. (the "Investor Group") for $318.1 million in the aggregate (the "Cash Equity Contribution"); (iii) the Investor Group purchased shares of Common Stock from certain members of management for $1.9 million in the aggregate; and (iv) management continued to retain the remainder of their shares of Common Stock and stock options with an implied aggregate value of approximately $97.7 million.

     In addition to the proceeds of the Cash Equity Contribution, Holdings and the Company funded the Equity Consideration, the repayment of approximately $379.1 million of outstanding indebtedness of the Company and its subsidiaries and the payment of transaction fees and expenses from: (i) the initial borrowings of $170.0 million under the new credit facilities (the "Credit Facilities") entered into by the Company as described under "Description of the Credit Facilities;" (ii) the proceeds of $250.0 million from a sale of accounts receivable pursuant to an off-balance sheet accounts receivable facility (the "Receivables Facility") entered into by the Company as described under "Description of the Receivables Facility;" and (iii) the proceeds of the Offerings.

     The foregoing transactions are collectively referred to herein as the "Recapitalization." As a result of the Recapitalization, management owns approximately 11.3% of the outstanding shares of Common Stock (which, together with existing stock options and new stock options expected to be granted in connection with the Recapitalization, will represent over 30% of the common equity of Holdings on a fully diluted basis). In addition, certain managers will have the opportunity to invest an aggregate of up to approximately $15 million in newly issued Common Stock. The Investor Group owns the remaining 88.7% of the outstanding shares of Common Stock, with Cypress owning approximately 58% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

     Holdings expects to treat the Recapitalization as a recapitalization for financial reporting purposes; accordingly, the historical basis of Holdings' assets and liabilities will not be affected by the transaction.

     The following table sets forth the cash sources and uses of funds of the Issuers for the Recapitalization on a pro forma basis as of March 31, 1998:

                                                              (dollars in millions)
                                                             ----------------------
      Sources:
      Credit Facilities:
       Revolving Facility (1) ............................         $      --
       Delayed Draw Term Facility (1) ....................                --
       Term Loans ........................................             170.0
      Receivables Facility ...............................             250.0
      Senior Subordinated Old Notes ......................             300.0
      Senior Discount Old Notes ..........................              50.5
      Cash Equity Contribution ...........................             318.1
                                                                   ---------
         Total sources ...................................         $ 1,088.6
                                                                   =========
      Uses:
      Repayment of existing indebtedness (2) .............         $   379.1
      Equity Consideration ...............................             653.5
      Estimated transaction fees and expenses (3).........              54.8
      Cash proceeds to the Company .......................               1.2
                                                                   ---------
         Total uses ......................................         $ 1,088.6
                                                                   =========

---------------------
(1) The Revolving Facility provides for U.S. and Canadian dollar borrowings of up to U.S. $100.0 million, including $25.0 million for letters of credit. No actual amounts were drawn on the Revolving Facility on the closing date of the Offerings. The Delayed Draw Term Facility will provide for future term loans of up to $100.0 million for permitted acquisitions.

(2) The actual amount of existing indebtedness repaid was approximately $388 million.

(3) Includes Initial Purchasers' discounts and offering discounts on the Senior Subordinated Old Notes, fees related to the Credit Facilities and the Receivables Facility, and other fees and expenses incurred in connection with the Recapitalization.



                                  The Sponsor

     As a result of the Recapitalization, Holdings and the Company are controlled by Cypress. Cypress manages a $1.05 billion private equity fund which seeks to invest alongside proven and successful management teams to achieve long-term capital appreciation. Since its founding, Cypress has made investments in Cinemark USA, Inc., AMTROL Inc., Williams Scotsman, Inc., Genesis ElderCare Corp. and Frank's Nursery & Crafts, Inc. Prior to founding Cypress, the Cypress professionals managed the 1989 merchant banking fund (the "1989 Fund") of Lehman Brothers Inc. Selected investments of the 1989 Fund included R.P. Scherer Corporation, Infinity Broadcasting Corporation, Lear Corporation and Illinois Central Corporation.

             The Senior Subordinated Exchange Offer of the Company
The Senior Subordinated
 Exchange Offer.....................  The Company is offering to exchange pursuant to the Senior Subordinated
                                      Exchange Offer up to $300,000,000
                                      aggregate principal amount of its Senior
                                      Subordinated Exchange Notes for a like
                                      aggregate principal amount of its Senior
                                      Subordinated Old Notes. The terms of the
                                      Senior Subordinated Exchange Notes are
                                      identical in all material respects
                                      (including principal amount, interest rate
                                      and maturity) to the terms of the Senior
                                      Subordinated Old Notes for which they may
                                      be exchanged pursuant to the Senior
                                      Subordinated Exchange Offer, except that
                                      the Senior Subordinated Exchange Notes are
                                      freely transferrable by holders thereof
                                      (other than as provided herein), and are
                                      not subject to any covenant regarding
                                      registration under the Securities Act. See
                                      "The Senior Subordinated Exchange Offer."
No Minimum Condition...............   The Senior Subordinated Exchange Offer
                                      is not conditioned upon any minimum
                                      aggregate principal amount of Senior
                                      Subordinated Old Notes being tendered for exchange.

Expiration Date; Withdrawal
 of Tenders.........................  The Senior Subordinated Exchange Offer
                                      will expire at 5:00 p.m., New York City
                                      time, on September   , 1998 (the "Senior
                                      Subordinated Expiration Date"), unless the
                                      Senior Subordinated Exchange Offer is
                                      extended, in which case the term "Senior
                                      Subordinated Expiration Date" means the
                                      latest date and time to which the Senior
                                      Subordinated Exchange Offer is extended.
                                      The Company does not currently intend to extend the Senior Subordinated Expiration Date. Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Senior Subordinated Expiration Date. See "The Senior Subordinated Exchange Offer -- Withdrawal Rights."

Exchange Date......................   The date of acceptance for exchange of
                                      the Senior Subordinated Old Notes will be
                                      the fourth business day following the
Senior Subordinated Expiration Date.  Conditions to the Senior Subordinated
Exchange Offer.....................   The Senior Subordinated Exchange Offer
                                      is subject to certain customary
                                      conditions, which may be waived by the
                                      Company. The Company currently expects
                                      that each of the conditions will be
                                      satisfied and that no waivers will be
                                      necessary. See "The Senior Subordinated
                                      Exchange Offer -- Certain Conditions to
                                      the Senior Subordinated Exchange Offer."
                                      The Company reserves the right to
                                      terminate or amend the Senior Subordinated
                                      Exchange Offer at any time prior to the
                                      Senior Subordinated Expiration Date upon
                                      the occurrence of any such condition.
Procedures for Tendering Senior
Subordinated Old Notes.............   Each holder wishing to accept the Senior
                                      Subordinated Exchange Offer must complete,
                                      sign and date the Letter of Transmittal,
                                      or a facsimile thereof, in accordance with
                                      the instructions contained herein and
                                      therein,
                                      and mail or otherwise deliver the Letter
                                      of Transmittal, or such facsimile,
                                      together with the Senior Subordinated Old
                                      Notes and any other required
                                      documentation to the Senior Subordinated
                                      Exchange Agent at the address set forth
                                      therein. See "The Senior Subordinated
                                      Exchange Offer --  Procedures for
                                      Tendering Senior Subordinated Old Notes"
                                      and "Plan of Distribution."
Use of Proceeds....................   There will be no proceeds to the Company
                                      from the exchange of Senior Subordinated
                                      Notes pursuant to the Senior Subordinated
                                      Exchange Offer.
Federal Income Tax Consequences....   The exchange of Notes pursuant to the
                                      Senior Subordinated Exchange Offer will
                                      not be a taxable event for federal income
                                      tax purposes. See "Certain United States
                                      Federal Income Tax Consequences."
Special Procedures for
 Beneficial Owners..................  Any beneficial owner whose Senior
                                      Subordinated Old Notes are registered in
                                      the name of a broker, dealer, commercial
                                      bank, trust company or other nominee and
                                      who wishes to tender should contact such
                                      registered holder promptly and instruct
                                      such registered holder to tender on such
                                      beneficial owner's behalf. If such
                                      beneficial owner wishes to tender on such
                                      beneficial owner's own behalf, such
                                      beneficial owner must, prior to completing
                                      and executing the Letter of Transmittal
                                      and delivering the Senior Subordinated Old
                                      Notes, either make appropriate
                                      arrangements to register ownership of the
                                      Senior Subordinated Old Notes in such
                                      beneficial owner's name or obtain a
                                      properly completed bond power from the
                                      registered holder. The transfer of
                                      registered ownership may take considerable
                                      time. See "The Senior Subordinated
                                      Exchange Offer -- Procedures for Tendering
                                      Senior Subordinated Old Notes."
Guaranteed Delivery Procedures.....   Holders of Senior Subordinated Old Notes
                                      who wish to tender their Senior
                                      Subordinated Old Notes and whose Senior
                                      Subordinated Old Notes are not immediately
                                      available or who cannot deliver their
                                      Senior Subordinated Old Notes, the Letter
                                      of Transmittal or any other documents
                                      required by the Letter of Transmittal to
                                      the Senior Subordinated Exchange Agent
                                      prior to the Expiration Date must tender
                                      their Senior Subordinated Old Notes
                                      according to the guaranteed delivery
                                      procedures set forth in "The Senior
                                      Subordinated Exchange Offer -- Procedures
                                      for Tendering Senior Subordinated Old
                                      Notes."
Acceptance of Senior Subordinated Old
Notes and Delivery of Senior
Subordinated Exchange Notes........   The Company will accept for exchange any
                                      and all Senior Subordinated Old Notes
                                      which are properly tendered in the Senior
                                      Subordinated Exchange Offer prior to 5:00 p.m., New York City time, on the Senior
                                      Subordinated Expiration Date. The Senior
                                      Subordinated Exchange Notes issued
                                      pursuant to the Senior Subordinated
                                      Exchange Offer will be delivered promptly following the Senior Subordinated
                                      Expiration Date. See "The Senior
                                      Subordinated Exchange Offer --

                                      Acceptance of Senior Subordinated Old
                                      Notes for Exchange; Delivery of Senior
                                      Subordinated Exchange Notes."
Effect on Holders of Senior Subordinated
Old Notes..........................   As a result of the making of, and upon
                                      acceptance for exchange of all validly
                                      tendered Senior Subordinated Old Notes
                                      pursuant to the terms of the Senior
                                      Subordinated Exchange Offer, the Company
                                      will have fulfilled a covenant contained
                                      in the Exchange and Registration Rights
                                      Agreement (the "Senior Subordinated
                                      Registration Rights Agreement") dated as
                                      of June 5, 1998 among the Company,
                                      Holdings, Chase Securities Inc. and Lehman
                                      Brothers Inc. (the "Initial Purchasers"),
                                      and, accordingly, there will be no
                                      liquidated damages payable pursuant to the
                                      terms of the Senior Subordinated
                                      Registration Rights Agreement, and the
                                      holders of the Senior Subordinated Old
                                      Notes will have no further registration or
                                      other rights under the Senior Subordinated
                                      Registration Rights Agreement. Holders of
                                      the Senior Subordinated Old Notes who do
                                      not tender their Senior Subordinated Old
                                      Notes in the Senior Subordinated Exchange
                                      Offer will continue to hold such Senior
                                      Subordinated Old Notes and will be
                                      entitled to all the rights and limitations
                                      applicable thereto under the Indenture
                                      dated as of June 5, 1998 (the "Senior
                                      Subordinated Notes Indenture") among the
                                      Company, Holdings and Bank One, N.A., as
                                      Trustee, relating to the Senior
                                      Subordinated Old Notes and the Senior
                                      Subordinated Exchange Notes, except for
                                      any such rights under the Senior
                                      Subordinated Registration Rights Agreement
                                      that by their terms terminate or cease to
                                      have further effectiveness as a result of
                                      the making of, and the acceptance for
                                      exchange of all validly tendered Senior
                                      Subordinated Old Notes pursuant to, the
                                      Senior Subordinated Exchange Offer.
Consequence of Failure
 to Exchange........................  Holders of Senior Subordinated Old Notes
                                      who do not exchange their Senior
                                      Subordinated Old Notes for Senior
                                      Subordinated Exchange Notes pursuant to
                                      the Senior Subordinated Exchange Offer
                                      will continue to be subject to the
                                      restrictions on transfer of such Senior
                                      Subordinated Old Notes provided for in the Senior Subordinated Old Notes and in the
                                      Senior Subordinated Notes Indenture and as set forth in the legend on the Senior
                                      Subordinated Old Notes. In general, the
                                      Senior Subordinated Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The
                                      Company does not currently anticipate that it will register the Senior Subordinated
                                      Old Notes under the Securities Act. To the extent that Senior Subordinated Old Notes are tendered and accepted in the Senior
                                      Subordinated Exchange Offer, the trading market for untendered Senior Subordinated
                                      Old Notes could be adversely affected.

Senior Subordinated
 Exchange Agent.....................  Bank One, N.A. is serving as exchange agent (the "Senior Subordinated Exchange
                                      Agent") in connection with the Senior
                                      Subordinated Exchange Offer. See "The
                                      Senior Subordinated Exchange Offer --
                                      Senior Subordinated Exchange Agent."


               Senior Subordinated Exchange Notes of the Company
Issuer.............................   WESCO Distribution, Inc.
Securities Offered.................   $300,000,000 aggregate principal amount
                                      of 9 1/8% Senior Subordinated Notes due
                                      2008, Series B (the "Senior Subordinated
                                      Exchange Notes").
Maturity...........................   June 1, 2008.
Interest Payment Dates.............   Interest on the Senior Subordinated
                                      Exchange Notes will accrue from June 5,
                                      1998 (the "Senior Subordinated Notes Issue
                                      Date") and be payable in cash semi-
                                      annually in arrears on each June 1 and
                                      December 1, commencing December 1, 1998.
Optional Redemption................   Except as described below, the Senior
                                      Subordinated Exchange Notes will not be
                                      redeemable at the option of the Company
                                      prior to June 1, 2003. Thereafter, the
                                      Senior Subordinated Exchange Notes will be
                                      redeemable at the option of the Company,
                                      in whole or in part, at the redemption
                                      prices set forth herein, together with
                                      accrued and unpaid interest and liquidated
                                      damages, if any, to the date of
                                      redemption. In addition, at any time and
                                      from time to time prior to June 1, 2001,
                                      the Company may, subject to certain
                                      requirements, redeem up to 35% of the
                                      original aggregate principal amount of the
                                      Senior Subordinated Notes (calculated
                                      giving effect to any issuance of
                                      Additional Senior Subordinated Notes (as
                                      defined)) with the net cash proceeds of
                                      one or more Equity Offerings by (i) the
                                      Company or (ii) Holdings to the extent the
                                      net cash proceeds thereof are (a)
                                      contributed to the Company as a capital
                                      contribution to the common equity of the
                                      Company or (b) used to purchase capital
                                      stock of the Company (in either case,
                                      other than Disqualified Stock (as
                                      defined)), at a redemption price equal to
                                      109.125% of the principal amount thereof,
                                      together with accrued and unpaid interest
                                      and liquidated damages, if any, to the
                                      date of redemption; provided that at least
                                      65% of the original aggregate principal
                                      amount of the Senior Subordinated Notes
                                      (calculated giving effect to any issuance
                                      of Additional Senior Subordinated Notes)
                                      remains outstanding immediately after each
                                      such redemption. See "Description of the
                                      Senior Subordinated Exchange Notes --
                                      Optional Redemption."
Change of Control..................   Upon the occurrence of a Change of
                                      Control, (i) the Company will have the
                                      option, at any time on or prior to June 1,
                                      2003, to redeem the Senior Subordinated
                                      Exchange Notes, in whole but not in part,
                                      at a redemption price equal to 100% of the
                                      principal amount thereof, together with
                                      accrued and unpaid interest and liquidated
                                      damages, if any, to the date of redemption
                                      plus the Applicable Premium and (ii) if
                                      the Senior Subordinated Exchange Notes are
                                      not so redeemed or if such Change of
                                      Control occurs after June 1, 2003,
                                      each holder of the Senior Subordinated
                                      Exchange Notes will have the right to
                                      require the Company to make an offer to
                                      repurchase such holder's Senior
                                      Subordinated Exchange Notes at a price
                                      equal to 101% of the principal amount
                                      thereof, together with accrued and unpaid
                                      interest and liquidated damages, if any,
                                      to the date of repurchase. There can be
                                      no assurance that sufficient funds will
                                      be available to make any such
                                      repurchases. See "Description of the
                                      Senior Subordinated Exchange Notes --
                                      Change of Control" and " -- Ranking."
Guarantees.........................   The Senior Subordinated Exchange Notes
                                      will be unconditionally guaranteed by
                                      Holdings on a senior subordinated basis.
                                      The Holdings Guarantee will be
                                      subordinated in right of payment to all
                                      existing and future Senior Indebtedness of
                                      Holdings, including the guarantees of
                                      Senior Indebtedness by Holdings under the
                                      Credit Facilities ($227.3 million as of
                                      June 30, 1998), and effectively
                                      subordinated to all indebtedness and other
                                      liabilities (including but not limited to
                                      trade payables) of Holdings' subsidiaries
                                      ($807.4 million as of June 30, 1998,
                                      excluding $176.8 million of indebtedness
                                      and guarantees under the Credit
                                      Facilities). Investors should not rely on
                                      the Holdings Guarantee in evaluating an
                                      investment in the Senior Subordinated
                                      Exchange Notes. See "Risk Factors --
                                      Subordination of the Senior Subordinated
                                      Notes and Holdings Guarantee."
Ranking............................   The Senior Subordinated Exchange Notes
                                      will be unsecured, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company and will be effectively subordinated to all obligations of the subsidiaries of the Company. The Senior Subordinated Exchange
                                      Notes will rank pari passu with any
                                      existing and future Senior Subordinated
                                      Indebtedness of the Company and will rank senior to all Subordinated Obligations of the Company. The Senior Subordinated Notes
                                      Indenture permits the Company to incur
                                      additional indebtedness, including up to
                                      $400.0 million of Senior Indebtedness
                                      under the Credit Facilities, subject to
                                      certain limitations. As of June 30, 1998,
                                      (i) the outstanding Senior Indebtedness of the Company was $196.4 million, of which $176.8 million was Secured Indebtedness
                                      (exclusive of unused commitments under the Credit Facilities); (ii) the Company had no outstanding Senior Subordinated
                                      Indebtedness (other than the Senior
                                      Subordinated Notes) and no outstanding
                                      indebtedness that is subordinate or junior in right of repayment to the Senior
                                      Subordinated Notes; and (iii) the
                                      Company's subsidiaries had no
                                      indebtedness, excluding guarantees of
                                      $176.8 million of indebtedness under the Credit Facilities (but would have had trade payables and other liabilities incurred in the ordinary course of business). See "Unaudited Pro Forma
                                      Financial Information," "Risk Factors --
                                      Subordination of the Senior Subordinated
                                      Notes and Holdings Guarantee" and
                                      "Description of the Senior Subordinated
                                      Exchange Notes -- Ranking."

Certain Covenants..................   The Senior Subordinated Notes Indenture
                                      contains covenants that will, subject to
                                      certain exceptions, limit, among other
                                      things, the ability of the Company and/or
                                      its Restricted Subsidiaries to: (i) pay
                                      dividends or make certain other restricted
                                      payments or investments; (ii) incur
                                      additional indebtedness and issue
                                      disqualified stock and preferred stock;
                                      (iii) create liens on assets; (iv) merge,
                                      consolidate, or sell all or substantially
                                      all of their assets; (v) enter into
                                      certain transactions with affiliates; (vi)
                                      create restrictions on dividends or other
                                      payments by Restricted Subsidiaries to the
                                      Company; and (vii) incur indebtedness
                                      senior to the Senior Subordinated Notes
                                      but junior to Senior Indebtedness. See
                                      "Description of the Senior Subordinated
                                      Exchange Notes."
Absence of a Public Market.........   The Senior Subordinated Exchange Notes
                                      are new securities and there is currently no established market for the Senior
                                      Subordinated Exchange Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior Subordinated Exchange Notes.
                                      The Initial Purchasers have advised the
                                      Company that they currently intend to make a market in the Senior Subordinated
                                      Exchange Notes. However, they are not
                                      obligated to do so, and any market making with respect to the Senior Subordinated
                                      Exchange Notes may be discontinued without notice. The Company does not intend to apply for listing of the Senior
                                      Subordinated Exchange Notes on any
                                      national securities exchange or for their quotation on an automated dealer quotation system.


                The Senior Discount Exchange Offer of Holdings

The Senior Discount
 Exchange Offer.....................  Holdings is offering to exchange pursuant to the Senior Discount Exchange Offer up
                                      to $87,000,000 aggregate principal amount
                                      of its Senior Discount Exchange Notes for
                                      a like aggregate principal amount of its
                                      Senior Discount Old Notes. The terms of
                                      its Senior Discount Exchange Notes are
                                      identical in all material respects
                                      (including principal amount, interest rate
                                      and maturity) to the terms of the Senior
                                      Discount Old Notes for which they may be
                                      exchanged pursuant to the Senior Discount
                                      Exchange Offer, except that the Senior
                                      Discount Exchange Notes are freely
                                      transferrable by holders thereof (other
                                      than as provided herein), and are not
                                      subject to any covenant regarding
                                      registration under the Securities Act. See
                                      "The Senior Discount Exchange Offer."
No Minimum Condition...............   The Senior Discount Exchange Offer is
                                      not conditioned upon any minimum aggregate principal amount of Senior Discount Old
                                      Notes being tendered for exchange.
Expiration Date;

Withdrawal of Tenders..............   The Senior Discount Exchange Offer will
                                      expire at 5:00 p.m., New York City time,
                                      on September   , 1998, unless the Senior
                                      Discount Exchange Offer is extended, in
                                      which case the term "Senior Discount
                                      Expiration Date" means the latest date and
                                      time to
                                      which the Senior Discount Exchange Offer
                                      is extended. Holdings does not currently
                                      intend to extend the Senior Discount
                                      Expiration Date. Tenders may be withdrawn
                                      at any time prior to 5:00 p.m., New York
                                      City time, on the Senior Discount
                                      Expiration Date. See "The Senior Discount
                                      Exchange Offer -- Withdrawal Rights."
Exchange Date......................   The date of acceptance for exchange of
                                      the Senior Discount Old Notes will be the
                                      fourth business day following the Senior
                                      Discount Expiration Date.
Conditions to the Senior Discount
Exchange Offer.....................   The Senior Discount Exchange Offer is
                                      subject to certain customary conditions,
                                      which may be waived by Holdings. Holdings
                                      currently expects that each of the
                                      conditions will be satisfied and that no
                                      waivers will be necessary. See "The Senior
                                      Discount Exchange Offer -- Certain
                                      Conditions to the Senior Discount Exchange
                                      Offer." Holdings reserves the right to
                                      terminate or amend the Senior Discount
                                      Exchange Offer at any time prior to the
                                      Senior Discount Expiration Date upon the
                                      occurrence of any such condition.
Procedures for Tendering Senior Discount
Old Notes..........................   Each holder wishing to accept the Senior
                                      Discount Exchange Offer must complete,
                                      sign and date the Letter of Transmittal,
                                      or a facsimile thereof, in accordance with
                                      the instructions contained herein and
                                      therein, and mail or otherwise deliver the
                                      Letter of Transmittal, or such facsimile,
                                      together with the Senior Discount Old
                                      Notes and any other required documentation
                                      to the Senior Discount Exchange Agent at
                                      the address set forth therein. See "The
                                      Senior Discount Exchange Offer --
                                      Procedures for Tendering Senior Discount
                                      Old Notes" and "Plan of Distribution."
Use of Proceeds....................   There will be no proceeds to Holdings
                                      from the exchange of Notes pursuant to the
                                      Senior Discount Exchange Offer.
Federal Income Tax Consequences....   The exchange of Notes pursuant to the
                                      Senior Discount Exchange Offer will not be
                                      a taxable event for federal income tax
                                      purposes. See "Certain United States
                                      Federal Income Tax Consequences."
Special Procedures for
 Beneficial Owners..................  Any beneficial owner whose Senior Discount
                                      Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Senior Discount Old
                                      Notes, either make appropriate
                                      arrangements to register ownership of the Senior Discount Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Senior Discount Exchange
                                      Offer -- Procedures for Tendering Senior
                                      Discount Old Notes."

Guaranteed Delivery Procedures.....   Holders of Senior Discount Old Notes who
                                      wish to tender their Senior Discount Old
                                      Notes and whose Senior Discount Old Notes
                                      are not immediately available or who
                                      cannot deliver their Senior Discount Old
                                      Notes, the Letter of Transmittal or any
                                      other documents required by the Letter of
                                      Transmittal to the Senior Discount
                                      Exchange Agent prior to the Expiration
                                      Date must tender their Senior Discount Old
                                      Notes according to the guaranteed delivery
                                      procedures set forth in "The Senior
                                      Discount Exchange Offer -- Procedures for
                                      Tendering Senior Discount Old Notes."
Acceptance of Senior Discount Old Notes
and Delivery of Senior Discount
Exchange Notes.....................   Holdings will accept for exchange any
                                      and all Senior Discount Old Notes which
                                      are properly tendered in the Senior
                                      Discount Exchange Offer prior to 5:00
                                      p.m., New York City time, on the Senior
                                      Discount Expiration Date. The Senior
                                      Discount Exchange Notes issued pursuant to
                                      the Senior Discount Exchange Offer will be
                                      delivered promptly following the Senior
                                      Discount Expiration Date. See "The Senior
                                      Discount Exchange Offer -- Acceptance of
                                      Senior Discount Old Notes for Exchange;
                                      Delivery of Senior Discount Exchange
Notes."  Effect on Holders of Senior Discount Old
Notes..............................   As a result of the making of, and upon
                                      acceptance for exchange of all validly
                                      tendered Senior Discount Old Notes
                                      pursuant to the terms of this Senior
                                      Discount Exchange Offer, Holdings will
                                      have fulfilled a covenant contained in the
                                      Exchange and Registration Rights Agreement
                                      (the "Senior Discount Registration Rights
                                      Agreement"; together with the Senior
                                      Subordinated Registration Rights
                                      Agreement, the "Registration Rights
                                      Agreements") dated as of June 5, 1998
                                      among Holdings and the Initial Purchasers,
                                      and, accordingly, there will be no
                                      liquidated damages payable pursuant to the
                                      terms of the Senior Discount Registration
                                      Rights Agreement, and the holders of the
                                      Senior Discount Old Notes will have no
                                      further registration or other rights under
                                      the Senior Discount Registration Rights
                                      Agreement. Holders of the Senior Discount
                                      Old Notes who do not tender their Senior
                                      Discount Old Notes in the Senior Discount
                                      Exchange Offer will continue to hold such
                                      Senior Discount Old Notes and will be
                                      entitled to all the rights and limitations
                                      applicable thereto under the Indenture
                                      dated as of June 5, 1998 (the "Senior
                                      Discount Notes Indenture") between
                                      Holdings and Bank One, N.A., as Trustee,
                                      relating to the Senior Discount Old Notes
                                      and the Senior Discount Exchange Notes,
                                      except for any such rights under the
                                      Senior Discount Registration Rights
                                      Agreement that by their terms terminate or
                                      cease to have further effectiveness as a
                                      result of the making of, and the
                                      acceptance for exchange of all validly
                                      tendered Senior Discount Old Notes
                                      pursuant to, the Senior Discount Exchange
                                      Offer.
Consequence of Failure
 to Exchange........................  Holders of Senior Discount Old Notes who
                                      do not exchange their Senior Discount Old
                                      Notes for Senior

                                      Discount Exchange Notes pursuant to the
                                      Senior Discount Exchange Offer will
                                      continue to be subject to the
                                      restrictions on transfer of such Senior
                                      Discount Old Notes provided for in the
                                      Senior Discount Old Notes and in the
                                      Senior Discount Notes Indenture and as
                                      set forth in the legend on the Senior
                                      Discount Old Notes. In general, the
                                      Senior Discount Old Notes may not be
                                      offered or sold, unless registered under
                                      the Securities Act, except pursuant to an
                                      exemption from, or in a transaction not
                                      subject to, the Securities Act and
                                      applicable state securities laws.
                                      Holdings does not currently anticipate
                                      that it will register the Senior Discount
                                      Old Notes under the Securities Act. To
                                      the extent that Senior Discount Old Notes
                                      are tendered and accepted in the Senior
                                      Discount Exchange Offer, the trading
                                      market for untendered Senior Discount Old
                                      Notes could be adversely affected.
Senior Discount Exchange Agent.....   Bank One, N.A. is serving as exchange
                                      agent (the "Senior Discount Exchange
                                      Agent") in connection with the Senior
                                      Discount Exchange Offer. See "The Senior
                                      Discount Exchange Offer -- Senior Discount
                                      Exchange Agent."


                   Senior Discount Exchange Notes of Holdings
Issuer.............................   WESCO International, Inc.


Securities Offered.................   $87,000,000 aggregate principal amount
                                      at maturity of 11 1/8% Senior Discount
                                      Notes due 2008, Series B (the "Senior
                                      Discount Exchange Notes") having an
                                      Accreted Value at August 12, 1998 equal to approximately 59.2% of the principal amount of maturity thereof.

Maturity...........................   June 1, 2008.
Interest Payment Dates.............   Cash interest will not accrue or be
                                      payable on the Senior Discount Exchange
                                      Notes prior to June 1, 2003. Thereafter,
                                      cash interest on the Senior Discount
                                      Exchange Notes will accrue at a rate of
                                      11 1/8% per annum and will be payable
                                      semi-annually in arrears on June 1 and
                                      December 1 of each year, commencing on
                                      December 1, 2003.
Original Issue Discount............   For U.S. federal income tax purposes,
                                      the Senior Discount Exchange Notes will be
                                      treated as having been issued with
                                      "original issue discount" equal to the
                                      difference between the sum of all cash
                                      payments (whether denominated as principal
                                      or interest) to be made on the Senior
                                      Discount Notes and the issue price of the
                                      Senior Discount Notes. Each holder of a
                                      Senior Discount Exchange Note must include
                                      as gross income for U.S. federal income
                                      tax purposes a portion of such original
                                      issue discount for each day during each
                                      taxable year in which a Senior Discount
                                      Exchange Note is held even though no cash
                                      interest payments will be received prior
                                      to December 1, 2003. See "Certain United
                                      States Federal Income Tax Consequences --
                                      Payments of Interest on Senior Discount
                                      Notes."
Mandatory Principal Redemption.....   On June 1, 2003, Holdings will be
                                      required to redeem an amount equal to
                                      $354.96 per $1,000 principal amount
                                      at maturity of each Senior Discount
                                      Exchange Note then outstanding
                                      ($30,881,520 in aggregate principal
                                      amount at maturity of the Senior Discount
                                      Notes, assuming all of the Senior
                                      Discount Notes remain outstanding on such
                                      date (the "Mandatory Principal Redemption
                                      Amount")) on a pro rata basis at a
                                      redemption price of 100% of the principal
                                      amount at maturity of the Senior Discount
                                      Exchange Notes so redeemed. The Mandatory
                                      Principal Redemption Amount represents
                                      (i) the excess of the aggregate Accreted
                                      Value of all Senior Discount Notes
                                      outstanding on June 1, 2003 over the
                                      aggregate issue price thereof less (ii)
                                      an amount equal to one year's simple
                                      uncompounded interest on the aggregate
                                      issue price of such Senior Discount Notes
                                      at a rate per annum equal to the yield to
                                      maturity on the Senior Discount Notes.
Optional Redemption................   Except as described below, the Senior
                                      Discount Exchange Notes will not be
                                      redeemable at the option of Holdings prior
                                      to June 1, 2003. Thereafter, the Senior
                                      Discount Exchange Notes will be redeemable
                                      at the option of Holdings, in whole or in
                                      part, at the redemption prices set forth
                                      herein, together with accrued and unpaid
                                      interest and liquidated damages, if any,
                                      to the date of redemption. In addition, at
                                      any time prior to June 1, 2001, Holdings
                                      may, subject to certain requirements,
                                      redeem, in whole but not in part, the
                                      Senior Discount Notes with the net cash
                                      proceeds of one or more Equity Offerings
                                      at a redemption price equal to 111.125% of
                                      the Accreted Value, together with
                                      liquidated damages, if any, to the date of
                                      redemption. See "Description of the Senior
                                      Discount Exchange Notes -- Optional
                                      Redemption."
Change of Control..................   Upon the occurence of a Change of
                                      Control, (i) Holdings will have the
                                      option, at any time on or prior to June 1,
                                      2003, to redeem the Senior Discount
                                      Exchange Notes, in whole but not in part,
                                      at a redemption price equal to 100% of the
                                      Accreted Value thereof, together with
                                      liquidated damages, if any, to the date of
                                      redemption plus the Applicable Premium and
                                      (ii) if the Senior Discount Exchange Notes
                                      are not so redeemed or if such Change of
                                      Control occurs after June 1, 2003, each
                                      holder of the Senior Discount Exchange
                                      Notes will have the right to require
                                      Holdings to make an offer to repurchase
                                      such holder's Senior Discount Exchange
                                      Notes at a price equal to (a) 101% of the
                                      Accreted Value thereof, together with
                                      liquidated damages, if any, to the date of
                                      redemption if repurchased on or before
                                      June 1, 2003, and (b) 101% of the
                                      principal amount at maturity thereof,
                                      together with accrued and unpaid interest
                                      and liquidated damages, if any, to the
                                      date of repurchase, if repurchased after
                                      June 1, 2003. There can be no assurance
                                      that sufficient funds will be available to
                                      make any such repurchases. See
                                      "Description of the Senior Discount
                                      Exchange Notes -- Change of Control" and "
                                      -- Ranking."
Guarantees.........................   None.

Ranking............................   The Senior Discount Exchange Notes will
                                      be senior unsecured obligations of
                                      Holdings and will be effectively
                                      subordinated to all obligations of the
                                      subsidiaries of Holdings (including the
                                      Company). The Senior Discount Exchange
                                      Notes will rank pari passu with any
                                      existing and future Senior Indebtedness of
                                      Holdings and will rank senior to all
                                      Subordinated Obligations of Holdings.
                                      Holdings is a holding company with no
                                      operations of its own and whose only asset
                                      is the capital stock of the Company (all
                                      of which will be pledged to secure the
                                      Credit Facilities). As a result of the
                                      holding company structure, the Senior
                                      Discount Exchange Notes will effectively
                                      rank junior in right of payment to all
                                      creditors of the Company and its
                                      subsidiaries, including the lenders under
                                      the Credit Facilities, holders of the
                                      Senior Subordinated Notes and trade
                                      creditors. The Senior Discount Notes
                                      Indenture permits Holdings to incur
                                      additional indebtedness, including up to
                                      $400.0 million of Senior Indebtedness
                                      under the Credit Facilities, subject to
                                      certain limitations. As of June 30, 1998,
                                      (i) Holdings had no outstanding Senior
                                      Indebtedness (other than the Senior
                                      Discount Notes and guarantees under the
                                      Credit Facilities) or Secured Indebtedness
                                      and (ii) Holdings' subsidiaries had total
                                      liabilities of $807.4 million, excluding
                                      $176.8 million of indebtedness and
                                      guarantees under the Credit Facilities.
                                      See "Description of the Senior Discount
                                      Exchange Notes."
Certain Covenants..................   The Senior Discount Notes Indenture
                                      contains covenants that will, subject to
                                      certain exceptions, limit, among other
                                      things, the ability of Holdings and/or its
                                      Restricted Subsidiaries to: (i) pay
                                      dividends or make certain other restricted
                                      payments or investments; (ii) incur
                                      additional indebtedness and issue
                                      disqualified stock and preferred stock;
                                      (iii) create liens on assets; (iv) merge,
                                      consolidate, or sell all or substantially
                                      all of their assets; (v) enter into
                                      certain transactions with affiliates; and
                                      (vi) create restrictions on dividends or
                                      other payments by Restricted Subsidiaries
                                      to Holdings. See "Description of the
                                      Senior Discount Exchange Notes."
Absence of a Public Market.........   The Senior Discount Exchange Notes are
                                      new securities and there is currently no established market for the Senior Discount
                                      Exchange Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior
                                      Discount Exchange Notes. The Initial
                                      Purchasers have advised Holdings that they currently intend to make a market in the Senior Discount Exchange Notes. However, they are not obligated to do so, and any market making with respect to the Senior
                                      Discount Exchange Notes may be
                                      discontinued without notice. Holdings does not intend to apply for listing of the Senior Discount Exchange Notes on any national securities exchange or for their quotation on an automated dealer quotation system.

                                 Risk Factors

     Prospective investors in the Exchange Notes should carefully consider the risk factors set forth under the caption "Risk Factors" and the other information included in this Prospectus. See "Risk Factors."

           Summary Historical and Pro Forma Financial and Other Data

     The following table sets forth summary historical consolidated financial data of Holdings (i) as of and for the years ended December 31, 1995, 1996 and 1997, which have been derived from Holdings' financial statements included elsewhere herein which have been audited by PricewaterhouseCoopers LLP and (ii) as of and for the three months ended March 31, 1997 and 1998 (unaudited) which have been derived from Holdings' unaudited interim consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for and as of the end of such periods. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or for any future period.

     The following table also presents certain summary unaudited pro forma financial and other data of Holdings and the Company as of and for the year ended December 31, 1997, which have been derived from the Unaudited Pro Forma Financial Information and the notes thereto included elsewhere in this Offering Memorandum. The summary unaudited pro forma income statement data and other financial data give effect to the Recapitalization and the Recent Acquisitions as if they had occurred as of January 1, 1997. The summary unaudited pro forma and other financial data are provided for informational purposes only and do not purport to be indicative of the results that would have actually been obtained had the Recapitalization and the Recent Acquisitions been completed on the dates indicated or that may be expected to occur in the future.

     Holdings has as its only asset all of the outstanding capital stock of the Company; accordingly, the historical financial data presented herein are identical to those of the Company. The summary historical and pro forma financial and other data should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Holdings and the notes thereto, "Selected Historical Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information," "The Recapitalization" and "Summary -- Recent Developments" contained elsewhere in this Prospectus.

           Summary Historical and Pro Forma Financial and Other Data

                                                                                       Holdings
                                                           -----------------------------------------------------------------
                                                                                                           (unaudited)
                                                                          Year Ended                   Three Months Ended
                                                                         December 31,                       March 31,
                                                           ----------------------------------------- -----------------------
                                                                1995          1996          1997         1997        1998
                                                           ------------- ------------- ------------- ----------- -----------
                                                                                 (dollars in millions)
Income Statement Data:
Sales, net ...............................................  $  1,857.0    $  2,274.6     $ 2,594.8     $ 576.7    $  693.4
Gross profit (exclusive of depreciation and
 amortization) ...........................................       321.0         405.0         463.9       104.4       126.7
Selling, general and administrative expenses .............       258.0         326.0         372.5        86.7       103.5
Depreciation and amortization ............................         7.3          10.8          11.3         2.8         3.0
                                                            ----------    ----------     ---------     -------    --------
Income from operations ...................................        55.7          68.2          80.1        14.9        20.2
Interest expense, net ....................................        15.8          17.4          20.1         4.8         6.2
Other expense(1) .........................................          --            --            --          --          --
                                                            ----------    ----------     ---------     -------    --------
Income before income taxes ...............................        39.9          50.8          60.0        10.1        14.0
Provision for income taxes ...............................        14.8          18.3          23.8         4.0         5.5
                                                            ----------    ----------     ---------     -------    --------
Income before extraordinary charge, net of taxes .........        25.1          32.5          36.2         6.1         8.5
Extraordinary charge, net of applicable taxes (2) ........         8.1            --            --          --          --
                                                            ----------    ----------     ---------     -------    --------
Net income ...............................................  $     17.0    $     32.5     $    36.2     $   6.1    $    8.5
                                                            ==========    ==========     =========     =======    ========
Cash Flow Data:
Net cash provided by (used for) operating activities .....  $     25.7    $     15.2    $    (11.1)   $  (32.5)   $   13.2
Net cash provided by (used for) investing activities .....    (   12.0)     (  111.0)     (   22.4)     ( 10.7)     ( 47.6)
Net cash provided by (used for) financing activities .....    (    9.8)         87.2          41.1        44.0        45.2
Other Financial Data:
EBITDA(3) ................................................  $     63.0    $     79.0    $     91.4    $   17.7    $   23.2
Capital expenditures .....................................         6.5           9.4          12.4         1.4         3.7
Ratio of EBITDA to interest expense (4) ..................
Balance Sheet Data:
Adjusted working capital (5) .............................  $    222.5    $    291.6    $    338.8    $  315.9    $  375.4
Total assets .............................................       581.3         773.5         870.9       802.6       962.0
Total long-term debt (6) .................................       172.0         260.6         294.3       295.7       350.5
Redeemable common stock (7) ..............................         7.7           8.9           9.0         9.0        11.4
Stockholders' equity .....................................       116.4         148.7         184.5       154.7       193.1



                                                                    Pro Forma
                                                                   (unaudited)
                                                                    Year Ended
                                                                 December 31, 1997
                                                           ----------------------------
                                                              Holdings      Company
                                                           ------------- -------------
Income Statement Data:
Sales, net ...............................................  $   2,899.4   $   2,899.4
Gross profit (exclusive of depreciation and
 amortization) ...........................................        526.3         526.3
Selling, general and administrative expenses .............        416.7         416.7
Depreciation and amortization ............................         13.6          13.6
                                                            -----------   -----------
Income from operations ...................................         96.0          96.0
Interest expense, net ....................................         53.7          47.9
Other expense(1) .........................................         15.4          15.4
                                                            -----------   -----------
Income before income taxes ...............................         26.9          32.7
Provision for income taxes ...............................         10.8          13.1
                                                            -----------   -----------
Income before extraordinary charge, net of taxes .........         16.1          19.6
Extraordinary charge, net of applicable taxes (2) ........           --            --
                                                            -----------   -----------
Net income ...............................................  $      16.1   $      19.6
                                                            ===========   ===========
Cash Flow Data:
Net cash provided by (used for) operating activities .....
Net cash provided by (used for) investing activities .....
Net cash provided by (used for) financing activities .....
Other Financial Data:
EBITDA(3) ................................................  $     109.5   $     109.5
Capital expenditures .....................................
Ratio of EBITDA to interest expense (4) ..................         2.2 x         2.5 x
Balance Sheet Data:
Adjusted working capital (5) .............................
Total assets .............................................
Total long-term debt (6) .................................
Redeemable common stock (7) ..............................
Stockholders' equity .....................................

---------------------
(1) Costs relating to sale of accounts receivable pursuant to the Receivables Facility.

(2) Represents a charge, net of taxes, relating to the write-off of unamortized debt issuance costs associated with the early termination of debt.

(3) EBITDA represents income from operations plus depreciation and amortization. EBITDA is presented because management understands that such information is considered by certain investors to be an additional basis for evaluating the Issuers' ability to pay interest and repay debt. EBITDA should not be considered an alternative to measures of operating performance as determined in accordance with generally accepted accounting principles or as a measure of the Issuers' operating results and cash flows or as a measure of the Issuers' liquidity. Since EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies.

(4) For the purposes of this calculation, interest expense of Holdings includes cash interest expense of $42.3 million, the accretion of interest expense on the Senior Discount Notes of $5.8 million and the accretion of interest expense on assumed debt of $1.8 million. Interest expense of the Company includes cash interest of $42.3 million and excludes accretion of interest expense on assumed debt of $1.8 million.

(5) Defined as trade accounts receivable plus inventories less accounts payable.

(6) Excludes $250.0 million of proceeds from the sale of accounts receivable pursuant to the Receivables Facility.

(7) Represents redeemable common stock as described in Note 9 to the consolidated financial statements. Under certain conditions, the holders thereof have the right to require Holdings to repurchase all of the redeemable shares and the exercisable portion of the options. These repurchase rights terminate upon consummation of an initial equity public offering. The redemption value of the shares and exercisable portion of the options at December 31, 1996 and 1997 and March 31, 1998 was approximately $24.5 million, $68.6 million and $16.2 million, respectively. See "Certain Relationships and Related Transactions -- Management Stockholders."

                                 RISK FACTORS

     Holders of Old Notes should consider carefully, in addition to the other information contained in this Prospectus, the following factors before deciding to tender Old Notes in the Exchange Offers. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.


Consequences of Failure to Exchange

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the applicable Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The respective Issuers do not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, the Issuers believe that Exchange Notes issued pursuant to the applicable Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Issuers thereof within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes were acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the applicable Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.


Substantial Leverage and Debt Service

     Each Issuer is significantly leveraged as a result of the Recapitalization. See "The Recapitalization" and "Capitalization." As of March 31, 1998, on a pro forma basis, Holdings and the Company would have had approximately $539.1 million and $488.6 million, respectively, of consolidated long-term indebtedness and a common stockholders' deficit of approximately $165.5 million and $115.0 million, respectively. See "Capitalization" and "Unaudited Pro Forma Financial Information." Each Issuer and its respective subsidiaries may incur additional indebtedness (including certain Senior Indebtedness) in the future, subject to certain limitations contained in the instruments governing its indebtedness. Accordingly, each Issuer will have significant debt service obligations.

     Each Issuer's debt service obligations will have important consequences to the holders of the applicable Notes, including the following: (i) a substantial portion of cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to such Issuer for operations, future business opportunities and other purposes and increasing such Issuer's vulnerability to adverse general economic and industry conditions; (ii) such Issuer's ability to obtain additional financing in the future may be limited; (iii) certain of such Issuer's indebtedness (including, but not limited to, the amounts borrowed under the Credit Facilities) will be at variable rates of interest, which will make such Issuer vulnerable to increases in interest rates; (iv) all of the indebtedness incurred in connection with the Credit Facilities will become due prior to the time the principal payment on the Notes will become due; (v) such Issuer will be substantially more leveraged than certain of its competitors, which might place such Issuer at a competitive disadvantage;
(vi) such Issuer may be hindered in its ability to adjust rapidly to changing market conditions; and (vii) the Mandatory Principal Reduction Amount with respect to the Senior Discount Notes will become due and payable on June 1, 2003. The annual debt service requirement of each of Holdings and the Company is scheduled to be $4.5 million in 1999 and is expected to increase each year thereafter. See "Description of the Credit Facilities."

     Each Issuer's ability to make scheduled payments of the principal of, or to pay interest on, or to refinance its indebtedness (including the applicable Notes) and to make scheduled payments under its operating leases or to fund planned capital expenditures or finance acquisitions will depend on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." There can be no assurance that the Company's business will continue to generate sufficient cash flow from operations in the future to service the Issuers' debt, make necessary capital expenditures or meet other cash needs. If unable to do so, each Issuer may be required to refinance all or a portion of its existing debt, including the applicable Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing or that any such sale of assets or additional financing would be possible on terms reasonably favorable to the Issuers.


Restrictive Debt Covenants

     The Credit Facilities and the Indentures contain numerous financial and operating covenants that will limit the discretion of the Issuers' management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Issuers to incur additional indebtedness, to pay dividends and other distributions, to repay Subordinated Obligations, to enter into sale and leaseback transactions, to create liens or other encumbrances, to make certain payments and investments, to engage in certain transactions with affiliates, to sell or otherwise dispose of assets and to merge or consolidate with other entities and will otherwise restrict corporate activities. See "Description of the Credit Facilities," "Description of the Senior Subordinated Exchange Notes -- Certain Covenants" and "Description of the Senior Discount Exchange Notes -- Certain Covenants." The Credit Facilities also require the Issuers to meet certain financial ratios and tests. The ability of the Issuers to comply with these and other provisions of the Credit Facilities and the Indentures may be affected by changes in economic or business conditions or other events beyond the Issuers' control. A failure to comply with the obligations contained in the Credit Facilities or the Indentures could result in an event of default under either the Credit Facilities or the Indentures which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions. If the indebtedness under the Credit Facilities were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Issuers, including the Notes.


Subordination of the Senior Subordinated Notes and Holdings Guarantee

     The Company's obligations under the Senior Subordinated Notes are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. As of March 31, 1998, on a pro forma basis, the aggregate amount of the Company's outstanding Senior Indebtedness would have been approximately $170.0 million (excluding unused commitments). Although the Senior Subordinated Notes Indenture contains limitations on the amount of additional indebtedness which the Company and its subsidiaries may incur, under certain circumstances the amount of such indebtedness could be substantial and such indebtedness could be Senior Indebtedness. By reason of such subordination, in the event of an insolvency, liquidation, or other reorganization of the Company, the lenders under the Credit Facilities and other creditors who are holders of Senior Indebtedness of the Company must be paid in full before the holders of the Senior Subordinated Notes may be paid. Accordingly, there may be insufficient assets remaining after payment of prior claims to pay amounts due on the Senior Subordinated Notes. In addition, under certain circumstances, no payments may be made with respect to the Senior Subordinated Notes if a default exists with respect to Senior Indebtedness of the Company. See "Description of the Senior Subordinated Exchange Notes" and "Description of the Credit Facilities."

     In addition, the Senior Subordinated Notes are effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables and the guarantees by such subsidiaries of the Company's obligations under the Credit Facilities. The Senior Subordinated Notes are not guaranteed by any of the Company's subsidiaries. As of March 31, 1998, on a pro forma basis, the Company's subsidiaries would have had no indebtedness (excluding guarantees of the Company's obligations under the Credit Facilities), but would have had trade payables and other liabilities incurred in the ordinary course of business. The right of the Company to receive assets of any of its subsidiaries upon liquidation or reorganization of such subsidiary will be subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent the Company itself is recognized as a creditor of such subsidiary. See "Description of the Senior Subordinated Exchange Notes -- Ranking."

     The Senior Subordinated Notes are guaranteed by Holdings on a senior subordinated basis. The Holdings Guarantee is subordinated to all existing and future Senior Indebtedness of Holdings ($220.5 million on a pro forma basis as of March 31, 1998), including the guarantees of Senior Indebtedness issued by Holdings under the Credit Facilities, and effectively subordinated to all indebtedness and other liabilities (including trade payables) of Holdings' subsidiaries ($905.0 million on a pro forma basis as of March 31, 1998). Investors should not rely on the Holdings Guarantee in evaluating an investment in the Senior Subordinated Notes.


Structural Subordination of the Senior Discount Notes

     Holdings is a holding company whose only material asset is the capital stock of the Company. The Senior Discount Notes are an obligation of Holdings and the holders of the Senior Discount Notes have no recourse to the Company or its assets, including any subsidiaries of the Company. The Senior Discount Notes are not guaranteed by any of Holdings' subsidiaries. It is not anticipated that Holdings will have any business (other than in connection with its ownership of the capital stock of the Company and the performance of its obligations with respect to the Senior Discount Notes and the Credit Facilities) and will depend on distributions from the Company to meet its debt service obligations, including, without limitation, interest and principal obligations with respect to the Senior Discount Notes. Because of the substantial leverage of the Company, and the dependence of Holdings upon the operating performance of the Company to generate distributions to Holdings, there can be no assurance that Holdings will have adequate funds to fulfill its obligations in respect of the Senior Discount Notes when due. In addition, the Credit Facilities, the Senior Subordinated Notes Indenture and applicable federal and state law impose restrictions on the payment of dividends and the making of loans by the Company to Holdings. As a result of the foregoing, Holdings may be unable to gain access to the cash flow or assets of the Company in amounts sufficient to pay the Mandatory Principal Redemption Amount when due on June 1, 2003, cash interest on the Senior Discount Notes on and after December 1, 2003, the date on which cash interest thereon first becomes payable, and Accreted Value or principal of the Senior Discount Notes when due or upon a Change of Control or upon the occurrence of any other event requiring the repayment of Accreted Value or principal. See " -- Restrictive Debt Covenants," "Description of the Credit Facilities" and "Description of Senior Subordinated Exchange Notes -- Certain Covenants."


Encumbrances on Assets to Secure Credit Facilities

     The Issuers' obligations under the Credit Facilities are secured by a first priority pledge of and security interest in substantially all of the assets of Holdings and its subsidiaries. If either Issuer becomes insolvent or is liquidated, or if payment under any of the Credit Facilities or any other Secured Indebtedness is accelerated, the lenders under the Credit Facilities or such other Secured Indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under the instruments pertaining to the Credit Facilities or such other Secured Indebtedness). Neither the Senior Subordinated Notes nor the Senior Discount Notes are secured. Accordingly, holders of such Secured Indebtedness will have a prior claim with respect to the assets securing such indebtedness. See "Description of the Credit Facilities," "Description of the Senior Subordinated Exchange Notes" and "Description of the Senior Discount Exchange Notes."


Change of Control

     Upon the occurence of a Change of Control, (i) each Issuer will have the option, at any time on or prior to June 1, 2003 to redeem such Issuer's Notes, in whole but not in part, at a redemption price equal to (a) 100% of the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to the date of redemption plus the Applicable Premium in the case of the Senior Subordinated Notes and (b) 100% of the Accreted Value thereof, together with liquidated damages, if any, to the date of redemption plus the Applicable Premium in the case of the Senior Discount Notes and (ii) if an Issuer does not redeem its Notes pursuant to clause (i) above, or such Change in Control occurs after June 1, 2003, each holder of a Note will have the right to require the Issuer thereof to make an offer to repurchase such holder's Note (a) at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to the date of repurchase in the case of a Senior Subordinated Note and
(b) at a price equal to (x) 101% of the Accreted Value thereof, together with liquidated damages, if any, to the date of repurchase if repurchased on or before June 1, 2003, and (y) 101% of the principal amount at maturity thereof, together with accrued and unpaid interest and liquidated damages, if any, to the date of repurchase if repurchased after June 1, 2003, in the case of a Senior Discount Note. The Credit Facilities prohibit the Issuers from repurchasing any Notes, except in certain circumstances. The Credit Facilities also provide that certain change of control events with respect to the Issuers constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which either or both the Issuers becomes a party may contain similar restrictions and provisions. If the purchase of the Notes upon a Change of Control would violate or constitute a default under any other Indebtedness of such Issuer, then such Issuer shall, to the extent needed to permit such purchase of Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) request the holders of such Indebtedness to give the requisite consents to permit the purchase of the Notes. Until such time as such Issuer is able to repay all such Indebtedness and terminate all commitments outstanding thereunder or such time as such requisite consents are obtained, such Issuer shall not be required to purchase the Notes upon a Change of Control. In the event of a Change of Control, there can be no assurance that the Issuers would have sufficient funds or assets to satisfy all of its obligations under the Credit Facilities and the Notes. The provisions relating to a Change of Control included in the Indentures may increase the difficulty of a potential acquiror obtaining control of the Issuers. See "Description of the Senior Subordinated Exchange Notes -- Change of Control," " -- Ranking," "Description of the Senior Discount Exchange Notes -- Change of Control" and " -- Ranking."


General Economic Conditions

     The electrical wholesale distribution industry is affected by changes in economic conditions, including national, regional and local slowdowns in construction and industrial activity, which are outside the control of the Company. The Company's operating results may also be adversely affected by increases in interest rates that may lead to a decline in economic activity, particularly in the construction market, while simultaneously resulting in higher interest payments under the Credit Facilities. In addition, during periods of economic slowdowns WESCO's credit losses could increase significantly. There can be no assurance that economic slowdowns, adverse economic conditions or cyclical trends in certain customer markets will not have a material adverse effect on the Company's operating results and financial condition.


Competition

     The electrical wholesale distribution industry is highly competitive. WESCO competes directly with national and regional broad-based distributors, niche distributors carrying only specialized products, and small, local distributors with one or a few locations. Another source of competition in the wholesale channel is buying groups formed by smaller distributors to increase purchasing power and provide some cooperative marketing capability. Outside the wholesale channel, manufacturers employ, and may increase the use of, direct sales representatives. In addition, some manufacturers with sufficient size, geographic scope and financial and marketing resources may be in a position to offer customers National Accounts services. Finally, the development of alternative distribution channels, such as Internet-based catalogs, do-it-yourself ("DIY") retail outlets or a shift to direct sales and service by manufacturers, could have a material adverse effect on the wholesale distribution market and, as a result, the Company's performance.

     Some of WESCO's existing competitors have, and new market entrants may have, greater financial and marketing resources than WESCO. To the extent existing or future competitors seek to gain or retain market share by reducing prices, WESCO may be required to lower its prices, thereby adversely affecting financial results. Existing or future competitors also may seek to compete with WESCO for acquisitions, which could have the effect of increasing the price and reducing the number of suitable acquisitions, and may also compete with WESCO for start-up locations, thereby limiting the number of attractive locations for expansion. In addition, it is possible that competitive pressures resulting from the industry trend toward consolidation could affect growth and profit margins. See "Business -- Competition."


Growth Strategy

     A principal component of WESCO's strategy is to continue to expand through additional acquisitions that complement WESCO's operations in new or existing markets. Acquisitions by WESCO will involve risks, including the successful integration and management of acquired operations and personnel. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management attention from ongoing business concerns. There can be no assurance that WESCO will be able to identify and acquire appropriate businesses on satisfactory terms or that future acquisitions will not have a material adverse effect on the Company's operating results, particularly during periods in which the operations of acquired businesses are being integrated into WESCO's operations. WESCO is also building its international presence. Significant expansion into international markets could involve risks relating to operating in foreign countries, including those relating to currency exchange rates, new and different legal, tax, accounting and regulatory requirements. See "Summary -- Recent Developments," "Business -- Business Strategy," " -- Acquisitions" and " -- International."

     In order to implement its strategy, WESCO is likely to require additional funding. Future acquisitions could be financed by incurring additional indebtedness, including increased borrowings under the Credit Facilities. WESCO's ability to obtain financing may be constrained by, among other things, its high degree of leverage following the Recapitalization. There can be no assurance that adequate funding will be available, or if available will be, on terms satisfactory to WESCO. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business -- Acquisitions," "Description of the Credit Facilities," "Description of the Senior Subordinated Exchange Notes" and "Description of the Senior Discount Exchange Notes."


Dependence on Key Personnel

     WESCO is dependent upon the skills, experience and efforts of its Chief Executive Officer and other executive officers. Loss of the services of the Chief Executive Officer or one or more of the other executive officers could have a material adverse effect on WESCO's business and development. WESCO has no written employment contracts with any of its executive officers other than its Chief Executive Officer and its Executive Vice President, Industry Affairs. In connection with the Recapitalization, WESCO also intends to enter into a two-year employment agreement with David F. McAnally, its Chief Operating Officer, Chief Financial Officer and Treasurer. See "Management -- Employment Agreements."

     WESCO's continued growth depends in part on its continuing ability to attract and retain qualified managers, sales persons and other key employees and on its executive officers' ability to manage growth successfully. No assurance can be given that WESCO will be able to attract and retain such employees.


Product Supply

     Consistent with industry practice, most of WESCO's agreements with suppliers (including both distribution agreements and preferred supplier agreements) are terminable by either party on no more than 60 days notice. WESCO's ten largest suppliers in 1997 accounted for approximately 45% of WESCO's purchases for the period. The largest supplier was Eaton Corporation, through its Cutler-Hammer division, successor to the Distribution and Control Business Unit of Westinghouse, accounting for approximately 18% of WESCO's purchases. The loss of, or a substantial decrease in the availability of, products from any of these suppliers, or the loss of key preferred supplier agreements, could have a material adverse effect on WESCO's business. In addition, supply interruptions could arise from shortages of raw materials, labor disputes or weather conditions affecting products or shipments, or other reasons beyond WESCO's control. An interruption of operations at any of WESCO's five distribution centers could have a material adverse effect on the operations of branches served by the affected distribution center. Furthermore, there can be no assurance that particular products, or product lines, will be available to WESCO, or available in quantities sufficient to meet customer demand. Such limited product access could put WESCO at a competitive disadvantage. See "Business -- Suppliers and Purchasing" and "Business -- Distribution Network."


Dependence on Information Systems; Year 2000 Issue

     The Company believes that its computer systems are an integral part of its business and growth strategies. WESCO depends on its information systems to process orders, manage inventory and accounts receivable collections, purchase products, ship products among its branches on a timely basis, maintain cost-effective operations and provide superior service to its customers. Although the Company believes that it has the appropriate disaster recovery plans in place, there can be no assurance that a serious disruption in the operation of its information systems will not occur. Any such disruption could have a material adverse effect on the Company's business and results of operations. See "Business -- Management Information Systems."

     WESCO is in the process of modifying, upgrading or replacing its computer software applications and systems to accommodate the "Year 2000" changes required for correct recording of dates for the year 2000 and beyond. WESCO does not expect that the cost of its Year 2000 compliance program will be material to its financial condition or results of operations. WESCO believes that it will be able to achieve compliance by the beginning of 1999, and does not currently anticipate any material disruption in its operations. WESCO has very limited information concerning the compliance status of its suppliers and customers. In the event that WESCO or any of WESCO's significant suppliers do not successfully achieve Year 2000 compliance, WESCO's business or operations could be adversely affected.


Environmental Risks

     The Company's facilities and operations are subject to federal, state and local laws and regulations relating to environmental protection ("Environmental Laws") and human health and safety. Certain of these laws and regulations may impose strict, joint and several liability on certain persons for the cost of investigation or remediation of contaminated properties, meaning that a person (including the Company) could be liable for more than its pro rata share of such costs regardless of fault. These persons may include present or future owners and operators of properties, and persons that arranged for the disposal of hazardous substances. In addition, the disposal of certain products distributed by WESCO, such as ballasts, fluorescent lighting and batteries, must comply with Environmental Laws. In connection with its acquisition program, WESCO acquires new branch locations, including owned and leased real property which may carry with it certain liabilities under Environmental Laws. It is WESCO's practice to conduct due diligence investigations in connection with such acquisitions, including environmental assessments, and, where appropriate, to provide for contractual indemnities. However, no assurance can be given that the Company will not become subject to liabilities for environmental matters, including with respect to conditions at its properties, that such liabilities will not be material or that, where negotiated, contractual indemnities will be sufficient to cover such liabilities.


Fraudulent Transfer Considerations

     A significant portion of the net proceeds of the Senior Subordinated Old Notes was paid as a dividend to Holdings and used to repurchase outstanding Common Stock pursuant to the Recapitalization.

     The incurrence of indebtedness by either of the Issuers, such as the Notes, may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of such Issuer. Under these laws, if, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of such Issuer, a court were to find that, at the time such Issuer incurred indebtedness, including indebtedness under the applicable Notes, (i) such Issuer incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or (ii) (a) such Issuer received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) such Issuer (1) was insolvent or was rendered insolvent by reason of any of the transactions, (2) was engaged, or about to engage, in a business or transaction for which its assets remaining with such Issuer constituted unreasonably small capital to carry on its business, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), then such court could avoid or subordinate the amounts owing under the applicable Notes to presently existing and future indebtedness of such Issuer and take other actions detrimental to the holders of the applicable Notes.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, an Issuer would be considered insolvent if, at the time it incurred the indebtedness, either: (i) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or (ii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether such Issuer was solvent at the relevant time, or whether, whatever standard was used, the applicable Notes would not be avoided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the initial financing of the Recapitalization, counsel for the Issuers and counsel for the Initial Purchasers will not express any opinion as to the applicability of federal or state fraudulent transfer and conveyance laws.

     Each Issuer believes that at the time the indebtedness constituting the Notes was incurred initially by the Issuers, such Issuer: (i) was (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its businesses effectively and (c) incurring debts within its ability to pay as the same mature or become due and (ii) had sufficient assets to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, the Issuers have relied upon their analyses of internal cash flow projections and estimated values of assets and liabilities of the Company. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.


Original Issue Discount Consequences of Senior Discount Notes

     The Senior Discount Notes were issued at a substantial discount from their principal amount at maturity. Although cash interest will not accrue on the Senior Discount Notes prior to June 1, 2003 and there will be no periodic payments of cash interest on the Senior Discount Notes prior to December 1, 2003, original issue discount (the difference between the stated redemption price at maturity and the issue price of the Senior Discount Notes) will accrue from the issue date of the Senior Discount Notes. Consequently, holders of Senior Discount Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. Such amounts in the aggregate will be equal to the difference between the stated redemption price at maturity (inclusive of stated interest on the Senior Discount Notes) and the issue price of the Senior Discount Notes. See "Certain United States Federal Income Tax Consequences."

     In the event a bankruptcy case is commenced by or against Holdings under the United States Bankruptcy Code, the claim of a holder of Senior Discount Notes may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." To the extent that the Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, a holder of Senior Discount Notes may realize taxable gain or loss on payment of such holder's claim in bankruptcy.


Control by Cypress Affiliates
     Approximately 58% of the issued and outstanding shares of Common Stock is held by Cypress and its affiliates. Accordingly, Cypress and its affiliates control Holdings and have the power to elect all of its directors, appoint new management and approve any action requiring the approval of its stockholders, including adopting amendments to its certificate of incorporation and approving mergers or sales of substantially all of its assets. There can be no assurance that the interests of Cypress and its affiliates will not conflict with the interests of the holders of the Notes. See "Management," "Security Ownership of Certain Beneficial Ownership and Management" and "Certain Relationships and Related Transactions."


Lack of Public Market for the Notes; Restrictions on Transferability
     The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in June 1998 to a small number of institutional investors in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. Therefore, although the Old Notes are eligible for trading in the PORTAL market of the National Association of Securities Dealers, Inc., the Old Notes may be transferred or resold only in a transaction registered under or exempt from the Securities Act and applicable state securities laws.

     The Exchange Notes generally will be permitted to be resold or otherwise transferred by each holder without the requirement of further registration. Each series of Exchange Notes, however, constitutes a new issue of securities with no established trading market. The Exchange Offers will not be conditioned upon any minimum or maximum aggregate principal amount of Notes being tendered for exchange. The Issuers do not intend to apply for a listing of any series of the Exchange Notes on a securities exchange or an automated quotation system, and there can be no assurance as to the liquidity of markets that may develop for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If markets for the Exchange Notes were to exist, the Exchange Notes could trade at prices that may be lower than the initial market values thereof depending on many factors. The liquidity of, and trading market for, the Exchange Notes may be adversely affected by movements of interest rates, the performance of the Company and general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading market independent of the financial performance of, and prospects for, the Company. The Initial Purchasers are not obligated to make a market in any of the Notes, and any market making with respect to the Notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offers or the effectiveness of a shelf registration statement in lieu thereof. See "Transfer Restrictions" and "Plan of Distribution."

     In the case of non-exchanging holders of Old Notes, no assurance can be given as to the liquidity of any trading market for the Old Notes following the Exchange Offers.


Forward-Looking Statements
     This Prospectus contains certain forward-looking statements regarding the business of the Issuers. When used in this Offering Memorandum, the words "anticipates," "plans," "believes," "estimates," "intends," "expects," "projects" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Such statements, including, but not limited to, the Issuers' statements regarding their business strategy, growth strategy, growth trends in the industry and various markets, acquisitions, international expansion, productivity and profitability enhancement, new product and service introductions and liquidity and capital resources are based on management's beliefs, as well as on assumptions made by, and information currently available to, management, and involve various risks and uncertainties, certain of which are beyond the Issuers' control. The Issuers' actual results could differ materially from those expressed in any forward-looking statement made by or on behalf of the Issuers. In light of these risks and uncertainties there can be no assurance that the forward-looking information will in fact prove to be accurate. Factors that might cause actual results to differ from such forward-looking statements include, but are not limited to, those discussed in "Risk Factors." The Issuers have undertaken no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             THE RECAPITALIZATION

     On June 5, 1998, pursuant to the Recapitalization Agreement: (i) Holdings
(x) repurchased all of the Common Stock held by CD&R, Westinghouse and all other non-management stockholders of Holdings for $595.2 million in the aggregate, (y) cashed-out all of the stock options held by non-management optionholders for $57.5 million in the aggregate and (z) cashed-out a portion of the stock options held by certain members of management for $0.9 million in the aggregate (the aggregate funds necessary to effect such purchase of shares and cash-out of options is herein referred to as the "Equity Consideration");
(ii) Holdings sold shares of Common Stock to the Investor Group for $318.1 million in the aggregate (the "Cash Equity Contribution"); (iii) the Investor Group purchased shares of Common Stock from certain members of management for $1.9 million in the aggregate; and (iv) management continued to retain the remainder of their shares of Common Stock and stock options with an implied aggregate value of approximately $97.7 million. The Recapitalization valued each share of Common Stock at $621.08.

     In addition to the proceeds of the Cash Equity Contribution, Holdings and the Company funded the Equity Consideration, the repayment of approximately $379.1 million of outstanding indebtedness of the Company and its subsidiaries and the payment of transaction fees and expenses from: (i) the initial borrowings of $170.0 million under the Credit Facilities; (ii) the proceeds of $250.0 million from a sale of accounts receivable pursuant to the Receivables Facility; and (iii) the proceeds of the Old Notes.

     The foregoing transactions are collectively referred to herein as the "Recapitalization." As a result of the Recapitalization, management owns approximately 11.3% of the outstanding shares of Common Stock (which, together with existing stock options and new stock options expected to be granted in connection with the Recapitalization, will represent over 30% of the common equity of Holdings on a fully diluted basis). The Investor Group owns the remaining 88.7% of the outstanding shares of Common Stock, with Cypress owning approximately 58% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

     The representations and warranties relating to the Company's business made by Holdings in the Recapitalization Agreement do not survive the closing of the Recapitalization. In connection with the Recapitalization, the Investor Group succeeded to the rights of CD&R and Westinghouse under the Registration and Participation Agreement (as defined). See "Certain Relationships and Related Transactions."

     Holdings expects to treat the Recapitalization as a recapitalization for financial reporting purposes; accordingly, the historical basis of Holdings' assets and liabilities will not be affected by the transaction.

     The following table sets forth the cash sources and uses of funds of the Issuers for the Recapitalization on a pro forma basis as of March 31, 1998:



                                                               (dollars in millions)
                                                              ----------------------
       Sources:
       Credit Facilities
         Revolving Facility(1) ............................         $      --
         Delayed Draw Term Facility(1) ....................                --
         Term Loans .......................................             170.0
       Receivables Facility ...............................             250.0
       Senior Subordinated Old Notes ......................             300.0
       Senior Discount Old Notes ..........................              50.5
       Cash Equity Contribution ...........................             318.1
                                                                    ---------
          Total sources ...................................         $ 1,088.6
                                                                    =========
       Uses:
       Repayment of existing indebtedness(2) ..............         $   379.1
       Equity Consideration ...............................             653.5
       Estimated transaction fees and expenses(3) .........              54.8
       Cash proceeds to the Company .......................               1.2
                                                                    ---------
          Total uses ......................................         $ 1,088.6
                                                                    =========

---------------------
(1) The Revolving Facility provides for U.S. and Canadian dollar borrowings of up to U.S. $100.0 million, including $25.0 million for letters of credit. No actual amounts were drawn on the Revolving Facility on the closing date of the Offerings. The Delayed Draw Term Facility will provide for future term loans of up to $100.0 million for permitted acquisitions.

(2) The actual amount of existing indebtedness repaid was approximately $388 million.

(3) Includes Initial Purchasers' discounts and offering discounts on the Senior Subordinated Old Notes, fees related to the Credit Facilities and the Receivables Facility, and other fees and expenses incurred in connection with the Recapitalization.

                                USE OF PROCEEDS

     There will be no proceeds to the Issuers from the exchange of Notes pursuant to the Exchange Offers. The proceeds of the Offerings were used to fund a portion of the Recapitalization, including the payment of the Equity Consideration, the repayment of certain outstanding existing indebtedness of the Company and its subsidiaries and the payment of fees and expenses related to the Recapitalization. For a further discussion of the sources and uses related to the Recapitalization, see "The Recapitalization."


                                CAPITALIZATION

     The following table sets forth the capitalization of Holdings and the Company as of March 31, 1998 on a pro forma basis. This table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Financial Information," "Selected Historical Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Holdings' consolidated financial statements and the notes thereto included elsewhere in this Prospectus.



                                                  March 31, 1998
                                             ------------------------
                                              Pro Forma     Pro Forma
                                               Holdings      Company
                                             -----------   ----------
                                              (dollars in millions)
Cash and cash equivalents ................    $   19.6      $   19.6
                                              ========      ========
Total Debt(1):
  Existing Indebtedness(2) ...............    $   23.2      $   23.2
  Credit Facilities:
   Revolving Facility(3) .................          --            --
   Delayed Draw Term Facility(3) .........          --            --
   Term Loans ............................       170.0         170.0
  Senior Subordinated Old Notes ..........       300.0         300.0
  Senior Discount Old Notes ..............        50.5            --
                                              --------      --------
   Total debt ............................       543.7         493.2
Redeemable Common Stock ..................        11.4          11.4
Stockholders' Equity (Deficit): ..........      (165.5)       (115.0)
                                              --------      --------
   Total capitalization ..................    $  389.6      $  389.6
                                              ========      ========

---------------------
(1) Excludes $250.0 million of proceeds from the sale of accounts receivable through the Receivables Facility entered into in connection with the Recapitalization. See "Description of the Receivables Facility."

(2) Includes $4.6 million of current indebtedness.

(3) The Revolving Facility provides for U.S. and Canadian borrowings of up to U.S. $100.0 million, including $25.0 million for letters of credit. No amounts were drawn on the Revolving Facility on the closing date of the Offerings. The Delayed Draw Term Facility will provide for future term loans of up to $100.0 million for permitted acquisitions.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
     The following unaudited pro forma financial information of Holdings and the Company has been prepared to give effect to the Recapitalization and the Recent Acquisitions. Holdings expects to treat the Recapitalization as a recapitalization for financial reporting purposes; accordingly, the historical basis of Holdings' assets and liabilities will not be affected by the transaction. For a discussion of the Recapitalization, see "The Recapitalization."
     The pro forma adjustments presented are based upon available information and include certain assumptions and adjustments that Holdings believes are reasonable under the circumstances. These adjustments are directly attributable to the transactions referenced above and are expected to have a continuing impact on Holdings' and the Company's business, results of operations and financial condition. The historical condensed consolidated statement of income of Holdings and the Company for the three months ended March 31, 1998 and the historical condensed consolidated balance sheet of Holdings and the Company as of March 31, 1998 were derived from the unaudited consolidated financial statements of Holdings included elsewhere herein. The historical condensed consolidated statement of income of Holdings and the Company for the year ended December 31, 1997 was derived from the audited consolidated financial statements of Holdings included elsewhere herein. Holdings has as its only asset all of the outstanding capital stock of the Company; accordingly, the historical financial information of Holdings presented herein is identical to those of WESCO. In addition, Holdings has fully and unconditionally guaranteed the Senior Subordinated Notes issued by the Company.

     The unaudited pro forma condensed consolidated statement of income of Holdings and the Company for the year ended December 31, 1997 give effect to:
(i) the Recapitalization as if it had occurred on January 1, 1997 and (ii) the acquisitions of Diversified Electric Supply Company, Inc. ("DESCO"), Maydwell & Hartzell, Inc. ("M & H"), Avon Electrical, Brown Wholesale and Reily, all of which occurred during 1997 and 1998, as if they had occurred on January 1, 1997. The historical financial data for the acquired companies was derived from their respective unaudited financial statements. The unaudited pro forma condensed consolidated statement of income of Holdings and the Company for the three months ended March 31, 1998 gives effect to the Recapitalization and the acquisition of Reily as if they had occurred on January 1, 1997. The unaudited pro forma condensed consolidated balance sheet of Holdings and the Company as of March 31, 1998 give effect to the Recapitalization and the acquisition of Reily as if they were consummated on March 31, 1998. None of the acquisitions described above met the individual or aggregate criteria outlined by the Commission's Significant Subsidiary Test. The Recent Acquisitions were accounted for using the purchase method of accounting pursuant to which the total purchase price of the Recent Acquisitions were allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price allocations for Reily and Avon Electrical are preliminary. Final allocations will be made based upon valuations and other studies that have not been completed, but are not expected to differ significantly from those presented herein.

     The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of Holdings and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Recapitalization" and "The Summary -- Recent Developments" included elsewhere in this Prospectus.

     The unaudited pro forma financial information and related notes are provided for informational purposes only and do not necessarily reflect: (i) the results of operations or financial condition of Holdings or the Company that would have actually resulted had the events referred to above or in the notes to the unaudited pro forma financial information been consummated as of the dates indicated and are not intended to project Holdings' or the Company's financial condition or results of operations for any future period or (ii) the effect of certain non-recurring income statement charges expected to result from the Recapitalization, including compensation charges of approximately $11.0 million associated with one-time bonuses paid to certain members of management, compensation charges of approximately $6.3 million associated with the cash settlement relating to certain stock options, compensation charges of approximately $4.1 million associated with the acceleration of vesting of one recently hired executive's stock options issued at a discount, estimated non-capitalized transaction fees and expenses amounting to $25.1 million and a charge of approximately $0.5 million related to the write-off of existing deferred financing costs.

                           WESCO INTERNATIONAL, INC.
                                      AND
                            WESCO DISTRIBUTION, INC.


            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                              As of March 31, 1998
                            (dollars in thousands)




                                 WESCO              Reily             Reily
                          International,Inc.      Historical        Pro Forma
                              Historical*      Reclassified(A)     Adjustments
                         -------------------- ----------------- ----------------
ASSETS
Cash and cash
 equivalents ...........       $ 18,405            $   315        $     (315)(B)
Trade accounts
 receivable and
 other accounts
 receivable ............        393,368             22,066
Other accounts
 receivable ............         16,400                 --                --
Inventories ............        317,934              7,959             2,861 (C)
Other current
 assets ................         20,262                195              (195)(B)
                               --------            -------        ----------
 Total current
  assets ...............        766,369             30,535             2,351
Property, buildings
 and equipment,
 net ...................        100,482              3,604            (2,000)(B)
                                                                         396 (C)
Goodwill, net of
 accumulated
 amortization ..........         80,031                 --            27,020 (C)
                               --------            -------        ----------
Other assets ...........         15,166              2,546            (2,546)(B)
 Total assets ..........       $962,048            $36,685        $   25,221
                               ========            =======        ==========
LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
Accounts payable........       $335,943            $12,755        $       --
Accrued payroll
 and benefit
 costs .................         15,565                320                --
Restructuring
 reserve ...............          5,913                 --                --
Other current
 liabilities ...........         26,404              9,690            (8,059)(B)
                               --------            -------        ----------
 Total current
  liabilities ..........        383,825             22,765            (8,059)
Long term debt .........        350,544              5,347            41,853 (C)
Other noncurrent
 liabilities ...........          6,020                 --                --
Deferred income
 taxes .................         17,118                203              (203)(B)
                               --------            -------        ----------
 Total liabilities .....        757,507             28,315            33,591
Redeemable
 common stock ..........         11,416                 --                --
Stockholders'
 equity ................        193,125              8,370            (8,370)(B)
                               --------            -------        ----------
 Total liabilities
  and
  stockholders'
  equity ...............       $962,048            $36,685        $   25,221
                               ========            =======        ==========



                                                      WESCO                                   WESCO
                           Recapitalization    International, Inc.                      Distribution, Inc.
                              Adjustments           Pro Forma           Adjustments         Pro Forma
                         -------------------- --------------------- ------------------ -------------------
ASSETS
Cash and cash
 equivalents ...........    $      1,211(D)        $    19,616         $        --         $    19,616
Trade accounts
 receivable and
 other accounts
 receivable ............        (253,000)(E)           162,434                  --             162,434
Other accounts
 receivable ............              --                16,400                  --              16,400
Inventories ............              --               328,754                  --             328,754
Other current
 assets ................              --                20,262                  --              20,262
                            ------------           -----------         -----------         -----------
 Total current
  assets ...............        (251,789)              547,466                  --             547,466
Property, buildings
 and equipment,
 net ...................              --               102,482                  --             102,482
Goodwill, net of
 accumulated
 amortization ..........              --               107,051                  --             107,051
Other assets ...........          29,205 (F)            44,371                  --              44,371
 Total assets ..........    $   (222,584)          $   801,370                  --         $   801,370
                            ============           ===========         ===========         ===========
LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
Accounts payable........    $         --           $   348,698         $        --         $   348,698
Accrued payroll
 and benefit
 costs .................    9,600 (G)                   25,485                  --              25,485
Restructuring
 reserve ...............              --                 5,913                  --               5,913
Other current
 liabilities ...........         (14,890) (K)           13,145                  --              13,145
                            ------------           -----------         -----------         -----------
 Total current
  liabilities ..........          (5,290)              393,241                  --             393,241
Long term debt .........         141,378 (H)           539,122             (50,478)(J)         488,644
Other noncurrent
 liabilities ...........              --                 6,020                  --               6,020
Deferred income
 taxes .................              --                17,118                  --              17,118
                            ------------           -----------         -----------         -----------
 Total liabilities .....         136,088               955,501             (50,478)            905,023
Redeemable
 common stock ..........              --                11,416                  --              11,416
Stockholders'
 equity ................        (358,672)(I)          (165,547)             50,478 (J)        (115,069)
                            ------------           -----------         -----------         -----------
 Total liabilities
  and
  stockholders'
  equity ...............    $   (222,584)          $   801,370         $        --         $   801,370
                            ============           ===========         ===========         ===========

     * Includes WESCO Distribution, Inc.





     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                           WESCO INTERNATIONAL, INC.
                                      AND
                           WESCO DISTRIBUTION, INC.


       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              as of March 31, 1998


(A) Certain reclassifications have been made to the Reily historical financial statements to conform to the presentation to be used by Holdings upon completion of the acquisition.

(B) Reflects the elimination of certain assets and liabilities not acquired and the elimination of historical stockholders' equity in connection with the Reily acquisition as follows:


  Cash .............................................    $  315
  Other current assets .............................       195
  Property, buildings and equipment, net ...........     2,000
  Other assets .....................................     2,546
  Other current liabilities ........................     8,059
  Deferred income taxes ............................       203
  Stockholders' equity .............................     8,370

(C) The acquisition of Reily for approximately $47,200 is to be accounted for as a purchase business combination. The acquisition resulted in approximately $41,853 of new indebtedness resulting from $42,600 borrowed under the Company's credit agreement and $4,600 of seller notes, net of repayment of existing debt of $5,347 paid at closing. No assumptions were made regarding restructuring costs or recurring benefits from synergies associated with the consummation of the acquisition. For the purpose of these pro forma condensed consolidated financial statements, the purchase price allocation is as follows:


            Purchase price ...........................................    $  47,200
            Book value of assets acquired, net of liabilities assumed       (16,923)
                                                                          ---------
            Increase in basis ........................................    $  30,277
                                                                          =========
            Allocation of increase in basis:
    Increase in inventory value and conversion from LIFO .............    $   2,861
    Increase in value of property and equipment ......................          396
    Increase in goodwill .............................................       27,020
                                                                          ---------
                                                                          $  30,277
                                                                          =========

(D) Reflects adjustments relating to cash and cash equivalents in connection with the Recapitalization as follows:


            Cash provided by the Senior Subordinated Notes ................    $  300,000
            Cash provided by the Senior Discount Notes ....................        50,478*
            Cash provided by the Credit Facilities ........................       170,000
            Cash provided by the sale of certain accounts receivable in connection with the Receivables Facility less loss on
    sale ..................................................................       250,000
            Cash Equity Contribution (512,186 shares at $621.08 per
    share) ................................................................       318,108
            Cash used to repay existing indebtedness ......................      (379,100)
            Cash used for estimated transaction fees and expenses .........       (54,775)
            Cash used for Equity Consideration (958,282 shares and
    111,996 options) ......................................................      (653,500)
                                                                               ----------
                                                                               $    1,211
                                                                               ==========

* The Senior Discount Notes have not been pushed down to the Company in accordance with Staff Accounting Bulletin Topic 5J.

(E) In connection with the Receivables Facility, the Company and certain subsidiaries will: (i) sell or transfer all of their eligible accounts receivable to the SPC (as defined), which is wholly-owned by the Company;
    (ii) receive $250,000 in cash for the sale of such accounts receivable, and a note from, and an equity interest in, the SPC; (iii) record an estimated loss of $3,000 on the sale of such receivables; and (iv) the SPC will retain a residual interest in the receivables of $162,434.

(F) Reflects capitalized portion of the estimated $54,775 of expenses incurred in connection with the Recapitalization. An estimated $29,675, representing deferred issuance costs of the Offerings, the Credit Facilities and the Receivables Facility, will be capitalized and amortized over the lives of the respective debt issuances, net of the write-off of existing deferred financing costs of $470.

(G) Reflects non-recurring adjustments of $9,600 ($5,855 net of tax) relating to compensation charges in connection with the Recapitalization as follows:


    Payment of one-time bonuses, net of
  tax benefit of $2,145.................................    $3,355
    Acceleration of vesting of stock options for
  one executive, net of tax benefit of $1,600...........     2,500
                                                            ------
                                                            $5,855
                                                            ======

(H) Reflects adjustments relating to long-term debt in connection with the Recapitalization as follows:


            Issuance of the Senior Subordinated Notes ..............    $  300,000
            Issuance of the Senior Discount Notes ..................        50,478
            Borrowings under the Credit Facilities .................       170,000
            Repayment of existing outstanding indebtedness .........      (379,100)
                                                                        ----------
                                                                        $  141,378
                                                                        ==========

(I) Reflects adjustments relating to stockholders' equity in connection with the Recapitalization as follows:


            Cash Equity Contribution ..................................    $  318,108
            Equity Consideration ......................................      (653,500)
            Non-capitalized portion of estimated transaction fees and
    expenses, net of tax benefit of $5,190.............................        (8,110)
            Non-recurring compensation adjustments, net of tax benefit
    of $4,290..........................................................        (6,710)
            Non-recurring stock option compensation, net of tax benefit
    of $4,055..........................................................        (6,345)
            Write-off of existing deferred financing costs, net of tax
    benefit of $185....................................................          (285)
            Loss on sale of certain receivables related to the
    Receivables Facility, net of tax benefit of $1,170.................        (1,830)
                                                                           ----------
                                                                           $ (358,672)
                                                                           ==========

(J) Reflects the elimination of the Senior Discount Notes issued by Holdings.

(K) Reflects the tax benefit of non-recurring adjustments for compensation of $3,745 and transaction expenses of $11,145.

                           WESCO INTERNATIONAL, INC.
                                      AND
                           WESCO DISTRIBUTION, INC.


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                   For the Three Months Ended March 31, 1998
                            (dollars in thousands)



                                 WESCO               Reily
                          International, Inc.      Historical        Acquisition
                              Historical*       Reclassified(A)    Adjustments(A)
                         --------------------- ----------------- ------------------
Sales, net .............        $693,448            $32,977          $  (1,706)(B)
Cost of goods sold
 (exclusive of
 depreciation and
 amortization) .........         566,754             27,134             (1,936)(B)
                                --------            -------          ---------
 Gross profit ..........         126,694              5,843                230
Selling, general and
 administrative
 expenses ..............         103,564              4,899               (225)(C)
                                                                          (482)(B)
Depreciation and
 amortization ..........           2,956                 86                227 (D)
                                                                           (36)(B)
                                                                     ---------
 Income from
  operations ...........          20,174                858                746
Interest expense,
 net ...................           6,202                320                644 (E)
Other expense ..........              --                 --                 --
                                --------            -------          ---------
 Income before
  income taxes .........          13,972                538                102
Provision for income
 taxes .................           5,449                213                 40 (F)
                                --------            -------          ---------
Income from
 continuing
 operations before
 non-recurring
 charges directly
 attributable to the
 Recapitalization
 and the Recent
 Acquisitions ..........        $  8,523            $   325          $      62
                                ========            =======          =========



                                                    WESCO                                  WESCO
                          Recapitalization   International, Inc.                     Distribution, Inc.
                             Adjustments          Pro Forma          Adjustments         Pro Forma
                         ------------------ --------------------- ----------------- -------------------
Sales, net .............    $       --             $724,719          $       --           $724,719
Cost of goods sold
 (exclusive of
 depreciation and
 amortization) .........            --              591,952                  --            591,952
                            ----------             --------          ----------           --------
 Gross profit ..........                            132,767                  --            132,767
Selling, general and
 administrative
 expenses ..............          (100)(G)          107,656                  --            107,656
Depreciation and
 amortization ..........            --                3,233                  --              3,233
 Income from
  operations ...........           100               21,878                  --             21,878
Interest expense,
 net ...................         6,243(H)            13,409              (1,443)(J)         11,966
Other expense ..........         3,859 (I)            3,859                  --              3,859
                            ----------             --------          ----------           --------
 Income before
  income taxes .........       (10,002)               4,610              (1,443)             6,053
Provision for income
 taxes .................        (3,901)(F)            1,801                 562 (F)          2,363
                            ----------             --------          ----------           --------
Income from
 continuing
 operations before
 non-recurring
 charges directly
 attributable to the
 Recapitalization
 and the Recent
 Acquisitions ..........    $   (6,101)            $  2,809          $      881           $  3,690
                            ==========             ========          ==========           ========

                     For the Year Ended December 31, 1997
                            (dollars in thousands)


                                           WESCO
                                    International, Inc.      Acquisition
                                        Historical*        Adjustments(A)
                                   --------------------- ------------------
Sales, net .......................       $2,594,819         $  304,576(K)
Cost of goods sold (exclusive
 of depreciation and
 amortization) ...................        2,130,900            242,238 (K)
                                         ----------         ----------
 Gross profit ....................          463,919             62,338
Selling, general and adminis-
 trative expenses ................          372,532             44,583 (K)
Depreciation and amortization ....           11,331              2,239 (K)
                                         ----------         ----------
 Income from operations ..........           80,056             15,516
Interest expense, net ............           20,109              9,034 (K)
Other expense ....................               --                 --
                                         ----------         ----------
 Income before income taxes.......           59,947              6,482
Provision for income taxes .......           23,710              2,528 (F)
                                         ----------         ----------
Income from continuing
 operations before
 non-recurring charges
 directly attributable to the
 Recapitalization and the
 Recent Acquisitions .............       $   36,237         $    3,954
                                         ==========         ==========



                                                              WESCO                                  WESCO
                                    Recapitalization   International, Inc.                     Distribution, Inc.
                                       Adjustments          Pro Forma          Adjustments         Pro Forma
                                   ------------------ --------------------- ----------------- -------------------
Sales, net .......................    $        --           $2,899,395         $       --          $2,899,395
Cost of goods sold (exclusive
 of depreciation and
 amortization) ...................             --            2,373,138                 --           2,373,138
                                      -----------           ----------         ----------          ----------
 Gross profit ....................             --              526,257                 --             526,257
Selling, general and adminis-
 trative expenses ................           (400)(G)          416,715                 --             416,715
Depreciation and amortization ....             --               13,570                 --              13,570
                                      -----------           ----------         ----------          ----------
 Income from operations ..........            400               95,972                 --              95,972
Interest expense, net ............         24,548 (H)           53,691             (5,772)(J)          47,919
Other expense ....................         15,438 (I)           15,438                 --              15,438
                                      -----------           ----------         ----------          ----------
 Income before income taxes.......        (39,586)              26,843              5,772              32,615
Provision for income taxes .......        (15,439)(F)           10,799              2,251 (F)          13,050
                                      -----------           ----------         ----------          ----------
Income from continuing
 operations before
 non-recurring charges
 directly attributable to the
 Recapitalization and the
 Recent Acquisitions .............    $   (24,147)          $   16,044         $    3,521          $   19,565
                                      ===========           ==========         ==========          ==========

* Includes WESCO Distribution, Inc.


   See Notes to Unaudited Pro Forma Condensed Consolidated Income Statements.

                           WESCO INTERNATIONAL, INC.
                                      AND
                           WESCO DISTRIBUTION, INC.


    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(A) Certain reclassifications have been made to the acquired company's historical financial statements to conform to the presentation used by Holdings upon completion of the relevant Recent Acquisitions.
(B) Reflects adjustments for the sales and related operating costs related to the closure of certain branches that were acquired in connection with the acquisition of Brown Wholesale. The financial results of the closed branches have been eliminated as they will not be part of continuing operations.
(C) Reflects the elimination of non-recurring compensation based on employment agreements with certain members of management at Reily entered into in connection with the closing of the acquisition.
(D) Reflects the amortization of goodwill on the Reily acquisition over an assumed period of 25 years amounting to $270, net of depreciation and amortization related to Reily buildings and leasehold improvements not purchased amounting to $43.
(E) Reflects incremental interest expense related to $47,200 in borrowings for the Reily acquisition at an assumed current rate of 8.175%. Assuming a 0.125% change in the interest rates, interest expense on these borrowings would change by $15 for three months ended March 31, 1998.
(F) Reflects the income tax effects of the pro forma adjustments at an assumed rate of 39%.

(G) Reflects the elimination of non-recurring advisory, management consulting and monitoring fees paid to CD&R during the periods presented which amounted to $400 per annum. Historical revenue and expenses would not have been materially changed without these services provided by CD&R.

(H) Reflects the incremental interest expense relating to the Offerings and the Credit Facilities assuming interest rates of 9.125% for the Senior Subordinated Notes, 11.125% for the Senior Discount Notes, 8.05% for the Tranche A Term Loan and 8.3% for the Tranche B Term Loan, as well as the incremental amortization expense resulting from the capitalization of estimated transaction fees and expenses of $29,675 related to the Offerings and the Credit Facilities. The amortization of debt issuance costs were $957 for the three months ended March 31, 1998 and $3,829 for the year ended December 31, 1997. Assuming a 0.125% change in the interest rates, interest expense on the Credit Facilities would change by $53 for the three months ended March 31, 1998 and $213 for the year ended December 31, 1997.
(I) Reflects the costs related to the sale of certain accounts receivable in connection with the Receivables Facility at an assumed discount rate of 6.175%.
(J) Reflects the elimination of interest expense related to the issuance of the Senior Discount Notes at an assumed interest rate of 11.125%.

(K) Reflects the acquisitions of DESCO (acquired March 31, 1997), M & H (acquired April 30, 1997), Avon Electrical (acquired January 1, 1998), Brown Wholesale (acquired January 1, 1998) and Reily (acquired May 8,
    1998) as if the transactions had been consummated on January 1, 1997. The Recent Acquisitions have been accounted for as purchase business combinations. No assumptions were made regarding restructuring costs or recurring benefits from synergies associated with the consummation of the acquisitions. For the purpose of these unaudited pro forma condensed consolidated financial statements, the aggregate purchase price of the Recent Acquisitions was approximately $120,600, resulting in goodwill of $47,641. None of the acquisitions described above met the individual or aggregate criteria outlined by the Commission's Significant Subsidiary test.

   Brown Wholesale's fiscal year end is September 30, 1997. For the purposes of these unaudited pro forma financial statements, Brown Wholesale's first quarter ended December 31, 1997 and 1996 have been added and deducted without adjustment to arrive at the year ended December 31, 1997. The historical financial results for DESCO and M & H are for periods prior to the acquisition date. The historical financial results for Avon Electrical, Brown Wholesale and Reily are for the year ended December 31, 1997.



                                                                       Avon
                                             DESCO        M & H     Electrical
                                          Historical   Historical   Historical
Year Ended December 31, 1997             ------------ ------------ ------------
Sales, net .............................    $6,231       $13,581      $84,500
Cost of goods sold (exclusive of
 depreciation and amortization) ........     5,139        12,104       61,328
                                            ------       -------      -------
   Gross profit ........................     1,092         1,477       23,172
Selling, general and adminis-
 trative expenses ......................       842         1,377       17,074
Depreciation and amortization ..........        58            --           94
   Income from operations ..............       192           100        6,004
Interest expense, net ..................       (12)           90        1,226
   Income before income taxes ..........       204            10        4,778
Provision for income taxes .............        80             4        1,863
                                            ------       -------      -------
Net income .............................    $  124       $     6      $ 2,915
                                            ======       =======      =======



                                             Brown                      Acquisitions
                                           Wholesale      Reily          Pro Forma        Acquisition
                                          Historical   Historical       Adjustments       Adjustments
Year Ended December 31, 1997             ------------ ------------ --------------------- ------------
Sales, net .............................    $87,917     $136,232       $  (23,885) (i)     $304,576
Cost of goods sold (exclusive of
 depreciation and amortization) ........     70,250      111,882          (18,465) (i)      242,238
                                            -------     --------       ----------          --------
   Gross profit ........................     17,667       24,350           (5,420)           62,338
Selling, general and adminis-
 trative expenses ......................     16,432       20,067           (3,433) (ii)      44,583
                                                                           (7,776) (i)
Depreciation and amortization ..........        393          358            1,559 (iii)       2,239
                                                                             (223) (i)
                                                                       ----------
   Income from operations ..............        842        3,925            4,453            15,516
Interest expense, net ..................          9          740            6,979 (iv)        9,034
                                                                                2 (i)
                                                                       ----------
   Income before income taxes ..........        833        3,185           (2,528)            6,482
Provision for income taxes .............        325        1,242             (986) (v)        2,528
                                            -------     --------       ----------          --------
Net income .............................    $   508     $  1,943       $   (1,542)         $  3,954
                                            =======     ========       ==========          ========

  (i) Reflects adjustments for the sales and related operating costs related to the closure of certain branches that were acquired in connection with the acquisition of Brown Wholesale. The financial results of the closed branches have been eliminated as they will not be part of continuing operations.

  (ii) Reflects the elimination of non-recurring compensation based on employment agreements entered into in connection with the closing of the relevant acquisitions with certain members of acquired company management amounting to $5,000 for the year ended December 31, 1997, net of compensation adjustment increases related to one of the acquisitions, amounting to $1,567 for the year ended December 31, 1997.

  (iii) Represents the amortization of goodwill over an assumed period of 25 years amounting to $1,732 for the year ended December 31, 1997, net of depreciation and amortization related to Reily buildings and leasehold improvements not purchased amounting to $173.

  (iv) Represents incremental interest expense related to $118,900 in aggregate borrowings for the Recent Acquisitions at rates ranging from 8.0% to 9.0%.

  (v) Reflects the income tax effects of the pro forma adjustments at an assumed rate of 39%.

For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from operations before income taxes and extraordinary charges plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing cost and the component of rental expense that management believes is representative of the interest component of rental expense. The pro forma ratio of earnings to fixed charges for Holdings was 1.3x for the three months ended March 31, 1998 and 1.4x for the year ended December 31, 1997.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth (i) selected historical consolidated financial data of the Predecessor as of and for the year ended December 31, 1993 and as of and for the two months ended February 28, 1994, (ii) selected historical consolidated financial data of Holdings as of and for the ten months ended December 31, 1994 and as of and for the years ended December 31, 1995, 1996 and 1997, which have been derived from audited financial statements and
(iii) selected historical consolidated financial data of Holdings as of and for the three months ended March 31, 1997 and 1998 (unaudited). The selected historical consolidated financial data of the Predecessor have been derived from the Predecessor's financial statements, which have been audited by the Predecessor's accountants. The Commission, in Staff Accounting Bulletin Number 55 (SAB 55), requires that historical financial statements of a subsidiary, division or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses include officer and employee salaries; rent; depreciation; advertising; accounting and legal services; other selling, general and administrative expenses; and other such expenses. The financial statements of the Predecessor include such adjustments, estimates or allocations as the management of Westinghouse believed necessary to reflect these expenses. Because of such items, certain aspects of the consolidated results of operations for periods prior to the period beginning February 28, 1994 are not comparable with those for subsequent periods.

     The selected historical consolidated financial data of Holdings as of and for the years ended December 31, 1995, 1996 and 1997 have been derived from Holdings' consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP. The selected historical consolidated financial data of Holdings' as of and for the three months ended March 31, 1997 and 1998 (unaudited) have been derived from unaudited interim consolidated financial statements of Holdings and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for and as of the end of such periods. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or for any future period. Holdings has as its only asset all of the outstanding capital stock of the Company; accordingly, the historical financial data presented herein are identical to those of the Company. The selected financial data should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Holdings and the accompanying notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                Selected Historical Consolidated Financial Data
                             (dollars in millions)

                                                        The Predecessor
                                                 -----------------------------
                                                                      Two
                                                      Year          Months
                                                      Ended          Ended
                                                  December 31,   February 28,
                                                      1993           1994
                                                 -------------- --------------
Income Statement Data:
Sales, net ..................................... $ 1,570.8         $ 237.3
Gross profit (exclusive of depreciation
 and amortization) .............................    238.1             32.5
Selling, general
 and administrative
 expenses ......................................    241.2             34.9
Depreciation and amortization ..................      7.9              1.2
                                                 ---------         -------
Income (loss) from operations .................. (   11.0)          (  3.6)
Other income and expense, net ..................      1.7               --
Interest expense, net (1) ......................     14.2              2.4
                                                 ---------         -------
Income (loss) before income taxes .............. (   23.5)          (  6.0)
Provision (benefit) for income taxes (2)         (    9.7)          (  1.9)
                                                 ---------         -------
Income (loss) before cumulative effect
 and extraordinary charge, net of
 taxes ......................................... (   13.8)          (  4.1)
Cumulative effect of change in
 accounting, net of taxes (3) ..................      1.6               --
Extraordinary charge, net of applicable
 taxes (4) .....................................       --               --
                                                 ---------         -------
Net income (loss) .............................. $   (15.4)       $   (4.1)
                                                 =========        ========
Cash Flow Data:
Net cash provided by (used for)
 operating activities .......................... $    13.2        $  (11.5)
Net cash provided by (used for)
 investing activities .......................... (    3.9)             0.1
Net cash provided by (used for)
 financing activities .......................... (    9.4)            11.9
Other Financial Data:
EBITDA (5) ..................................... (    1.4)          (  2.4)
Capital expenditures ...........................      4.0              0.5
Ratio of earnings to fixed charges (6) .........       --               --
Balance Sheet Data:
Adjusted working capital (7) ................... $   224.8        $  228.7
Total assets ...................................    521.0            504.5
Total long-term debt ...........................       --               --
Redeemable common stock(8) .....................       --               --
Stockholders' equity ...........................       --               --



                                                                                    Holdings
                                                 -------------------------------------------------------------------------------
                                                      Ten                                                      (unaudited)
                                                     Months                   Year Ended                      Three Months
                                                     Ended                    December 31                    Ended March 31,
                                                  December 31, ----------------------------------------- -----------------------
                                                      1994          1995          1996          1997         1997        1998
                                                 ------------- ------------- ------------- ------------- ----------- -----------
Income Statement Data:
Sales, net ..................................... $ 1,398.5     $ 1,857.0     $ 2,274.6     $ 2,594.8     $ 576.7     $ 693.4
Gross profit (exclusive of depreciation
 and amortization) .............................    230.0         321.0         405.0         463.9       104.4       126.7
Selling, general
 and administrative
 expenses ......................................    197.7         258.0         326.0         372.5        86.7       103.5
Depreciation and amortization ..................      7.5           7.3          10.8          11.3         2.8         3.0
                                                 ---------     ---------     ---------     ---------     -------     -------
Income (loss) from operations ..................     24.8          55.7          68.2          80.1        14.9        20.2
Other income and expense, net ..................       --            --            --            --          --          --
Interest expense, net (1) ......................     17.6          15.8          17.4          20.1         4.8         6.2
                                                 ---------     ---------     ---------     ---------     -------     -------
Income (loss) before income taxes ..............      7.2          39.9          50.8          60.0        10.1        14.0
Provision (benefit) for income taxes (2)              3.6          14.8          18.3          23.8         4.0         5.5
                                                 ---------     ---------     ---------     ---------     -------     -------
Income (loss) before cumulative effect
 and extraordinary charge, net of
 taxes .........................................      3.6          25.1          32.5          36.2         6.1         8.5
Cumulative effect of change in
 accounting, net of taxes (3) ..................       --            --            --            --          --          --
Extraordinary charge, net of applicable
 taxes (4) .....................................       --           8.1            --            --          --          --
                                                 ---------     ---------     ---------     ---------     -------     -------
Net income (loss) .............................. $     3.6     $    17.0     $    32.5     $    36.2     $   6.1     $   8.5
                                                 =========     =========     =========     =========     =======     =======
Cash Flow Data:
Net cash provided by (used for)
 operating activities .......................... $    63.7     $    25.7     $    15.2     $   (11.1)    $ (32.5)    $  13.2
Net cash provided by (used for)
 investing activities .......................... (  256.6)     (   12.0)     (  111.0)     (   22.4)     ( 10.7)     ( 47.6)
Net cash provided by (used for)
 financing activities ..........................    197.5      (    9.8)         87.2          41.1        44.0        45.2
Other Financial Data:
EBITDA (5) .....................................     32.3          63.0          79.0          91.4        17.7        23.2
Capital expenditures ...........................      1.7           6.5           9.4          12.4         1.4         3.7
Ratio of earnings to fixed charges (6) .........      1.3 x         2.9 x         3.1 x         3.1 x       2.7 x       2.8 x
Balance Sheet Data:
Adjusted working capital (7) ................... $   196.5     $   222.5     $   291.6     $   338.8     $ 315.9     $ 375.4
Total assets ...................................    533.7         581.3         773.5         870.9       802.6       962.0
Total long-term debt ...........................    180.6         172.0         260.6         294.3       295.7       350.5
Redeemable common stock(8) .....................      5.5           7.7           8.9           9.0         9.0        11.4
Stockholders' equity ...........................     99.5         116.4         148.7         184.5       154.7       193.1

(1) The Predecessor received a charge from Westinghouse in the form of interest expense for the portion of Westinghouse investment that, for internal reporting purposes, represented debt. For the year ended December 31, 1993 and the two months ended February 28, 1994, approximately 40% of the average Westinghouse investment was considered to be debt for internal reporting purposes. The effective annual interest rates for all periods was approximately 10%. This method of reporting interest expense for internal reporting purposes is not necessarily indicative of interest expense that would have been incurred had the Predecessor operated as a separate stand-alone entity.


(2) The Predecessor's results of domestic operations were included in the consolidated U.S. federal income tax return of Westinghouse. The Predecessor's results of operations in Puerto Rico and certain operations in Canada were also included with other operations of Westinghouse in the tax returns in those jurisdictions. For operations that did not pay their own income tax, Westinghouse internally allocated income tax expense at the statutory rate after adjustment for state income taxes and several other items. The income tax expense and other tax-related information in the Predecessor's consolidated financial statements were calculated as if the Predecessor had not been eligible to be included in the consolidated tax returns of Westinghouse
  (i.e., on a "stand-alone" basis). The calculation of tax provisions and deferred taxes necessarily required certain assumptions, allocations and estimates that the Predecessor's management believed were reasonable to accurately reflect the tax reporting for the Predecessor as if a stand-alone taxpayer.


(3) Represents a charge, net of deferred taxes, for the cumulative effect of a change in accounting for postemployment benefits at January 1, 1993.


(4) Represents a charge, net of taxes, relating to the write-off of unamortized debt issuance and other costs associated with the early termination of debt.


(5) EBITDA represents income from operations plus depreciation and amortization. EBITDA is presented because management understands that such information is considered by certain investors to be an additional basis for evaluating the Issuers' ability to pay interest and repay debt. EBITDA should not be considered an alternative to measures of operating performance as determined in accordance with generally accepted accounting principles or as a measure of the Issuers' operating results and cash flows or as a measure of the Issuers' liquidity. Since EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies.


(6) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income before income taxes and extraordinary charges plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing cost and the component of rental expense that management believes is representative of the interest component of rental expense. For the year ended December 31, 1993 and for the two months ended February 28, 1994, earnings were insufficient to cover fixed charges in the amount of $23.5 million and $6.0 million, respectively.


(7) Defined as trade accounts receivable plus inventories less accounts payable.


(8) Represents redeemable common stock as described in Note 9 to the consolidated financial statements. Under certain conditions, the holders thereof have the right to require Holdings to repurchase all of the redeemable shares and the exercisable portion of the options. These repurchase rights terminate upon consummation of an initial equity public offering. The redemption value of the shares and exercisable portion of the options at December 31, 1996 and 1997 and March 31, 1998 was approximately $24.5 million, $68.6 million and $86.2 million, respectively. See "Certain Relationships and Related Transactions -- Management Stockholders."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     WESCO believes it is the second largest electrical wholesale distributor in North America, with over 325 branches located in 48 states and nine Canadian provinces. The Company sells over 210,000 products, sourced from over 6,000 suppliers, to more than 130,000 customers. WESCO complements its product offerings with a range of services and procurement solutions. Growth in revenue is dependent upon several factors, including industry trends, general economic conditions and the ability of the Company to grow market share and consummate acquisitions. From 1993 to 1997 the Company's sales rose from $1.6 billion to $2.6 billion, a 13.4% compound annual rate. This strong rate of growth has been achieved in part through the Company's acquisition program, which accounted for approximately half of this sales increase. The remaining sales increase was due to new sales initiatives established by the Company's management team, including a focus on National Accounts, Major Projects, increasing market share, and expanding the Company's product offerings, as well as strong industry growth generally.

     The Company's sales can be categorized as stock sales, direct shipments or special orders. Stock sales are filled directly from branch inventory and over the past three years represented 40% to 50% of total sales. Direct ship orders are shipped to the customer by the manufacturer since generally they involve large orders or products that are too bulky to be easily handled and over the past three years represented 35% to 45% of total sales. Special orders are for products that are not ordinarily stocked in branch inventories and are ordered from the manufacturer pursuant to a customer's request. Special orders represent the remainder of total sales. Gross profit margins on stock and special order sales are approximately 50% higher than those on direct ship sales. Although direct ship gross margins are lower, operating profits are comparable since the selling and inventory handling costs associated with direct shipments are lower.

     The Company pays its sales force commissions based on a standard percent of billing margin dollars. Since stock and special order sales are typically at higher gross profit margins than direct ship sales, the commissions paid are also higher as a percent of sales.

     Since the Divesture, the Company has experienced a significant improvement in its income from operations, which has more than doubled from 1.3% of sales in 1994 to 3.1% of sales in 1997. This margin improvement has resulted primarily from: (i) better leveraging of the Company's existing infrastructure due to growth in sales; (ii) focusing on higher margin products and services such as National Accounts; and (iii) acquisitions of companies with average operating margins in excess of that for WESCO's existing business.

     At March 31, 1998, the Company's adjusted working capital was $375.4 million, composed of $393.4 million in accounts receivable and $317.9 million in inventory, offset by $335.9 million in accounts payable. The Company is implementing a number of initiatives designed to improve its working capital performance, primarily in the area of inventory management. Such initiatives include: (i) coordinating purchasing and inventory investment activities among groups of branches or "districts;" (ii) upgrading the automated stock replenishment programs used to supply branches from the distribution centers;
(iii) negotiating improved inventory return and consignment arrangements with important suppliers; (iv) increasing the use of preferred suppliers; and (v) shortening and stabilizing lead times between order and delivery from suppliers.

     The Company has historically financed its acquisitions, new branch openings, working capital needs and capital expenditures through internally generated cash flow and borrowings under its credit facilities. During the initial phase of an acquisition or new branch opening, the Company typically incurs expenses related to installing or converting information systems, training employees and other initial operating activities. In some acquisitions, the Company may incur expenses in connection with the closure of any of its own redundant branches. Historically, the costs associated with opening new branches, and closing branches in connection with certain acquisitions, have not been material. The Company has accounted for its acquisitions under the purchase method of accounting.

Results of Operations

     The following table sets forth the percentage relationship to net sales of certain items in the Company's Statement of Income for the periods presented:



                                                                                                   Three Months Ended March
                                                                 Year Ended December 31,                      31,
                                                         ---------------------------------------   -------------------------
                                                             1995          1996          1997          1997          1998
                                                         -----------   -----------   -----------   -----------   -----------
Sales, net ...........................................       100.0%        100.0%        100.0%        100.0%        100.0%
Gross profit (exclusive of depreciation and
  amortization) ......................................        17.3          17.8          17.9          18.1          18.3
Selling, general and administrative expenses .........        13.9          14.3          14.3          15.0          14.9
Depreciation and amortization ........................         0.4           0.5           0.5           0.5           0.5
                                                             -----         -----         -----         -----         -----
Income from operations ...............................         3.0           3.0           3.1           2.6           2.9
Interest expense .....................................         0.9           0.8           0.8           0.8           0.9
                                                             -----         -----         -----         -----         -----
Income before income taxes ...........................         2.1           2.2           2.3           1.8           2.0
Income taxes .........................................         0.8           0.8           0.9           0.7           0.8
                                                             -----         -----         -----         -----         -----
Income before extraordinary charge ...................         1.3           1.4           1.4           1.1           1.2
Extraordinary charge, net of taxes ...................         0.4            --            --            --            --
                                                             -----         -----         -----         -----         -----
Net income ...........................................         0.9%          1.4%          1.4%          1.1%          1.2%
                                                             =====         =====         =====         =====         =====

 Three Months Ended March 31, 1998
 Compared to Three Months Ended March 31, 1997

     Net Sales. Sales for the three months ended March 31, 1998 were $693.4 million, compared with $576.7 million for the three months ended March 31, 1997. This represented an increase of $116.7 million, or 20.2%. Sales of comparable branches (those open throughout both periods) rose 9.4% with branches in the U.S. and Canada increasing 9.5% and 8.9%, respectively. The remainder of the sales increase was primarily attributable to sales from companies acquired since March 1997. Stock sales, direct shipments and special order sales all experienced similar increases, rising 19.6%, 22.8% and 15.1% respectively. In the U.S., sales to utility customers continued to grow at a higher rate than those to other customers.

     Gross Profit (exclusive of depreciation and amortization). Gross profit for the three months ended March 31, 1998 was $126.7 million, compared with $104.4 million for the comparable period in 1997. The increase of $22.3 million, or 21.4%, was due to the increased sales discussed above as well as an increase in the gross profit margin as a percentage of sales, which increased to 18.3% in the first quarter of 1998 from 18.1% in the first quarter of 1997. The increase in the gross margin was primarily attributable to a number of product pricing initiatives and training programs designed to improve gross profit as well as certain newly acquired companies whose gross profit margins were higher than that of the Company.

     Selling General and Administrative Expenses. Selling, general and administrative ("SG&A") expenses increased $16.8 million, or 19.4%, to $103.5 million in the first quarter of 1998 from $86.7 million in the first quarter of 1997. Approximately two-thirds of this increase was associated with an increase in certain expenses that are variable in nature and increase when sales increase. These expenses included sales commissions, transportation and supplies. The remainder of the increase was primarily due to expenses associated with companies acquired since March 1997. As a percent of sales, SG&A expenses decreased to 14.9% in the first quarter of 1998 from 15.0% in the first quarter of 1997.

     Interest Expense. Interest expense increased $1.4 million in the first quarter of 1998 to $6.2 million, from $4.8 million in the first quarter of 1997. This increase is primarily due to the increased level of borrowings outstanding as a result of increased debt levels associated with the acquisition of four companies since March 1997.

     Income Taxes and Net Income. The effective tax rate was 39.0% in the first quarter of 1998 compared to 39.7% for the first quarter of 1997. Net income in the first quarter of 1998 increased to $8.5 million from $6.1 million in the first quarter of 1997. This increase was due to the higher sales and gross profit, partially offset by the increase in SG&A discussed above.

 1997 Compared to 1996

     Net Sales. Sales for the year ended December 31, 1997 were $2,594.8 million, compared with $2,274.6 million for the year ended December 31, 1996. This represented an increase of $320.2 million, or 14.1%. Sales of comparable branches rose 7.0%, with branches in the U.S. and Canada increasing 7.1% and 5.9%, respectively, in each case without giving effect to a one-time international construction project described below. Within the U.S., the branches with a high volume of sales to utility customers experienced a somewhat higher level of comparable branch sales. In addition to growth in sales of comparable branches, the remaining sales increase resulted primarily from the nine companies acquired since the beginning of 1996. Sales of product from stock rose 21%, as compared to the prior period, increasing the mix of stock sales three percentage points to 48% of total sales. This was a result of several ongoing initiatives designed to increase stock sales, such as the continued emphasis on growing National Accounts sales, and, to a lesser extent, the impact of acquired company sales, which have tended to have a higher mix of stock sales. Direct ship sales rose 4% over the prior period. This sales increase was below that experienced by the Company in other areas and was primarily due to the slower growth in the non-residential construction market for commercial and industrial projects, which constitutes the majority of direct ship sales.

     Gross Profit (exclusive of depreciation and amortization). Gross profit for the year ended December 31, 1997 was $463.9 million, compared with $405.0 million for 1996. The increase of $58.9 million, or 14.5%, was primarily due to the higher sales volume in 1997 from both acquisitions and comparable branch operations. Gross profit as a percentage of sales increased to 17.9% in 1997 from 17.8% in 1996. In 1996, approximately $9.3 million of gross profit was recorded in connection with a one-time international construction project with a gross profit margin that was higher than the Company's usual margins on large construction projects due to service requirements and risk considerations associated with the order. Without this international order, the Company's gross profit margin would have been 17.6% in 1996, compared to 17.9% for 1997. The increase in the gross profit margin was primarily due to the increase in the mix of higher margin stock sales, including sales associated with acquired companies.

     Selling, General and Administrative Expenses. SG&A expenses for the year ended December 31, 1997 were $372.5 million, compared with $326.0 million in 1996. This increase of $46.5 million, or 14.3%, was primarily due to expenses associated with the companies acquired in 1997 and 1996. SG&A expenses as a percentage of sales remained unchanged at 14.3%. Acquisitions with higher SG&A expense rates were offset by cost containment in the Company's core business, as well as cost reductions in the acquired companies.

     Interest Expense. Interest expense increased by $2.7 million primarily due to the higher levels of borrowings outstanding associated with the acquisitions made since the beginning of 1996, partially offset by lower interest rates during 1997.

     Income Taxes and Net Income. The effective tax rate was 39.6% for the year ended December 31, 1997 compared to 36.1% for the same period in 1996. The increase in the effective tax rate was primarily due to the reduction of a valuation allowance for deferred tax assets in 1995 and 1996, which had the effect of reducing the income tax rate during those periods. The Company began its operations as a stand-alone entity in early 1994 with no history of generating taxable income. Accordingly, a valuation allowance was established for the net deferred tax assets that were generated during 1994. In 1995 and 1996, as the Company subsequently demonstrated an ability to utilize such deferred tax assets, the valuation allowance was reduced and had the effect of reducing the effective tax rate for both 1995 and 1996. Since the valuation allowance was reduced to zero during 1996, there was no similar effect on the 1997 tax rate. Net income in 1997 increased $3.7 million, or 11.4%, to $36.2 million from $32.5 million in 1996, primarily as a result of the increase in gross profit, partially offset by the increase in operating expenses and a higher effective tax rate.


 1996 Compared to 1995

     Net Sales. Sales for the year ended December 31, 1996 were $2,274.6 million, an increase of $417.6 million, or 22.5%, from $1,857.0 million for the year ended December 31, 1995. Approximately 74% of the sales increase was attributable to the seven acquisitions made during 1996 as well as the full-year effect of the two acquisitions made in the second half of 1995. The balance of the sales increase was due to the continued growth in the base of the existing business, with no significant differences in the growth rates of the various markets. Comparable branch sales increased 3.8% during the period, with branches in the U.S. increasing at a 5.1% rate and Canada declining at a 3.0% rate, in each case without giving effect to a one-time international construction project discussed above, reflecting a decline in the Canadian market overall, particularly for the construction project business.

     Gross Profit (exclusive of depreciation and amortization). Gross profit for 1996 of $405.0 million increased 26.2%, or $84.0 million, over the $321.0 million recorded in 1995. The increase in gross profit was primarily due to the increase in sales discussed above. As a percent of sales, gross profit increased to 17.8% in 1996 from 17.3% in 1995. The one-time international construction project discussed above increased the gross profit margin by 0.2%. Without this project, the Company's gross profit margin would have been 17.6% in 1996. The remainder of this increase in the gross profit margin was attributable to the higher mix of stock sales in the acquired companies, which sales typically have higher gross margins.

     Selling, General and Administrative Expenses. SG&A expenses increased $68.0 million, or 26.4%, to $326.0 million in 1996 from $258.0 million in 1995. This increase was primarily due to the expenses associated with the acquisitions discussed above. As a percent of sales, SG&A expenses increased to 14.3% in 1996 from 13.9%. This increase was primarily due to the higher expense rate of the acquired companies, typically associated with their higher stock sales mix.

     Interest Expense. Interest expense increased $1.6 million in 1996 to $17.4 million from $15.8 million in 1995 primarily due to the increased level of borrowings outstanding as a result of the nine companies acquired in 1995 and 1996, partially offset by lower interest rates during 1996.

     Income Taxes and Income Before Extraordinary Charge. The effective tax rate was 36.1% for 1996, compared to 37.0% for 1995. Income before extraordinary charge increased $7.4 million, or 29.5%, to $32.5 million in 1996 from $25.1 million in 1995. This increase was due to the higher sales and gross profit partially offset by the higher selling, general and administrative expenses discussed above.

     Extraordinary Charge. During 1996, the Company refinanced its revolving credit facilities and, as a result, wrote off $8.1 million, representing unamortized debt issuance costs net of applicable taxes.


Liquidity and Capital Resources

     Historical. The Company's liquidity needs arise from seasonal working capital requirements, capital expenditures, interest and principal payment obligations and acquisitions. The Company has historically met its liquidity and capital investment needs with internally generated funds and borrowings under its existing credit facilities.

     For the year ended December 31, 1997, cash used for operating activities was $11.1 million compared to cash provided by operating activities of $15.2 million for the year ended December 31, 1996. The cash used for operating activities was primarily due to the $54.6 million increase in certain components of net working capital offset by the $36.2 million in net income. The $32.6 million increase in receivables was primarily due to the increased level of sales. The $31.7 million increase in inventories was due, in part, to the increased sales and to the increase in the mix of stock sales. In addition, the Company increased its inventory investment in its five regional distribution centers by $13.8 million during 1997, primarily in connection with the addition of certain supplier lines historically purchased directly by the branches. This initial increase will be offset as the Company reduces its existing investment in those supplier lines at the branch locations.

     Net cash used in investing activities was $22.4 million for the year ended December 31, 1997, compared to $111.0 million for the year ended December 31, 1996. The primary reason for the cash used in investing activities for the periods presented was acquisitions. The Company used $13.9 million and $103.9 million for acquisitions in the periods ended December 31, 1997 and 1996, respectively. The decrease was due to a reduction in the size and number of acquisitions completed in 1997 versus 1996.

     The Company's capital expenditures, excluding acquisitions, for the year ended December 31, 1997 were $12.4 million as compared to $9.4 million for the year ended December 31, 1996. Such capital expenditures were primarily for branch and distribution center facility improvements, forklifts and delivery vehicles and computer equipment and software. The increase in such expenditures reflects the necessary investments in fixed assets to position the Company for its growth plans.

     Cash provided by financing activities decreased $46.1 million to $41.1 million for the year ended December 31, 1997 compared to $87.2 million for the year ended December 31, 1996. The decrease was due to borrowings as a result of fewer completed acquisitions.

     For the three months ended March 31, 1998 cash provided by operating activities was $13.2 million compared to cash used for operating activities of $32.5 million for the three months ended March 31, 1997. The primary reason for the difference was attributable to a $6.3 million decrease in inventories, excluding the effect of acquisitions, in the first quarter of 1998 compared to a $24.9 million increase in inventories in the first quarter of 1997. The decrease in inventories was attributable to several inventory programs initiated by the Company in the second half of 1997. The increase in the first quarter of 1997 was due primarily to the addition of certain suppliers lines historically purchased directly by the branches. The remainder of the difference in cash provided by operations was due to a change in the timing of federal and state income tax payments.

     Net cash used in investing activities was $47.6 million for the three months ended March 31, 1998 compared to $10.7 million for the three months ended March 31, 1997. The primary reason for cash used in investing activities during the periods presented was acquisitions. The Company used $44.0 million and $9.6 million for acquisitions in the periods ended March 31, 1998 and 1997, respectively. The increase was due to an increase in the size and number of acquisitions completed in 1998 versus 1997.

     The Company's capital expenditures, excluding acquisitions, for the three months ended March 31, 1998 were $3.7 million as compared to $1.4 million for the three months ended March 31, 1997. Such capital expenditures were primarily for branch and distribution center facility improvements, forklifts and delivery vehicles and computer equipment and software. The increase in such expenditures reflects the necessary investments in fixed assets to position the Company for its growth plans. Capital expenditures for fiscal 1998 are expected to total approximately $15 million.

     Cash provided by financing activities increased $1.2 million to $45.2 million for the three months ended March 31, 1998 compared to $44.0 million for the three months ended March 31, 1997. The increase was due to borrowings as a result of more completed acquisitions and the issuance of common stock.

     Following the Recapitalization. As a result of the Recapitalization, Holdings and the Company have significant amounts of debt, with the interest payments on the Notes and interest and principal repayments under the Credit Facilities representing significant obligations of Holdings and the Company. The Senior Subordinated Notes require semi-annual interest payments and the Credit Facilities require quarterly payments of principal and interest commencing approximately six months after the closing date (the "Closing Date") of the Recapitalization. Prior to June 1, 2003, Holdings' interest expense on the Senior Discount Notes will consist solely of non-cash accretions of principal. On June 1, 2003, Holdings will be required to pay the Mandatory Principal Redemption Amount. After June 1, 2003, the Senior Discount Notes will require semi-annual interest payments. The Company's remaining liquidity needs relate to working capital needs, capital expenditures and potential acquisitions.

     The Company intends to fund its working capital, capital expenditures and debt service requirements through cash flows generated from operations, borrowings under the Credit Facilities and amounts available under the Receivables Facility. The Credit Facilities consist of a $100 million Revolving Facility and $270 million of Term Facilities, consisting of $80 million of Tranche A Term Loans, $90 million of Tranche B Term Loans and a $100 million Delayed Draw Term Facility. All amounts under the Revolving Facility were available immediately following the Recapitalization and $25 million of the Revolving Facility are available for the purpose of financing permitted acquisitions. The Delayed Draw Term Facility provides for up to $100 million of term loan borrowings for two years following the Closing Date solely to fund permitted acquisitions. The Revolving Facility will mature six years after the Closing Date. The Delayed Draw Term Facility will mature seven years after the Closing Date. The Tranche A Term Loan will mature six years after the Closing Date, with quarterly amortization payments during the term of such loan. The Tranche B Term Loan will mature eight years after the Closing Date, with nominal quarterly amortization prior to the maturity of the Tranche A Term Loans and with the remaining amounts amortizing on a quarterly basis thereafter. The Credit Facilities are secured by substantially all the assets of Holdings and its subsidiaries. In addition to the Credit Facilities, upon the Recapitalization the Company entered into the Receivables Facility, which is also available to finance working capital needs. The Receivables Facility provides for $300 million of financing through the sale of accounts receivable to a wholly owned, bankruptcy remote, special purpose subsidiary, although based on the current composition of the Company's receivables, on the Closing Date only approximately $250 million were available under the Receivables Facility. Although the Receivables Facility is available for six years, the Company currently intends to replace the Receivables Facility through a securitization of the receivables in the capital markets or another securitization transaction. However, no assurance can be made that such transaction will be completed or, if completed, whether such transaction may have materially different terms from the Receivables Facility. See "Description of the Credit Facilities" and "Description of the Receivables Facility."

     Management believes that cash generated from operations, together with amounts under the Credit Facilities and the Receivables Facility, will be sufficient to meet the Company's working capital, capital expenditure and other cash needs, including financing for acquisitions, in the foreseeable future. There can be no assurance however, that this will be the case. Holdings and Company may consider other options available to them in connection with future liquidity needs, including the issuance of additional debt and equity securities.


Year 2000

     The Company is in the process of modifying, upgrading or replacing its computer software applications and systems to accommodate the "Year 2000" changes required for correct recording of dates in the year 2000 and beyond. The Company does not expect that the cost of its Year 2000 compliance program will be material to its financial condition or results of operations. The Company believes that it will be able to achieve compliance by the beginning of 1999, and does not currently anticipate any material disruption in its operations. The Company has very limited information concerning the compliance status of its suppliers. In the event that the Company or any of the Company's significant suppliers do not successfully achieve Year 2000 compliance, the Company's business or operations could be adversely affected.


Inflation

     The rate of inflation, as measured by changes in the consumer price index, did not have a material effect on the sales or operating results of the Company during the periods presented. However, inflation in the future could affect the Company's operating costs. Price changes from suppliers have historically been consistent with inflation and have had little impact on the Company's profitability.


Seasonality

     The Company's operating results are affected by certain seasonal factors. Sales are typically at their lowest during the first quarter due to a reduced level of construction activity during the winter months. Sales increase during the warmer months beginning in March and continuing through November. Sales drop again slightly in December as the weather cools and also as a result of reduced level of activity during the holiday season. As a result, the Company reports sales and earnings in the first quarter that are generally lower than that of the remaining quarters.

     The following table presents unaudited quarterly operating results for each of the Company's last nine quarters as well as the percentage of the Company's sales represented by each item. This information has been prepared by Holdings on a basis consistent with Holdings' audited financial statements and includes all adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of the data. These quarterly results are not necessarily indicative of future results of operations. This information should be read in conjunction with Holdings' consolidated financial statements and notes thereto included elsewhere in this Prospectus.



                                                                          Quarter Ended
                                 -----------------------------------------------------------------------------------------------
                                        March 31                 June 30              September 30             December 31
                                 ----------------------- ----------------------- ----------------------- -----------------------
                                                                      (Dollars in millions)
1996:
Sales, net .....................  $  477.1       100.0%   $  584.6       100.0%   $  606.6       100.0%   $  606.3       100.0%
Gross profit* ..................      89.3        18.7       102.4        17.5       104.0        17.1       109.3        18.0
Income from operations .........      15.2         3.2        16.9         2.9        16.6         2.7        19.5         3.2
Net income .....................       7.4         1.6         7.7         1.3         7.7         1.3         9.7         1.6
1997:
Sales, net .....................  $  576.7       100.0%   $  659.4       100.0%   $  680.0       100.0%   $  678.7       100.0%
Gross profit* ..................     104.4        18.1       114.7        17.4       120.9        17.8       123.9        18.3
Income from operations .........      14.9         2.6        20.8         3.2        23.4         3.4        21.0         3.1
Net income .....................       6.1         1.1         9.5         1.4        11.0         1.6         9.6         1.4
1998:
Sales, net .....................  $  693.4       100.0%
Gross profit* ..................     126.7        18.3
Income from operations .........      20.2         2.9
Net income .....................       8.5         1.2

---------------------
* Exclusive of depreciation and amortization.


Impact of Recently Issued Accounting Standards

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The provisions of SFAS No. 130 have been adopted in the three month period ended March 31, 1998 and all years presented have been adjusted to reflect the adoption. In Holdings' case, comprehensive income includes net income and unrealized gains and losses from currency translation.

     The FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and related disclosures about products and services, geographic areas and major customers. The SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Additionally, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance on accounting for the costs of computer software developed or obtained for internal use. The SOP is effective for fiscal years beginning after December 15, 1998. Management is currently evaluating the impact of these standards on the financial statements.

                                   BUSINESS

Overview

     WESCO is the second largest provider of products and related services in the U.S. electrical wholesale distribution industry and believes that it is also the second largest in North America. The Company operates over 325 branches and five regional distribution centers in 48 states and nine Canadian provinces to serve virtually the entire U.S. and Canadian market. WESCO provides a broad product offering consisting of over 210,000 products sourced from over 6,000 suppliers to over 130,000 customers. WESCO complements this broad product offering with a range of services and procurement solutions, including integrated supply, whereby it manages all aspects of the customer's supply processes, and electronic commerce, which enables procurement to be automated for improved service at lower cost. WESCO's diversified customer base includes a wide variety of industrial companies, contractors for industrial, commercial and residential projects, utility companies, and commercial, institutional and governmental customers. WESCO's national infrastructure, extensive local geographic coverage and complementary service offerings have allowed WESCO to specialize in developing combined product and service solutions tailored to meet the specific needs of its individual customers. WESCO is particularly well positioned to meet the complex procurement needs of multi-site customers seeking total supply chain cost reduction through preferred supplier alliances.

     Since the Company's divestiture from Westinghouse in 1994 (the "Divestiture"), management has realigned operations to achieve substantial growth in sales and profitability. The current management team has: (i) substantially improved operating margins; (ii) realigned WESCO's branch network to focus on key customer markets; (iii) significantly expanded WESCO's National Accounts (as defined) and other marketing programs; (iv) implemented a new incentive system for branch managers and sales personnel; and (v) actively pursued industry consolidation opportunities. As a result of management's actions and growth in the industry generally, sales have increased from $1.6 billion in 1993 to $2.9 billion on a pro forma basis for the year ended December 31, 1997, a compound annual growth rate of 16.6%, and EBITDA has improved from a loss of $1.4 million in 1993 to $109.5 million on a pro forma basis for the year ended December 31, 1997. Pursuant to the Recapitalization, management retained approximately $97.7 million of equity in Holdings and, together with new stock options expected to be granted in connection with the Recapitalization, will hold or have the right to acquire over 30% of the common equity of Holdings on a fully diluted basis. See "The Recapitalization."


Industry Overview

     The electrical wholesale distribution industry serves customers in the industrial, commercial, construction and utility markets. Electrical wholesalers provide logistical and technical services for customers by bundling together a wide range of products typically required for the construction and maintenance of electrical supply networks, including wire, lighting, distribution and control equipment and a wide variety of electrical supplies. The wholesale channel enables customers to efficiently access a broad range of products and has the capacity to deliver value-added services. Customers are increasingly demanding that distributors provide a broader and more complex package of services as customers seek to outsource non-core functions and achieve documented cost savings in purchasing, inventory and supply chain management. As a result of these customer demands, electrical wholesalers have approximately doubled their share of total electrical products sold in the United States from 1972 to 1997, and sales by electrical wholesalers now represent approximately 60% of the U.S. electrical market.

     The electrical wholesale distribution industry in the U.S. is large, growing and highly fragmented. Industry sources estimate that total electrical wholesale distributor sales were $67 billion in 1997, a 9.6% compound annual growth rate since 1994. In 1996, the latest year for which data is available, the four largest wholesale distributors, including WESCO, accounted for only 14% of estimated total industry sales. In that year, no single distributor accounted for more than 5% of estimated industry sales, and 57% of such sales were generated by distributors with less than $21 million in annual sales.

Competitive Strengths

     WESCO believes it is well positioned to both capitalize on the growing customer demand for value-added services and procurement outsourcing and play a leading role in the continued consolidation in the electrical products distribution industry as a result of the following competitive advantages:

     Market Leadership. WESCO believes it is the second largest electrical wholesale distributor in North America, serving virtually the entire U.S. and Canadian market. Management believes that WESCO is the industry's leading wholesale supplier of electrical products in North America to several important and growing markets, including: (i) customers with large, complex plant maintenance operations requiring a national multi-site service solution for their electrical distribution product needs; (ii) large contractors for major industrial and commercial construction projects; (iii) the electric utility industry; and (iv) manufacturers of factory-built homes, recreational vehicles and other modular structures. These leadership positions provide WESCO with an extensive base from which to continue to grow sales.

     Established National and Local Distribution Infrastructure. WESCO's North American distribution network consists of over 325 branches and five regional distribution centers in 48 states and nine Canadian provinces. This established network provides WESCO with a number of competitive advantages, including the ability to: (i) offer multi-site agreements with the broad geographic scope required by major customers who seek to coordinate their maintenance, repair and operating ("MRO") supplies purchasing activity across multiple locations ("National Accounts"); (ii) enter into favorable preferred supplier agreements which provide for improved payment terms, volume rebates, marketing programs and geographic franchises; (iii) utilize a specialized and technical nationwide sales force to meet specific customer demands for a broad range of products and services across multiple geographic markets; and (iv) provide same-day shipments. Management believes these competitive strengths allow it to more effectively meet the service needs and expectations of both large national customers who are increasingly demanding a single source supply capability and local customers who require high service levels for their electrical product procurement needs.

     Broad Product Offering. WESCO provides its customers with a broad product selection consisting of over 210,000 electrical, industrial and data communications products sourced from over 6,000 suppliers. The Company's products range from basic wire to advanced automation and control products.

     Value Added Services. In partnership with its customers, WESCO combines its product offerings with a wide range of supply management services to create value for its customers. Examples of such services include: (i) outsourcing of the entire MRO purchasing process; (ii) implementing inventory optimization programs; (iii) participating in joint cost savings teams; (iv) assigning Company employees as on-site support personnel; (v) recommending energy-efficient product upgrades; (vi) offering safety and product training for customer employees; and (vii) providing manufacturing process improvements using automated solutions. This combination of products and value-added services enhances WESCO's competitive position by allowing it to offer comprehensive and documented cost-efficient solutions to a customer's specific procurement needs.

     Diverse Revenue Base. WESCO's diverse revenue base is derived from the sale of its broad range of over 210,000 electrical, industrial and data communications products to over 130,000 customers, including: (i) industrial companies from numerous manufacturing and process industries and original equipment manufacturers ("OEMs"); (ii) contractors for industrial, commercial and residential projects; (iii) electrical utility customers; and (iv) commercial, institutional and governmental customers. No customer accounted for more than 1% of WESCO's total sales in 1997. WESCO's geographic diversity encompasses sales in all 50 states in the U.S. and all 10 Canadian provinces. This diversity of customers and products provides WESCO with a broad base from which to grow sales and reduces exposure to any particular customer, industry or regional economic cycle.

     Proven and Committed Management Team. WESCO's management team has successfully repositioned the Company following the Divestiture. The current management team has: (i) substantially improved operating margins; (ii) realigned WESCO's branch network to focus on key customer markets; (iii) significantly expanded WESCO's National Accounts and other marketing programs;
(iv) implemented a new incentive system for branch managers and sales personnel; and (v) actively pursued industry consolidation opportunities. Since August 1995, WESCO's management has successfully completed 14 acquisitions which currently account for estimated annualized sales of over $800 million. As a result of management's actions as well as growth in the industry generally, sales have increased from $1.6 billion in 1993 to $2.9 billion on a pro forma basis for the year ended December 31, 1997, a compound annual growth rate of 16.6%, and EBITDA has improved from a loss of $1.4 million in 1993 to $109.5 million on a pro forma basis for the year ended December 31, 1997. Pursuant to the Recapitalization, approximately 200 managers continued to retain equity in Holdings representing an aggregate value of approximately $97.7 million. In addition, certain managers will have the opportunity to invest an aggregate of up to approximately $15 million in newly issued common stock of Holdings. Holdings also plans to adopt a new stock option plan in connection with the Recapitalization. As a result, management will hold or have the right to acquire over 30% of the common equity of Holdings on a fully diluted basis.


Business Strategy

     Increase Large National Programs. WESCO has successfully established National Accounts relationships with approximately 300 customers and believes it can continue to expand revenue generated through its National Accounts program by: (i) increasing the number of products and sites covered by its existing National Accounts relationships; (ii) expanding MRO agreements to include capital projects; and (iii) extending the program to new customers. National Accounts provide WESCO with a recurring base of revenue through strategic multi-year agreements. In addition, through its Major Projects Group, the Company plans to intensify its focus on large construction projects, such as new stadiums, industrial sites, wastewater treatment plants, airport expansions, healthcare facilities and correctional facilities. The Company intends to secure new National Accounts and Major Projects contracts through:
(i) aggressive national marketing of WESCO's demonstrated project management capabilities; (ii) further development of relationships with leading construction and engineering firms; and (iii) close coordination with National Accounts customers on their major renovation and new construction projects.

     Continue to Improve Operating Profit Margins and Cash Flow. WESCO has successfully improved its operating profit margins over the past four years, increasing EBITDA to over $109.5 million on a pro forma basis for the year ended December 31, 1997 from a loss in EBITDA of $1.4 million in 1993. WESCO believes a successful business strategy must include the commitment to continuous improvement in profitability and productivity. The Company is emphasizing the widespread use of innovative and disciplined approaches to managing its business processes, employee productivity, and working capital and capital expenditure efficiency. These continuous improvement initiatives include: (i) improving product pricing controls to maximize gross margin; (ii) utilizing activity-based costing to more accurately measure and enhance profitability by customer, supplier and other categories; (iii) enhancing the coordination of purchasing and inventory management across its branch network and regional distribution centers; (iv) improving information systems processing capabilities in order to realize more efficient branch and headquarters operations; and (v) leveraging the existing corporate infrastructure by continuing to eliminate redundant back-office functions of acquired companies.

     Encourage Branch Level Entrepreneurship. A distributor's reputation is often determined at the local branch level, where timely supply and customer service are critical. Accordingly, WESCO grants its branch managers substantial autonomy and responsibility to best respond to customer needs in local markets. WESCO's branch managers are responsible for optimizing business activities in their local markets, including managing the branch sales force, configuring inventories, selecting potential customers for targeted marketing efforts and developing local service options. WESCO's compensation system for branch managers, a significant portion of which is incentive based, strongly encourages sales and cash flow growth as well as efficient working capital management at the branch level.

     Gain Share in Key Local Markets. WESCO intends to increase its market share in key geographic markets with a substantial base of potential customers through a combination of new branch openings, increased sales and marketing efforts and acquisitions. In addition, WESCO's marketing team, together with local branch managers, are expanding the Company's program of detailed market analysis and opportunity identification on a branch-by-branch and product line basis. The Company has developed a detailed database of potential customers for its individual markets which it will utilize to implement this strategy. Furthermore, the Company intends to leverage its existing relationships with preferred suppliers to increase sales of their products in local markets through various initiatives, including sales promotions, cooperative marketing efforts, direct participation by suppliers in National Accounts implementation, dedicated sales forces and product exclusivity.

     Expand Product and Service Offering. WESCO intends to build on its demonstrated ability to introduce new products and services to meet customer demands and capitalize on market opportunities. For example, the Company plans to expand its presence in the fast-growing data communications market. In the past two years, WESCO has significantly increased its focus on this market, generating sales of $83 million in 1997, up from $52 million in 1995. By utilizing a dedicated data communications sales team and leveraging its existing sales force, the Company intends to expand sales to new and existing customers, as well as broaden its offering into additional data communications product lines. In addition, the Company plans to expand its integrated supply programs with both new and existing accounts. Given the initial success of its integrated supply initiatives and the rapid growth in the demand for such services anticipated by the Company, WESCO believes it has a significant opportunity to develop additional customer relationships by leveraging its comprehensive service and supply expertise.

     Pursue Consolidation Opportunities. WESCO utilizes a disciplined approach toward acquisitions which includes established targets for cash return on investment. Since August 1995, WESCO's management has successfully completed 14 acquisitions which currently account for estimated annualized sales of over $800 million. WESCO intends to continue to pursue its consolidation strategy and believes that the highly fragmented nature of the electrical distribution industry will provide WESCO with a significant number of acquisition opportunities. The Company evaluates potential acquisitions based on their ability to: (i) accelerate expansion into key growth markets; (ii) add support capabilities for important new customers; (iii) enhance sales of acquired branches by immediately broadening the product and service mix; (iv) expand local presence to better serve existing customers; (v) strengthen relationships with manufacturers; and (vi) provide operating efficiencies by leveraging WESCO's existing infrastructure.

Acquisitions

     In mid-1995 WESCO launched its program to make acquisitions that complement its existing business. See " -- Business Strategy." Since August 1995, WESCO has completed 14 acquisitions which currently account for estimated annualized sales of over $800 million. In order to improve operating efficiencies, management has closed or consolidated 25 of the acquired branches due to overlapping locations. The Company paid cash consideration of approximately $6.2, $103.9, $13.9 and $87.6 million for acquisitions in 1995, 1996, 1997 and 1998 (through May 12, 1998), respectively. See Notes 14 and 15 to the consolidated financial statements of Holdings included elsewhere in this Offering Memorandum. These acquisitions and the key rationale for each are summarized below.



                                                    Number
                                                      of        Annual
 Year          Company            Headquarters     Branches    Sales(1)                  Key Rationale
------ ----------------------- ------------------ ---------- ------------ -------------------------------------------
                                                              (millions)
1995   Fife Electric Company   Detroit, MI             1         $ 42     Capitalized on strong relationships with
                                                                          auto manufacturers and obtained a
                                                                          Square D distributorship.
       Manufactured            Monroe, NC              1            5     Expanded product offering for
       Housing Supply                                                     Manufactured Structures customers.
1996   Murco, Inc.             Monroe, LA              3           14     Leveraged systems integration capabilities
                                                                          with paper manufacturing and wastewater
                                                                          treatment customers.
       Standard Electric       Bangor, ME              9           25     Improved coverage of pulp and paper
       Company, Inc.                                                      National Accounts.
       EESCO, Inc.             Chicago, IL            36          288     Increased Midwest industrial presence and
                                                                          obtained a major Allen-Bradley distribu-
                                                                          torship.
       Hamby-Young Power       Aurora, OH              2           22     Introduced product and design capabilities
       Supply Products, Inc.                                              for electrical substation facilities.
       Nevada Electric         Las Vegas, NV           1            5     Expanded into growing Las Vegas market.
       Supply
       Power Supply, Inc.      Houston, TX             5           20     Enhanced utility market share in Texas.
       Ace Electric Supply     Jacksonville, FL       11           44     Obtained an additional Allen-Bradley
       Company                                                            distributorship in the Southeast.
1997   Diversified Electric    Little Rock, AR         2           28     Further consolidated utility leadership in
       Supply Company, Inc.                                               the Southeast.
       Maydwell & Hartzell,    Brisbane, CA            7           24     Built utility leadership in the West.
       Inc.
1998   Avon Electrical         Hauppauge, NY           2           80     Expanded presence in metropolitan New
       Supplies, Inc.                                                     York.
       Brown Wholesale         Sun Valley, CA          9           70     Expanded industrial/construction market
       Electric Company                                                   share in the Southwest.
       Reily Electric          New Orleans, LA         7          140     Enhanced existing National Accounts
       Supply, Inc.                                                       customer relationship.

                                                      --         ----
                               Total                  96         $807
                                                      ==         ====

---------------------
(1) Represents WESCO's estimate of annual sales at the time of acquisition, based on WESCO's review of internal and/or audited statements of the acquired business.

     The largest acquisition completed to date was EESCO, Inc. ("EESCO"), the eighth largest electrical wholesale distributor in the U.S. at the time it was acquired by WESCO in April 1996. As a result of the EESCO acquisition, WESCO increased coverage in the key Chicago and Minneapolis markets, developed important new supplier relationships (Allen-Bradley and General Electric), increased scale and realized cost savings through the consolidation of branches and the reduction of selling, general and administrative expenses. WESCO has substantially increased the sales and profitability of EESCO by: (i) increasing investment capital for new and existing EESCO branches; (ii) expanding EESCO's technical support group; and (iii) including EESCO branches in National Accounts programs and preferred supplier agreements. Since its acquisition, EESCO's annual net sales have increased to $341 million in 1997 from $288 million in 1995.

     On January 1, 1998, WESCO acquired the electrical distribution businesses of Avon Electrical and Brown Wholesale. Avon Electrical, operating two branch locations, is a leading distributor in the New York metropolitan area. Brown Wholesale, with two branches in Arizona, is the leader in the high-growth Phoenix market. Brown Wholesale also had seven branches which were closed or sold in California and Hawaii to improve operating efficiency. These acquisitions will add approximately $150 million in annualized sales.

     On May 8, 1998, WESCO acquired the assets of, and assumed certain liabilities of, Reily, a distributor headquartered in New Orleans, Louisiana with seven branches in the Gulf Coast region. The Reily acquisition provides the Company with several strategic benefits, including: (i) strengthening its market position in the Gulf Coast region; (ii) complementing an existing National Accounts customer relationship in the petrochemical industry; and
(iii) improving its position in the Houston market, where Reily's strong market position will complement WESCO's existing branch operations.

     As a result of the acquisitions of Avon Electrical, Brown Wholesale and Reily, the Company contemplates consolidating and/or closing 5 WESCO branches by the end of 1998 which the Company expects will result in $3.6 million of annual cost savings. The Company does not expect to incur any material expenses or charges in connection therewith.


Products and Services

     WESCO's network of branches and distribution centers contains approximately 210,000 product stock keeping units ("SKUs"), and the average branch maintains in its warehouse stock approximately 4,000 to 8,000 SKUs, tailored to meet the needs of the customers in its markets. WESCO's major product categories, and the representative products and the percentage of 1997 sales for each such category, are set forth below:




Product Category                   Representative Products                                   Percent of 1997 Sales
--------------------------------   ------------------------------------------------------   ----------------------
Supplies                           Fuses, terminals, connectors, boxes fittings, tools,               25
                                   lugs, tapes and other miscellaneous supplies
Distribution Equipment             Circuit breakers, transformers, switchboards,                      23
                                   panelboards and busway
Wire and Conduit                   Wire, cable, steel and PVC conduit                                 22
Lighting                           Lamps (light bulbs), fixtures and ballasts                         19
Control, Automation and Motors     Motor control centers, drives, programmable logic                   8
                                   controllers, pushbuttons and operator interfaces
Data Communications                Premise wiring, patch panels, terminals,                            3
                                   connectors, hubs and routers

     In conjunction with product sales, WESCO offers customers a range of services and procurement solutions that draws on its product and supply management expertise and systems capabilities. These services include National Accounts programs, integrated supply programs and electronic commerce.

     National Accounts Programs. The typical National Accounts customer is a Fortune 500 industrial company, a large utility or other major customer, in each case with multiple locations. Recently, through rigorous selection processes, these customers have been seeking to substantially reduce their electrical supply base -- in some cases from several hundred suppliers to just one -- with expectations for documented cost reductions, high levels of service and consistent product and pricing across all locations. WESCO's national platform, strong branch network and product breadth give it the capacity to offer multi-site agreements with the scope required by National Accounts.

     WESCO's National Accounts programs provide customers with total supply chain cost reductions by coordinating purchasing activity for MRO supplies across multiple locations. WESCO is able to demonstrate documented savings of over 10% within the first year of program launch. Comprehensive roll-out plans establish jointly-managed implementation teams at the local and national level to prioritize activities, track progress against objectives, and identify key performance measures. WESCO is increasingly involving its preferred suppliers early in the implementation process, where they can contribute expertise and product knowledge to accelerate program implementation and the achievement of savings.

     Integrated Supply Programs. WESCO's integrated supply programs offer customers a variety of services to support their objectives for improved supply chain management. WESCO integrates its personnel, product and distribution expertise, electronic technologies and service capabilities with the customer's own internal resources to meet particular service requirements. Each integrated supply program is uniquely configured to deliver a significant reduction in the number of MRO suppliers, reduce total procurement costs, improve operating controls and lower administrative expenses. Although integrated supply programs currently account for a small portion of revenue, management believes that customers will increasingly seek to utilize WESCO as an "integrator," responsible for selecting and managing the supply of a wide range of MRO and OEM products.

     Electronic Commerce. WESCO enhances its ability to service customers accurately and efficiently by incorporating technologies such as EDI, electronic mail, electronic cataloging (such as CD-ROM and Internet ordering), direct order entry and barcoded bin labelling to streamline inventory replenishment. WESCO also employs technological and logistical innovations in its internal operating processes to improve customer service, including paperless warehousing, cross-docking, barcoding and automatic stock replenishment. Although constituting a small percentage of WESCO's total number of transactions, WESCO typically completes in excess of 65,000 EDI transactions per month.


Suppliers and Purchasing

     WESCO's supplier relationships are strategically important to WESCO, providing access to a wide range of products, technical training and sales and marketing support. Suppliers often take an active role in marketing products to the customer by deploying their own sales force and/or independent manufacturers' representatives to work together with WESCO's sales organization. WESCO's growth, size, geographic scope and marketing initiatives with large, high profile customers make it an attractive partner for suppliers by allowing them to expand customer access to their product offerings, improve their market position and introduce new products. As a result, WESCO has been able to negotiate broad access to most product lines, including preferred supplier agreements with regard to volume discounts, payment terms, marketing support and logistics.

     WESCO purchases products from a diverse group of over 6,000 suppliers. In 1997, the ten largest suppliers accounted for approximately 45% of the Company's purchases, and the top 200 suppliers accounted for approximately 85% of purchases. The largest of these was Eaton Corporation, through its Cutler-Hammer division, successor to the Distribution and Control Business Unit of Westinghouse, accounting for approximately 18% of total purchases. No other supplier accounted for more than 6%. WESCO's ten largest suppliers in 1997 and their principal products are as follows:




Supplier                Products
---------------------   -----------------------------------
  Cutler-Hammer         Distribution and control equipment
  Allen-Bradley         Control and automation equipment
  Asea Brown Boveri     Transformers
  Philips Lighting      Lamps
  Southwire Company     Wire and cable
  Cooper Lighting       Lighting fixtures
  Thomas & Betts        Electrical supplies
  Lithonia Lighting     Lighting fixtures
  Crouse Hinds          Fittings
  General Electric      Lamps and distribution equipment


     WESCO has preferred supplier agreements with approximately 150 of its suppliers, and purchases approximately 60% of its stock inventories from suppliers pursuant to these agreements. Consistent with industry practice, most of WESCO's agreements with suppliers, including both distribution agreements and preferred supplier agreements, are terminable by either party on no more than 60 days notice. See "Risk Factors -- Product Supply."

     In order to capitalize on its buying power as a national network, WESCO has increasingly centralized buying by supplying a larger proportion of branch stock sales through its five regional distribution centers. To preserve local flexibility in tailoring their inventories to meet local customer requirements, branches are often offered the option of purchasing a choice of competing lines from the distribution centers. In limited cases where a product ordered by a customer is not otherwise available, a branch may purchase such product from a competitor to resell to the customer.

     Certain suppliers to the electrical wholesale market supply their products pursuant to exclusive geographic arrangements whereby the distributor is granted the exclusive ability to sell the supplier's products in a geographic market and may be restricted from offering competing products. Although relatively few suppliers have such exclusive geographic distributorship arrangements, some involve much sought after product lines. The most notable of these is the highly regarded Allen-Bradley distributorship. In 1996, as a result of two acquisitions, the Company significantly increased the number of branches offering the Allen-Bradley product.

     WESCO has a product management group which manages key supplier relationships, including negotiating preferred supplier agreements, managing cooperative marketing funds, organizing product training, developing joint marketing plans with suppliers and evaluating supplier performance.


Markets and Customers

     WESCO has a large base of approximately 130,000 customers diversified across its principal markets. With no customer accounting for more than 1% of 1997 sales, WESCO is not dependent on any single customer. WESCO's broad customer base includes: (i) industrial companies from numerous manufacturing and process industries, and OEMs, including manufacturers of factory-built homes and other modular structures; (ii) contractors for industrial, commercial and residential projects; (iii) investor-owned utilities, municipal power authorities and rural electric cooperatives; and (iv) commercial, institutional and governmental ("CIG") customers.

     Industrial Customers. Sales to industrial customers, which include MRO and OEM sales, accounted for approximately 40% of WESCO's sales in 1997 and approximately 25% of the electric wholesale market in 1996.

     Electrical MRO products are needed to maintain and upgrade the electrical network at all industrial sites. Expenditures are greatest in the heavy process industries, such as pulp and paper and petrochemical. Typically, electrical MRO is the first or second ranked product category by purchase value for total MRO requirements for an industrial site. Other MRO product categories include, among other things, lubricants; pipe, valves and fittings; fasteners; and power transmission products. MRO activity has been difficult for industrial users to manage, as it is characterized by a fragmented supply base, a high volume of low dollar transactions, poor usage and cost information and relatively high inventory levels. For example, it is not unusual for a customer to inventory as many as 10,000 MRO SKUs. Furthermore, customers are sensitive to supply reliability, since a lack of critical spares could cause an entire manufacturing process to shut down.

     WESCO is responding aggressively to the needs of this market, particularly for the high-use customers in heavy process industries. To more efficiently manage the MRO process on behalf of its customers, WESCO offers a range of supply management services, including: (i) outsourcing of the entire MRO purchasing process; (ii) implementing inventory optimization programs; (iii) participating in joint cost savings teams; (iv) assigning Company employees as on-site support personnel; (v) recommending energy-efficient product upgrades;
(vi) offering safety and product training for customer employees; and (vii) providing manufacturing process improvements using automated solutions. WESCO's most distinctive service is its National Accounts program, with the ability to offer multi-site agreements to large industrial customers to ensure local supply with nationwide consistency in product and pricing.

     OEM customers incorporate electrical assemblies and components into their own products and typically require a reliable, high-volume supply of a narrow range of electrical items. The wholesale channel generally serves the smaller and medium-sized OEMs, while the larger OEMs typically purchase directly from manufacturers. Customers in this segment are particularly service and price sensitive due to the volume and the critical nature of the product used. OEMs also expect value-added services such as design and technical support, just-in-time supply and electronic commerce. While prices tend to be lower in this market due to higher volume, long-term relationships are typical, which leads to an efficient supply process and stable, recurring revenues.

     WESCO serves the OEM market by: (i) providing experienced, technically-oriented sales specialists who assist in product specification and selection, prototype development and supplier coordination; (ii) offering supply management services similar to those provided to industrial MRO customers; (iii) securing access to product lines that are commonly specified by OEMs; (iv) working with suppliers on product applications; and (v) offering specialized packaging or kitting services that bring efficiencies to the customer's manufacturing process.

     Management believes that WESCO is the leading electrical wholesaler in the manufactured structures market (factory built homes, recreational vehicles and other modular structures), a particular type of OEM. For the past several years WESCO has been expanding its service to these customers by offering integrated supply solutions including a wide range of non-electrical products such as structural components, air conditioning units, plumbing fixtures, cabinets and kitchen ventilation equipment.

     Electrical Contractors. Sales to electrical contractors accounted for approximately 38% of WESCO's sales in 1997 and approximately 40% of the electrical wholesale market in 1996. These customers range from large contractors for major industrial and commercial projects, the customer types which WESCO principally serves, to small residential contractors which represent a small portion of WESCO's sales. Electrical products purchased by contractors typically account for approximately 40% to 50% of the total installed cost, and therefore accurate cost estimates and competitive material costs are critical to a contractor's success in obtaining profitable projects. Contractors choose wholesale suppliers on the basis of price, availability and various support services such as design assistance, bill of material development, credit policies and inventory management.

     WESCO is one of the industry leaders in serving the complex needs of large commercial and industrial contractors, and has established a Major Projects Group to focus some of its most experienced personnel on serving the needs of the top 50 U.S. electrical contractors on a multi-regional basis. WESCO also offers a wide range of services to meet the needs of contractors, including blanket purchase agreements, on-line ordering, CD-ROM catalogs, on-site trailers, lighting and distribution equipment lay-outs and access to low voltage products, particularly data communications products. WESCO has also worked to strengthen its relationships with independent manufacturers' representatives who provide additional sales coverage, technical assistance and training on behalf of manufacturers.


     Utilities. Sales to utilities accounted for approximately 14% of WESCO's sales in 1997 and approximately 4% of the electrical wholesale market in 1996. This market includes large investor-owned utilities, smaller rural electric cooperatives and municipal power authorities. WESCO provides its utility customers with an extensive range of supplies to meet their MRO and capital projects needs. Integrated supply arrangements are also important in this market as cost pressures and deregulation cause utility customers to streamline procurement practices. WESCO has been selected for supply management agreements with ComEd, PECO Energy and Wisconsin Electric Power Company.


     Traditionally, investor-owned utilities have purchased products directly from manufacturers, while smaller rural electric cooperatives and municipal power authorities have been supplied by electrical wholesalers, including WESCO. Both large and small utility customers require relatively high dollar volumes of specialized product to maintain their electrical networks. Access to these specialized utility products is limited by geographic distributorship agreements granted by manufacturers. These products are, therefore, not generally available to all electrical wholesalers at the pricing required by utility customers. Recent trends in the utility industry favor utility-oriented electrical wholesalers, such as WESCO. The most important trend is the deregulation of utility power generation, which has forced large utilities to seek better asset utilization and cost savings in all aspects of their operations, including purchasing and supply management. Investor-owned utilities, in focusing on their core business, have moved to outsource certain supply functions to wholesalers in order to reduce costs and enhance cash flow.

     Commercial, Institutional and Governmental Customers. Sales to CIG customers accounted for approximately 7% of WESCO's sales in 1997 and approximately 21% of the electrical wholesale market in 1996. This is a fragmented market which includes schools, hospitals, property management firms, retailers (for their own use) and government agencies of all types. These customers often have complex infrastructure construction requirements, but their MRO requirements are typically less complex than large industrial or utility customers. WESCO's locally oriented and entrepreneurial branch operations are well positioned to serve both construction and MRO needs of these customers. WESCO's Major Products Group often assists in new construction and the National Accounts group supports the MRO needs of multi-site financial institutions, department stores and amusement parks. National retail or service chains tend to favor distributors such as WESCO who can meet their recurring needs at dozens or hundreds of store or office locations.

     Other Electrical Customers. Sales to other electrical customers accounted for less than 1% of WESCO's sales in 1997 and approximately 10% of the electrical wholesale market in 1996. These customers include the general public, retailers (for resale), farmers and other wholesalers.

     Data Communications Customers. WESCO provides its customers with a wide range of data communications products including (i) components of facilities and premise wiring for data networks and (ii) electronic devices and processors that transmit and manage the data flowing through a network. WESCO's customers in this market include Bell Atlantic, IBM, Kodak and LTV Steel. Because of the convergence of voice, data, and video applications, this growing market consists of a wide range of new products and manufacturers that are not included in the market size estimates for the electrical industry. The premise wiring component of the data communications market is estimated by industry sources to grow to approximately $4 billion in total sales by the year 2001 from an estimated $3 billion in 1997. The Company's sales to this market increased from $52 million in 1995 to $83 million in 1997, and the Company believes that such sales will continue to grow at a greater rate than most of its other product categories. The Company's sales to this market in the first quarter of 1998 were 22% higher than that of the comparable period in 1997.


Distribution Network

     Branch Network. WESCO operates a system of over 325 branches, of which approximately 275 are located in the U.S., approximately 50 are located in Canada and the remainder are located in Puerto Rico, Mexico and Guam. Over the last two years WESCO has opened approximately 15 branches per year, principally to service National Accounts customers. In addition to consolidations in connection with acquisitions, the Company occasionally closes or consolidates existing branch locations to improve operating efficiency.

     The size of individual branches within WESCO's nationwide network varies broadly. In 1997, WESCO's branches had annual sales as high as $66 million, with an average of approximately $8 million. A representative branch employs 10 to 15 people and typically stocks a product mix of 4,000 to 8,000 SKUs, tailored to its local customer base. Customers can typically place orders at the branches through facsimile, telephone, mail, EDI, on-line order entry or counter appearances.

     WESCO grants its branch managers substantial autonomy in directing the branch sales force, configuring inventories, selecting markets served and developing local service options. Branches operate as separate profit and loss centers. A key aspect of WESCO's growth strategy is to encourage higher levels of productivity by creating appropriate economic incentives for branch managers through a mix of bonuses and stock options tied to the branch's growth and profit improvement. Since the Divestiture and the implementation of this incentive system, WESCO's average compensation for branch managers has increased by approximately 60%. See "Management -- Stock Option Plan for Branch Employees."

     Distribution Centers. To support its branch network, WESCO has a system of five regional distribution centers ("DCs") which supply approximately 40% of stock purchases. The DCs add value to customers through: (i) shorter lead times for product supply; (ii) better product selection and availability;

(iii) same day shipments; and (iv) central order handling and fulfillment for certain multi-site customers. In addition to creating value for customers, the DCs improve WESCO's supply chain management through: (i) automatic replenishment of branch stock; (ii) on-line ordering for branches; (iii) redeployment of slow-moving branch stock; (iv) automation of branch purchasing administration; (v) bulk purchasing to achieve order discounts; and (vi) advanced distribution techniques such as paperless picking, flow racking, barcoding, weight verification, electronic freight management and cross-docking. Suppliers also benefit from the DCs due to larger order sizes and lower transportation costs. DCs ship to branches every day, for same-day orders or orders previously generated through WESCO's computerized automated stock replenishment system.

     Transportation and Logistics. WESCO offers its customers a variety of delivery methods, including: (i) direct shipment from the manufacturer, which is employed for many large orders and engineered products; (ii) branch shipment, which is used for the large majority of stock and special order sales; (iii) branch pick-up, which is used by some customers, particularly contractors, for their day-to-day business; and (iv) shipment from a DC on an exception or emergency basis, since DCs are primarily used to replenish branch stock. Substantially all branch shipments to customers are made by contract carriers or by Company or third party delivery vehicles, with minimal use of overnight parcel services.

     Typically, manufacturers pay freight charges for inbound shipments to DCs, branches or customers. In some instances, prepaid freight terms are contingent upon WESCO meeting certain minimum order requirements. For some suppliers and where it results in lower overall transportation costs, WESCO has negotiated pick-up allowances in lieu of prepaid freight.


Sales Organization

     General Sales Force. WESCO's general sales force is based at the local branches, and comprises approximately 2,000 Company employees, split equally between outside sales representatives and inside sales personnel. Outside sales representatives, who have an average of more than eight years of experience at WESCO, are paid under a compensation structure which is heavily weighted towards commissions. They are responsible for making direct customer calls, performing on-site technical support, generating new customer relations and developing existing territories. The inside sales force supports the outside sales force and is a key point of contact for responding to routine customer inquiries such as price and availability requests and for entering and tracking orders.

     National Accounts. WESCO has what management believes to be the largest National Accounts sales force in the industry, led by an experienced group of sales executives who negotiate and administer contracts, coordinate branch participation and identify sales and service opportunities. National Accounts managers' efforts are aligned by targeted customer industries, including automotive, pulp and paper, petrochemical, steel, mining and food processing.

     Data Communications. Data communications products are supported by a dedicated sales force of approximately 70 inside and outside representatives who focus primarily on the premise wiring systems market. This team is supported by additional resources in the purchasing, inventory management, product training, product management and regional sales areas. WESCO also operates a training facility where customers and the general sales force can receive industry-recognized certification in data communications product installation.

     Major Projects. In 1995, WESCO established a group of highly experienced sales managers to target, on a national basis, the market for large construction projects with electrical material valued in excess of $1 million. WESCO's approach distinguishes it from almost all of its competitors, who typically handle even the largest construction projects on a local basis. Through the Major Projects Group, WESCO can meet the needs of contractors for complex construction projects such as new stadiums, industrial sites, wastewater treatment plants, airport expansions, healthcare facilities and correctional facilities.

     Industrial Automation Specialists. According to industry estimates, sales of automation and control products are growing faster than the overall industry average as technology advances and industrial firms of all types seek more productive processes. The Company's EESCO Division, with its highly regarded Allen-Bradley distributorship, specializes in automation and control products. The Company's general sales staff is highly trained in assisting customers with process control applications, and a separate staff of 58 technical support and automation specialists provides sales assistance for analysis, design, specification and implementation. In addition, other WESCO branches which primarily serve industrial MRO and OEM customers draw on a dedicated staff of technically trained industrial automation specialists, who are strategically located in selected high-potential market areas and provide support and assistance to multiple branches. Overall, a total of approximately 90 automation and control specialists are currently employed throughout WESCO.


Canada

     To serve the Canadian market, WESCO operates a network of approximately 50 branches in nine provinces. Branch operations are supported by two distribution centers located near Montreal and Vancouver. With sales of approximately US$280 million, Canada represented 11% of total WESCO sales in 1997. The Canadian market for electrical wholesale is considerably smaller than the U.S. market, with roughly US$2.4 billion in total sales in 1997 according to industry sources. The Canadian market is also far more concentrated than the U.S. market, based on estimated market data, with Westburne (33% share), Guillevin, owned by Consolidated Electrical Distributors (12% share), WESCO's Canadian branches (11% share) and Sonepar (8% share) collectively representing approximately 64% of the market in 1997, compared to approximately 14% for the top four U.S. wholesalers.

     WESCO's Canadian operations have a strong reputation for serving the needs of medium and large contractors, which in 1997 represented 61% of WESCO's Canadian sales. More recently, WESCO has been successful in growing sales with industrial customers, through marketing of control products and the development and expansion of instrumentation product sales. National Accounts programs are also being successfully applied to this market, building on WESCO's U.S. experience with industrial customers. Data communications product sales have grown rapidly in Canada from a negligible amount in 1993 to approximately 8% of WESCO's total Canadian sales in 1997.


International

     WESCO is continuing to build its international presence outside of the U.S. and Canada, principally by following its National Accounts customers and key suppliers into their high-growth markets, thereby limiting start-up risk and enhancing profit. Other opportunities to grow international sales include expanding and improving the quality of the network of the Company's independent export sales representatives outside of North America, increasing the number of North American-based export sales offices and building closer relationships with global engineering, procurement and construction firms. With sales of approximately US$64 million, international sales (excluding Canada) represented 2% of total WESCO sales in 1997. WESCO channels its international sales principally through 13 sales offices, six of which are located within North America as export offices and seven of which are in international locations, and through sales representatives in 22 foreign countries. WESCO is in the process of opening an administrative office in the United Kingdom to support its sales efforts in Europe, Africa and the former Soviet Union.

     WESCO recently opened two branches in the Mexico City area, where WESCO was awarded the highly regarded Allen-Bradley distributorship for the Federal District and three surrounding states. WESCO estimates that the Mexico City market area represents 40% of total purchases in the $1.5 to $2.0 billion Mexican market. Up to three additional branches may be opened in the states surrounding Mexico City in the next three years.

     A sales contact database of the foreign locations of WESCO's National Accounts customers is under development. It is estimated that over 1,000 plant sites outside of North America will eventually be covered by a direct sales and telemarketing program.


Management Information Systems

     WESCO's corporate information system, WESCOM, provides low-cost, highly functional processing of a full range of WESCO's business operations, such as customer service, inventory and logistics management, accounting and administrative support. The system has been upgraded with decision support, executive information system analysis and retrieval capabilities to provide detailed income statement and balance sheet variance and trend reporting at the branch level. The system also provides activity based costing capabilities for analyzing profitability by customer, supplier, sales representative and shipment type. Sales and margin trends and variances can be analyzed by branch, customer, product category, supplier, or account representative.

     The WESCOM system is fully distributed within WESCO, and every branch (other than EESCO and certain newly acquired branches) utilizes its computer system to support local business activities, on a real time basis, from sales quotation to delivery of products to customers. Telecommunication links through a central system in Pittsburgh give each branch access to information on inventory status in WESCO's distribution centers as well as other branches and an increasing number of on-line suppliers. EESCO operates its own system which is linked to the Company's central system. The Company intends to integrate EESCO into the WESCOM system over the next 12 to 18 months which is expected to reduce costs associated with operating dual systems.

     WESCO conducts a portion of its business through EDI transactions, typically completing in excess of 65,000 EDI transactions per month with its trading partners. WESCO's electronic commerce strategy calls for tighter linkages to both customers and suppliers through greater use of technological advances, including Internet and CD-ROM catalogs, barcoding, enhanced EDI, electronic funds transfer and other innovative improvements.


Competition

     WESCO competes directly with national, regional and local distributors. National competitors who offer a broad base of products include Graybar Electric Company, Inc., Consolidated Electrical Distributors and General Electric Supply Company. Regional competitors include Rexel, Inc., Crescent Electric Supply Company, Cameron & Barkley Company, Platt Electric Supply Inc., Sonepar and Westburne Inc. Certain other competitors, such as W.W. Grainger Inc., which focuses primarily on industrial supplies distribution, overlap with electrical wholesale distributors in some product lines. Distinct from these full-line distributors are niche distributors that carry only certain products such as wire, lighting products, or data communications equipment.

     Competition among electrical wholesale distributors is primarily focused on the local service area, and is generally based on product line breadth, product availability and price. WESCO believes that it has certain competitive advantages over many of its local competitors, which are not able to carry the range of products stocked by WESCO or achieve purchasing economies of scale. However, some of WESCO's competitors are larger and have access to greater financial and marketing resources than WESCO. Another source of competition is buying groups formed by smaller distributors to increase purchasing power and provide some cooperative marketing capability. The two largest of these are Affiliated Distributors, representing an estimated $5 billion of electrical wholesale distribution sales in 1996, and IMARK, representing an estimated $3 billion of sales in 1996, based on industry sources. While increased buying power may improve the competitive position of buying groups locally, WESCO does not believe these groups have been able to compete effectively with WESCO for National Accounts customers due to the difficulty in coordinating a diverse ownership group.

     Outside of the wholesale distribution channel, manufacturers employ, and may increase the use of, direct sales and/or independent manufacturers representatives. Some manufacturers with sufficient size, geographic scope and financial and marketing resources may be in a position to offer customers National Accounts services. Consumer channels such as hardware stores, DIY retail outlets (such as Home Depot), mass merchants and grocery stores also compete for certain customers. Some retail chains, with nationwide purchasing advantages, can in certain product categories offer prices comparable to those of the wholesale distributors, although with a much narrower product offering overall. These channels attract smaller residential contractors who work on projects generally requiring basic electrical supplies. Such contractors represent a small portion of WESCO's sales. The Company's customers typically require a broader range of products and services than those provided by these retail channels.

Employees

     As of March 31, 1998, WESCO had approximately 4,900 employees worldwide, of which approximately 4,200 were located in the U.S. and approximately 700 in Canada and WESCO's other foreign locations. Less than 5% of WESCO's employees are represented by unions. WESCO believes its labor relations to be generally good.


Properties

     WESCO operates a system of over 325 branches, of which approximately 275 are located in the U.S., approximately 50 are located in Canada and the remainder are located in Puerto Rico, Mexico and Guam. Approximately 30% of branches are owned facilities, and the remainder are leased.

     Set forth below is a table summarizing the Company's DC facilities:



Location                     Square Feet           Regions Served             Leased/Owned
-------------------------   -------------   ----------------------------   -----------------
Warrendale, PA ..........      252,700      Eastern U.S.                    Owned and Leased
Sparks, NV ..............      195,800      Western U.S.                         Leased
Byhalia, MS .............      148,000      Southeastern U.S.                    Owned
Dorval, QE ..............       97,000      Eastern and Central Canada           Leased
Burnaby, BC .............       34,300      Western Canada                       Owned

     WESCO also leases its 60,400 square foot headquarters in Pittsburgh, Pennsylvania. WESCO does not regard the real property associated with any single branch location as material to its operations. WESCO believes its facilities are in good operating condition.


Intellectual Property

     WESCO's trade and service mark, composed of the words "WESCO the extra effort people(R)," together with the running man design, is registered in the United States Patent and Trademark Office, the Canadian Trademark Office and the Mexican Instituto de la Propriedad Industrial. WESCO considers this mark to be material to its businesses.


Environmental Matters

     WESCO believes that it is in compliance in all material respects with applicable Environmental Laws. There are no significant capital expenditures for environmental control matters either estimated in the current year or expected in the near future. In connection with the Divestiture, Westinghouse agreed to indemnify the Company for certain liabilities under Environmental Laws resulting from conditions at the Predecessor's branch locations and other real property at the time of the Divestiture. By the terms of this indemnity, the Company is not entitled to indemnification for claims made under the indemnity after February 27, 1996. Based on its due diligence investigation, including environmental assessments, Holdings made a claim under this indemnity in the amount of approximately $1.5 million, which Westinghouse is disputing. See "Risk Factors -- Environmental Risks."


Legal Proceedings

     WESCO is party to routine litigation incidental to WESCO's business. WESCO does not believe that any legal proceedings to which it is a party or to which any of its property is subject will have a material adverse effect on WESCO's financial position or results of operations.

                                  MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of Holdings and WESCO and their respective ages and positions are set forth below.



              Name                 Age                          Position
-------------------------------   -----   ---------------------------------------------------
Roy W. Haley ..................    51     Chairman, President and Chief Executive Officer
David F. McAnally .............    42     Executive Vice President, Chief Operating Officer,
                                           Chief Financial Officer and Treasurer
Stanley C. Weiss ..............    69     Executive Vice President, Industry Affairs
Steven A. Burleson ............    39     Vice President and Corporate Controller
John R. Burke .................    50     Vice President, Operations
William M. Goodwin ............    52     Vice President, Operations
James H. Mehta ................    42     Vice President, Business Development
James V. Piraino ..............    38     Vice President, Marketing
Patrick M. Swed ...............    55     Vice President, Operations
Donald H. Thimjon .............    54     Vice President, Operations
Robert E. Vanderhoff ..........    43     Vice President, Operations
Jeffrey B. Kramp ..............    38     Corporate Secretary and General Counsel
James L. Singleton ............    42     Director
James A. Stern ................    47     Director
Anthony D. Tutrone ............    33     Director

     Messrs. Haley, Kramp, Singleton, Stern and Tutrone hold the same positions with both Holdings and WESCO.

     Messrs. Weiss, Burleson, Burke, Goodwin, Mehta, Piraino, Swed, Thimjon and Vanderhoff hold these positions with WESCO only.

     Mr. McAnally is Treasurer of Holdings and WESCO, and Executive Vice President, Chief Operating Officer and Chief Financial Officer of WESCO only.

     Set forth below is biographical information for the executive officers and directors of Holdings and WESCO listed above.

     Roy W. Haley became Chairman of the Board upon the Recapitalization. Mr. Haley has been President and Chief Executive Officer and a Director of Holdings and WESCO since February 1994. Prior to joining the Company, from 1988 to 1993, Mr. Haley was an executive at American General Corporation, a diversified financial services company, where he served as Chief Operating Officer and as President and Director. Between 1989 and 1991, Mr. Haley was President and Chief Executive Officer of American General Finance, Inc., a consumer finance company. Previously Mr. Haley was a partner with Arthur Andersen & Co., working as a management consultant principally for manufacturing and distribution clients. Mr. Haley is also a director of United Stationers, Inc.

     David F. McAnally has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of WESCO and Treasurer of Holdings and WESCO since December 1997. Prior to joining WESCO, from 1996 to November 1997, Mr. McAnally was Senior Vice President, Chief Financial Officer of Rykoff-Sexton, Inc., a foodservice distribution company. Between 1992 and 1996, Mr. McAnally was Senior Vice President and Chief Financial Officer of U.S. Foodservice, Inc., also a foodservice distribution company.

     Stanley C. Weiss has been Executive Vice President, Industry Affairs since April 1996. From 1956 to April 1996, Mr. Weiss held a number of senior executive positions at EESCO, most recently Chairman of the Board and Chief Executive Officer.

     Steven A. Burleson joined WESCO in January 1995 as Corporate Controller and became Vice President and Corporate Controller in 1997. From 1990 to 1995, Mr. Burleson was Vice President and Treasurer of The Bon-Ton Stores, Inc. in York, Pennsylvania.

     John R. Burke has been Vice President, General Manager of WESCO's EESCO Division since April 1996. Prior to joining WESCO, Mr. Burke was a Vice President of EESCO, an electrical distributor acquired by the Company in April 1996. Prior to joining EESCO in 1986, Mr. Burke occupied various positions with General Electric Corporation, where he began his career in 1973.

     William M. Goodwin has been Vice President, International Group of WESCO since March 1984. Since 1977, Mr. Goodwin has served as a branch, district and region manager for WESCO in various locations and also served as Managing Director of WESCOSA, a former Westinghouse manufacturing and distribution business in Saudi Arabia.

     James H. Mehta has been Vice President, Business Development of WESCO since November 1995. Prior to joining WESCO, from 1993 to 1995 Mr. Mehta was a principal with Schroder Ventures, a private equity investment firm based in London, England. From 1991 to 1993 he was managing private family investments. From 1988 to 1990 Mr. Mehta was Vice President, Corporate Development with the Uniroyal Goodrich Tire Company, and from 1990 to 1991 he was a consultant to CD&R.

     James V. Piraino has been Vice President, Marketing since joining WESCO in August 1996. From 1995 to 1996, Mr. Piraino was a Vice President of AlliedSignal Corp. From 1989 to 1995, Mr. Piraino occupied marketing and sales management positions with W.W. Grainger, Inc. Prior to joining W.W. Grainger, Inc., Mr. Piraino worked in product and sales management with General Electric Corporation, where he began his career in 1981.

     Patrick M. Swed has been Vice President, Industrial Group of WESCO since March 1994. Prior to joining WESCO, Mr. Swed had been Vice President of Branch Operations for the Predecessor from 1991 to 1994. Mr. Swed joined Westinghouse as a sales engineer in 1966 and first moved to the Predecessor in 1978 as a division marketing manager.

     Donald H. Thimjon has been Vice President, Utility Group of WESCO since March 1994. Prior to joining WESCO, Mr. Thimjon served as Vice President, Utility Group for the Predecessor from 1991 to 1994 and as Regional Manager from 1980 to 1991.

     Robert E. Vanderhoff has been Vice President, Manufactured Structures Group since March 1994. Prior to joining WESCO, Mr. Vanderhoff had been Vice President of the Predecessor since April 1993. Prior to 1993, Mr. Vanderhoff acted as District Manager from 1990 to 1993, Branch Manager from March to June 1990 and Account Executive from 1986 to 1990 of the Predecessor.

     Jeffrey B. Kramp has been Corporate Secretary and General Counsel of Holdings and WESCO since March 1994. From 1987 to February 1994 Mr. Kramp served as Assistant General Counsel at Westinghouse, with WESCO as his primary legal responsibility during this time period.

     James L. Singleton became a Director of Holdings and WESCO upon the Recapitalization. Mr. Singleton has been a Vice Chairman of Cypress since its formation in April 1994. Prior to joining Cypress and since 1992, he was a Managing Director in the Merchant Banking Group at Lehman Brothers Inc. Mr. Singleton is also a director of Able Body Corporation, Cinemark USA, Inc., Genesis ElderCare Corp., L.P. Thebault Company and Williams Scotsman, Inc.

     James A. Stern became a Director of Holdings and WESCO upon the Recapitalization. Mr. Stern has been Chairman of Cypress since its formation in April 1994. Prior to joining Cypress, Mr. Stern spent his entire career with Lehman Brothers Inc., most recently as head of the Merchant Banking Group. During his twenty years with Lehman Brothers, he also served as head of Lehman's High Yield and Primary Capital Markets Groups, and was co-head of Investment Banking. In addition, Mr. Stern was a member of Lehman's Operating Committee. Mr. Stern is also a director of AMTROL Inc., Cinemark USA, Inc., Frank's Nursery & Crafts, Inc., Lear Corporation, Noel Group, Inc., R.P. Scherer Corporation, Genesis ElderCare Corp. and a trustee of Tufts University.


     Anthony D. Tutrone became a Director of Holdings and WESCO upon the Recapitalization. Mr. Tutrone has been a Principal of Cypress since its formation in April 1994. Prior to joining Cypress and since 1992, he was a member of the Merchant Banking Group of Lehman Brothers Inc. Mr. Tutrone is also a director of AMTROL Inc.

Composition of Board and Committees

     The Board of Directors of both Holdings and WESCO (the "Board") has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee.

     The Executive Committee consists of Messrs. Singleton, Haley and Stern, with Mr. Singleton serving as Chairman. It is responsible for overseeing the management of the affairs and business of Holdings and WESCO and has been delegated authority to exercise the powers of the Board during intervals between Board meetings.

     The Audit Committee consists of Messrs. Singleton and Tutrone, with Mr. Singleton serving as Chairman. It is responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent accountants; reviewing with the management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence.

     The Compensation Committee consists of Messrs. Singleton, Tutrone and Stern, with Mr. Stern serving as Chairman. It is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company.

     Cypress intends to appoint one or more additional directors who are not affiliated with Holdings.


Executive Compensation

     The information set forth below describes the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company, based on 1997 salary and bonuses (the "Named Executives"). The principal components of such individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. Also described below is other compensation such individuals can receive under Holdings' stock and option programs.


                          SUMMARY COMPENSATION TABLE



                                            Annual Compensation
                                     ----------------------------------
Name and Principal Position           Year       Salary        Bonus       All Other Compensation(1)
----------------------------------   ------   -----------   -----------   --------------------------
Roy W. Haley,
 President & CEO .................   1997      $466,667      $425,000             $  52,300
Stanley C. Weiss
 Executive Vice President,
 Industry Affairs ................   1997       300,000       150,000                62,010(2)
James H. Mehta,
 Vice President,
 Business Development ............   1997       258,339       115,000                13,325
Patrick M. Swed,
 Vice President,
 Industrial/Construction .........   1997       200,000       130,000                33,000
James V. Piraino,
 Vice President,
 Marketing .......................   1997       165,000       110,000                14,463

---------------------
(1) (A) Includes contributions by the Company under the WESCO Distribution, Inc. Retirement Savings Plan in the amounts of $9,550, $13,700, $7,675, $15,950, and $7,543 for Messrs. Haley, Weiss, Mehta, Swed and Piraino, respectively.

  (B) Includes contributions by the Company under the WESCO Distribution, Inc. Deferred Compensation Plan in the amounts of $42,750, $31,900, $5,650, $17,050 and $6,920 for Messrs. Haley, Weiss, Mehta, Swed and Piraino, respectively.

(2)  Includes life insurance premiums in the amount of $16,410.

Employment Agreements

     In connection with WESCO's acquisition of EESCO, WESCO entered into an employment agreement with Mr. Weiss (the "Weiss Agreement"), pursuant to which WESCO agreed to employ Mr. Weiss during the period commencing on the date of the acquisition and ending on December 31, 1998, subject to WESCO's right to terminate Mr. Weiss' employment prior to such date for "cause" (as defined in the Weiss Agreement) without any continuing liability. During the employment term under the Weiss Agreement, Mr. Weiss is entitled to an annual base salary of $300,000 and, provided WESCO attains annual performance objectives established from year to year by WESCO, an annual incentive bonus equal to a percentage of his annual base salary, not to exceed 75%. In the event of the termination of Mr. Weiss' employment with WESCO by Mr. Weiss for "good reason" (as defined in the Weiss Agreement), Mr. Weiss will continue to receive payments of his annual base salary for the remainder of the employment term. The Weiss Agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.

     In connection with the Recapitalization, WESCO has entered into an employment agreement with Mr. Haley (the "Haley Agreement") providing for a rolling employment term of three years. Pursuant to the Haley Agreement, Mr. Haley is entitled to an annual base salary of $500,000 and an annual incentive bonus equal to a percentage of his annual base salary ranging from 0% to 200%. The actual amount of Mr. Haley's annual incentive bonus will be determined based upon the financial performance of WESCO as compared to the annual performance objectives established by Holdings for the relevant fiscal year. Under the proposed terms of the Haley Agreement, if Mr. Haley's employment with Holdings and WESCO is terminated by Holdings and WESCO without "cause" (as defined in the Haley Agreement), by Mr. Haley for "good reason" (as so defined) or as a result of Mr. Haley's death or disability (any such termination, a "Qualifying Termination"), Mr. Haley (or, in the event of his death, Mr. Haley's spouse) is entitled to continued payments of his average annual base salary and his average annual incentive bonus (reduced by any disability payments, if applicable) for the three-year period, or in the case of a termination due to Mr. Haley's death or disability, the two-year period, following such termination, and continued welfare benefit coverage for the two-year period following such termination. In addition, in the event of any such Qualifying Termination, all outstanding options held by Mr. Haley will become fully vested. The Haley Agreement further provides that, in the event of the termination of Mr. Haley's employment by Holdings and WESCO without cause or by Mr. Haley for good reason, in either such case, within the two-year period following a "change in control" of Holdings or WESCO (as defined in such agreement) (such termination, a "Qualifying CIC Termination"), in addition to the termination benefits described above, Mr. Haley is entitled to receive continued welfare benefit coverage and payments in lieu of additional contributions to WESCO's Retirement Savings Plan and Deferred Compensation Plan for the three year period following such Qualifying CIC Termination. WESCO has agreed to provide Mr. Haley with an excise tax gross up with respect to any excise taxes Mr. Haley may be obligated to pay pursuant to Section 4999 of the United States Internal Revenue Code of 1986, as amended, on any excess parachute payments. In addition, following a change in control, Mr. Haley is entitled to a minimum annual bonus equal to 50% of his base salary and the definition of "good reason" is modified to include certain additional events. The Haley Agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.

     Holdings and WESCO also intend to enter in an employment agreement with David McAnally (the "McAnally Agreement"), the Executive Vice President, Chief Operating Officer and Chief Financial Officer of WESCO and Treasurer of each of Holdings and WESCO, providing for an employment term of two years, subject to automatic renewal at the end of each year for an additional year. Pursuant to the proposed terms of the McAnally Agreement, Mr. McAnally will be entitled to an annual base salary of $300,000 and, depending upon the extent, if any, to which WESCO achieves the performance objectives established for an applicable fiscal year, an annual incentive bonus ranging from 0 to 100% of his annual base salary; provided that Mr. McAnally is entitled to a minimum annual bonus for 1998 of $150,000. The proposed terms of the McAnally Agreement provide that in the event of a Qualifying Termination of Mr. McAnally's employment, Mr. McAnally (or, in the event of his death, his spouse) will be entitled to continued payments of his average annual base salary and average annual incentive bonus

(reduced by any disability payments, if applicable) and to continued welfare benefit coverage, in each such case, for a period ending on the later of (1) the date of the expiration of the then current employment term and (2) the first anniversary of the date of such Qualifying Termination, provided that if such Qualifying Termination occurs prior to the second anniversary of Mr. McAnally's commencement of employment with WESCO, such payments and benefit coverage will be provided for a period of one year following such termination. In addition, in the event of a Qualifying Termination of Mr. McAnally's employment following the second anniversary of the commencement of his employment, 50% of any outstanding options granted to Mr. McAnally will become vested. It is expected that the McAnally Agreement will contain provisions similar to the provisions of the Haley Agreement concerning a "change in control" of Holdings or WESCO, except that in the event of a Qualifying CIC Termination, Mr. McAnally will be entitled to continued payments of his average annual base salary and average bonus and continued welfare benefit coverage for up to two years following such termination and Mr. McAnally will be entitled to receive a cash-out payment in respect of his options if (i) he does not resign from employment without "good reason" (as defined in the McAnally Agreement), or (ii) he is terminated without "cause" (as defined in the McAnally Agreement) by a successor, prior to the first anniversary of the change in control. The McAnally Agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.



New Stock Option Plan

     In connection with the Recapitalization, Holdings will establish a new stock option plan that will provide certain members of management options to purchase shares of Common Stock at an exercise price per share determined by the Board to represent the estimated fair market value per share on the date of the grant. It is anticipated that a majority of such stock options will be granted in connection with the closing of the Recapitalization. Approximately one-half of the new stock options will vest ratably over four years. The remainder of the new stock options will vest based upon meeting certain performance targets.


Stock Option Plan for Branch Employees

     Under Holdings' Stock Option Plan for Branch Employees (the "Branch Option Plan"), the Compensation Committee, which is responsible for administering the Branch Option Plan, may grant to branch managers and other key employees of the Company employed at a branch or contributing significantly to growth and profitability of a branch (the "Branch Participants") options to purchase shares of Common Stock (the "Branch Options"). The outstanding Branch Options have an exercise price per share determined by the Board to represent the estimated fair market value per share on the date of grant. None of the Named Executives currently participate in the Branch Option Plan. Under the terms of the Recapitalization Agreement, the Compensation Committee has adopted a resolution causing 100% of all Branch Options to be rolled over and remain outstanding without any acceleration of the vesting schedule.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table sets forth information for each Named Executive with regard to the aggregate stock options held at December 31, 1997. No stock options were granted to, or exercised by, any of the Named Executives during 1997.


                                  Number of Securities           Value of Unexercised
                                      Unexercised                In-the-Money Options
                                 Options at FY-End (#)             at FY-End ($)(1)
Name                          (Exercisable/Unexercisable)     (Exercisable/Unexercisable)
--------------------------   -----------------------------   ----------------------------
Roy W. Haley .............           13,368\8,912                $8,302,597\$5,535,065
Stanley C. Weiss .........                  --\--                                --\--
James H. Mehta ...........            3,428\5,142                  2,129,062\3,193,593
Patrick M. Swed ..........            3,426\2,284                  2,127,820\1,418,547
James V. Piraino .........              286\1,144                      177,629\710,516

---------------------
(1) Based on a price per share of common stock of $621.08. The price reflects the estimated fair market value as of December 31, 1997.

     The foregoing options were issued under Holdings' existing stock option plan. In connection with the Recapitalization, the Board caused all unvested options (including those held by the Named Executives) under such plan to vest (and become exercisable) upon the closing of the Recapitalization.


Retention Bonus Payment

     Holdings paid an aggregate amount of approximately $11 million to a group of approximately 45 managers (including the Named Executives) upon the closing of the Recapitalization. With respect to each such manager, such payment was equal to approximately one to two times base salary. Immediately prior to the closing of the Recapitalization, CD&R made an equity contribution to Holdings equal to one-half of such aggregate amount.


Compensation Committee Interlocks and Insider Participation

     During 1997, a former outside director and three former directors affiliated with CD&R served on the Compensation Committee.

     Holdings paid an affiliate of CD&R fees of $400,000 for advisory, management consulting and monitoring services rendered during 1997. Holdings has agreed to indemnify certain former members of the Board affiliated with CD&R and such CD&R affiliate against liabilities incurred under securities laws or with respect to their previous services for Holdings.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Amended and Restated Registration and Participation Agreement

     In connection with the Recapitalization, the Investor Group, CD&R, Westinghouse and Holdings entered into an Amended and Restated Registration and Participation Agreement (the "Registration and Participation Agreement"), which amended and restated the previous agreement among CD&R, Westinghouse and Holdings, to reflect, among other things, the succession of the Investor Group to CD&R's and Westinghouse's rights and obligations thereunder. Pursuant to the Registration and Participation Agreement, the Investor Group and the Management Stockholders (as defined) have the right, under certain circumstances and subject to certain conditions, to request that Holdings register under the Securities Act shares of Common Stock held by them. Subject to certain conditions and exceptions, the Investor Group and the Management Stockholders also have the right to require that shares of Common Stock held by them be included in any registration under the Securities Act commenced by Holdings. The Registration and Participation Agreement provides that Holdings will pay all expenses in connection with the first three registrations requested by the Investor Group and the Management Stockholders. The Registration and Participation Agreement also provides that Holdings will indemnify the Investors and the Management Stockholders and their affiliates for certain liabilities they may incur under the securities laws.

     The Registration and Participation Agreement also contains certain restrictions which prohibit the sale of Common Stock by Cypress unless Cypress provides each holder of Common Stock entitled to the benefits of the Registration and Participation Agreement (including the other members of the Investor Group and the Management Stockholders) with a 30-day prior notice pursuant to which such holders may agree to participate in such sale on a pro rata basis with Cypress. The Registration and Participation Agreement provides that, if Cypress sells all of its shares of Common Stock to a third party, Cypress may require such other holders of Common Stock to sell all of their shares to such third party pursuant to such sale at the same price and on the same terms as Cypress. In addition, the Registration and Participation Agreement provides that if prior to any equity public offering by Holdings, Holdings issues additional shares of Common Stock to Cypress (subject to certain exceptions), Holdings will offer to all holders of registrable securities that are "accredited investors" the right to purchase a pro rata share of such newly-issued shares (based on such holder's equity interest in Holdings) at the same price and on the same terms as Cypress.

     In addition, the Registration and Participation Agreement provides that so long as Cypress owns any securities of Holdings, Cypress shall have the right to designate one director to the board of directors of each of Holdings, the Company and WESCO Distribution-Canada, Inc.


Management Stockholders

     Each member of management who holds Common Stock (a "Management Stockholder") is a party to a stock subscription agreement with Holdings which provides that such Management Stockholder is entitled to certain benefits of, and bound by certain obligations in, the Registration and Participation Agreement, including certain registration rights thereunder. Such stock subscription agreements also provide the Management Stockholder with the right to require Holdings to purchase all such Management Stockholder's shares of Common Stock at the then fair market value based upon certain events. Pursuant to the stock option agreements governing each Management Stockholder's stock options, such Management Stockholder also has the right to require Holdings to purchase all of such Management Stockholder's options at the then fair market value of the Common Stock minus the exercise price upon such events. Such rights terminate upon an initial equity public offering of Holdings. In addition, such stock subscription agreements and stock option agreements provide that such rights are subject to, and limited by, any restrictions on Holdings' ability to redeem or repurchase its equity contained in the Credit Facilities, the Indentures or other debt instruments.

     A portion of the purchase price paid for the Common Stock purchased by certain Management Stockholders has been financed by full-recourse bank loans guaranteed by the Company. Since February 28, 1994, Messrs. Burke, Burleson, Goodwin, Haley, Kramp, Mehta, Piraino, Swed, Thimjon and

Vanderhoff have had outstanding loans guaranteed by the Company in the amount of $167,262, $68,800, $161,200, $1,377,956, $68,800, $587,959, $167,262,
$343,200, $155,000 and $34,400, respectively.


Payment of Certain Fees and Expenses

     In connection with the Recapitalization, Cypress received a transaction fee of approximately $9.5 million from Holdings and will be reimbursed for all out-of-pocket expenses. Holdings has also agreed to indemnify Cypress to the fullest extent allowable under applicable Delaware law and against any suits, claims, damages or expenses which may be made against or incurred by Cypress under applicable securities laws, including in connection with the Offerings.


Payments to CD&R and Westinghouse Pursuant to the Recapitalization

     Approximately $517.5 and $62.1 million of the Equity Consideration paid in connection with the Recapitalization was paid to CD&R and Westinghouse, respectively, to purchase their shares of Common Stock. In addition, approximately $52.1 million of the Equity Consideration was paid to cash-out an option held by Westinghouse to purchase 100,000 shares of Common Stock at an exercise price of $100 per share. Westinghouse also held approximately $66.6 million of the formerly existing indebtedness of WESCO which was repaid in connection with the Recapitalization.


Certain Relationships With Chase

     Chase Securities Inc. ("CSI"), one of the Initial Purchasers, is an affiliate of The Chase Manhattan Bank ("Chase") which is the agent bank and a lender to the Company under the Credit Facilities and is the funding agent, liquidity bank and trustee under the Receivables Facility. Chase was also a lender to the Company under an existing revolving credit facility and received its proportionate share of the repayment by the Company of amounts outstanding under such facility pursuant to the Recapitalization. Chase Capital Partners, an affiliate of CSI and Chase, is a member of the Investor Group and owns approximately 13.9% of the outstanding Common Stock as a result of the Recapitalization. In addition, CSI, Chase and their affiliates perform various investment banking and commercial banking services on a regular basis for Cypress, CD&R and their respective affiliates.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     All of the outstanding capital stock of the Company is owned by Holdings. The following table sets forth certain information as to the beneficial ownership of Common Stock by (i) owners of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director of Holdings and the Company and (iii) all such executive officers and directors, as a group. Except as indicated in the footnotes to this table, Holdings believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.



                                                                            Shares of      Percentage
Name                                                                      Common Stock       Owned
----------------------------------------------------------------------   --------------   -----------
Cypress Merchant Banking Partners L.P.(1)
  c/o The Cypress Group L.L.C.
  65 East 55th Street
  New York, New York 10022 ...........................................      321,470           55.4%
Cypress Offshore Partners L.P.(1)
  Bank of Bermuda (Cayman) Limited
  P.O. Box 513 G.T.
  Third Floor
  British America Tower
  George Town, Grand Cayman
  Cayman Islands, B.W.I. .............................................       16,650            2.9%
Chase Equity Associates, L.P.(2)
  c/o Chase Capital Partners, L.P.
  380 Madison Avenue, 12th Floor
  New York, New York 10017 ...........................................       80,504           13.9%
Co-Investment Partners, L.P.
  c/o CIP Partners, LLC
  660 Madison Avenue
  New York, New York 10021 ...........................................       80,505           13.9%
Roy W. Haley .........................................................       16,720            2.9%
David F. McAnally ....................................................        1,932               *
Stanley C. Weiss .....................................................           --             --
Steven A. Burleson ...................................................          860               *
John R. Burke ........................................................          804               *
William M. Goodwin ...................................................        2,140               *
James H. Mehta .......................................................        6,430            1.1%
James V. Piraino .....................................................        1,070               *
Patrick M. Swed ......................................................        4,290               *
Donald H. Thimjon ....................................................        2,140               *
Robert E. Vanderhoff .................................................          430               *
Jeffrey B. Kramp .....................................................          860               *
James L. Singleton(1) ................................................           --             --
James A. Stern(1) ....................................................           --             --
Anthony D. Tutrone ...................................................           --             --
All executive officers and directors as a group (15 persons) .........       37,676            6.5%

---------------------
     * Represents holdings of less than 1%.

(1) Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. are affiliates of Cypress. Messrs. Singleton and Stern are members of Cypress and may be deemed to share beneficial ownership of the shares of Common Stock shown as beneficially owned by such Cypress funds. Such individuals disclaim beneficial ownership of such shares.

(2) These shares constitute shares of non-voting class B common stock.

                     DESCRIPTION OF THE CREDIT FACILITIES

     The following is a summary of the material terms of the Credit Agreement entered into among the Company, WESCO Distribution-Canada, Inc. ("WESCO Canada"), Holdings, certain financial institutions to be party thereto, Chase, as U.S. administrative agent, syndication agent and U.S. collateral agent, The Chase Manhattan Bank of Canada, as Canadian administrative agent and Canadian collateral agent ("Chase Canada"), and Lehman Commercial Paper Inc. ("Lehman Commercial Paper"), as documentation agent. The following summary is qualified in its entirety by reference to the Credit Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


The Facilities

     Structure. The Credit Agreement provides for (a) three Term Loan Facilities in an aggregate principal amount of up to $270.0 million (the "Term Facilities"), consisting of (i) a Tranche A Term Loan Facility (the "Tranche A Term Facility") providing for term loans ("Tranche A Term Loans") to the Company in an aggregate principal amount of up to $80.0 million, (ii) a Tranche B Term Loan Facility (the "Tranche B Term Facility") providing for term loans to the Company in an aggregate principal amount of up to $90.0 million and
(iii) a Delayed Draw Term Loan Facility (the "Delayed Draw Term Facility") providing for term loans to the Company in an aggregate principal amount of up to $100.0 million and (b) a Revolving Credit Facility providing for (i) U.S. dollar revolving loans in an aggregate principal amount outstanding at any time not to exceed U.S. $50.0 million and (ii) U.S. dollar and/or Canadian dollar revolving loans in an aggregate principal amount outstanding at any time not to exceed U.S. $50.0 million (the "Revolving Facility" and, together with the Term Facilities, the "Credit Facilities"). An aggregate principal amount not to exceed $25.0 million is available under the Revolving Facility for acquisitions permitted under the Credit Agreement.

     Availability. The full amount of the Tranche A Term Facility and the Tranche B Term Facility was required to be drawn on the Closing Date and amounts repaid or prepaid will not be able to be reborrowed. The Delayed Draw Term Facility is available for two years after the Closing Date solely for acquisitions permitted under the Credit Agreement and amounts repaid or prepaid will not be able to be reborrowed. Amounts under the Revolving Facility are available on a revolving basis.


Interest

     Borrowings under the Term Facilities and borrowings in U.S. dollars under the Revolving Facility bear interest at a rate per annum equal (at the Company's option) to: (a) an adjusted London inter-bank offered rate ("LIBOR") plus a borrowing margin based on the Company's financial performance or (b) a rate equal to the highest of Chase's published prime rate, a certificate of deposit rate plus 1% and the Federal Funds effective rate plus 0.5% ("ABR") plus, in each case a borrowing margin based on the Company's financial performance. The borrowing margins applicable to the Tranche A Term Loans and U.S. dollar borrowings under the Revolving Facility will initially be 2.25% for LIBOR loans and 1.25% for ABR loans. The borrowing margins applicable to the Tranche B Term Loans and the Delayed Draw Term Facility will initially be 2.50% for LIBOR loans and 1.50% for ABR loans. Borrowings in Canadian dollars under the Revolving Facility bear interest at a rate per annum equal (at the Company's option) to: (a) the higher of Chase Canada's published prime rate and the Canadian Dollar Offered Rate plus 1% (the "Canadian Prime Rate") plus, in each case, a borrowing margin based on the Company's financial performance or
(b) the Canadian banker's acceptance rate (the "B/A Rate"), plus a borrowing margin based on the Company's financial performance. The borrowing margins applicable to any Canadian dollar borrowing under the Revolving Facility will initially be 2.25% for B/A Rate loans and 1.25% for Canadian Prime Rate loans. Amounts outstanding under the Credit Facilities not paid when due will bear interest at a default rate equal to 2% above the rates otherwise applicable to the loans under the Credit Agreement.

Fees

     The Company has agreed to pay certain fees with respect to the Credit Agreement, including (i) fees on the unused commitments of the lenders equal to 0.5% on the undrawn portion of the commitments in respect of the Revolving Facility and the Delayed Draw Term Facility (subject to a reduction based on the Company's financial performance); (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit equal to the then applicable borrowing margin for LIBOR loans under the Revolving Facility and a negotiated per annum issuing bank fee for the letter of credit issuing bank;
(iii) annual administration fees; and (iv) agent, arrangement and other similar fees.


Security; Guarantees

     The obligations of the Company under the Credit Facilities are irrevocably guaranteed, jointly and severally, by Holdings and by each existing and subsequently acquired or organized domestic subsidiary and, to the extent no adverse tax consequences would result, foreign subsidiary of Holdings other than the Company and the Receivables Subsidiary (the "U.S. Guarantors"). In addition, the obligations of the Company under the Credit Facilities and the related guarantees are secured by substantially all of the assets of Holdings, the Company and each other existing and subsequently acquired or organized domestic subsidiary and, to the extent no adverse tax consequences would result, foreign subsidiary of Holdings other than the Receivables Subsidiary (collectively, the "U.S. Collateral"), including but not limited to (i) a first priority pledge of all the capital stock of the Company and of each existing and subsequently acquired or organized domestic subsidiary and, subject to the foregoing limitation, foreign subsidiary of Holdings and (ii) a perfected first priority security interest in, and mortgage on, substantially all tangible and intangible assets of the Company and the U.S. Guarantors (including, but not limited to, accounts receivable, documents, inventory, equipment, intellectual property, investment property, general intangibles, real property, cash and cash accounts and proceeds of the foregoing), in each case subject to certain exceptions.

     The obligations of WESCO Canada under the Revolving Facility are irrevocably guaranteed, jointly and severally, by the Company, Holdings and by each existing and subsequently acquired or organized subsidiary of WESCO Canada and any other subsidiary of Holdings organized under the laws of Canada and the U.S. Guarantors. In addition, the obligations of WESCO Canada under the Revolving Facility and the related guarantees are secured by (i) the U.S. Collateral and (ii) substantially all of the assets of WESCO Canada and each existing and subsequently acquired or organized subsidiary of WESCO Canada and any other subsidiary of Holdings organized under the laws of Canada including but not limited to (A) a first priority pledge of all the capital stock of WESCO Canada and each existing and subsequently acquired or organized subsidiary of WESCO Canada and any other subsidiary of Holdings organized under the laws of Canada and (B) a perfected first-priority security interest in, and mortgage on, substantially all tangible and intangible assets of WESCO Canada and each existing and subsequently acquired or organized subsidiary of WESCO Canada and any other subsidiary of Holdings organized under the laws of Canada (including, but not limited to, accounts receivable, documents, inventory, equipment, intellectual property, investment property, general intangibles, real property, intercompany notes, cash and proceeds of the foregoing), in each case subject to certain exceptions.


Commitment Reductions and Repayments

     The Revolving Facility will mature six years after the Closing Date. The Tranche A Term Loan will mature six years after the Closing Date with quarterly amortization payments during the term of such loan in an annual aggregate principal amount as follows: 1999, $4.0 million; 2000, $8.0 million; 2001, $12.0 million; 2002, $16.0 million; 2003, $20.0 million; and 2004, $20.0 million. The Tranche B Term Loan will mature eight years after the Closing Date, with quarterly amortization payments during the term of such loan in an annual aggregate principal amount as follows: 1999 through 2004, $500,000; 2005, $34.2 million; and 2006, $52.3 million. The Delayed Draw Term Facility will mature seven years after the Closing Date, with quarterly amortization payments during the term of such facility in an annual aggregate principal amount as follows: 2002, $25.0 million; 2003, $25.0 million; 2004, $25.0 million; and 2005, $25.0 million (assuming the Company borrows the full amount available under the Delayed Draw Term Facility); provided that on the last day of each fiscal quarter of the Company that loans are outstanding under the Delayed Draw Term Facility, the Company is required to repay 1/4 of 1% of the aggregate principal amount of such loans, with any such repayment being applied against the amortization schedule set forth above.

     In addition, the Credit Facilities will be subject to mandatory prepayment and reductions in an amount equal to (a) 100% of the net cash proceeds of certain equity issuances by Holdings, the Company, WESCO Canada or any of their respective subsidiaries, (b) 100% of the net cash proceeds of certain debt issuances of Holdings, the Company, WESCO Canada or any of their respective subsidiaries, (c) 75% of the Company's excess cash flow (subject to a reduction to 50% if the Company's long-term senior unsecured debt receives an investment grade rating from Standard and Poor's Rating Service or Moody's Investors Service, Inc.) and (d) 100% of the net cash proceeds of certain asset sales or other dispositions of property by Holdings, the Company or any of their respective subsidiaries, in each case subject to certain exceptions.


Affirmative, Negative and Financial Covenants

     The Credit Agreement contains a number of covenants that, among other things, restrict the ability of Holdings, the Company, WESCO Canada and their respective subsidiaries to dispose of assets, incur additional indebtedness, incur or guarantee obligations, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company, WESCO Canada and their respective subsidiaries, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Credit Agreement requires Holdings to comply with specified financial ratios and tests, including a maximum leverage ratio, a minimum working capital test and a minimum interest coverage ratio. The Credit Agreement also contains provisions that prohibit any modifications of the Indentures in any manner adverse to the lenders under the Credit Agreement and that limit the Issuers' ability to refinance or otherwise prepay the Notes without the consent of such lenders.


Events of Default

     The Credit Agreement contains customary events of default, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default to certain other indebtedness, bankruptcy, ERISA events, material judgments and liabilities, actual or asserted invalidity of any material security interest and change of control.

                    DESCRIPTION OF THE RECEIVABLES FACILITY

     The following is a summary of the material terms of the Receivables Facility entered into among the Company, WESCO Canada, WESCO Receivables Corp., a newly formed special purpose subsidiary of the Company (the "SPC"), Chase as liquidity bank (the "Liquidity Bank") and funding agent for a multi-seller asset-backed commerical paper issuer (the "CP Issuer"). The following summary is qualified in its entirety by reference to the Receivables Sale Agreements and the Pooling Agreement (each as defined below), which has been filed as exhibits to the Registration Statement of which this Prospectus is a part.


The Receivables Facility

     The Company has established the SPC as a wholly-owned, special purpose, bankruptcy-remote subsidiary. The SPC purchases the receivables (the "Receivables") generated by the Company, WESCO Canada and certain other subsidiaries (the "Receivables Sellers") pursuant to two receivables sale agreements (collectively, the "Receivables Sale Agreements"). The Receivables Sale Agreements contain customary terms for similar transactions, including representations and warranties of the Receivables Sellers as to the Receivables and certain corporate matters, affirmative and negative covenants and purchase termination events, and will be limited recourse to the Receivables Sellers for breach of representations, warranties and covenants.

     The SPC has entered into a pooling agreement, as supplemented (the "Pooling Agreement") with Chase as trustee (the "Trustee") pursuant to which the SPC transfers to a trust (the "Trust") all the Receivables, and the CP Issuer, or in certain circumstances, the Liquidity Bank (together with the CP Issuer, the "Purchasers") provides financing to the SPC (which in turn uses such financing to pay a portion of the purchase price of the Receivables purchased from the Receivables Sellers) through the purchase of an undivided percentage ownership interest in the Trust ("Transferred Interests"). If the CP Issuer no longer wishes to, or is unable to, provide financing, which may occur at any time, the Liquidity Bank is committed to thereafter be the Purchaser. The Receivables Facility will be supported by a commitment of the Liquidity Bank, subject to the terms and conditions of the Pooling Agreement, to purchase Transferred Interests for a period of approximately six years (the "Revolving Period") on a revolving basis in an amount not to exceed $300 million at any time outstanding. The availability of the Receivables Facility is subject to the Trust holding Receivables meeting certain eligibility requirements equal to the amount of the outstanding Transferred Interests and required reserves. On the Closing Date only approximately $250 million was funded under the Receivables Facility.

     The Trust, on behalf of the Purchasers, has a first priority perfected ownership or security interest in the Receivables, the rights of the SPC under the Receivables Sale Agreements and cash collections and other proceeds received in respect of the Receivables.

     Pursuant to a servicing agreement entered into by the Receivables Sellers, the SPC and the Trust, the Receivables Sellers have agreed to service the Receivables for the Trust; provided, that, upon the occurrence of certain events, the servicing agreement may be terminated by the Trustee.


Interest

     The effective financing rate under the Receivables Facility will be the weighted average of the interest rates on all outstanding commercial paper issued by the CP Issuer to fund its purchase of the Transferred Interests, except if the Liquidity Bank is the Purchaser, the effective financing rate will be either (i) adjusted LIBOR plus a margin of up to 2.25% per annum or
(ii) ABR plus a margin of up to 1.25% per annum, at the option of the SPC, plus in each case the fees described below.


Fees

     The SPC has agreed to pay certain fees with respect to the Receivables Facility, including a commitment fee to the Liquidity Bank, calculated on the excess of the average aggregate purchase commitment for any monthly period over the average aggregate Transferred Interests funded by the Liquidity Banks for such period, a program fee and agent, arrangement and other similar fees.


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

Facility Reductions

     After the end of the Revolving Period, all collections in respect of Receivables purchased by the SPC from the Receivables Sellers will be used to reduce the Transferred Interests of the Purchasers in the Receivables. Additionally, at any time, the SPC at its option may reduce the purchase commitment upon notice to the Purchasers or terminate the purchases of Transferred Interests by the Purchasers.


Early Termination Events

     The Pooling Agreement contains certain early amortization events which will cause the termination of, or permit the Purchasers to terminate, the Revolving Period and effectively reduce the amount of financing available under the Receivables Facility to zero. Early amortization events include nonpayment of amounts when due, violation of covenants, inaccuracy of representations and warranties in any material respect, cross-acceleration and certain cross-defaults to certain other indebtedness of the Company (including the Credit Facilities), failure to comply with specified Receivables performance tests, purchase termination events under the Receivables Sale Agreements, bankruptcy, material judgments, imposition of PBGC liens and actual or asserted invalidity of the Purchasers' ownership interest in the Receivables. Purchase termination events under the Receivables Sale Agreements relating to the Receivables Sellers include nonpayment of amounts when due, violation of covenants, inaccuracy of representations and warranties in any material respect, bankruptcy, ERISA events, imposition of PBGC liens and actual or asserted invalidity of the Company's ownership interest in the Receivables.


Replacement Facility

     Although the Company has received a six-year commitment, the Company currently intends to replace the Receivables Facility through a securitization of the Receivables in the capital markets or another securitization transaction. However, no assurance can be made that such transaction will be completed or, if completed, whether such transaction may have materially different terms from the Receivables Facility.

             THE SENIOR SUBORDINATED EXCHANGE OFFER OF THE COMPANY

General

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal (which together constitute the Senior Subordinated Exchange Offer), (i) to exchange an aggregate of up to $300,000,000 principal amount of its Senior Subordinated Exchange Notes for an equal principal amount of its issued and outstanding Senior Subordinated Old Notes properly tendered on or prior to the Senior Subordinated Expiration Date and not withdrawn as permitted pursuant to the procedures described below. This Prospectus and the Letter of Transmittal related to the Senior Subordinated Notes together constitute the Senior Subordinated Exchange Offer. The Senior Subordinated Exchange Notes will be unconditionally guaranteed by Holdings (the "Holdings Guarantee") on a senior subordinated basis. Throughout this Prospectus, references to the "Letter of Transmittal" refer to the form of Letter of Transmittal that is applicable to the Senior Subordinated Notes or the Senior Discount Notes, as the context requires, whether so expressed or not. The Senior Subordinated Exchange Offer is being made with respect to all of the Senior Subordinated Old Notes.


     As of the date of this Prospectus, $300,000,000 aggregate principal amount of Senior Subordinated Old Notes is outstanding. This Prospectus and the applicable Letter of Transmittal are first being sent on or about August , 1998, to all holders of Senior Subordinated Old Notes known to the Company. The Company's obligation to accept Senior Subordinated Old Notes for exchange pursuant to the Senior Subordinated Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Senior Subordinated Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.



Purpose of the Senior Subordinated Exchange Offer

     The Senior Subordinated Old Notes were issued on June 5, 1998 in transactions exempt from the registration requirements of the Securities Act. Accordingly, the Senior Subordinated Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Senior Subordinated Old Notes, the Company and Holdings entered into the Senior Subordinated Registration Rights Agreement, which requires the Company to file with the Commission a registration statement relating to the Senior Subordinated Exchange Offer not later than 90 days after the date of issuance of the Senior Subordinated Old Notes and to use its best efforts to cause the registration statement relating to the Senior Subordinated Exchange Offer to become effective under the Securities Act not later than 200 days after the date of issuance of the Senior Subordinated Old Notes. In addition, the Senior Subordinated Registration Rights Agreement provides for certain remedies if the Senior Subordinated Exchange Offer is not consummated or a shelf registration statement with respect to Senior Subordinated Old Notes is not made effective within the time periods specified therein. See "Senior Subordinated Exchange Offer; Senior Subordinated Registration Rights."

     The Senior Subordinated Exchange Offer is being made by the Company to satisfy its obligations with respect to the Senior Subordinated Registration Rights Agreement. The term "holder," with respect to the Senior Subordinated Exchange Offer, means any person in whose name Senior Subordinated Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Senior Subordinated Old Notes are held of record by The Depository Trust Company or its nominee. Other than pursuant to the Senior Subordinated Registration Rights Agreement, the Company and Holdings are not required to file any registration statement to register any outstanding Senior Subordinated Old Notes. Holders of Senior Subordinated Old Notes who do not tender their Senior Subordinated Old Notes or whose Senior Subordinated Old Notes are tendered but not accepted would have to rely on exceptions to the registration requirements under the securities laws, including the Securities Act, if they wish to sell their Senior Subordinated Old Notes.

     The Company is making the Senior Subordinated Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Subordinated Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offer in exchange for Senior Subordinated Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities
Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Subordinated Exchange Notes. See " -- Resale of Senior Subordinated Exchange Notes." Each broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes, where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. See "Plan of Distribution."


Terms of the Exchange

     The Company hereby offers, subject to the conditions set forth herein and in the applicable Letter of Transmittal accompanying this Prospectus, to exchange $1,000 principal amount of Senior Subordinated Exchange Notes for each $1,000 principal amount of its issued and outstanding Senior Subordinated Old Notes properly tendered on or prior to the Senior Subordinated Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The terms of the Senior Subordinated Exchange Notes are identical in all material respects to the terms of the Senior Subordinated Old Notes for which they may be exchanged pursuant to the Senior Subordinated Exchange Offer, except that the Senior Subordinated Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Senior Subordinated Exchange Notes will evidence the same indebtedness as the Senior Subordinated Old Notes and will be entitled to the benefits of the Senior Subordinated Indenture. See "Description of Senior Subordinated Exchange Notes."

     The Senior Subordinated Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Subordinated Old Notes being tendered for exchange.

     The Company has not requested, and does not intend to request, an interpretation by the Staff of the Commission with respect to whether the Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offer in exchange for the Senior Subordinated Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offer in exchange for Senior Subordinated Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Senior Subordinated Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Senior Subordinated Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Senior Subordinated Exchange Notes. Since the Commission has not considered the Senior Subordinated Exchange Offer in the context of a no-action letter, there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Senior Subordinated Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Senior Subordinated Exchange Offer for the purpose of participating in a distribution of the Senior Subordinated Exchange Notes cannot rely on such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Subordinated Exchange Notes. Each broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes, where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. A broker-dealer may not participate in the Senior Subordinated Exchange Offer with respect to Senior Subordinated Old Notes acquired other than as a result of market-making activities or other trading activities. See "Plan of Distribution."

     Interest on the Senior Subordinated Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Senior Subordinated Old Notes so surrendered or, if no interest has been paid on such Notes, from June 5, 1998.

     Tendering holders of the Senior Subordinated Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Senior Subordinated Old Notes pursuant to the Senior Subordinated Exchange Offer.


Expiration Date; Extension; Termination; Amendment


     The Senior Subordinated Exchange Offer will expire at 5:00 p.m., New York City time, on September , 1998 (the "Senior Subordinated Expiration Date"), unless the Senior Subordinated Exchange Offer is extended, in which case the term "Senior Subordinated Expiration Date" means the latest date and time to which the Senior Subordinated Exchange Offer is extended. The Senior Subordinated Expiration Date will be at least 20 business days after the commencement of the Senior Subordinated Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Senior Subordinated Exchange Offer is open, and thereby delay acceptance for exchange of any Senior Subordinated Old Notes by giving oral or written notice to the Senior Subordinated Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the Senior Subordinated Expiration Date previously in effect. During any such extension, all Senior Subordinated Old Notes previously tendered will remain subject to the Senior Subordinated Exchange Offer unless properly withdrawn. The Company does not anticipate extending the Senior Subordinated Expiration Date.


     The Company expressly reserves the right to (i) terminate or amend the Senior Subordinated Exchange Offer and not to accept for exchange any Senior Subordinated Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Senior Subordinated Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Senior Subordinated Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Senior Subordinated Old Notes, whether before or after any tender of Senior Subordinated Old Notes. If any such termination or amendment occurs, the Company will notify the Senior Subordinated Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Senior Subordinated Old Notes as promptly as practicable.

     For purposes of the Senior Subordinated Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Senior Subordinated Exchange Offer prior to 5:00 p.m., New York City time, on the Senior Subordinated Expiration Date, the Company will exchange the Senior Subordinated Exchange Notes for Senior Subordinated Old Notes on the Senior Subordinated Exchange Date.


Procedures for Tendering Senior Subordinated Old Notes

     The tender to the Company of Senior Subordinated Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal.

     A holder of Senior Subordinated Old Notes may tender the same by (i) properly completing and signing the applicable Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Senior Subordinated Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Senior Subordinated Exchange Agent at its address set forth below on or prior to the Senior Subordinated Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     The method of delivery of Senior Subordinated Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Senior Subordinated Old Notes or Letters of Transmittal should be sent to the Company.


     If tendered Senior Subordinated Old Notes are registered in the name of the signer of the Letter of Transmittal and the Senior Subordinated Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Senior Subordinated Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Senior Subordinated Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Senior Subordinated Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, if the Senior Subordinated Exchange Notes and/or Senior Subordinated Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for such Senior Subordinated Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Senior Subordinated Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Senior Subordinated Old Notes at the book-entry transfer facility for the purpose of facilitating the Senior Subordinated Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Senior Subordinated Old Notes by causing such book-entry transfer facility to transfer such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account with respect to the Senior Subordinated Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Senior Subordinated Old Notes may be effected through book-entry transfer into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility, a Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Senior Subordinated Exchange Agent at its address set forth below on or prior to the Senior Subordinated Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Senior Subordinated Exchange Offer and time will not permit the Letter of Transmittal or Senior Subordinated Old Notes to reach the Senior Subordinated Exchange Agent before the Senior Subordinated Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Senior Subordinated Exchange Agent has received at its address set forth below on or prior to the Senior Subordinated Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Senior Subordinated Old Notes are registered and, if possible, the certificate numbers of the Senior Subordinated Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Senior Subordinated Expiration Date, the Senior Subordinated Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Senior Subordinated Old Notes being tendered by the above-described method are deposited with the Senior Subordinated Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the forms of notice of guaranteed delivery ("Notice of Guaranteed Delivery") relating to the Senior Subordinated Notes which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Senior Subordinated Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Subordinated Old Notes (or a confirmation of book-entry transfer of such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility) is received by the Senior Subordinated Exchange Agent, or (ii) the applicable Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Senior Subordinated Exchange Agent. Issuances of Senior Subordinated Exchange Notes in exchange for Senior Subordinated Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the applicable Letter of Transmittal (and any other required documents) and the tendered Senior Subordinated Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Senior Subordinated Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Senior Subordinated Old Notes not properly tendered or not to accept any particular Senior Subordinated Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Senior Subordinated Exchange Offer as to any particular Senior Subordinated Old Notes either before or after the Senior Subordinated Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Senior Subordinated Old Notes in the Senior Subordinated Exchange Offer). The interpretation of the terms and conditions of the Senior Subordinated Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Subordinated Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Senior Subordinated Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Senior Subordinated Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If a Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Senior Subordinated Old Notes, such Senior Subordinated Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Senior Subordinated Old Notes.

     If a Letter of Transmittal or any Senior Subordinated Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of its authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, the Senior Subordinated Exchange Notes acquired pursuant to the Senior Subordinated Exchange Offer are being acquired in the ordinary course of business of the person receiving such Senior Subordinated Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Senior Subordinated Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. See "Plan of Distribution."


Terms and Conditions of the Letter of Transmittal

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Senior Subordinated Exchange Offer.


     The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Senior Subordinated Old Notes to the Company and irrevocably constitutes and appoints the Senior Subordinated Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Senior Subordinated Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Senior Subordinated Old Notes and to acquire Senior Subordinated Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Senior Subordinated Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Senior Subordinated Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Senior Subordinated Old Notes or transfer ownership of such Senior Subordinated Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Senior Subordinated Old Notes by the Company and the issuance of Senior Subordinated Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Senior Subordinated Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Senior Subordinated Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Senior Subordinated Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Subordinated Exchange Notes. Each Transferor which is a broker-dealer receiving Senior Subordinated Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Senior Subordinated Exchange Notes received in exchange for Senior Subordinated Old Notes where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 180 days after the Senior Subordinated Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

Withdrawal Rights

     Tenders of Senior Subordinated Old Notes may be withdrawn at any time prior to the Senior Subordinated Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Senior Subordinated Exchange Agent at the address set forth herein prior to the Senior Subordinated Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Senior Subordinated Old Notes to be withdrawn (the "Depositor"), (ii) identify the Senior Subordinated Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Senior Subordinated Old Notes),
(iii) specify the principal amount of Senior Subordinated Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Senior Subordinated Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Senior Subordinated Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Senior Subordinated Trustee under the Senior Subordinated Indenture register the transfer of such Senior Subordinated Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Senior Subordinated Old Notes are to be registered, if different from that of the Depositor. The Senior Subordinated Exchange Agent will return the properly withdrawn Senior Subordinated Old Notes promptly following receipt of notice of withdrawal.

     If Senior Subordinated Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Senior Subordinated Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

     Any Senior Subordinated Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Senior Subordinated Exchange Offer. Any Senior Subordinated Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Senior Subordinated Old Notes tendered by book-entry transfer into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Senior Subordinated Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Senior Subordinated Exchange Offer. Properly withdrawn Senior Subordinated Old Notes may be retendered by following one of the procedures described under " -- Procedures for Tendering Senior Subordinated Old Notes" above at any time on or prior to the Senior Subordinated Expiration Date.


Acceptance of Senior Subordinated Old Notes for Exchange; Delivery of Senior Subordinated Exchange Notes

     Upon satisfaction or waiver of all of the conditions to the Senior Subordinated Exchange Offer, the Company will accept, promptly on the Senior Subordinated Exchange Date, all Senior Subordinated Old Notes properly tendered and will issue the Senior Subordinated Exchange Notes promptly after such acceptance. See " -- Certain Conditions to the Senior Subordinated Exchange Offer" below. For purposes of the Senior Subordinated Exchange Offer, the Company shall be deemed to have accepted properly tendered Senior Subordinated Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Senior Subordinated Exchange Agent.

     For each Senior Subordinated Old Note accepted for exchange, the holder of such Senior Subordinated Old Note will receive a Senior Subordinated Exchange Note having a principal amount equal to that of the surrendered Senior Subordinated Old Note.

     In all cases, issuance of Senior Subordinated Exchange Notes for Senior Subordinated Old Notes that are accepted for exchange pursuant to the Senior Subordinated Exchange Offer will be made only after timely receipt by the Senior Subordinated Exchange Agent of certificates for such Senior Subordinated Old Notes or a timely book-entry confirmation of such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Senior Subordinated Old Notes are not accepted for any reason set forth in the terms and conditions of the Senior Subordinated Exchange Offer or if Senior Subordinated Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Senior Subordinated Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Senior Subordinated Old Notes tendered by book-entry transfer into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Senior Subordinated Old Notes will be credited to an account maintained with such book-entry transfer facility specified by the holder) as promptly as practicable after the expiration of the Senior Subordinated Exchange Offer.


Certain Conditions to the Senior Subordinated Exchange Offer

     Notwithstanding any other provision of the Senior Subordinated Exchange Offer, or any extension of the Senior Subordinated Exchange Offer, the Company shall not be required to accept for exchange, or to issue Senior Subordinated Exchange Notes in exchange for, any Senior Subordinated Old Notes and may terminate or amend the Senior Subordinated Exchange Offer (by oral or written notice to the Senior Subordinated Exchange Agent or by a timely press release) if at any time before the acceptance of such Senior Subordinated Old Notes for exchange or the exchange of the Senior Subordinated Exchange Notes for such Senior Subordinated Old Notes, any of the following conditions exist:

       (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Senior Subordinated Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Senior Subordinated Exchange Offer or have a material adverse effect on the contemplated benefits of the Senior Subordinated Exchange Offer to the Company; or

       (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that, in the sole judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Senior Subordinated Old Notes or the Senior Subordinated Exchange Notes or that may, in the sole judgment of the Company, materially impair the contemplated benefits of the Senior Subordinated Exchange Offer to the Company; or

       (c) any law, rule or regulation or applicable interpretations of the Staff of the Commission is issued or promulgated which, in the good faith determination of the Company, does not permit the Company to effect the Senior Subordinated Exchange Offer; or

       (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deem necessary for the consummation of the Senior Subordinated Exchange Offer; or

       (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Senior Subordinated Exchange Offer or have a material adverse effect on the contemplated benefits of the Senior Subordinated Exchange Offer to the Company; or

       (f) there shall occur a change in the current interpretation by the Staff of the Commission which permits the Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offer in exchange for Senior Subordinated Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Senior Subordinated Exchange Notes; or

       (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Senior Subordinated Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Senior Subordinated Exchange Offer, a material acceleration or worsening thereof.

     The Company expressly reserves the right to terminate the Senior Subordinated Exchange Offer and not accept for exchange any of the Senior Subordinated Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of the Senior Subordinated Old Notes which are properly tendered). In addition, the Company may amend the Senior Subordinated Exchange Offer at any time prior to the Senior Subordinated Expiration Date if any of the conditions set forth above occurs. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Senior Subordinated Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Senior Subordinated Old Notes.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Subordinated Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Senior Subordinated Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Senior Subordinated Old Notes tendered, and no Senior Subordinated Exchange Notes will be issued in exchange for any such Senior Subordinated Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Senior Subordinated Indenture under the Trust Indenture Act of 1939, as amended. In any such event, the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Senior Subordinated Exchange Offer is not conditioned upon any minimum principal amount of Senior Subordinated Old Notes being tendered for exchange.


Senior Subordinated Exchange Agent

     Bank One, N.A. has been appointed as the Senior Subordinated Exchange Agent for the Senior Subordinated Exchange Offer. All executed Letters of Transmittal related to the Senior Subordinated Exchange Offer should be directed to the Senior Subordinated Exchange Agent at one of the addresses set forth in the Letter of Transmittal.

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal related to the Senior Subordinated Notes and requests for Notices of Guaranteed Delivery related to the Senior Subordinated Notes should be directed to the Senior Subordinated Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.


Solicitation of Tenders; Fees and Expenses

     The Company has not retained any dealer-manager in connection with the Senior Subordinated Exchange Offer and will not make any payments to broker, dealers or others soliciting acceptances of the Senior Subordinated Exchange Offer. The Company, however, will pay the Senior Subordinated Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Senior Subordinated Old Notes and in handling or forwarding tenders for their customers.


     The estimated cash expenses to be incurred in connection with the Exchange Offers will be paid by the Issuers and are estimated in the aggregate to be approximately $500,000, including fees and expenses of the Senior Subordinated Exchange Agent or the Senior Subordinated Trustee, registration fees, and accounting, legal, printing and related fees and expenses.


     No person has been authorized to give any information or to make any representations in connection with the Senior Subordinated Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Senior Subordinated Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Senior Subordinated Old Notes in any jurisdiction in which the making of the Senior Subordinated Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Senior Subordinated Exchange Offer in any such jurisdiction and extend the Senior Subordinated Exchange Offer to holders of Senior Subordinated Old Notes in such jurisdiction. In any jurisdiction in which the securities or "blue sky" laws require the Senior Subordinated Exchange Offer to be made by a licensed broker or dealer, the Senior Subordinated Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.


Transfer Taxes

     The Company will pay all transfer taxes, if any, to the exchange of Senior Subordinated Old Notes pursuant to the Senior Subordinated Exchange Offer. If, however, certificates representing Senior Subordinated Exchange Notes or Senior Subordinated Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Senior Subordinated Old Notes tendered, or if tendered Senior Subordinated Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Senior Subordinated Old Notes pursuant to the Senior Subordinated Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

     Holders of Senior Subordinated Old Notes who do not exchange their Senior Subordinated Old Notes for Senior Subordinated Exchange Notes pursuant to the Senior Subordinated Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Subordinated Old Notes as set forth in the legend thereon. Senior Subordinated Old Notes not exchanged pursuant to the Senior Subordinated Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Senior Subordinated Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Senior Subordinated Old Notes under the Securities Act.

     Participation in the Senior Subordinated Exchange Offer is voluntary, and holders of Senior Subordinated Old Notes should carefully consider whether to participate. Holders of Senior Subordinated Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Subordinated Old Notes pursuant to the terms of, the Senior Subordinated Exchange Offer, the Company will have fulfilled a covenant contained in the Senior Subordinated Registration Rights Agreement. Holders of Senior Subordinated Old Notes who do not tender their Senior Subordinated Old Notes in the Senior Subordinated Exchange Offer will continue to hold such Senior Subordinated Old Notes and will be entitled to all the rights and limitations applicable thereto under the Senior Subordinated Indenture, except for any such rights under the Senior Subordinated Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of the Senior Subordinated Exchange Offer. All untendered Senior Subordinated Old Notes will continue to be subject to the restrictions on transfer set forth in the Senior Subordinated Indenture. To the extent that Senior Subordinated Old Notes are tendered and accepted in the Senior Subordinated Exchange Offer, the trading market for untendered Senior Subordinated Old Notes could be adversely affected.

     The Company may in the future seek to acquire, subject to the terms of the Senior Subordinated Indenture, untendered Senior Subordinated Old Notes in open-market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Senior Subordinated Old Notes which are not tendered in the Senior Subordinated Exchange Offer.


Resale of Senior Subordinated Exchange Notes

     The Company is making the Senior Subordinated Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Subordinated Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offer in exchange for Senior Subordinated Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Subordinated Exchange Notes. However, any holder who is an "affiliate" of the Company who has an arrangement or understanding with respect to the distribution of the Senior Subordinated Exchange Notes to be acquired pursuant to the Senior Subordinated Exchange Offer, or any broker-dealer who purchased Senior Subordinated Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Senior Subordinated Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Senior Subordinated Exchange Notes. Each such broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes, where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Senior Subordinated Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Senior Subordinated Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Senior Subordinated Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Senior Subordinated Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Senior Subordinated Exchange Notes.


                THE SENIOR DISCOUNT EXCHANGE OFFER OF HOLDINGS

General

     Holdings hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal (which together constitute the Senior Discount Exchange Offer), to exchange up to $87,000,000 aggregate principal amount at maturity of its Senior Discount Exchange Notes for a like aggregate principal amount at maturity of its Senior Discount Old Notes properly tendered on or prior to the Senior Discount Expiration Date and not withdrawn as permitted pursuant to the procedures described below. Throughout this Prospectus, references to the "Letter of Transmittal" refer to the form of Letter of Transmittal that is applicable to the Senior Discount Notes or the Senior Subordinated Notes, as the context requires, whether so expressed or not. The Senior Discount Exchange Offer is being made with respect to all of the Senior Discount Old Notes.


     As of the date of this Prospectus, $87,000,000 aggregate principal amount at maturity of Senior Discount Old Notes is outstanding. This Prospectus and the applicable Letter of Transmittal are first being sent on or about August , 1998, to all holders of Senior Discount Old Notes known to Holdings. Holdings' obligation to accept Senior Discount Old Notes for exchange pursuant to the Senior Discount Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Senior Discount Exchange Offer" below. Holdings currently expect that each of the conditions will be satisfied and that no waivers will be necessary.



Purpose of the Senior Discount Exchange Offer

     The Senior Discount Old Notes were issued on June 5, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Senior Discount Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Senior Discount Old Notes, Holdings entered into the Senior Discount Registration Rights Agreement, which requires Holdings to file with the Commission a registration statement relating to the Senior Discount Exchange Offer not later than 90 days after the date of issuance of the Senior Discount Old Notes, and to use its best efforts to cause the registration statement relating to the Senior Discount Exchange Offer to become effective under the Securities Act not later than 200 days after the date of issuance of the Senior Discount Old Notes. In addition, the Senior Discount Registration Rights Agreement provides for certain remedies if the Senior Discount Exchange Offer is not consummated or a shelf registration statement with respect to Senior Discount Old Notes is not made effective within the time periods specified therein. See "Senior Discount Exchange Offer; Senior Discount Registration Rights."

     The Senior Discount Exchange Offer is being made by Holdings to satisfy its obligations with respect to the Senior Discount Registration Rights Agreement. The term "holder," with respect to the Senior Discount Exchange Offer, means any person in whose name Senior Discount Old Notes are registered on the books of Holdings or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Senior Discount Old Notes are held of record by The Depository Trust Company or its nominee. Other than pursuant to the Senior Discount Registration Rights Agreement, Holdings is not required to file any registration statement to register any outstanding Senior Discount Old Notes. Holders of Senior Discount Old Notes who do not tender their Senior Discount Old Notes or whose Senior Discount Old Notes are tendered but not accepted would have to rely on exceptions to the registration requirements under the securities laws, including the Securities Act, if they wish to sell their Senior Discount Old Notes.

     Holdings is making the Senior Discount Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, Holdings has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Discount Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, Holdings believes that the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for Senior Discount Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of Holdings within the meaning of Rule 405 of the Securities
Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Discount Exchange Notes. See " -- Resale of Senior Discount Exchange Notes." Each broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes, where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. See "Plan of Distribution."


Terms of the Exchange

     Holdings hereby offers to exchange, subject to the conditions set forth herein and in the applicable Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount at maturity of Senior Discount Exchange Notes for each $1,000 principal amount at maturity of the Senior Discount Old Notes, properly tendered on or prior to the Senior Discount Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The terms of the Senior Discount Exchange Notes are identical in all material respects to the terms of the Senior Discount Old Notes for which they may be exchanged pursuant to the Senior Discount Exchange Offer, except that the Senior Discount Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Senior Discount Exchange Notes will evidence the same indebtedness as the Senior Discount Old Notes and will be entitled to the benefits of the Senior Discount Indenture. See "Description of Senior Discount Exchange Notes."

     The Senior Discount Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Discount Old Notes being tendered for exchange.

     Holdings has not requested, and does not intend to request, an interpretation by the Staff of the Commission with respect to whether the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for the Senior Discount Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Staff of the Commission set forth in a series of no-action letters issued to third parties, Holdings believes that Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for Senior Discount Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Senior

Discount Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Senior Discount Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Senior Discount Exchange Notes. Since the Commission has not considered the Senior Discount Exchange Offer in the context of a no-action letter, there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Senior Discount Exchange Offer. Any holder who is an affiliate of Holdings or who tenders in the Senior Discount Exchange Offer for the purpose of participating in a distribution of the Senior Discount Exchange Notes cannot rely on such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Discount Exchange Notes. Each broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes, where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. A broker-dealer may not participate in the Senior Discount Exchange Offer with respect to Senior Discount Old Notes acquired other than as a result of market-making activities or other trading activities. See "Plan of Distribution."

     Cash interest on the Senior Discount Exchange Notes will not accrue until June 1, 2003. Thereafter, interest on the Senior Discount Exchange Notes will accrue from June 1, 2003 at the rate of 11 1/8% per annum on the principal amount at maturity of the Senior Discount Exchange Notes, and will be payable semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 2003.

     Tendering holders of the Senior Discount Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Senior Discount Old Notes pursuant to the Senior Discount Exchange Offer.


Senior Discount Expiration Date; Extension; Termination; Amendment


     The Senior Discount Exchange Offer will expire at 5:00 p.m., New York City time, on September , 1998, unless Holdings, in its sole discretion, has extended the period of time for which the Senior Discount Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Senior Discount Expiration Date" and, together with the Senior Subordinated Expiration Dates, the "Expiration Dates.") . The Senior Discount Expiration Date will be at least 20 business days after the commencement of the Senior Discount Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. Holdings expressly reserves the right, at any time or from time to time, to extend the period of time during which the Senior Discount Exchange Offer is open, and thereby delay acceptance for exchange of any Senior Discount Old Notes, by giving oral or written notice to the Senior Discount Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Senior Discount Expiration Date. During any such extension, all Senior Discount Old Notes previously tendered will remain subject to the Senior Discount Exchange Offer unless properly withdrawn. Holdings does not anticipate extending the Senior Discount Expiration Date.


     Holdings expressly reserves the right to (i) terminate or amend the Senior Discount Exchange Offer and not to accept for exchange any Senior Discount Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Senior Discount Exchange Offer" which have not been waived by Holdings and (ii) amend the terms of the Senior Discount Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Senior Discount Old Notes, whether before or after any tender of the Senior Discount Old Notes. If any such termination or amendment occurs, Holdings will notify the Senior Discount Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Senior Discount Old Notes as promptly as practicable.

     For purposes of the Senior Discount Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless Holdings terminates the Senior Discount Exchange Offer prior to 5:00 p.m., New York City time, on the Senior Discount Expiration Date, Holdings will exchange the Senior Discount Exchange Notes for the Senior Discount Old Notes on the Senior Discount Exchange Date.


Procedures for Tendering Senior Discount Old Notes

     The tender to Holdings of Senior Discount Old Notes by a holder thereof as set forth below and the acceptance thereof by Holdings will constitute a binding agreement between the tendering holder and Holdings upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal.

     A holder of Senior Discount Old Notes may tender the same by (i) properly completing and signing the applicable Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Senior Discount Old Notes being tendered and any required signature guarantees and any other documents required by the applicable Letter of Transmittal, to the Senior Discount Exchange Agent at its address set forth below on or prior to the Senior Discount Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     The method of delivery of Senior Discount Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Senior Discount Old Notes or Letters of Transmittal should be sent to Holdings.

     If tendered Senior Discount Old Notes are registered in the name of the signer of the Letter of Transmittal and the Senior Discount Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Senior Discount Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Senior Discount Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Senior Discount Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to Holdings and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, if the Senior Discount Exchange Notes and/or Senior Discount Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Senior Discount Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Senior Discount Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Senior Discount Old Notes at the book-entry transfer facility for the purpose of facilitating the Senior Discount Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Senior Discount Old Notes by causing such book-entry transfer facility to transfer such Senior Discount Old Notes into the Senior Discount Exchange Agent's account with respect to the Senior Discount Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Senior Discount Old Notes may be effected through book-entry transfer into the Senior Discount Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Senior Discount Exchange Agent at its address set forth below on or prior to the Senior Discount Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Senior Discount Exchange Offer and time will not permit the Letter of Transmittal or Senior Discount Old Notes to reach the Senior Discount Exchange Agent before the Senior Discount Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Senior Discount Exchange Agent has received at its address set forth below on or prior to the Senior Discount Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Senior Discount Old Notes are registered and, if possible, the certificate numbers of the Senior Discount Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Senior Discount Expiration Date, the Senior Discount Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Senior Discount Old Notes into the Senior Discount Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Senior Discount Old Notes being tendered by the above-described method are deposited with the Senior Discount Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), Holdings may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Senior Discount Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Discount Old Notes (or a confirmation of book-entry transfer of such Senior Discount Old Notes into the Senior Discount Exchange Agent's account at the book-entry transfer facility) is received by the Senior Discount Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Senior Discount Exchange Agent. Issuances of Senior Discount Exchange Notes in exchange for Senior Discount Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the applicable Letter of Transmittal (and any other required documents) and the tendered Senior Discount Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Senior Discount Old Notes tendered for exchange will be determined by Holdings in its sole discretion, which determination shall be final and binding. Holdings reserves the absolute right to reject any and all tenders of any particular Senior Discount Old Notes not properly tendered or not to accept any particular Senior Discount Old Notes which acceptance might, in the judgment of Holdings or its counsel, be unlawful. Holdings also reserves the absolute right to waive any defects or irregularities or conditions of the Senior Discount Exchange Offer as to any particular Senior Discount Old Notes either before or after the Senior Discount Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Senior Discount Old Notes in the Senior Discount Exchange Offer). The interpretation of the terms and conditions of the Senior Discount Exchange Offer (including the applicable Letter of Transmittal and the instructions thereto) by Holdings shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Discount Old Notes for exchange must be cured within such reasonable period of time as Holdings shall determine. Neither Holdings, the Senior Discount Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Senior Discount Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Senior Discount Old Notes, such Senior Discount Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Senior Discount Old Notes.

     If the Letter of Transmittal or any Senior Discount Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Holdings, proper evidence satisfactory to Holdings of its authority to so act must be submitted.

     By tendering, each holder will represent to Holdings that, among other things, the Senior Discount Exchange Notes acquired pursuant to the Senior Discount Exchange Offer are being acquired in the ordinary course of business of the person receiving such Senior Discount Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Senior Discount Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of Holdings, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. See "Plan of Distribution."


Terms and Conditions of the Letter of Transmittal

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Senior Discount Exchange Offer.

     The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Senior Discount Old Notes to Holdings and irrevocably constitutes and appoints the Senior Discount Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Senior Discount Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Senior Discount Old Notes and to acquire Senior Discount Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, Holdings will acquire good and unencumbered title to the tendered Senior Discount Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Senior Discount Exchange Agent or Holdings to be necessary or desirable to complete the exchange, assignment and transfer of tendered Senior Discount Old Notes or transfer ownership of such Senior Discount Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Senior Discount Old Notes by Holdings and the issuance of Senior Discount Exchange Notes in exchange therefor shall constitute performance in full by Holdings of certain of its obligations under the Senior Discount Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act and that it is acquiring the Senior Discount Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Senior Discount Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Discount Exchange Notes. Each Transferor which is a broker-dealer receiving Senior Discount Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Senior Discount Exchange Notes received in exchange for Senior Discount Old Notes where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Holdings will, for a period of 180 days after the Senior Discount Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.


Withdrawal Rights

     Tenders of Senior Discount Old Notes may be withdrawn at any time prior to the Senior Discount Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Senior Discount Exchange Agent at the address set forth herein prior to the Senior Discount Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Senior Discount Old Notes to be withdrawn (the "Depositor"), (ii) identify the Senior Discount Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Senior Discount Old Notes), (iii) specify the principal amount of Senior Discount Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Senior Discount Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Senior Discount Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Senior Discount Indenture register the transfer of such Senior Discount Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Senior Discount Old Notes are to be registered, if different from that of the Depositor. The Senior Discount Exchange Agent will return the properly withdrawn Senior Discount Old Notes promptly following receipt of notice of withdrawal.

     If Senior Discount Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Senior Discount Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by Holdings and such determination will be final and binding on all parties.

     Any Senior Discount Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Senior Discount Exchange Offer. Any Senior Discount Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Senior Discount Old Notes tendered by book-entry transfer into the Senior Discount Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Senior Discount Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Senior Discount Exchange Offer. Properly withdrawn Senior Discount Old Notes may be retendered by following one of the procedures described under " -- Procedures for Tendering Senior Discount Old Notes" above at any time on or prior to the Senior Discount Expiration Date.


Acceptance of Senior Discount Old Notes for Exchange; Delivery of Senior Discount Exchange Notes

     Upon satisfaction or waiver of all of the conditions to the Senior Discount Exchange Offer, Holdings will accept, promptly on the Senior Discount Exchange Date, all Senior Discount Old Notes properly tendered and will issue the Senior Discount Exchange Notes promptly after such acceptance. See " -- Certain Conditions to the Senior Discount Exchange Offer" below. For purposes of the Senior Discount Exchange Offer, Holdings shall be deemed to have accepted properly tendered Senior Discount Old Notes for exchange when, as and if Holdings has given oral or written notice thereof to the Senior Discount Exchange Agent.

     For each Senior Discount Old Note accepted for exchange, the holder of such Senior Discount Old Note will receive a Senior Discount Exchange Note having a principal amount equal to that of the surrendered Senior Discount Old Note.

     In all cases, issuance of Senior Discount Exchange Notes for Senior Discount Old Notes that are accepted for exchange pursuant to the Senior Discount Exchange Offer will be made only after timely receipt by the Senior Discount Exchange Agent of certificates for such Senior Discount Old Notes or a timely book-entry confirmation of such Senior Discount Old Notes into the Senior Discount Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Senior Discount Old Notes are not accepted for any reason set forth in the terms and conditions of the Senior Discount Exchange Offer or if Senior Discount Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Senior Discount Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Senior Discount Old Notes tendered by book-entry transfer into the Senior Discount Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Senior Discount Old Notes will be credited to an account maintained with such book-entry transfer facility specified by the holder) as promptly as practicable after the expiration of the Senior Discount Exchange Offer.


Certain Conditions to the Senior Discount Exchange Offer

     Notwithstanding any other provision of the Senior Discount Exchange Offer, or any extension of the Senior Discount Exchange Offer, Holdings shall not be required to accept for exchange, or to issue Senior Discount Exchange Notes in exchange for, any Senior Discount Old Notes and may terminate or amend the Senior Discount Exchange Offer (by oral or written notice to the Senior Discount Exchange Agent or by a timely press release) if at any time before the acceptance of such Senior Discount Old Notes for exchange or the exchange of the Senior Discount Exchange Notes for such Senior Discount Old Notes, any of the following conditions exist:

       (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Senior Discount Exchange Offer which, in the sole judgment of Holdings, might materially impair the ability of Holdings to proceed with the Senior Discount Exchange Offer or have a material adverse effect on the contemplated benefits of the Senior Discount Exchange Offer to Holdings; or

       (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of Holdings that, in the sole judgment of Holdings, is or may be adverse to Holdings, or Holdings shall have become aware of facts that have or may have adverse significance with respect to the value of the Senior Discount Old Notes or the Senior Discount Exchange Notes or that may, in the sole judgment of Holdings, materially impair the contemplated benefits of the Senior Discount Exchange Offer to Holdings; or

       (c) any law, rule or regulation or applicable interpretations of the Staff of the Commission is issued or promulgated which, in the good faith determination of Holdings, does not permit Holdings to effect the Senior Discount Exchange Offer; or

       (d) any governmental approval has not been obtained, which approval Holdings, in its sole discretion, deem necessary for the consummation of the Senior Discount Exchange Offer; or

       (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of Holdings, might materially impair the ability of Holdings to proceed with the Senior Discount Exchange Offer or have a material adverse effect on the contemplated benefits of the Senior Discount Exchange Offer to Holdings; or

       (f) there shall occur a change in the current interpretation by the Staff of the Commission which permits the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange

   Offer in exchange for Senior Discount Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Senior Discount Exchange Notes; or

       (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of Holdings to complete the transactions contemplated by the Senior Discount Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Senior Discount Exchange Offer, a material acceleration or worsening thereof.

     Holdings expressly reserves the right to terminate the Senior Discount Exchange Offer and not accept for exchange any Senior Discount Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by Holdings of properly tendered Senior Discount Old Notes). In addition, Holdings may amend the Senior Discount Exchange Offer at any time prior to the Senior Discount Expiration Date if any of the conditions set forth above occurs. Moreover, regardless of whether any of such conditions has occurred, Holdings may amend the Senior Discount Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Senior Discount Old Notes.

     The foregoing conditions are for the sole benefit of Holdings and may be asserted by Holdings regardless of the circumstances giving rise to any such condition or may be waived by Holdings in whole or in part at any time and from time to time in its sole discretion. The failure by Holdings at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If Holdings waives or amends the foregoing conditions, it will, if required by law, extend the Senior Discount Exchange Offer for a minimum of five business days from the date that Holdings first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Senior Discount Exchange Offer would otherwise expire within such five business-day period. Any determination by Holdings concerning the events described above will be final and binding upon all parties.

     In addition, Holdings will not accept for exchange any Senior Discount Old Notes tendered, and no Senior Discount Exchange Notes will be issued in exchange for any such Senior Discount Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Senior Discount Indenture under the Trust Indenture Act of 1939, as amended. In any such event, Holdings is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Senior Discount Exchange Offer is not conditioned upon any minimum principal amount of Senior Discount Old Notes being tendered for exchange.


Senior Discount Exchange Agent

     Bank One, N.A. has been appointed as the Senior Discount Exchange Agent for the Senior Discount Exchange Offer. All executed Letters of Transmittal should be directed to the Senior Discount Exchange Agent at one of the addresses set forth in the Letter of Transmittal:

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Senior Discount Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.


Solicitation of Tenders; Fees and Expenses

     Holdings has not retained any dealer-manager in connection with the Senior Discount Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Senior Discount Exchange Offer. Holdings, however, will pay the Senior Discount Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Holdings will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Senior Discount Old Notes and in handling or forwarding tenders for their customers.


     The estimated cash expenses to be incurred in connection with the Exchange Offers will be paid by the Issuers and are estimated in the aggregate to be approximately $500,000, including fees and expenses of the Senior Discount Exchange Agent and the Senior Discount Trustee, registration fees, and accounting, legal, printing and related fees and expenses.


     No person has been authorized to give any information or to make any representations in connection with the Senior Discount Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by Holdings. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Holdings since the respective dates as of which information is given herein. The Senior Discount Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Senior Discount Old Notes in any jurisdiction in which the making of the Senior Discount Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Holdings may, at its discretion, take such action as it may deem necessary to make the Senior Discount Exchange Offer in any such jurisdiction and extend the Senior Discount Exchange Offer to holders of Senior Discount Old Notes in such jurisdiction. In any jurisdiction in which the securities or "blue sky" laws require the Senior Discount Exchange Offer to be made by a licensed broker or dealer, the Senior Discount Exchange Offer is being made on behalf of Holdings by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.


Transfer Taxes

     Holdings will pay all transfer taxes, if any, applicable to the exchange of Senior Discount Old Notes pursuant to the Senior Discount Exchange Offer. If, however, certificates representing Senior Discount Exchange Notes or Senior Discount Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Senior Discount Old Notes tendered, or if tendered Senior Discount Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Senior Discount Old Notes pursuant to the Senior Discount Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.


Consequences of Failure to Exchange

     Holders of Senior Discount Old Notes who do not exchange their Senior Discount Old Notes for Senior Discount Exchange Notes pursuant to the Senior Discount Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Discount Old Notes as set forth in the legend thereon. Senior Discount Old Notes not exchanged pursuant to the Senior Discount Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Senior Discount Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holdings does not currently anticipate that they will register the Senior Discount Old Notes under the Securities Act.

     Participation in the Senior Discount Exchange Offer is voluntary, and holders of Senior Discount Old Notes should carefully consider whether to participate. Holders of Senior Discount Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.


     As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Discount Old Notes pursuant to the terms of, the Senior Discount Exchange Offer, Holdings will have fulfilled a covenant contained in the Senior Discount Registration Rights Agreement. Holders of Senior Discount Old Notes who do not tender their Senior Discount Old Notes in the Senior Discount Exchange Offer will continue to hold such Senior Discount Old Notes and will be entitled to all the rights and limitations applicable thereto under the Senior Discount Indenture, except for any such rights under the Senior Discount Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Senior Discount Exchange Offer. All untendered Senior Discount Old Notes will continue to be subject to the restrictions on transfer set forth in the Senior Discount Indenture. To the extent that Senior Discount Old Notes are tendered and accepted in the Senior Discount Exchange Offer, the trading market for untendered Senior Discount Old Notes could be adversely affected.

     Holdings may in the future seek to acquire, subject to the terms of the Senior Discount Indenture, untendered Senior Discount Old Notes in open-market or privately-negotiated transactions, through subsequent exchange offers or otherwise. Holdings has no present plan to acquire any Senior Discount Old Notes which are not tendered in the Senior Discount Exchange Offer.


Resale of Senior Discount Exchange Notes

     Holdings is making the Senior Discount Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, Holdings has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Discount Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, Holdings believes that the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for Senior Discount Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of Holdings within the meaning of Rule 405 of the Securities
Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Discount Exchange Notes. However, any holder who is an "affiliate" of Holdings or who has an arrangement or understanding with respect to the distribution of the Senior Discount Exchange Notes to be acquired pursuant to the Senior Discount Exchange Offer, or any broker-dealer who purchased Senior Discount Old Notes from Holdings to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Senior Discount Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Senior Discount Exchange Notes. Each such broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes, where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Senior Discount Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. Holdings has agreed, pursuant to the Senior Discount Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Senior Discount Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Senior Discount Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Senior Discount Exchange Notes.

     DESCRIPTION OF THE SENIOR SUBORDINATED EXCHANGE NOTES OF THE COMPANY

General

     The Senior Subordinated Old Notes were issued, and the Senior Subordinated Exchange Notes will be issued, under an Indenture, dated as of June 5, 1998 (the "Senior Subordinated Notes Indenture"), among the Company, Holdings, as guarantor, and Bank One, N.A., as Trustee (the "Senior Subordinated Notes Trustee"), which has been filed as an exhibit to the Registration Statment of which this Prospectus is part. The following is a summary of all material provisions of the Senior Subordinated Notes Indenture and the Senior Subordinated Notes. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "Certain Definitions". For purposes of this "Description of the Senior Subordinated Exchange Notes", the term Company refers only to WESCO Distribution, Inc. and not to any of its Subsidiaries.

     On June 5, 1998, the Company issued $300 million aggregate principal amount of Senior Subordinated Old Notes under the Senior Subordinated Notes Indenture. The terms of the Senior Subordinated Exchange Notes are identical in all material repsects to the Senior Subordinated Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Senior Subordinated Old Notes for Senior Subordinated Exchange Notes. The Trustee will authenticate and deliver Senior Subordinated Exchange Notes for original issue only in exchange for a like principal amount of Senior Subordinated Old Notes. Any Senior Subordinated Old Notes that remain outstanding after the consummation of the Senior Subordinated Exchange Offer, together with the Senior Subordinated Exchange Notes, will be treated as a single class of securities under the Senior Subordinated Notes Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Senior Subordinated Notes shall be deemed to mean, at any time after the Senior Subordinated Exchange Offer is consummated, such percentage in aggregate principal amount of the Senior Subordinated Old Notes and Senior Subordinated Exchange Notes then outstanding.


     The Senior Subordinated Notes Indenture provides for the issuance of up to $200 million aggregate principal amount of additional Senior Subordinated Notes having identical terms and conditions to the Senior Subordinated Exchange Notes offered hereby (the "Additional Senior Subordinated Notes"), subject to compliance with the covenants contained in the Senior Subordinated Notes Indenture. Any Additional Senior Subordinated Notes will be part of the same issue as the Senior Subordinated Exchange Notes offered hereby and will vote on all matters with the Senior Subordinated Exchange Notes offered hereby.

     Principal of, premium, if any, and interest on the Senior Subordinated Notes will be payable, and the Senior Subordinated Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Senior Subordinated Notes Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Senior Subordinated Notes at their registered addresses.

     The Senior Subordinated Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Senior Subordinated Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


Terms of the Senior Subordinated Notes

     The Senior Subordinated Notes will be unsecured senior subordinated obligations of the Company and will mature on June 1, 2008. Each Senior Subordinated Note will bear interest at a rate per annum shown on the front cover of this Prospectus from June 5, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to Senior Subordinated Noteholders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 1998.

Optional Redemption

     Except as set forth in the following two paragraphs, the Senior Subordinated Notes will not be redeemable at the option of the Company prior to June 1, 2003. Thereafter, the Senior Subordinated Notes will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:



                                            Redemption
Year                                          Price
---------------------------------------   -------------
  2003 ................................       104.563%
  2004 ................................       103.042%
  2005 ................................       101.521%
  2006 and thereafter .................       100.000%

     In addition, at any time and from time to time prior to June 1, 2001, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Senior Subordinated Notes (calculated giving effect to any issuance of Additional Senior Subordinated Notes) with the Net Cash Proceeds of one or more Equity Offerings by (i) the Company or (ii) Holdings to the extent the Net Cash Proceeds thereof are (a) contributed to the Company as a capital contribution to the common equity of the Company or (b) used to purchase Capital Stock of the Company (in either case, other than Disqualified Stock), at a redemption price equal to 109.125% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Senior Subordinated Notes (calculated giving effect to any issuance of Additional Senior Subordinated Notes) remains outstanding. Any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Senior Subordinated Notes being redeemed and otherwise in accordance with the procedures set forth in the Senior Subordinated Notes Indenture.

     At any time prior to June 1, 2003, the Senior Subordinated Notes may be redeemed, in whole but not in part, at the option of the Company at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.


Selection

     In the case of any partial redemption, selection of the Senior Subordinated Notes for redemption will be made by the Senior Subordinated Notes Trustee on a pro rata basis, by lot or by such other method as the Senior Subordinated Notes Trustee in its sole discretion shall deem to be fair and appropriate, although no Senior Subordinated Note of $1,000 in original principal amount or less will be redeemed in part. If any Senior Subordinated
Note is to be redeemed in part only, the notice of redemption relating to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Senior Subordinated Noteholder thereof upon cancelation of the original Senior Subordinated Note.


Ranking

     The indebtedness evidenced by the Senior Subordinated Notes will be unsecured Senior Subordinated Indebtedness of the Company, will be subordinated in right of payment, as set forth in the Senior Subordinated Notes Indenture, to all existing and future Senior Indebtedness of the Company, will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the

Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The Senior Subordinated Notes will also be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     Certain of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including the Senior Subordinated Noteholders. The Senior Subordinated Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company. As of June 30, 1998, the Company's Subsidiaries had no Indebtedness, excluding Guarantees of $176.8 million of Indebtedness under the Credit Facilities (but had trade payables and other liabilities Incurred in the ordinary course of business). Although the Senior Subordinated Notes Indenture limits the Incurrence of Indebtedness by and the issuance of preferred stock of certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

     As of June 30, 1998, (i) the outstanding Senior Indebtedness of the Company was $196.4 million, of which $176.8 million was Secured Indebtedness (exclusive of unused commitments under the Credit Facilities), and (ii) the Company had no outstanding Senior Subordinated Indebtedness (other than the Senior Subordinated Notes) and no outstanding Indebtedness that is subordinate or junior in right of repayment to the Senior Subordinated Notes. Although the Senior Subordinated Notes Indenture contains limitations on the amount of additional Indebtedness which the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants -- Limitation on Indebtedness".

     "Senior Indebtedness" of the Company means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Senior Subordinated Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any Subordinated Obligations of the Company,
(v) any payment obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of this Senior Subordinated Notes Indenture. "Senior Indebtedness" of Holdings has a correlative meaning.

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Senior Subordinated Notes in accordance with the provisions of the Senior Subordinated Notes Indenture. The Senior Subordinated Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Senior Subordinated Notes Indenture that it will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     The Company may not pay principal of, premium (if any) or interest on the Senior Subordinated Notes, or any liquidated damages payable pursuant to the provisions set forth in the Senior Subordinated

Notes and the Senior Subordinated Notes Exchange and Registration Rights Agreement, or make any deposit pursuant to the provisions described under "Defeasance" below, and may not otherwise repurchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") if (i) any Designated Senior Indebtedness is not paid in cash or cash equivalents when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents. However, the Company may pay the Senior Subordinated Notes without regard to the foregoing if the Company and the Senior Subordinated Notes Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Senior Subordinated Notes Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Senior Subordinated Notes Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Senior Subordinated Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before the Senior Subordinated Noteholders are entitled to receive any payment of principal of, interest, premium (if any) or liquidated damages on the Senior Subordinated Notes and until such Senior Indebtedness is paid in full in cash or cash equivalents, any payment or distribution to which Senior Subordinated Noteholders would be entitled but for the subordination provisions of the Senior Subordinated Notes Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to Senior Subordinated Noteholders that due to the subordination provisions of the Senior Subordinated Notes Indenture should not have been made to them, such Senior Subordinated Noteholders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company or the Senior Subordinated Notes Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Senior Subordinated Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the subordination provisions of the Senior Subordinated Notes Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Senior Subordinated Notes Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the Senior Subordinated Noteholders, and creditors of the Company who are not holders of Senior Indebtedness of the Company or of Senior Subordinated Indebtedness of the Company (including the Senior Subordinated Notes) may recover less, ratably, than holders of Senior Indebtedness of the Company and may recover more, ratably, than the holders of Senior Subordinated Indebtedness of the Company.


Holdings Guarantee

     Holdings, as primary obligor and not merely as surety, has irrevocably and unconditionally Guaranteed on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Subordinated Notes Indenture and the Senior Subordinated Notes, whether for payment of principal of or interest on or liquidated damages in respect of the Senior Subordinated Notes, expenses, indemnification or otherwise (all such obligations guaranteed by Holdings being herein called the "Guaranteed Obligations"). Holdings has agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Senior Subordinated Notes Trustee or the Senior Subordinated Noteholders in enforcing any rights under the Holdings Guarantee. The Holdings Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by Holdings without rendering the Holdings Guarantee, as it relates to Holdings, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     The obligations of Holdings under its Holdings Guarantee are senior subordinated obligations. As such, the rights of Senior Subordinated Noteholders to receive payment by Holdings pursuant to its Holdings Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Holdings. Investors should not rely on the Holdings Guarantee in evaluating an investment in the Senior Subordinated Notes. The terms of the subordination provisions described above with respect to the Company's obligations under the Senior Subordinated Notes apply equally to Holdings and the obligations of Holdings under its Holdings Guarantee.


Change of Control

     Upon the occurrence of any of the following events (each a "Change of Control"), unless all Senior Subordinated Notes have been called for redemption pursuant to the provisions described above under " -- Optional Redemption," each Senior Subordinated Noteholder will have the right to require the Company to repurchase all or any part of such Senior Subordinated Noteholder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date):

       (i) prior to the earlier to occur of (A) the first public offering of common stock of Holdings or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

       (ii) on or after any such public offering referred to in clause (i), (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings and (B) the Permitted
   Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or Holdings, as the case may be (for the purposes of this clause
   (ii), such other person shall be deemed to beneficially own any Voting
   Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

       (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or Holdings, as the case may be (together with any new directors whose election by such board of directors of the Company or Holdings, as the case may be, or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, was approved by a vote of 66 2/3% of the directors of the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or Holdings, as the case may be, then in office; or

       (iv) the merger or consolidation of the Company or Holdings with or into another Person or the merger of another Person with or into the Company or Holdings, or the sale of all or substantially all the assets of the Company or Holdings to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or Holdings that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or Holdings are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; provided, however, that any sale of accounts receivable in connection with a Qualified Receivables Transaction shall not constitute a Change of Control.

       Within 30 days following any Change of Control, the Company shall mail a notice to each Senior Subordinated Noteholder with a copy to the Senior Subordinated Notes Trustee (the "Change of Control Offer") stating: (1) that a Change of Control has occurred and that such Senior Subordinated Noteholder has the right to require the Company to purchase such Senior Subordinated Noteholder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Senior Subordinated Noteholder must follow in order to have its Senior Subordinated Notes purchased.

       The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Subordinated Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

       The phrase "all or substantially all," as used with respect to a sale of assets in the definition in the Senior Subordinated Notes Indenture of "Change of Control," varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (the law governing such Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and therefore it may be unclear whether a Change of Control has occurred.

       The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act (including Rules 13e-4 and 14e-1 thereunder) and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

       The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Notes Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "Certain Covenants -- Limitation on Indebtedness" and "Limitation on Liens". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Subordinated Notes Indenture will not contain any covenants or provisions that may afford holders of the Senior Subordinated Notes protection in the event of a highly leveraged transaction.

       The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, if the purchase of the Senior Subordinated Notes would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Senior Subordinated Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) request the holders of such Indebtedness to give the requisite consents to permit the purchase of the Senior Subordinated Notes as provided above. Until such time as the Company is able to repay all such Indebtedness and terminate all commitments outstanding thereunder or such time as such requisite consents are obtained, the Company shall not be required to make the Change of Control Offer or purchase the Senior Subordinated Notes pursuant to the provisions described above. Finally, the Company's ability to pay cash to the Senior Subordinated Noteholders upon a repurchase may be limited by the Company's then existing financial resources. There can be no



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   assurance that sufficient funds will be available when necessary to make any required repurchases. See " -- Ranking." The provisions under the Senior Subordinated Notes Indenture relative to the Company's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control, if the Company is permitted by the terms of the Credit Agreement and any other Indebtedness to make such offer and repurchase, may only be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes.


Certain Covenants

     The Senior Subordinated Notes Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.00:1.00.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

       (i) Indebtedness Incurred pursuant to the Credit Agreement or any other Credit Facility in an aggregate principal amount at any time outstanding not to exceed $400 million;

       (ii) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Wholly Owned Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (ii) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Senior Subordinated Notes;

       (iii) Indebtedness (A) represented by the Senior Subordinated Notes (not including any Additional Senior Subordinated Notes), (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Refinancing Indebtedness) or the foregoing paragraph (a) and
   (D) consisting of Guarantees of any Indebtedness permitted under clauses
   (i) and (ii) of this paragraph (b);

       (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, if the aggregate amount of all such Indebtedness of all such Restricted Subsidiaries would exceed $20 million, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

       (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Hedging Obligations consisting of Interest Rate Agreements directly related (as determined in good faith by the Company) to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Senior Subordinated Notes Indenture and Currency Agreements Incurred in the ordinary course of business;


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       (vi) Indebtedness Incurred by the Company or any Restricted Subsidiary
   (including Capitalized Lease Obligations) financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets), in each case Incurred no more than 180 days after such purchase, lease or improvement of such property and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that at the time of the Incurrence of such Indebtedness and after giving effect thereto, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (vi) and then outstanding shall not exceed the greater of $25.0 million and 5% of Adjusted Consolidated Assets;

       (vii) Indebtedness Incurred by the Company in connection with the acquisition of a Related Business and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that the aggregate amount of Indebtedness Incurred and outstanding pursuant to this clause (vii) shall not exceed $50.0 million at any one time;

       (viii) Attributable Debt Incurred by the Company in respect of Sale/Leaseback Transactions; provided, however, that the aggregate amount of Attributable Debt Incurred and outstanding pursuant to this clause
   (viii) shall not exceed $75.0 million at any one time;

       (ix) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, purchase price adjustment or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

       (x) any Guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by such Restricted Subsidiary is permitted under the terms of the Senior Subordinated Notes Indenture;

       (xi) Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers Incurred in the ordinary course of business;

       (xii) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings); and

       (xiii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
   (xiii) and then outstanding, shall not exceed $50.0 million.

     (c) The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant, (i) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and
(ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify or reclassify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.


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     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has equity holders other than the Company or other Restricted Subsidiaries, to its other equity holders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holdings, the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default will have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds or fair market value of assets or property received by the Company as a contribution to its equity capital or from the issue or sale of its Capital Stock (in each case other than Disqualified Stock and Excluded Contributions) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); (C) the amount by which Indebtedness or Disqualified Stock of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness or Disqualified Stock of the Company or its Restricted Subsidiaries issued after the Closing Date for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments in any Person (other than a Restricted Subsidiary) resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from such Person, (ii) the sale or liquidation for cash of such Investment or (iii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under clause


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(3)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments; (v) any Restricted Payment made for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings, the Company or any of their respective Subsidiaries held by any employee, former employee, director or former director of Holdings, the Company or any of their respective Subsidiaries (and any permitted transferees thereof) pursuant to any equity subscription agreement, stock option agreement or plan or other similar agreement; provided, however, that the aggregate amount of such Restricted Payments shall not exceed $5.0 million in any calendar year and $20.0 million in the aggregate; provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; (vi) payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (A) through (E) below; provided, however, that such dividend, distribution or amount shall be excluded in the calculation of the amount of Restricted Payments: (A) to Holdings in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $2.0 million per calendar year; (B) to Holdings in amounts equal to amounts required for Holdings to pay Federal, state and local income taxes that are then actually due and owing by Holdings to the extent such items relate to the Company and its Subsidiares; (C) to Holdings to permit Holdings to pay financial advisory, financing, underwriting or placement fees to Cypress and its Affiliates; (D) to Holdings to permit Holdings to pay any employment, noncompetition, compensation or confidentiality arrangements entered into with its employees in the ordinary course of business to the extent such employees are primarily engaged in activities which relate to the Company and its Subsidiaries; and (E) to Holdings to permit Holdings to pay customary fees and indemnities to directors and officers of Holdings to the extent such directors and officers are primarily engaged in activities which relate to the Company and its Subsidiaries; (vii) following the initial Equity Offering by the Company or Holdings, any payment of dividends or common stock buybacks by the Company in an aggregate amount in any year not to exceed 6% of the aggregate Net Cash Proceeds actually received by the Company in connection with such initial Equity Offering and any subsequent Equity Offering by the Company or Holdings; provided, however, that no Default or Event of Default shall have occurred and be continuing immediately before or after any such payment; provided further, however, that such dividends or common stock buybacks shall be included in the calculation of the amount of Restricted Payments; (viii) any repurchase of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such option; provided, however, that such repurchase shall be included in the calculation of the amount of Restricted Payments; (ix) the payment of any dividend or the making of any distribution to Holdings in amounts sufficient to permit Holdings (A) to pay interest when due on the Senior Discount Notes and (B) to make any mandatory redemptions, repurchases or principal or accreted value payments in respect of the Senior Discount Notes; provided, however, that such payments, dividends and distributions shall be excluded in the calculation of the amount of Restricted Payments; (x) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the covenant described under " -- Limitation on Indebtedness" to the extent such dividends are included in the definition of Consolidated Interest Expense; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments; (xi) Investments made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; (xii) any Restricted Payment made to fund the Recapitalization (including fees and expenses); provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments; or (xiii) other Restricted Payments


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in an aggregate amount not to exceed $10.0 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Senior Subordinated Noteholders than the encumbrances and restrictions contained in such predecessor agreements; (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages or (C) in connection with purchase money obligations for property acquired in the ordinary course of business; (5) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (6) any encumbrance or restriction of a Receivables Entity effected in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity; and (7) any encumbrance or restriction existing pursuant to other Indebtedness permitted to be Incurred subsequent to the Senior Subordinated Notes Issue Date pursuant to the provisions of the covenant described under " -- Limitations on Indebtedness"; provided, however, that any such encumbrance or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances).

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by the Company) of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents (provided that the amount of (w) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets without recourse to the Company or any of the Restricted Subsidiaries, (x) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition, (y) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed 5% of Adjusted Consolidated Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the


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time received and without giving effect to subsequent changes in value) and (z)
any assets received in exchange for assets related to a Related Business of comparable market value in the good faith determination of the Board of Directors shall be deemed to be cash for purposes of this provision) and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)
(A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock and other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Senior Subordinated Notes pursuant to and subject to the conditions set forth in section (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Senior Subordinated Notes and other Senior Subordinated Indebtedness of the Company; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $20.0 million.

     (b) In the event of an Asset Disposition that requires the purchase of Senior Subordinated Notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(iii)(C) of this covenant, the Company will be required to purchase Senior Subordinated Notes (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Company for the Senior Subordinated Notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Senior Subordinated Notes Indenture. If the aggregate purchase price of Senior Subordinated Notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Senior Subordinated Notes (and other Senior Subordinated Indebtedness), the Company may apply the remaining Net Available Cash for any purpose permitted by the terms of the Senior Subordinated Notes Indenture. The Company will not be required to make an Offer for Senior Subordinated Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of this covenant section (a)(iii)) is less than $10.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or


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

amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Senior Subordinated Notes Trustee a resolution adopted by the majority of the Board of Directors, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above.

     (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "Limitation on Restricted Payments", (ii) any issuance of securities, or other payments, Guarantees, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) any transaction effected as part of a Qualified Receivables Transaction, (viii) any payment by the Company to Holdings to permit Holdings to pay any Federal, state, local or other taxes that are then actually due and owing by Holdings, (ix) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case, in the ordinary course of business, (x) any employment, compensation, noncompetition or confidentiality agreement entered into by the Company and its Restricted Subsidiaries with its employees in the ordinary course of business, (xi) the payment by the Company of fees, expenses and other amounts to Cypress and its Affiliates in connection with the Recapitalization, (xii) payments by the Company or any of its Restricted Subsidiaries to Cypress and its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case, as determined by the Board of Directors in good faith, (xiii) any issuance of Capital Stock of the Company (other than Disqualified Stock), (xiv) any agreement as in effect as of the date of the Senior Subordinated Notes Indenture or any amendment or replacement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Senior Subordinated Noteholders of the Senior Subordinated Notes in any material respect than the original agreement as in effect on the date of the Senior Subordinated Notes Indenture and (xv) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Senior Subordinated Notes Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary or to any director of a Restricted Subsidiary to the extent required as director's qualifying shares; (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition. The provisions of this covenant will not prohibit any transaction effected as part of a Qualified Receivables Transaction. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be


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applied in accordance with the terms of the covenant described under
"Limitation on Sales of Assets and Subsidiary Stock".

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever that secures Senior Subordinated Indebtedness or Subordinated Obligations on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Senior Subordinated Notes shall be secured equally and ratably with (or on a senior basis to in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Senior Subordinated Notes Trustee and any Senior Subordinated Noteholder or prospective Senior Subordinated Noteholder (upon the request of such Senior Subordinated Noteholder or prospective Senior Subordinated Noteholder) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.


Merger and Consolidation

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Senior Subordinated Notes Trustee, in form satisfactory to the Senior Subordinated Notes Trustee, all the obligations of the Company under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Indebtedness" or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company will have delivered to the Senior Subordinated Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Subordinated Notes Indenture. Notwithstanding clause (iii) above, a Wholly Owned Subsidiary may be consolidated with or merged into the Company and the Company may consolidate with or merge with or into (A) another Person, if such Person is a single purpose corporation that has not conducted any business or Incurred any Indebtedness or other liabilities and such transaction is being consummated solely to change the state of incorporation of the Company and (B) Holdings; provided, however, that, in the case of clause (B), (x) Holdings shall not have owned any assets other than the Capital Stock of the Company (and other immaterial assets incidental to its ownership of such Capital Stock) or conducted any business other than owning the Capital Stock of the Company, (y) Holdings shall not have any Indebtedness or other liabilities (other than ordinary course liabilities incidental to its ownership of the Capital Stock of the Company) and (z) immediately after giving effect to such consolidation or merger, the Successor Company shall have a pro forma Consolidated Coverage Ratio that is not less than the Consolidated Coverage Ratio of the Company immediately prior to such consolidation or merger.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Subordinated Notes Indenture, but the predecessor Company


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

in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Senior Subordinated Notes.


Defaults

     An Event of Default is defined in the Senior Subordinated Notes Indenture as (i) a default in any payment of interest on any Senior Subordinated Note when due and payable, whether or not prohibited by the provisions described under "Ranking", continued for 30 days, (ii) a default in the payment of principal of any Senior Subordinated Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking", (iii) the failure by the Company to comply with its obligations under the covenant described under "Merger and Consolidation", (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" (in each case, other than a failure to purchase Senior Subordinated Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Senior Subordinated Notes or the Senior Subordinated Notes Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the Senior Subordinated Notes Indenture, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) the rendering of any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced by any creditor or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision").

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (iv), (v), (vi) or (viii) will not constitute an Event of Default until the Senior Subordinated Notes Trustee or the Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv),
(v), (vi) or (viii) hereof after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Senior Subordinated Notes Trustee or the Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Senior Subordinated Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Senior Subordinated Notes will become immediately due and payable without any declaration or other act on the part of the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholders. Under certain circumstances, the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes may rescind any such acceleration with respect to the Senior Subordinated Notes and its consequences.

     Subject to the provisions of the Senior Subordinated Notes Indenture relating to the duties of the Senior Subordinated Notes Trustee, in case an Event of Default occurs and is continuing, the Senior Subordinated Notes Trustee will be under no obligation to exercise any of the rights or powers under the Senior Subordinated Notes Indenture at the request or direction of any of the Senior Subordinated Noteholders unless such Senior Subordinated Noteholders have offered to the Senior Subordinated Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce



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the right to receive payment of principal, premium (if any) or interest when due, no Senior Subordinated Noteholder may pursue any remedy with respect to the Senior Subordinated Notes Indenture or the Senior Subordinated Notes unless
(i) such Senior Subordinated Noteholder has previously given the Senior Subordinated Notes Trustee notice that an Event of Default is continuing, (ii) Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes have requested the Senior Subordinated Notes Trustee in writing to pursue the remedy, (iii) such Senior Subordinated Noteholders have offered the Senior Subordinated Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Senior Subordinated Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Senior Subordinated Notes Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Subordinated Notes Trustee or of exercising any trust or power conferred on the Senior Subordinated Notes Trustee. The Senior Subordinated Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Subordinated Notes Indenture or that the Senior Subordinated Notes Trustee determines is unduly prejudicial to the rights of any other Senior Subordinated Noteholder or that would involve the Senior Subordinated Notes Trustee in personal liability. Prior to taking any action under the Senior Subordinated Notes Indenture, the Senior Subordinated Notes Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Senior Subordinated Notes Indenture provides that if a Default occurs and is continuing and is known to the Senior Subordinated Notes Trustee, the Senior Subordinated Notes Trustee must mail to each Senior Subordinated Noteholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Senior Subordinated Notes Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Senior Subordinated Note (including payments pursuant to the redemption provisions of such Senior Subordinated Note), the Senior Subordinated Notes Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Senior Subordinated Noteholders. In addition, the Company is required to deliver to the Senior Subordinated Notes Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Senior Subordinated Notes Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.


Amendments and Waivers

     Subject to certain exceptions, the Senior Subordinated Notes Indenture or the Senior Subordinated Notes may be amended with the written consent of the Senior Subordinated Noteholders of a majority in principal amount of the Senior Subordinated Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Senior Subordinated Noteholders of a majority in principal amount of the Senior Subordinated Notes then outstanding. However, without the consent of each Senior Subordinated Noteholder of an outstanding Senior Subordinated Note affected, no amendment may, among other things, (i) reduce the amount of Senior Subordinated Notes whose Senior Subordinated Noteholders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Senior Subordinated Note, (iii) reduce the principal of or extend the Stated Maturity of any Senior Subordinated Note, (iv) reduce the premium payable upon the redemption of any Senior Subordinated Note or change the time at which any Senior Subordinated Note may be redeemed as described under "Optional Redemption", (v) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note, (vi) make any change to the subordination provisions of the Senior Subordinated Notes Indenture that adversely affects the rights of any Senior Subordinated Noteholder, (vii) impair the right of any Senior Subordinated Noteholder to receive payment of principal of and interest or any liquidated damages on such


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Senior Subordinated Noteholder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Senior Subordinated Noteholder's Senior Subordinated Notes or (viii) make any change in the amendment provisions which require each Senior Subordinated Noteholder's consent or in the waiver provisions.

     Without the consent of any Senior Subordinated Noteholder, the Company, Holdings and the Senior Subordinated Notes Trustee may amend the Senior Subordinated Notes Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Senior Subordinated Notes Indenture, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes (provided that the uncertificated Senior Subordinated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Subordinated Notes are described in Section 163(f)(2)(B) of the Code), to make any change in the subordination provisions of the Senior Subordinated Notes Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions, to add additional Guarantees with respect to the Senior Subordinated Notes, to secure the Senior Subordinated Notes, to add to the covenants of the Company for the benefit of the Senior Subordinated Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Senior Subordinated Noteholder, subject to the provisions of the Senior Subordinated Notes Indenture, to provide for the issuance of the Senior Subordinated Exchange Notes or Additional Senior Subordinated Notes or to comply with any requirement of the SEC in connection with the qualification of the Senior Subordinated Notes Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Senior Subordinated Notes Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Senior Subordinated Noteholders is not necessary under the Senior Subordinated Notes Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Senior Subordinated Notes Indenture becomes effective, the Company is required to mail to Senior Subordinated Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Senior Subordinated Noteholders, or any defect therein, will not impair or affect the validity of the amendment.


Transfer and Exchange

     A Senior Subordinated Noteholder may transfer or exchange Senior Subordinated Notes in accordance with the Senior Subordinated Notes Indenture. Upon any transfer or exchange, the registrar and the Senior Subordinated Notes Trustee may require a Senior Subordinated Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Senior Subordinated Noteholder to pay any taxes required by law or permitted by the Senior Subordinated Notes Indenture. The Company is not required to transfer or exchange any Senior Subordinated Note selected for redemption or to transfer or exchange any Senior Subordinated Note for a period of 15 days prior to a selection of Senior Subordinated Notes to be redeemed. The Senior Subordinated Notes will be issued in registered form and the registered holder of a Senior Subordinated Note will be treated as the owner of such Senior Subordinated Note for all purposes.


Defeasance

     The Company at any time may terminate all its obligations under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Subordinated Notes, to replace mutilated, destroyed, lost or stolen Senior Subordinated Notes


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

and to maintain a registrar and paying agent in respect of the Senior Subordinated Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Defaults" and the limitations contained in clauses (iii) and (iv) under the first paragraph of "Merger and Consolidation" ("covenant defeasance"). In the event that the Company exercises its legal defeasance option or its covenant defeasance option, Holdings will be released from all of its obligations with respect to its Holdings Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in clause
(iv), (vi), (vii) (with respect only to Significant Subsidiaries) or
(viii)(with respect only to Significant Subsidiaries) under "Defaults" or because of the failure of the Company to comply with clause (iii) or (iv) under the first paragraph of "Merger and Consolidation."

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Senior Subordinated Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Senior Subordinated Notes Trustee of an Opinion of Counsel to the effect that holders of the Senior Subordinated Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).


Concerning the Senior Subordinated Notes Trustee

     Bank One, N.A. is the Senior Subordinated Notes Trustee under the Senior Subordinated Notes Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Senior Subordinated Notes.


Governing Law

     The Senior Subordinated Notes Indenture provides that it and the Senior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


Certain Definitions

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

     "Adjusted Consolidated Assets" means at any time the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items), all as set forth on the Consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available prior to the date of determination.


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     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to a Senior Subordinated Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Senior Subordinated Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Senior Subordinated Note at June 1, 2003 (such redemption price being set forth in the table set forth under " -- Optional Redemption") plus (2) all required interest payments due on such Senior Subordinated Note through June 1, 2003 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Senior Subordinated Note.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the provisions described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "Certain Covenants -- Limitation on Restricted Payments", (C) a disposition of assets with a fair market value of less than $1,000,000, (D) a sale of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity in a Qualified Receivables Transaction, (E) a transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, (F) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Merger and Consolidation" or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Notes Indenture, (G) any exchange of like property pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business, and (H) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.


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

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Closing Date" means the date of the Senior Subordinated Notes Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (1) the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during such four fiscal quarters or such shorter period when such facility and any replaced facility was outstanding or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during the period from the date of creation of such facility to the date of the calculation), (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after


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such sale), (D) if since the beginning of such period the Company or any
Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company, and such pro forma calculations shall include (A)(x) the savings in cost of goods sold that would have resulted from using the Company's actual costs for comparable goods and services during the comparable period and (y) other savings in cost of goods sold or eliminations of selling, general and administrative expenses as determined by a responsible financial or accounting Officer of the Company in good faith in connection with the Company's consideration of such acquisition and consistent with the Company's experience in acquisitions of similar assets, less (B) the incremental expenses that would be included in cost of goods sold and selling, general and administrative expenses that would have been incurred by the Company in the operation of such acquired assets during such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense (net of interest income) of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount, (iii) capitalized interest,
(iv) non-cash interest expense, (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,
(vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,
(vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) dividends in respect of all Preferred Stock of the Company and any of the Restricted Subsidiaries of the Company (other than pay in kind dividends and accretions to liquidation value) to the extent held by Persons other than the Company or a Wholly Owned Subsidiary, (ix) interest Incurred in connection with investments in discontinued operations and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs. Notwithstanding anything to the contrary contained herein, interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any Qualified Receivables Transaction pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Qualified Receivables Transaction" shall not be included in Consolidated Interest Expense; provided that any interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any receivables financing or securitization that does not constitute a Qualified Receivables Transaction shall be included in Consolidated Interest Expense.


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

     "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; and (vii) any expenses or charges paid to third parties related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred by the Senior Subordinated Notes Indenture (whether or not successful) (including such fees, expenses, or charges related to the Recapitalization). Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company for which internal financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and
(B) any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement to be dated as of the Closing Date, as amended, waived or otherwise modified from time to time, among Holdings, the Company, WESCO Distribution -- Canada, Inc., certain financial institutions to be party thereto, The Chase Manhattan Bank, as U.S. administrative agent, syndication agent and U.S. collateral agent, The Chase Manhattan Bank of Canada, as Canadian administrative agent and Canadian collateral agent, and Lehman Commercial Paper Inc., as documentation agent.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities, or commercial paper facilities with banks or other institutional lenders or indentures providing for revolving credit loans,


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

term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other long-term Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Designated Senior Indebtedness" of the Company means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Notes Indenture. "Designated Senior Indebtedness" of Holdings has a correlative meaning.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Senior Subordinated Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "Change of Control" and "Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock."

     "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (ii) Consolidated Interest Expense, (iii) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (iv) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (v) all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) in each case for such period and (vi) income attributable to discontinued operations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.


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

     "Equity Offering" means a private sale or public offering of Capital Stock (other than Disqualified Stock) of the Company or Holdings.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Contribution" means the Net Cash Proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Capital Stock is sold.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in the Senior Subordinated Notes Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holdings Guarantee" means the Guarantee of the obligations with respect to the Senior Subordinated Notes issued by Holdings pursuant to the terms of the Senior Subordinated Notes Indenture. Such Holdings Guarantee will have subordination provisions equivalent to those contained in the Senior Subordinated Notes Indenture and will be substantially in the form prescribed in the Senior Subordinated Notes Indenture.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii), (iv) and (v) hereof) to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit so long as such letter of credit is entered into in the ordinary course of business ); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Debt of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
(viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Any "Qualified Receivables Transaction", whether or not such transfer constitutes a sale for the purposes of GAAP, shall not constitute Indebtedness hereunder; provided that any receivables financing or securitization that does not constitute a Qualified Receivables Transaction and does not qualify as a sale under GAAP shall constitute Indebtedness hereunder.

     "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).


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

     "Net Available Cash" from an Asset Disposition means cash payments received (including (a) any cash payments received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Disposition, (b) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (c) any cash proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, all broker's and finder's fees and expenses, all investment banking fees and expenses, employee severance and termination costs, and trade payable and similar liabilities solely related to the assets sold or otherwise disposed of and required to be paid by the seller as a result thereof), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all relocation expenses incurred as a result thereof, (iii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (v) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Senior Subordinated Notes Trustee. The counsel may be an employee of or counsel to the Company or the Senior Subordinated Notes Trustee.


     "Permitted Holders" means: (i) The Cypress Group L.L.C., Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Chase Equity Associates, L.P., Co-Investment Partners, L.P. and any Person who on the Senior Subordinated Notes Issue Date is an Affiliate of any of the foregoing; (ii) any Person who is a member of the senior management of the Company or Holdings and a stockholder of Holdings on the Senior Subordinated Notes Issue Date; and
(iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or Holdings' Capital Stock.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees


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made in the ordinary course of business consistent with past practices of the
Company or such Restricted Subsidiary and not exceeding $5.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock"; (ix) Investments made in connection with any Asset Disposition or other sale, lease, transfer or other disposition permitted under the Senior Subordinated Notes Indenture; (x) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest; (xi) Investments in a Related Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding (and not including any Investments outstanding on the Closing Date), not to exceed 5% of Adjusted Consolidated Assets at the time of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (xii) additional Investments in an aggregate amount which, together with all other Investments made pursuant to this clause that are then outstanding, does not exceed $10.0 million.

     "Permitted Liens" means (a) Liens of the Company and its Restricted Subsidiaries securing Indebtedness of the Company or any of its Restricted Subsidiaries Incurred under the Credit Agreement or other Credit Facilities to the extent permitted to be Incurred under clause (b)(i) and (xiii) of the description of the "Limitation on Indebtedness" covenant; (b) Liens in favor of the Company or its Wholly Owned Restricted Subsidiaries; (c) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not Incurred in connection with, or in contemplation of, such merger or consolidation and such Liens do not extend to or cover any property other than such property, improvements thereon and any proceeds therefrom; (d) Liens of the Company securing Indebtedness of the Company Incurred under clause (b)(v) of the description of the "Limitation on Indebtedness" covenant; (e) Liens of the Company and its Restricted Subsidiaries securing Indebtedness of the Company or any of its Restricted Subsidiaries (including under a Sale/ Leaseback Transaction) permitted to be Incurred under clause (b)(vi), (vii) and
(viii) of the description of the "Limitation on Indebtedness" covenant so long as the Capital Stock, property (real or personal) or equipment to which such Lien attaches solely consists of the Capital Stock, property or equipment which is the subject of such acquisition, purchase, lease, improvement, Sale/Leaseback Transaction and additions and improvements thereto (and the proceeds therefrom); (f) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not Incurred in connection with, or in contemplation of, such acquisition and such Liens do not extend to or cover any property other than such property, additions and improvements thereon and any proceeds therefrom; (g) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance and return of money bonds or other obligations of a like nature Incurred in the ordinary course of business; (h) Liens existing on the Senior Subordinated Notes Issue Date and any additional Liens created under the terms of the agreements relating to such Liens existing on the Senior Subordinated Notes Issue Date; (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (j) Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $20.0 million in the aggregate at any one time outstanding and that (1) are not Incurred in connection with or in contemplation of the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the


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use thereof in the operation of the business by the Company or such Restricted
Subsidiary; (k) statutory Liens of landlords and warehousemen's, carrier's, mechanics', suppliers', materialmen's, repairmen's or other like Liens (including contractual landlords' liens) arising in the ordinary course of business of the Company and its Restricted Subsidiaries; (l) Liens Incurred or deposits made in the ordinary course of business of the Company and its Restricted Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security; (m) easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (n) Liens securing reimbursement obligations with respect to letters of credit permitted under the covenant entitled "Limitation on Indebtedness" which encumber only cash and marketable securities and documents and other property relating to such letters of credit and the products and proceeds thereof; (o) judgment and attachment Liens not giving rise to an Event of Default; (p) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation permitted under the covenant entitled "Limitation on Indebtedness"; (q) Liens on accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" Incurred in connection with a Qualified Receivables Transaction; (r) Liens securing Refinancing Indebtedness to the extent such Liens do not extend to or cover any property of the Company not previously subjected to Liens relating to the Indebtedness being refinanced; or (s) Liens on pledges of the capital stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Senior Subordinated Note means the principal of the Senior Subordinated Note plus the premium, if any, payable on the Senior Subordinated Note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and amounts owing to such investors, (iv) amounts required to pay expenses in connection with such Qualified Receivables Transaction and (v) amounts paid in connection with the purchase of newly generated receivables and
(b) may be subordinated to the payments described in (a).

     "Qualified Receivables Transaction" means any financing by the Company or any of its Subsidiaries of accounts receivable in any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which (a) the Company or any of its Subsidiaries sells, conveys or otherwise transfers to a Receivables Entity and (b) a Receivables Entity sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that (i) the Board of Directors shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity and (ii) all sales of accounts receivable and related assets to the Receivables Entity are made at fair market value (as determined in good faith by the Company). The grant of a security


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interest in any accounts receivable of the Company or any of its Restricted
Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

     "Receivables Entity" means any Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) (i) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, (ii) which is designated by the Board of Directors (as provided below) as a Receivables Entity and (iii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is Guaranteed by the Company or any other Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. Any such designation by the Board of Directors shall be evidenced to the Senior Subordinated Notes Trustee by filing with the Senior Subordinated Notes Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the date of the Senior Subordinated Notes Indenture or Incurred in compliance with the Senior Subordinated Notes Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus any accrued interest and premium thereon and reasonable expenses Incurred in connection therewith); provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any businesses of the Company and the Restricted Subsidiaries on the Closing Date and any business related, ancillary or complementary thereto.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

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

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of Holdings has a correlative meaning.

     "Senior Subordinated Indebtedness" of the Company means the Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of Holdings has a correlative meaning.

     "Senior Subordinated Noteholder" means the Person in whose name a Senior Subordinated Note is registered on the registrar's books.

     "Senior Subordinated Notes Issue Date" means the closing date for the sale and original issuance of the Senior Subordinated Notes under the Senior Subordinated Notes Indenture.

     "Senior Subordinated Notes Trustee" means the party named as such in the Senior Subordinated Notes Indenture until a successor replaces it and, thereafter, means the successor.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, but shall in no event include a Receivables Entity.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in an accounts receivable transaction including, without limitation, those relating to the servicing of the assets of a Receivables Entity.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Subordinated Notes pursuant to a written agreement. "Subordinated Obligation" of Holdings has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money market fund sponsored by a registered broker-dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a financial institution meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America


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with a rating at the time as of which any investment therein is made of "P-1"
(or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Senior Subordinated Notes Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Senior Subordinated Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2003; provided, however, that if the period from the redemption date to June 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Senior Subordinated Notes Trustee assigned by the Senior Subordinated Notes Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Certain Covenants -- Limitation on Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Senior Subordinated Notes Trustee by promptly filing with the Senior Subordinated Notes Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.


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

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.


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         DESCRIPTION OF THE SENIOR DISCOUNT EXCHANGE NOTES OF HOLDINGS

General

     The Senior Discount Old Notes were issued, and the Senior Discount Exchange Notes will be issued, under an Indenture, dated as of June 5, 1998 (the "Senior Discount Notes Indenture"; together with the Senior Subordinated Notes Indenture, the "Indentures"), between Holdings and Bank One, N.A. as Trustee (the "Senior Discount Notes Trustee"), which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following is a summary of all material provisions of the Senior Discount Notes Indenture and the Senior Discount Notes. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "Certain Definitions". For purposes of this "Description of the Senior Discount Exchange Notes", the term Company refers only to WESCO Distribution, Inc. and not to any of its Subsidiaries.

     On June 5, 1998, Holdings issued $87 million aggregate principal amount at maturity of Senior Discount Old Notes under the Senior Discount Notes Indenture. The terms of the Senior Discount Exchange Notes are identical in all material respects to the Senior Discount Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Senior Discount Old Notes for Senior Discount Exchange Notes. The Senior Discount Trustee will authenticate and deliver Senior Discount Exchange Notes for original issue only in exchange for a like principal amount of Senior Discount Old Notes. Any Senior Discount Old Notes that remain outstanding after the consummation of the Senior Discount Exchange Offer, together with the Senior Discount Exchange Notes, will be treated as a single class of securities under the Senior Discount Notes Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Senior Discount Notes shall be deemed to mean, at any time after the Senior Discount Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and Senior Discount Exchange Notes then outstanding.

     Principal of, premium, if any, and interest on the Senior Discount Notes will be payable, and the Senior Discount Notes may be exchanged or transferred, at the office or agency of Holdings in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Senior Discount Notes Trustee in New York, New York), except that, at the option of Holdings, payment of interest may be made by check mailed to the registered holders of the Senior Discount Notes at their registered addresses.

     The Senior Discount Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 (in principal amount at maturity) and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Senior Discount Notes, but Holdings may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


Terms of the Senior Discount Notes

     The Senior Discount Notes will be unsecured senior obligations of Holdings and will mature on June 1, 2008. The Senior Discount Old Notes were issued at a discount to their aggregate principal amount at maturity so as to generate gross proceeds to Holdings of $50,478,270. Based on the issue price thereof, the yield to maturity of the Senior Discount Notes is 11.175% (computed on a semi-annual bond equivalent basis), calculated from the original date of issuance. Cash interest will not accrue or be payable on the Senior Discount Notes prior to June 1, 2003. Thereafter, cash interest on the Senior Discount Notes will accrue at the rate of 11 1/8% per annum and will be payable semiannually to Senior Discount Noteholders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 2003.


Mandatory Principal Redemption

     On June 1, 2003, Holdings will be required to redeem an amount equal to $354.96 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding ($30,881,520 in aggregate principal amount at maturity of the Senior Discount Notes, assuming all of the Senior Discount Notes


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remain outstanding on such date (the "Mandatory Principal Redemption Amount"))
on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed. The Mandatory Principal Redemption Amount represents (i) the excess of the aggregate Accreted Value of all Senior Discount Notes outstanding on June 1, 2003 over the aggregate issue price thereof less (ii) an amount equal to one year's simple uncompounded interest on the aggregate issue price of such Senior Discount Notes at a rate per annum equal to the yield to maturity on the Senior Discount Notes.


Optional Redemption

     Except as set forth in the following two paragraphs, the Senior Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2003. Thereafter, the Senior Discount Notes will be redeemable at the option of Holdings, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:



                                             Redemption
Year                                           Price
----------------------------------------   -------------
  2003 .................................       105.563%
  2004 .................................       103.708%
  2005 .................................       101.854%
  2006 and thereafter ..................       100.000%

     In addition, at any time prior to June 1, 2001, Holdings may redeem, in whole but not in part, the Senior Discount Notes with the Net Cash Proceeds of one or more Equity Offerings by Holdings, at a redemption price equal to 111.125% of the Accreted Value at the date of redemption plus liquidated damages, if any, thereon to the date of redemption. Any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Senior Discount Notes and otherwise in accordance with the procedures set forth in the Senior Discount Notes Indenture.

     At any time prior to June 1, 2003, the Senior Discount Notes may be redeemed, in whole but not in part, at the option of Holdings at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) 100% of the Accreted Value thereof together with liquidated damages, if any, to the redemption date, plus (ii) the Applicable Premium.


Selection

     In the case of any partial redemption, selection of the Senior Discount Notes for redemption will be made by the Senior Discount Notes Trustee on a pro rata basis, by lot or by such other method as the Senior Discount Notes Trustee in its sole discretion shall deem to be fair and appropriate, although no Senior Discount Note of $1,000 in principal amount at maturity or less will be redeemed in part. If any Senior Discount Note is to be redeemed in part only, the notice of redemption relating to such Senior Discount Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Senior Discount Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Senior Discount Noteholder thereof upon cancelation of the original Senior Discount Note. Notwithstanding the foregoing, in the case of the Mandatory Principal Redemption, each Senior Discount Note shall be partially redeemed on a pro rata basis; provided that, if such redemption would result in an outstanding Senior Discount Note in a denomination (i) of less than $1,000 principal amount at maturity or (ii) other than an integral multiple of $1,000 principal amount at maturity, such Senior Discount Note will be redeemed (a) in whole, in the case of clause (i), or (b) by an additional amount so that such Senior Discount Note will be in a denomination of an integral multiple of $1,000 principal amount at maturity, in the case of clause (ii).

Ranking

     The indebtedness evidenced by the Senior Discount Notes will be unsecured Senior Indebtedness of Holdings, will rank pari passu in right of payment with all existing and future Senior Indebtedness of Holdings and will be senior in right of payment to all existing and future Subordinated Obligations of Holdings. The Senior Discount Notes will also be effectively subordinated to any Secured Indebtedness of Holdings and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

     All of the operations of Holdings are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of Holdings, including the Senior Discount Noteholders. The Senior Discount Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of Holdings. As of June 30, 1998, Holdings' Subsidiaries had total liabilities of $807.4 million, excluding $176.8 million of Indebtedness and Guarantees under the Credit Facilities. Although the Senior Discount Notes Indenture limits the Incurrence of Indebtedness by and the issuance of preferred stock of certain of Holdings' Subsidiaries, such limitation is subject to a number of significant qualifications.

     As of June 30, 1998, Holdings had no outstanding Senior Indebtedness (other than the Senior Discount Notes and Guarantees under the Credit Facilities) or Secured Indebtedness. Although the Senior Discount Notes Indenture contains limitations on the amount of additional Indebtedness that Holdings may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See " -- Certain Covenants -- Limitation on Indebtedness."


Change of Control

     Upon the occurrence of any of the following events (each a "Change of Control"), unless all Senior Discount Notes have been called for redemption pursuant to the provisions described above under " -- Optional Redemption," each Senior Discount Noteholder will have the right to require Holdings to repurchase all or any part of such Senior Discount Noteholder's Senior Discount Notes at a purchase price in cash equal to (a) 101% of the Accreted Value thereof at the date of repurchase plus liquidated damages thereon, if any, to the date of repurchase, if repurchased on or prior to June 1, 2003 and (b) 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Discount Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), if repurchased after June 1, 2003:

     (i) prior to the first public offering of common stock of Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Holdings, whether as a result of issuance of securities of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

       (ii) on or after any such public offering referred to in clause (i), (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holdings and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

       (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors of Holdings or whose nomination for election by the shareholders of Holdings was approved by a vote of 66-2/3% of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office; or

       (iv) the merger or consolidation of Holdings with or into another Person or the merger of another Person with or into Holdings, or the sale of all or substantially all the assets of Holdings to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Holdings that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; provided, however, that any sale of accounts receivable in connection with a Qualified Receivables Transaction shall not constitute a Change of Control.

     Within 30 days following any Change of Control, Holdings shall mail a notice to each Senior Discount Noteholder with a copy to the Senior Discount Notes Trustee (the "Change of Control Offer") stating: (1) that a Change of Control has occurred and that such Senior Discount Noteholder has the right to require Holdings to purchase such Senior Discount Noteholder's Senior Discount Notes at a purchase price in cash equal to (a) 101% of the Accreted Value thereof at the date of redemption plus liquidated damages thereon, if any, to the date of redemption, if redeemed on or prior to June 1, 2003 and (b) 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Discount Noteholders of record on the relevant record date to receive interest on the relevant interest payment date) if purchased after June 1, 2003; (2) the circumstances and relevant facts regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by Holdings, consistent with this covenant, that a Senior Discount Noteholder must follow in order to have its Senior Discount Notes purchased.

     Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Discount Notes Indenture applicable to a Change of Control Offer made by Holdings and purchases all Senior Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

     The phrase "all or substantially all," as used with respect to a sale of assets in the definition in the Senior Discount Notes Indenture of "Change of Control," varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (the law governing such Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and therefore it may be unclear whether a Change of Control has occurred.

     Holdings will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act (including Rules 13e-4 and 14e-1 thereunder) and any other securities laws or regulations in connection with the repurchase of Senior Discount Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between Holdings and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that Holdings would decide to do so in the future. Subject to the limitations discussed below, Holdings could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Discount Notes Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect Holdings' capital structure or credit ratings. Restrictions on the ability of Holdings to incur additional Indebtedness are contained in the covenants described under "Certain Covenants -- Limitation on Indebtedness" and "Limitation on Liens". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Senior Discount Notes then outstanding. Except for the limitations contained in such covenants, however, the Senior Discount Notes Indenture will not contain any covenants or provisions that may afford holders of the Senior Discount Notes protection in the event of a highly leveraged transaction.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of Holdings may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which Holdings becomes aware that a Change of Control has occurred, if the purchase of the Senior Discount Notes would violate or constitute a default under any other Indebtedness of Holdings, then Holdings shall, to the extent needed to permit such purchase of Senior Discount Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) request the holders of such Indebtedness to give the requisite consents to permit the purchase of the Senior Discount Notes as provided above. Until such time as Holdings is able to repay all such Indebtedness and terminate all commitments outstanding thereunder or such time as such requisite consents are obtained, Holdings shall not be required to make the Change of Control Offer or purchase the Senior Discount Notes pursuant to the provisions described above. Finally, Holdings' ability to pay cash to the Senior Discount Noteholders upon a repurchase may be limited by Holdings' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See " -- Ranking". The provisions under the Senior Discount Notes Indenture relative to Holdings' obligation to make an offer to repurchase the Senior Discount Notes as a result of a Change of Control, if Holdings is permitted by the terms of the Credit Agreement and any other Indebtedness to make such offer and repurchase, may only be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Discount Notes.


Certain Covenants

     The Senior Discount Notes Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) Holdings will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Holdings and the Company may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.00:1.00.

     (b) Notwithstanding the foregoing paragraph (a), Holdings and its Restricted Subsidiaries may Incur the following Indebtedness:

       (i) Indebtedness Incurred pursuant to the Credit Agreement or any other Credit Facility in an aggregate principal amount at any time outstanding not to exceed $400 million;

       (ii) Indebtedness of Holdings owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Holdings or any Wholly Owned Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to Holdings or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (ii) if Holdings is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Senior Discount Notes;

       (iii) Indebtedness (A) represented by the Senior Discount Notes and the Senior Subordinated Notes (not including any Additional Senior Subordinated Notes), (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Refinancing Indebtedness) or the foregoing paragraph (a) and (D) consisting of Guarantees of (x) any Indebtedness permitted under clauses (i) and (ii) of this paragraph (b) and
   (y) the Senior Subordinated Notes;

       (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by Holdings); provided, however, if the aggregate amount of all such Indebtedness of all such Restricted Subsidiaries would exceed $20 million, that on the date that such Restricted Subsidiary is acquired by Holdings, Holdings would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause
   (iv);

       (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by Holdings and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Hedging Obligations consisting of Interest Rate Agreements directly related (as determined in good faith by Holdings) to Indebtedness permitted to be Incurred by Holdings and its Restricted Subsidiaries pursuant to the Senior Discount Notes Indenture and Currency Agreements Incurred in the ordinary course of business;

       (vi) Indebtedness Incurred by Holdings or any Restricted Subsidiary (including Capitalized Lease Obligations) financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets), in each case Incurred no more than 180 days after such purchase, lease or improvement of such property and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that at the time of the Incurrence of such Indebtedness and after giving effect thereto, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (vi) and then outstanding shall not exceed the greater of $25.0 million and 5% of Adjusted Consolidated Assets;

       (vii) Indebtedness Incurred by Holdings or the Company in connection with the acquisition of a Related Business and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that the aggregate amount of Indebtedness Incurred and outstanding pursuant to this clause
   (vii) shall not exceed $50.0 million at any one time;

       (viii) Attributable Debt Incurred by Holdings or the Company in respect of Sale/Leaseback Transactions; provided, however, that the aggregate amount of Attributable Debt Incurred and outstanding pursuant to this clause (viii) shall not exceed $75.0 million at any one time;

       (ix) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, purchase price adjustment or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

       (x) any Guarantee by Holdings of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by such Restricted Subsidiary is permitted under the terms of the Senior Discount Notes Indenture;

       (xi) Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers Incurred in the ordinary course of business;

       (xii) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to Holdings or any other Restricted Subsidiary of Holdings (except for Standard Securitization Undertakings); and

       (xiii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
   (xiii) and then outstanding, shall not exceed $50.0 million.

     (c) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant, (i) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and
(ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, Holdings, in its sole discretion, shall classify or reclassify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     Limitation on Restricted Payments. (a) Holdings will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Holdings) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to Holdings or another Restricted Subsidiary (and, if such Restricted Subsidiary has equity holders other than Holdings or other Restricted Subsidiaries, to its other equity holders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holdings or any Restricted Subsidiary held by Persons other than Holdings or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time Holdings or such Restricted Subsidiary makes such Restricted Payment: (1) a Default will have occurred and be continuing (or would result therefrom); (2) Holdings could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under " -- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds or fair market value of assets or property received by Holdings as a contribution to its equity capital or from the issue or sale of its Capital Stock (in each case other than Disqualified Stock and Excluded Contributions) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of Holdings or (y) an employee stock ownership plan or other trust established by Holdings or any of its Subsidiaries); (C) the amount by which Indebtedness or Disqualified Stock of Holdings or its Restricted Subsidiaries is reduced on Holdings' balance sheet upon the conversion or exchange (other than by a Subsidiary of Holdings) subsequent to the Closing Date of any Indebtedness or Disqualified Stock of Holdings or its Restricted Subsidiaries issued after the Closing Date for Capital Stock (other than Disqualified Stock) of Holdings (less the amount of any cash or the fair market value of other property distributed by Holdings or any Restricted Subsidiary upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments in any Person (other than a Restricted Subsidiary) resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to Holdings or any Restricted Subsidiary from such Person, (ii) the sale or liquidation for cash of such Investment or (iii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdings (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Holdings or an employee stock ownership plan or other trust established by Holdings or any of its Subsidiaries); provided, however, that (A) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Holdings that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under " -- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under " -- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments; (v) any Restricted Payment made for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings or any Restricted Subsidiary held by any employee, former employee, director or former director of Holdings or any of its Subsidiaries (and any permitted transferees thereof) pursuant to any equity subscription agreement, stock option agreement or plan or other similar agreement; provided, however, that the aggregate amount of such Restricted Payments shall not exceed $5.0 million in any calendar year and $20.0 million in the aggregate; provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; (vi) following the initial Equity Offering by Holdings, any payment of dividends or common stock buybacks by Holdings in an aggregate amount in any year not to exceed 6% of the aggregate Net Cash Proceeds actually received by Holdings in connection with such initial Equity Offering and any subsequent Equity Offering by Holdings; provided, however, that no Default or Event of Default shall have occurred and be continuing immediately before or after any such payment; provided further, however, that such dividends or common stock buybacks shall be included in the calculation of the amount of Restricted Payments; (vii) any repurchase of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such option; provided, however, that such repurchase shall be included in the calculation of the amount of Restricted Payments; (viii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings issued in accordance with the covenant described under " -- Limitation on Indebtedness" to the extent such dividends are included in the definition of Consolidated Interest Expense; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments; (ix) Investments made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; (x) any Restricted Payment made to fund the Recapitalization (including fees and expenses); provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments; or (xi) other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. Holdings will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Holdings, (ii) make any loans or advances to Holdings or (iii) transfer any of its property or assets to Holdings, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Holdings) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Senior Discount Noteholders than the encumbrances and restrictions contained in such predecessor agreements; (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages or (C) in connection with purchase money obligations for property acquired in the ordinary course of business; (5) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (6) any encumbrance or restriction of a Receivables Entity effected in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity; and (7) any encumbrance or restriction existing pursuant to other Indebtedness permitted to be Incurred subsequent to the Senior Discount Notes Issue Date pursuant to the provisions of the covenant described under " -- Limitations on Indebtedness"; provided, however, that any such encumbrance or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances).

     Limitation on Sales of Assets and Subsidiary Stock. (a) Holdings will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) Holdings or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by Holdings) of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents (provided that the amount of (w) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Discount Notes) that are assumed by the transferee of any such assets without recourse to


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Holdings or any of the Restricted Subsidiaries, (x) any notes or other obligations received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition, (y) any Designated Noncash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed 5% of Adjusted Consolidated Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) any assets received in exchange for assets related to a Related Business of comparable market value in the good faith determination of the Board of Directors shall be deemed to be cash for purposes of this provision) and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Holdings (or such Restricted Subsidiary, as the case may be) (A) first, to the extent Holdings elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock and other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent Holdings or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holdings or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Senior Discount Notes pursuant to and subject to the conditions set forth in section (b) of this covenant; provided, however, that if Holdings elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Senior Discount Notes and other Senior Indebtedness of Holdings; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Holdings or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, Holdings and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $20.0 million.

     (b) In the event of an Asset Disposition that requires the purchase of Senior Discount Notes (and other Senior Indebtedness) pursuant to clause
(a)(iii)(C) of this covenant, Holdings will be required to purchase Senior Discount Notes (and other Senior Indebtedness) tendered pursuant to an offer by Holdings for the Senior Discount Notes (and other Senior Indebtedness) (the "Offer") at a purchase price of (a) 100% of the Accreted Value thereof at the date of redemption plus liquidated damages thereon, if any, to the date of redemption, if redeemed on or prior to June 1, 2003 and (b) 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, if purchased after June 1, 2003, in each case in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Senior Discount Notes Indenture. If the aggregate purchase price of Senior Discount Notes (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Senior Discount Notes (and other Senior Indebtedness), Holdings may apply the remaining Net Available Cash for any purpose permitted by the terms of the Senior Discount Notes Indenture. Holdings will not be required to make an Offer for Senior Discount Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses
(a)(iii)(A) and (B) of this covenant) is less than $10.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) Holdings will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior


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Discount Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitations on Transactions with Affiliates. (a) Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, Holdings delivers to the Senior Discount Notes Trustee a resolution adopted by the majority of the Board of Directors, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above.

     (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under " -- Limitation on Restricted Payments", (ii) any issuance of securities, or other payments, Guarantees, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of Holdings pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of Holdings, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of Holdings and its Restricted Subsidiaries who are not employees of Holdings or its Subsidiaries, (vi) any transaction between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) any transaction effected as part of a Qualified Receivables Transaction, (viii) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of Holdings and its Restricted Subsidiaries, in each case, in the ordinary course of business, (ix) any employment, compensation, noncompetition or confidentiality agreement entered into by Holdings and its Restricted Subsidiaries with its employees in the ordinary course of business,
(x) the payment by Holdings of fees, expenses and other amounts to Cypress and its Affiliates in connection with the Recapitalization, (xi) payments by Holdings or any of its Restricted Subsidiaries to Cypress and its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case, as determined by the Board of Directors in good faith, (xii) any issuance of Capital Stock of Holdings (other than Disqualified Stock), (xiii) any agreement as in effect as of the date of the Senior Discount Notes Indenture or any amendment or replacement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Senior Discount Noteholders of the Senior Discount Notes in any material respect than the original agreement as in effect on the date of the Senior Discount Notes Indenture and (xiv) transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Senior Discount Notes Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Holdings will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (i) to Holdings or a Wholly Owned Subsidiary or to any director of a Restricted Subsidiary to the extent required as director's qualifying shares; (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither Holdings nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the


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covenant described under " -- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition. The provisions of this covenant will not prohibit any transaction effected as part of a Qualified Receivables Transaction. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset
Disposition and must be applied in accordance with the terms of the covenant described under " -- Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Liens. Holdings will not, directly or indirectly, Incur or permit to exist any Lien that secures Indebtedness of Holdings of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Senior Discount Notes shall be secured equally and ratably with (or on a senior basis to in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

     SEC Reports. Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC and provide the Senior Discount Notes Trustee and any Senior Discount Noteholder or prospective Senior Discount Noteholder (upon the request of such Senior Discount Noteholder or prospective Senior Discount Noteholder) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.


Merger and Consolidation

     Holdings will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Holdings) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Senior Discount Notes Trustee, in form satisfactory to the Senior Discount Notes Trustee, all the obligations of Holdings under the Senior Discount Notes and the Senior Discount Notes Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under " -- Certain Covenants -- Limitation on Indebtedness" or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction; (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Holdings immediately prior to such transaction; and
(v) Holdings will have delivered to the Senior Discount Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Discount Notes Indenture. Notwithstanding clause (iii) above, a Wholly Owned Subsidiary may be consolidated with or merged into Holdings and Holdings may consolidate with or merge with or into another Person, if such Person is a single purpose corporation that has not conducted any business or Incurred any Indebtedness or other liabilities and such transaction is being consummated solely to change the state of incorporation of Holdings.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the Senior Discount Notes Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Senior Discount Notes.


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Defaults

     An Event of Default is defined in the Senior Discount Notes Indenture as
(i) a default in any payment of interest on any Senior Discount Note when due and payable, continued for 30 days, (ii) a default in the payment of Accreted Value or principal of any Senior Discount Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, (iii) the failure by Holdings to comply with its obligations under the covenant described under " -- Merger and Consolidation", (iv) the failure by Holdings to comply for 30 days after notice with any of its obligations under the covenants described under " -- Change of Control" or " -- Certain Covenants" (in each case, other than a failure to purchase Senior Discount Notes), (v) the failure by Holdings to comply for 60 days after notice with its other agreements contained in the Senior Discount Notes or the Senior Discount Notes Indenture, (vi) the failure by Holdings or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the Senior Discount Notes Indenture, (vii) certain events of bankruptcy, insolvency or reorganization of Holdings or a Significant Subsidiary (the "bankruptcy provisions"), or (viii) the rendering of any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent against Holdings or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced by any creditor or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision").

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (iv), (v), (vi) or (viii) will not constitute an Event of Default until the Senior Discount Notes Trustee or the Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes notify Holdings of the default and Holdings does not cure such default within the time specified in clauses (iv),
(v), (vi) or (viii) hereof after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings) occurs and is continuing, the Senior Discount Notes Trustee or the Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes by notice to Holdings may declare (a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003 or (b) the principal of and accrued but unpaid interest on all the Senior Discount Notes, if after June 1, 2003, to be due and payable. Upon such a declaration, such amounts will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs,
(a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003 or (b) the principal of and interest on all the Senior Discount Notes, if after June 1, 2003, will become immediately due and payable without any declaration or other act on the part of the Senior Discount Notes Trustee or any Senior Discount Noteholders. Under certain circumstances, the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes may rescind any such acceleration with respect to the Senior Discount Notes and its consequences.

     Subject to the provisions of the Senior Discount Notes Indenture relating to the duties of the Senior Discount Notes Trustee, in case an Event of Default occurs and is continuing, the Senior Discount Notes Trustee will be under no obligation to exercise any of the rights or powers under the Senior Discount Notes Indenture at the request or direction of any of the Senior Discount Noteholders unless such Senior Discount Noteholders have offered to the Senior Discount Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of Accreted Value, principal, premium (if any) or interest when due, no Senior Discount Noteholder may pursue any remedy with respect to the Senior Discount Notes Indenture or the Senior Discount Notes unless (i) such Senior Discount Noteholder has previously given the Senior Discount Notes Trustee


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notice that an Event of Default is continuing, (ii) Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes have requested the Senior Discount Notes Trustee in writing to pursue the remedy, (iii) such Senior Discount Noteholders have offered the Senior Discount Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Senior Discount Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes have not given the Senior Discount Notes Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Discount Notes Trustee or of exercising any trust or power conferred on the Senior Discount Notes Trustee. The Senior Discount Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Discount Notes Indenture or that the Senior Discount Notes Trustee determines is unduly prejudicial to the rights of any other Senior Discount Noteholder or that would involve the Senior Discount Notes Trustee in personal liability. Prior to taking any action under the Senior Discount Notes
Indenture, the Senior Discount Notes Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Senior Discount Notes Indenture provides that if a Default occurs and is continuing and is known to the Senior Discount Notes Trustee, the Senior Discount Notes Trustee must mail to each Senior Discount Noteholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Senior Discount Notes Trustee. Except in the case of a Default in the payment of Accreted Value of, principal of, premium (if any) or interest on any Senior Discount Note (including payments pursuant to the redemption provisions of such Senior Discount Note), the Senior Discount Notes Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Senior Discount Noteholders. In addition, Holdings is required to deliver to the Senior Discount Notes Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Holdings also is required to deliver to the Senior Discount Notes Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action Holdings is taking or proposes to take in respect thereof.


Amendments and Waivers

     Subject to certain exceptions, the Senior Discount Notes Indenture or the Senior Discount Notes may be amended with the written consent of the Senior Discount Noteholders of a majority in principal amount at maturity of the Senior Discount Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Senior Discount Noteholders of a majority in principal amount at maturity of the Senior Discount Notes then outstanding. However, without the consent of each Senior Discount Noteholder of an outstanding Senior Discount Note affected, no amendment may, among other things, (i) reduce the amount of Senior Discount Notes whose Senior Discount Noteholders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Senior Discount Note, (iii) reduce the Accreted Value or principal of or extend the Stated Maturity of any Senior Discount Note, (iv) reduce the premium payable upon the redemption of any Senior Discount Note or change the time at which any Senior Discount Note may be redeemed as described under " -- Optional Redemption", (v) make any Senior Discount Note payable in money other than that stated in the Senior Discount Note, (vi) impair the right of any Senior Discount Noteholder to receive payment of principal of and interest or any liquidated damages on such Senior Discount Noteholder's Senior Discount Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Senior Discount Noteholder's Senior Discount Notes or (vii) make any change in the amendment provisions which require each Senior Discount Noteholder's consent or in the waiver provisions.


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     Without the consent of any Senior Discount Noteholder, Holdings and the
Senior Discount Notes Trustee may amend the Senior Discount Notes Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Holdings under the Senior Discount Notes Indenture, to provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes (provided that the uncertificated Senior Discount Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Discount Notes are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Senior Discount Notes, to secure the Senior Discount Notes, to add to the covenants of Holdings for the benefit of the Senior Discount Noteholders or to surrender any right or power conferred upon Holdings, to make any change that does not adversely affect the rights of any Senior Discount Noteholder, subject to the provisions of the Senior Discount Notes Indenture, to provide for the issuance of the Senior Discount Exchange Notes or to comply with any requirement of the SEC in connection with the qualification of the Senior Discount Notes Indenture under the TIA.

     The consent of the Senior Discount Noteholders is not necessary under the Senior Discount Notes Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Senior Discount Notes Indenture becomes effective, Holdings is required to mail to Senior Discount Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Senior Discount Noteholders, or any defect therein, will not impair or affect the validity of the amendment.


Transfer and Exchange

     A Senior Discount Noteholder may transfer or exchange Senior Discount Notes in accordance with the Senior Discount Notes Indenture. Upon any transfer or exchange, the registrar and the Senior Discount Notes Trustee may require a Senior Discount Noteholder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Senior Discount Noteholder to pay any taxes required by law or permitted by the Senior Discount Notes Indenture. Holdings is not required to transfer or exchange any Senior Discount Note selected for redemption or to transfer or exchange any Senior Discount Note for a period of 15 days prior to a selection of Senior Discount Notes to be redeemed. The Senior Discount Notes will be issued in registered form and the registered holder of a Senior Discount Note will be treated as the owner of such Senior Discount Note for all purposes.


Defeasance

     Holdings at any time may terminate all its obligations under the Senior Discount Notes and the Senior Discount Notes Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Discount Notes, to replace mutilated, destroyed, lost or stolen Senior Discount Notes and to maintain a registrar and paying agent in respect of the Senior Discount Notes. Holdings at any time may terminate its obligations under the covenants described under " -- Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under " -- Defaults" and the limitations contained in clauses (iii) and (iv) under " -- Merger and Consolidation" ("covenant defeasance").

     Holdings may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Holdings exercises its legal defeasance option, payment of the Senior Discount Notes may not be accelerated because of an Event of Default with respect thereto. If Holdings exercises its covenant defeasance option, payment of the Senior Discount Notes may not be accelerated because of an Event of Default specified in clause (iv),
(vi), (vii) (with respect only to Significant Subsidiaries) or (viii) (with respect only to Significant Subsidiaries) under " -- Defaults" or because of the failure of Holdings to comply with clause (iii) or (iv) under " -- Merger and Consolidation".

     In order to exercise either defeasance option, Holdings must irrevocably deposit in trust (the "defeasance trust") with the Senior Discount Notes Trustee money or U.S. Government Obligations for the


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

payment of principal, premium (if any) and interest on the Senior Discount Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Senior Discount Notes Trustee of an Opinion of Counsel to the effect that holders of the Senior Discount Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).


Concerning the Senior Discount Notes Trustee

     Bank One, N.A. is the Senior Discount Notes Trustee under the Senior Discount Notes Indenture and has been appointed by Holdings as Registrar and Paying Agent with regard to the Senior Discount Notes.


Governing Law

     The Senior Discount Notes Indenture provides that it and the Senior Discount Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


Certain Definitions

     "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of Senior Discount Notes:

     (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accretion Date"), the amount set forth oppose such date below:




Semi-Annual Accretion Date            Accreted Value
----------------------------------   ---------------
       Issue Date ................      $ 580.21
       December 1, 1998 ..........      $ 611.89
       June 1, 1999 ..............      $ 646.07
       December 1, 1999 ..........      $ 682.17
       June 1, 2000 ..............      $ 720.29
       December 1, 2000 ..........      $ 760.54
       June 1, 2001 ..............      $ 803.03
       December 1, 2001 ..........      $ 847.90
       June 1, 2002 ..............      $ 895.28
       December 1, 2002 ..........      $ 945.30
       June 1, 2003 ..............      $ 998.12

     (ii) if the Specified Date occurs between two Semi-Annual Accretion Dates, the sum of (a) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value for the immediately preceding Semi-Annual Accretion Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accretion Date to the Specified Date and the denominator of which is 180, and

     (iii) if the Specified Date is after June 1, 2003, $998.12.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by Holdings or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

     "Adjusted Consolidated Assets" means at any time the total amount of assets of Holdings and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after


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deducting therefrom all current liabilities of Holdings and its Restricted
Subsidiaries (excluding intercompany items), all as set forth on the Consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available prior to the date of determination.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to a Senior Discount Note at any redemption date, the greater of (i) 1.0% of the Accreted Value of such Senior Discount Note and (ii) the excess of (A) the present value at such time of the redemption price of such Senior Discount Note at June 1, 2003 (such redemption price being set forth in the table set forth under " -- Optional Redemption") computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of such Senior Discount Note.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of Holdings or any Restricted Subsidiary or (iii) any other assets of Holdings or any Restricted Subsidiary outside the ordinary course of business of Holdings or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the provisions described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments", (C) a disposition of assets with a fair market value of less than $1,000,000, (D) a sale of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity in a Qualified Receivables Transaction, (E) a transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, (F) the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to the provisions described above under "Merger and Consolidation" or any disposition that constitutes a Change of Control pursuant to the Senior Discount Notes Indenture, (G) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business, and (H) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Discount Notes after June 1, 2003, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in


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

bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of Holdings or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Closing Date" means the date of the Senior Discount Notes Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if Holdings or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (1) the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during such four fiscal quarters or such shorter period when such facility and any replaced facility was outstanding or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during the period from the date of creation of such facility to the date of the calculation), (B) if Holdings or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Holdings or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period Holdings or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period



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

and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if since the beginning of such period Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Holdings and such pro forma calculations shall include (A) (x) the savings in cost of goods sold that would have resulted from using Holdings' actual costs for comparable goods and services during the comparable period and (y) other savings in cost of goods sold or eliminations of selling, general and administrative expenses as determined by a responsible financial or accounting Officer of Holdings in good faith in connection with Holdings' consideration of such acquisition and consistent with Holdings' experience in acquisitions of similar assets, less
(B) the incremental expenses that would be included in cost of goods sold and selling, general and administrative expenses that would have been incurred by Holdings in the operation of such acquired assets during such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense (net of interest income) of Holdings and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by Holdings and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount, (iii) capitalized interest,
(iv) non-cash interest expense, (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,
(vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by Holdings or any Restricted Subsidiary, (vii) net costs associated with Hedging Obligations (including amortization of fees),
(viii) dividends in respect of all Preferred Stock of Holdings and any of the Restricted Subsidiaries of Holdings (other than pay in kind dividends and accretions to liquidation value) to the extent held by Persons other than Holdings or a Wholly Owned Subsidiary, (ix) interest Incurred in connection with investments in discontinued operations and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings) in connection with Indebtedness Incurred by such plan or trust, less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs. Notwithstanding anything to the contrary contained herein, interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any Qualified Receivables Transaction pursuant to which Holdings or any Subsidiary may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Qualified Receivables Transaction" shall not be included in Consolidated Interest Expense; provided that any interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any receivables financing or securitization that does not constitute a Qualified Receivables Transaction shall be included in Consolidated Interest Expense.

     "Consolidated Net Income" means, for any period, the net income of Holdings and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person (other than Holdings) if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) Holdings' equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any person acquired by Holdings or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Holdings, except that (A) subject to the limitations contained in clause (iv) below, Holdings' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Restricted Subsidiary during such period to Holdings or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Holdings' equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any asset of Holdings or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; and (vii) any expenses or charges paid to third parties related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred by the Senior Discount Notes Indenture (whether or not successful) (including such fees, expenses, or charges related to the Recapitalization). Notwithstanding the foregoing, for the purpose of the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holdings or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Holdings and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of Holdings for which internal financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of Holdings plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of Holdings in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Holdings or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement to be dated as of the Closing Date, as amended, waived or otherwise modified from time to time, among Holdings, the Company, WESCO Distribution-Canada, Inc., certain financial institutions to be party thereto, The Chase Manhattan Bank, as U.S. administrative agent, syndication agent and U.S. collateral agent, The Chase Manhattan Bank of Canada, as Canadian administrative agent and Canadian collateral agent, and Lehman Commercial Paper Inc., as documentation agent.

     "Credit Facilities" means, with respect to Holdings or the Company, one or more debt facilities, or commercial paper facilities with banks or other institutional lenders or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other long-term Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Noncash Consideration" means the fair market value of noncash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Senior Discount Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under " -- Change of Control" and " -- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock."

     "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense of Holdings and its Consolidated Restricted Subsidiaries, (ii) Consolidated Interest Expense, (iii) depreciation expense of Holdings and its Consolidated Restricted Subsidiaries, (iv) amortization expense of Holdings and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (v) all other non-cash charges of Holdings and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) in each case for such period and (vi) income attributable to discontinued operations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of Holdings shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means a private sale or public offering of Capital Stock (other than Disqualified Stock) of Holdings.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Contribution" means the Net Cash Proceeds received by Holdings from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Holdings or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of Holdings on the date such capital contributions are made or the date such Capital Stock is sold.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in the Senior Discount Notes Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii), (iv) and (v) hereof) to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit so long as such letter of credit is entered into in the ordinary course of business ); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all


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Capitalized Lease Obligations and all Attributable Debt of such Person; (vi)
the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date provided, however, that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Any "Qualified Receivables Transaction", whether or not such transfer constitutes a sale for the purposes of GAAP, shall not constitute Indebtedness hereunder; provided that any receivables financing or securitization that does not constitute a Qualified Receivables Transaction and does not qualify as a sale under GAAP shall constitute Indebtedness hereunder.

     "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) Holdings' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received (including (a) any cash payments received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Disposition, (b) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (c) any cash proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but


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excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, all broker's and finder's fees and expenses, all investment banking fees and expenses, employee severance and termination costs, and trade payable and similar liabilities solely related to the assets sold or otherwise disposed of and required to be paid by the seller as a result thereof), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all relocation expenses incurred as a result thereof, (iii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (v) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Holdings or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of Holdings.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Senior Discount Notes Trustee. The counsel may be an employee of or counsel to Holdings or the Senior Discount Notes Trustee.

     "Permitted Holders" means: (i) The Cypress Group L.L.C., Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Chase Equity Associates, L.P., Co-Investment Partners, L.P. and any Person who on the Senior Discount Notes Issue Date is an Affiliate of any of the foregoing; (ii) any Person who is a member of the senior management of Holdings and a stockholder of Holdings on the Senior Discount Notes Issue Date; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Holdings' Capital Stock.

     "Permitted Investment" means an Investment by Holdings or any Restricted Subsidiary in (i) Holdings, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdings or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of Holdings or such Restricted Subsidiary and not exceeding $5.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under " -- Certain Covenants -- Limitation on Sale of


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Assets and Subsidiary Stock"; (ix) Investments made in connection with any
Asset Disposition or other sale, lease, transfer or other disposition permitted under the Senior Discount Notes Indenture; (x) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest; (xi) Investments in a Related Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding (and not including any Investments outstanding on the Closing
Date), not to exceed 5% of Adjusted Consolidated Assets at the time of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and
(xii) additional Investments in an aggregate amount which, together with all other Investments made pursuant to this clause that are then outstanding, does not exceed $10.0 million.

     "Permitted Liens" means (a) Liens of Holdings securing Indebtedness of Holdings or any of its Restricted Subsidiaries Incurred under the Credit Agreement or other Credit Facilities to the extent permitted to be Incurred under clause (b)(i) and (xiii) of the description of the "Limitation on Indebtedness" covenant; (b) Liens in favor of Holdings; (c) Liens of Holdings securing Indebtedness of Holdings Incurred under clause (b)(v) of the description of the "Limitation on Indebtedness" covenant; (d) Liens of Holdings securing Indebtedness of Holdings (including under a Sale/Leaseback Transaction) permitted to be Incurred under clause (b)(vi), (vii) and (viii) of the description of the "Limitation on Indebtedness" covenant so long as the Capital Stock, property (real or personal) or equipment to which such Lien attaches solely consists of the Capital Stock, property or equipment which is the subject of such acquisition, purchase, lease, improvement, Sale/Leaseback Transaction and additions and improvements thereto (and the proceeds therefrom); (e) Liens on property existing at the time of acquisition thereof by Holdings; provided that such Liens were not Incurred in connection with, or in contemplation of, such acquisition and such Liens do not extend to or cover any property other than such property, additions and improvements thereon and any proceeds therefrom; (f) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance and return of money bonds or other obligations of a like nature Incurred in the ordinary course of business; (g) Liens existing on the Senior Discount Notes Issue Date and any additional Liens created under the terms of the agreements relating to such Liens existing on the Senior Discount Notes Issue Date; (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (i) Liens Incurred in the ordinary course of business of Holdings with respect to obligations that do not exceed $20.0 million in the aggregate at any one time outstanding and that (1) are not Incurred in connection with or in contemplation of the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by Holdings; (j) statutory Liens of landlords and warehousemens', carriers', mechanics', suppliers', materialmen's, repairmen's or other like Liens (including contractual landlords' liens) arising in the ordinary course of business of Holdings; (k) Liens Incurred or deposits made in the ordinary course of business of Holdings in connection with workers' compensation, unemployment insurance and other types of social security; (l) easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Holdings; (m) Liens securing reimbursement obligations with respect to letters of credit permitted under the covenant entitled "Limitation on Indebtedness" which encumber only cash and marketable securities and documents and other property relating to such letters of credit and the products and proceeds thereof; (n) judgment and attachment Liens not giving rise to an Event of Default; (o) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation permitted under the covenant entitled "Limitation on Indebtedness"; (p) Liens on accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" Incurred in connection with a Qualified Receivables Transaction; (q) Liens securing Refinancing Indebtedness to the extent


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such Liens do not extend to or cover any property of Holdings not previously subjected to Liens relating to the Indebtedness being refinanced; or (r) Liens on pledges of the capital stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Senior Discount Note means the principal of the Senior Discount Note plus the premium, if any, payable on the Senior Discount Note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and amounts owing to such investors, (iv) amounts required to pay expenses in connection with such Qualified Receivables Transaction and (v) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in (a).

     "Qualified Receivables Transaction" means any financing by Holdings or any of its Subsidiaries of accounts receivable in any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which (a) Holdings or any of its Subsidiaries sells, conveys or otherwise transfers to a Receivables Entity and (b) a Receivables Entity sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that (i) the Board of Directors shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Holdings and the Receivables Entity and (ii) all sales of accounts receivable and related assests to the Receivables Entity are made at fair market value (as determined in good faith by Holdings). The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

     "Receivables Entity" means any Wholly Owned Subsidiary of Holdings (or another Person in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers accounts receivable and related assets) (i) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, (ii) which is designated by the Board of Directors (as provided below) as a Receivables Entity and (iii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is Guaranteed by Holdings or any other Subsidiary of Holdings (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. Any such designation by the Board of Directors shall be evidenced to the Senior Discount Notes Trustee by


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filing with the Senior Discount Notes Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of Holdings or any Restricted Subsidiary existing on the date of the Senior Discount Notes Indenture or Incurred in compliance with the Senior Discount Notes Indenture (including Indebtedness of Holdings that Refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus any accrued interest and premium thereon and reasonable expenses Incurred in connection therewith); provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of Holdings or (y) Indebtedness of Holdings or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any businesses of Holdings and the Restricted Subsidiaries on the Closing Date and any business related, ancillary or complementary thereto.

     "Restricted Subsidiary" means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of Holdings secured by a Lien.

     "Senior Discount Noteholder" means the Person in whose name a Senior Discount Note is registered on the registrar's books.

     "Senior Discount Notes Issue Date" means the closing date for the sale and original issuance of the Senior Discount Notes under the Senior Discount Notes Indenture.

     "Senior Discount Notes Trustee" means the party named as such in the Senior Discount Notes Indenture until a successor replaces it and, thereafter, means the successor.

     "Senior Indebtedness" of Holdings means the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Holdings, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owning in respect of, the Senior Discount Notes and all other Indebtedness of Holdings, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Senior Discount Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of Holdings to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by Holdings, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of Holdings (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect


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to any other Indebtedness or obligation of Holdings, including any Subordinated
Obligations, (v) any payment obligations with respect to any Capital Stock, or
(vi) any Indebtedness Incurred in violation of the Senior Discount Notes Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, but shall in no event include a Receivables Entity.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary of Holdings which Holdings has determined in good faith to be customary in an accounts receivable transaction including, without limitation, those relating to the servicing of the assets of a Receivables Entity.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of Holdings (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Discount Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money market fund sponsored by a registered broker-dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a financial institution meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date of the Senior Discount Notes Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.


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     "Treasury Rate" means the yield to maturity at the time of computation of
United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Senior Discount Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2003; provided, however, that if the period from the redemption date to June 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Senior Discount Notes Trustee assigned by the Senior Discount Notes Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled " -- Certain Covenants -- Limitation on Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Holdings could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under " -- Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Senior Discount Notes Trustee by promptly filing with the Senior Discount Notes Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of Holdings all the Capital Stock of which (other than directors' qualifying shares) is owned by Holdings or another Wholly Owned Subsidiary.


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

          REGISTRATION RIGHTS AGREEMENTS OF HOLDINGS AND THE COMPANY

     Each Issuer entered into a separate Registration Rights Agreement with the Initial Purchasers concurrently with the issuances of the Old Notes. Pursuant to the Registration Rights Agreements, each of the Issuers has agreed to (i) file with the Commission on or prior to 90 days after the date of issuance of the applicable Notes (the "Issue Date") a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement"), relating to the Exchange Offers and (ii) use its reasonable best efforts to cause its Exchange Offer Registration Statement to be declared effective under the Securities Act within 200 days after the Issue Date. As soon as practicable after the effectiveness of such Exchange Offer Registration Statement, such Issuer will offer to the holders of applicable Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the Commission from participating in the applicable Exchange Offer the opportunity to exchange their Transfer Restricted Securities for the Exchange Notes. Each of the Issuers has agreed to keep its Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the applicable Exchange Offer is mailed to the holders of its Notes.

     If (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, either Issuer is not permitted to effect the applicable Exchange Offer as contemplated hereby, (ii) any Notes validly tendered pursuant to the applicable Exchange Offer are not exchanged for Exchange Notes within 230 days after the applicable Issue Date, (iii) any Initial Purchaser so requests with respect to Notes not eligible to be exchanged for applicable Exchange Notes in the applicable Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Notes to participate in the applicable Exchange Offer, (v) any holder of Notes that participates in an applicable Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Notes, or (vi) either of the Issuers so elects, then such Issuer will file with the Commission a shelf registration statement (a "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with such Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged for a freely transferable Exchange Note in the applicable Exchange Offer; (ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement; or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

     Each Issuer will use its reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offers would not be permitted by a policy of the Commission, the Issuers will commence the Exchange Offers and will use their reasonable best efforts to consummate the Exchange Offers as promptly as practicable, but in any event prior to 230 days after the Issue Date. If applicable, the Issuers will use their reasonable best efforts to keep the Shelf Registration Statements effective for a period of two years after the Issue Date.

     If (i) the Registration Statement is not filed with the Commission on or prior to 90 days after the Issue Date (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 45 days after publication of the change in law or interpretations, but in no event before 90 days after the Issue Date); (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 200 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff, if later, within 90 days after publication of the change in law or interpretation, but in no event before 200 days after the Issue Date); (iii) the applicable Exchange Offer is not consummated on or prior to 230 days after the Issue Date (other than in the event the applicable Issuer files a Shelf Registration Statement); or (iv) the Shelf Registration Statement is filed and declared effective within 200 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff, if later, within 90 days after publication of the change in law or interpretation, but in no event before 200 days after


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

the Issue Date) but shall thereafter cease to be effective (at any time that the applicable Issuer is obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the applicable Issuer will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount (or Accreted Value in the case of Senior Discount Notes) of the Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the applicable Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes (or, in the case of Senior Discount Notes, on the scheduled Semi-Annual Accretion Date on or prior to June 1, 2003). Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. Notwithstanding the foregoing, any Issuer may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material development or event and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective exceeds 45 days in the aggregate, then the applicable Issuer will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities in an amount equal to $0.192 per week per $1,000 principal amount (or Accreted Value in the case of Transfer Restricted Securities of Holdings) of Transfer Restricted Securities held by such holder. Upon the applicable Issuer declaring that the Shelf Registration Statement is usable after the period of time described in the preceding sentence the accrual of liquidated damages shall cease; provided, however, that if after any such cessation of the accrual of liquidated damages the Shelf Registration Statement again ceases to be usable beyond the period permitted above, liquidated damages will again accrue pursuant to the foregoing provisions.

     The Registration Rights Agreements also provide that the Issuers (i) shall make available for a period of 180 days after the consummation of the Exchange Offers a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offers (including the expense of one counsel to the holders of the Notes) and will jointly and severally indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the applicable Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of Notes who wishes to exchange such Notes for Exchange Notes in an Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the applicable Issuer, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities (an "Exchanging Dealer"), it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     Holders of the Notes will be required to make certain representations to the applicable Issuer (as described above) in order to participate in the applicable Exchange Offer and will be required to deliver information to be used in connection with a Shelf Registration Statement in order to have their Notes


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

included in such Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the applicable Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     For so long as the Notes are outstanding, the Issuers will continue to provide to holders of the Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

     The foregoing description of the Registration Rights Agreements is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Registration Rights Agreements, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.


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

                         BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes will be issued in fully registered form. The Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes will each initially be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (each a "Global Exchange Note") and will be deposited with the applicable Trustee as custodian for The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Issuers nor any of the Initial Purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised the Issuers that it is (i) a limited purpose trust company organized under the laws of the State of New York; (ii) a "banking organization" within the meaning of the New York Banking Law; (iii) a member of the Federal Reserve System; (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.


     The Issuers expect that pursuant to procedures established by DTC (i) upon deposit of each Global Exchange Note, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Exchange Note and (ii) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a Global Exchange Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Exchange Notes represented by a Global Exchange Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a Global Exchange Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the Global Exchange Note for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Exchange Note will not be entitled to have Exchange Notes represented by such Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Exchange Notes, and will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Exchange Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the applicable Indenture


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

or such Global Exchange Note. The Issuers understand that under existing industry practice, in the event that either of the Issuers requests any action of holders of Exchange Notes, or a holder that is an owner of a beneficial interest in a Global Exchange Note desires to take any action that DTC, as the holder of such Global Exchange Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuers nor the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Exchange Notes.

     Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any Exchange Notes represented by a Global Exchange Note registered in the name of DTC or its nominee on the applicable record date will be payable by the applicable Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Exchange Note representing such Exchange Notes under the applicable Indenture. Under the terms of the Indentures, the Issuers and the Trustees may treat the persons in whose names the Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuers nor the Trustees has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Exchange Note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Exchange Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Exchange Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Exchange Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuers nor the Trustees will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


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

Certificated Notes

     If (i) either Issuer notifies the applicable Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; (ii) either Issuer, at its option, notifies the applicable Trustee in writing that it elects to cause the issuance of the applicable Exchange Notes in definitive form under the applicable Indenture; or (iii) upon the occurrence of certain other events as provided in the Indentures, then, upon surrender by DTC of such Global Exchange Note, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Exchange Notes represented by such Global Exchange Note. Upon any such issuance, the applicable Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither the Issuers nor the Trustees shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

                         CERTAIN UNITED STATES FEDERAL
                            INCOME TAX CONSEQUENCES

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of Notes and the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offers as of the date hereof. Unless otherwise indicated, this summary relates only to holders who hold such Notes as capital assets, and does not cover special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Notes as a part of a hedging, conversion or constructive sale transaction or a straddle or holders of Notes whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of Notes or the exchange of Old Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     As used herein, a "U.S. Holder" of a Note means a holder that is (i) a citizen or resident of the U.S., (ii) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. A "Non-U.S. Holder" is a holder that is not a U.S. Holder.


Payments of Interest on Senior Subordinated Notes

     Interest on a Senior Subordinated Note will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder's method of accounting for tax purposes.


Payments of Interest on Senior Discount Notes

     The Senior Discount Notes were issued at a substantial discount from their principal amount at maturity. Therefore, the Senior Discount Notes were issued with original issue discount ("OID") and U.S. Holders of the Senior Discount Notes will be subject to special tax accounting rules. The amount of OID equals the difference between (i) the sum of all amounts payable on the Senior Discount Notes (including interest payable on such Senior Discount Notes) and
(ii) the "issue price" of the Senior Discount Notes. The "issue price" of the Senior Discount Notes was the first price at which a substantial amount of the Senior Discount Notes were sold (excluding sales to bond houses, brokers or similar persons acting in the capacity of underwriter, placement agent or wholesaler).

     A U.S. Holder of a Senior Discount Note must include such OID in income on an economic accrual basis (using the constant-yield-to-maturity method of accrual described in section 1272(a) of the Code) and in advance of the receipt of the cash to which such OID is attributable, regardless of such holder's method of accounting. Under that method, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. Holder of a Senior Discount Note generally will not be required to include separately in income interest actually received on the Senior Discount Note. Amounts received pursuant to the Mandatory Principal Redemption will be treated as payments of interest to the extent of the OID that has accrued at the time of such redemption.


Market Discount

     If a U.S. Holder purchases a Senior Subordinated Note for an amount that is less than its stated redemption price at maturity or a Senior Discount Note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes unless such difference is less than a specified de minimis amount. The "adjusted issue price" of a Senior Discount Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Senior Discount Note on or before the first day of the accrual period. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


Acquisition Premium; Amortizable Bond Premium

     A U.S. Holder that purchases a Senior Discount Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Senior Discount Note after the purchase date will be considered to have purchased such Senior Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     A U.S. Holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than interest on a Senior Subordinated Note will be considered to have purchased the Note at a "premium" and will not be required to include any OID in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under the U.S. Holder's regular accounting method. Bond premium on a Note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


Sale, Exchange and Retirement of Notes

     Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less any accrued interest on a Senior Subordinated Note, which will be taxable as such) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will, in general, be the U.S. Holder's cost therefor, increased, in the case of the Senior Discount Notes, by OID and reduced by any cash payments on the Note (other than payments of interest on a Senior Subordinated Note). Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


Exchange of Notes

     The exchange of Senior Subordinated Old Notes and Senior Discount Old Notes for Senior Subordinated Exchange Notes and Senior Discount Exchange Notes, respectively, pursuant to the Exchange Offers should not constitute a taxable event to holders. Consequently, no gain or loss should be recognized by a holder upon receipt of such a Senior Subordinated Exchange Note or Senior Discount Exchange Note, the holding period of such Senior Subordinated Exchange Note or Senior Discount

Exchange Note should include the holding period of the Senior Subordinated Old Note or the Senior Discount Old Note exchanged therefor and the basis of such Senior Subordinated Exchange Note or Senior Discount Exchange Note should be the same as the basis of the Senior Subordinated Old Note or Senior Discount Old Note immediately before the exchange.


Non-U.S. Holders

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

       (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes OID) on a Note owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,
   (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

       (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, retirement or other disposition of a Note; and

       (c) a Note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person (which certification may be made on an Internal Revenue Service ("IRS") Form W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest (including
OID) made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from (or a reduction in) withholding under the benefit of an applicable tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-U.S. Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations. Moreover, under the Final Regulations, the benefit of an applicable tax treaty may, in certain circumstances, and subject to significant limitations under the Code, be claimed by the foreign partners of a foreign partnership that holds the Notes. Foreign partners are urged to consult their own tax advisors to determine whether they are eligible to claim such benefits.

     If a Non-U.S. Holder is engaged in a trade or business in the U.S. and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including OID) on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including
OID) on a Note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the U.S. of the Non-U.S. Holder, or (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the U.S. for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

     Special rules may apply to certain Non-U.S. Holders, such as "controlled foreign corporations", "passive foreign investment companies" and "foreign personal holding companies", that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.


Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium on a Note and to certain payments of proceeds from the sale of a Note made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

     In general, no information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-U.S. Holders if a statement described in (a)(iv) under "Non-U.S. Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a U.S. person). Backup withholding and information reporting may apply to the proceeds of the sale of a Note within the U.S. or conducted through certain U.S. related financial intermediaries unless the statement described in (a)(iv) under "Non-U.S. Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to any of the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. A broker-dealer may not participate in the Exchange Offer with respect to Old Notes acquired other than as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies the applicable Issuers, or causes such Issuers to be so notified in writing, the Issuers have agreed that for a period of 180 days after the date of this Prospectus, they will make this Prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents
in the applicable Letter of Transmittal. In addition, until       , 1998 (90
days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to any of the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to any of the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Issuers have agreed to pay all expenses incident to each of the Exchange Offers (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

     By its acceptance of any Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to such Exchange Offer hereby agrees to notify the applicable Issuers prior to using the Prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the applicable Issuers of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon the Issuers disclosure obligations that may have a material adverse effect on the Issuers (which notice the Issuers agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Issuers have notified such broker-dealer that delivery of the Prospectus may resume and have furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Exchange Offers will be passed upon for the Issuers by Simpson Thacher & Bartlett, New York, New York.


                                    EXPERTS

     The consolidated balance sheets of Holdings as of December 31, 1996 and 1997 and the consolidated statements of income, stockholders' equity and cash flows of Holdings for each of the three years in the period ended December 31, 1997 included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants ....................................................   F-2
Consolidated Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998
  (unaudited) ........................................................................   F-3
Consolidated Statements of Income for the years ended December 31, 1995, 1996 and 1997
  and for the three month periods ended March 31, 1997 and 1998 (unaudited) ..........   F-4
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995,
  1996 and 1997 and for the three month period ended March 31, 1998 (unaudited) ......   F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and
  1997 and for the three month periods ended March 31, 1997 and 1998 (unaudited) .....   F-6
Notes to Consolidated Financial Statements ...........................................   F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of WESCO International, Inc.

     We have audited the accompanying consolidated balance sheets of WESCO International, Inc. (formerly CDW Holding Corporation) and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of WESCO International, Inc. and subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                      /s/ PRICEWATERHOUSECOOPERS LLP




600 Grant Street
Pittsburgh, Pennsylvania
February 6, 1998, except for Note 17,
as to which the date is June 5, 1998.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                   (Dollars in thousands, except share data)



                                                                              December 31,            March 31,
                                                                        -------------------------   ------------
                                                                            1996          1997          1998
                                                                        -----------   -----------   ------------
                                                                                                     (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents .........................................          --      $  7,620       $ 18,405
  Trade accounts receivable, net of allowance for doubtful
   accounts of $10,075, $10,814 and $10,937 in 1996, 1997
   and 1998, respectively ...........................................    $311,896       351,170        393,368
  Other accounts receivable .........................................      19,040        17,261         16,400
  Inventories .......................................................     263,107       299,406        317,934
  Income tax receivable .............................................          --         3,405             --
  Prepaid expenses and other current assets .........................       1,998         3,699          3,430
  Deferred income taxes (Note 7) ....................................      12,731        14,277         16,832
                                                                         --------      --------       --------
   Total current assets .............................................     608,772       696,838        766,369
Property, buildings and equipment, net (Note 4) .....................      93,951        95,082        100,482
Trademarks, net of accumulated amortization of $453, $586 and
  $652 in 1996, 1997 and 1998, respectively .........................       3,541         3,408          3,342
Goodwill, net of accumulated amortization of $1,887, $4,522
  and $5,267 in 1996, 1997 and 1998, respectively (Note 15) .........      62,553        65,923         80,031
Other assets (Note 5) ...............................................       4,670         9,609         11,824
                                                                         --------      --------       --------
   Total assets .....................................................    $773,487      $870,860       $962,048
                                                                         ========      ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ..................................................    $283,434      $311,796       $335,943
  Accrued payroll and benefit costs .................................      25,597        27,694         15,565
  Restructuring reserve .............................................       4,541         3,982          5,913
  Income taxes payable ..............................................       4,972            --          2,725
  Other current liabilities (Note 6) ................................      17,160        17,063         23,679
                                                                         --------      --------       --------
   Total current liabilities ........................................     335,704       360,535        383,825
Long-term debt (Notes 8 and 17) .....................................     260,635       294,275        350,544
Other noncurrent liabilities ........................................       6,311         5,875          6,020
Deferred income taxes (Note 7) ......................................      13,161        16,662         17,118
                                                                         --------      --------       --------
   Total liabilities ................................................     615,811       677,347        757,507
Commitments and contingencies (Note 13)
Redeemable Class A common stock, $.01 par value, 88,082,
  89,306, and 93,230 shares issued and outstanding in 1996,
  1997 and 1998, respectively (redemption value of $24,517,
  $68,597 and $86,154 in 1996, 1997 and 1998, respectively)
  (Note 9) ..........................................................       8,930         8,978         11,416
Stockholders' equity (Note 9):
  Class A common stock, $.01 par value, 2,000,000 authorized,
   933,280 shares issued and outstanding in 1996, 1997 and
   1998 .............................................................           9             9              9
  Class B nonvoting convertible common stock, $.01 par value,
   2,000,000 shares authorized ......................................          --            --             --
  Additional capital ................................................      93,319        93,319         93,319
  Retained earnings .................................................      53,129        89,366         97,889
  Common stock to be issued under option ............................       2,500         2,500          2,500
  Accumulated other comprehensive income ............................        (211)         (659)          (592)
                                                                         --------      --------       --------
   Total stockholders' equity .......................................     148,746       184,535        193,125
                                                                         --------      --------       --------
   Total liabilities and stockholders' equity .......................    $773,487      $870,860       $962,048
                                                                         ========      ========       ========

The accompanying notes are an integral part of the consolidated financial statements.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME


                             (Dollars in thousands)



                                                                                         For the three month period
                                                      For the year ended                      ended March 31,
                                         ---------------------------------------------   -------------------------
                                              1995            1996            1997           1997          1998
                                         -------------   -------------   -------------   -----------   -----------
                                                                                                (unaudited)
Sales, net ...........................   $1,857,042      $2,274,622      $2,594,819      $576,776      $693,448
Cost of goods sold (exclusive of
  depreciation and amortization) .....    1,535,998       1,869,565       2,130,900       472,436       566,754
                                         ----------      ----------      ----------      --------      --------
  Gross profit .......................      321,044         405,057         463,919       104,340       126,694
Selling, general and adminis-
  trative expenses ...................      257,972         326,003         372,532        86,679       103,564
Depreciation and amortization ........        7,339          10,846          11,331         2,771         2,956
                                         ----------      ----------      ----------      --------      --------
  Income from operations .............       55,733          68,208          80,056        14,890        20,174
Interest expense, net ................       15,813          17,382          20,109         4,798         6,202
                                         ----------      ----------      ----------      --------      --------
  Income before income taxes
   and extraordinary charge ..........       39,920          50,826          59,947        10,092        13,972
Provision for income taxes
  (Note 7) ...........................       14,790          18,364          23,710         4,007         5,449
                                         ----------      ----------      ----------      --------      --------
  Income before extraordinary
   charge ............................       25,130          32,462          36,237         6,085         8,523
Extraordinary charge, net of
  applicable taxes (Note 8) ..........        8,068              --              --            --            --
                                         ----------      ----------      ----------      --------      --------
Net income ...........................   $   17,062      $   32,462      $   36,237      $  6,085      $  8,523
                                         ==========      ==========      ==========      ========      ========

The accompanying notes are an integral part of the consolidated financial statements.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                   (Dollars in thousands, except share data)



                                                                                                     Common        Accumulated
                                                                                                    Stock to          Other
                                 Comprehensive                          Additional    Retained      be Issued     Comprehensive
                                     Income         Shares    Amount      Capital     Earnings    Under Option       Income
                                ---------------   ---------  --------  ------------  ----------  --------------  --------------
 Balances at December 31,
  1994 ........................                   933,280       $ 9    $93,319       $ 3,605     $2,500              $   42
   Net income .................  $17,062               --        --         --        17,062         --                  --
   Translation adjustment .....     (168)              --        --         --            --         --                (168)
                                 -------
   Comprehensive income........  $16,894
                                 =======
 Balances at December 31,
   1995 .......................                   933,280         9     93,319        20,667      2,500                (126)
   Net income .................  $32,462               --        --         --        32,462         --                  --
   Translation adjustment .....      (85)              --        --         --            --         --                 (85)
                                 -------
   Comprehensive income........  $32,377
                                 =======
 Balances at December 31,
   1996 .......................                   933,280         9     93,319        53,129      2,500                (211)
   Net income .................  $36,237               --        --         --        36,237         --                  --
   Translation adjustment .....     (448)              --        --         --            --         --                (448)
                                 -------
   Comprehensive income........  $35,789
                                 =======
 Balances at December 31,
   1997 .......................                   933,280         9     93,319        89,366      2,500                (659)
   Net income (unaudited)......  $ 8,523               --        --         --         8,523         --                  --
   Translation adjustment
    (unaudited) ...............       67               --        --         --            --         --                  67
                                 -------
   Comprehensive income
    (unaudited) ...............  $ 8,590
                                 =======
 Balances at March 31,
   1998 (unaudited) ...........                   933,280       $ 9    $93,319       $97,889     $2,500              $ (592)
                                                  =======       ===    =======       =======     ======              ======

The accompanying notes are an integral part of the consolidated financial statements.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (Dollars in thousands)



                                                                                           For the three month period
                                                        For the year ended                      ended March 31,
                                            ------------------------------------------   ------------------------------
                                                1995           1996           1997           1997             1998
                                            ------------   ------------   ------------   ------------   ---------------
Cash flows from operating activities:
  Net income ............................   $ 17,062       $ 32,462       $ 36,237       $  6,085         $   8,523
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
  Depreciation and amortization .........      7,339         10,846         11,331          2,771             2,956
  Amortization of debt issuance
   costs and interest rate caps .........      1,213            531            418            111               121
  Extraordinary charge, net of
   applicable taxes .....................      8,068             --             --             --                --
  Charge in lieu of and deferred
   income taxes .........................     14,222            (78)         2,837            (10)           (2,099)
  Changes in assets and liabilities,
   excluding the effects of
   acquisitions:
   Trade and other receivables ..........    (26,844)       (21,058)       (32,641)         7,518            (4,181)
   Inventories ..........................    (26,874)       (24,389)       (31,671)       (24,882)            6,302
   Prepaid and other current assets              254          5,930         (1,120)        (1,108)              467
   Other assets .........................     (1,202)           700         (3,652)          (559)                 (2)
   Accounts payable .....................     27,118         20,323          9,690         (6,962)            3,581
   Accrued payroll and benefit
    costs ...............................      6,287         (1,942)         1,594        (12,339)          (12,129)
   Restructuring reserve ................     (2,909)        (1,636)        (1,499)          (637)             (540)
   Other current and noncurrent
    liabilities .........................      1,995         (6,472)        (2,646)        (2,501)           10,171
                                            --------       --------       --------       --------         -----------
    Net cash (used for) provided
      by operating activities ...........     25,729         15,217        (11,122)       (32,513)           13,170
                                            --------       --------       --------       --------         -----------
Cash flows from investing activities:
  Capital expenditures ..................     (6,456)        (9,411)       (12,446)        (1,402)           (3,651)
  Proceeds from the sale of
   property, buildings and
   equipment ............................        668          2,338          3,996            379                --
  Acquisitions, net of cash acquired
   (Note 14) ............................     (6,181)      (103,918)       (13,914)        (9,647)          (43,951)
                                            --------       --------       --------       --------         -----------
    Net cash used for investing
      activities ........................    (11,969)      (110,991)       (22,364)       (10,670)          (47,602)
                                            --------       --------       --------       --------         -----------
Cash flows from financing activities:
  Proceeds from long-term debt ..........    878,930        544,907        426,594        157,478           225,906
  Repayments of long-term debt ..........   (893,038)      (459,730)      (389,613)      (113,362)         (182,186)
  Outstanding checks in excess of
   cash available .......................      2,292          1,489          4,249             --                --
  Debt issuance costs ...................       (218)          (682)          (172)          (164)             (204)
  Issuance and repurchase of
   common stock and exercise of
   stock options, net ...................      2,224          1,200             48             --             1,701
                                            --------       --------       --------       --------         -----------
    Net cash provided by (used
      for) financing activities .........     (9,810)        87,184         41,106         43,952            45,217
                                            --------       --------       --------       --------         -----------
Net change in cash and cash
  equivalents ...........................      3,950         (8,590)         7,620            769            10,785
Cash and cash equivalents at the
  beginning of the period ...............      4,640          8,590             --             --             7,620
                                            --------       --------       --------       --------         -----------
Cash and cash equivalents at the
  end of the period .....................   $  8,590       $     --       $  7,620       $    769         $  18,405
                                            ========       ========       ========       ========         ===========

The accompanying notes are an integral part of the consolidated financial statements.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                   (Dollars in thousands, except share data)


1. ORGANIZATION:

     On February 28, 1994, WESCO International, Inc. (formerly CDW Holding Corporation) (Holdings) and its subsidiaries (collectively, WESCO) completed the acquisition of substantially all of the assets and certain liabilities of Westinghouse Electric Supply Company from Westinghouse Electric Corporation (Westinghouse). Holdings has as its only asset all of the outstanding common stock of WESCO Distribution, Inc. (the Company) and its subsidiaries; accordingly, the financial statements presented herein are identical to those of the Company. The Company was formed by the Clayton & Dubilier Private Equity Fund IV Limited Partnership, managed by Clayton, Dubilier & Rice, Inc. for the purpose of the acquisition. All of the Company's commercial activities, which commenced February 28, 1994, are carried out by the Company. The Company, headquartered in Pittsburgh, Pennsylvania, is a full-line distributor of electrical supplies and equipment and currently operates branch locations in the United States, Canada, Mexico, Puerto Rico and Guam.

     The acquisition was accounted for as a purchase and, accordingly, the assets and liabilities acquired have been recorded at their estimated fair value at the date of acquisition, less the excess of the fair value of the assets and liabilities acquired over the purchase price. This excess was allocated to the noncurrent assets of WESCO.


2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

     Principles of Consolidation:

     The consolidated financial statements include the accounts of WESCO and all of its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. They may also affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates upon subsequent resolution of some matters.


     Revenue Recognition:

     Revenues are recognized at the time of product shipment.


     Cash Equivalents:

     Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less when purchased.


     Inventories:

     Inventories primarily consist of merchandise purchased for resale and are stated at the lower of cost or market. Cost is determined principally under the average cost method.


     Property, Buildings and Equipment:

     Property, buildings and equipment are recorded at cost. Depreciation expense is determined over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over either their respective lease terms or their estimated lives, whichever is shorter.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: -- Continued

     Expenditures for new facilities and improvements that extend the useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any related gains or losses are recorded.


     Intangibles:

     Goodwill and other intangibles arising from acquisitions are being amortized on a straight-line basis over periods not exceeding 25 years. WESCO regularly reviews the individual components of the balance by evaluating the estimated future undiscounted cash flows to determine the recoverability of the assets and recognizes, on a current basis, any decrease in value.

     Trademarks acquired are recorded at cost and are amortized on a straight-line basis over periods not exceeding 25 years.


     Income Taxes:

     Deferred income taxes result primarily from temporary differences between financial and tax reporting. A valuation allowance is provided when a portion or all of a deferred tax asset may not be realized.

     For interim periods, income taxes are provided for based on management's best estimate of the effective tax rate expected to be applicable for the full calendar year.


     Foreign Currency Translation:

     The local currency is the functional currency for WESCO's operations outside the United States. Assets and liabilities of these operations are translated to U.S. dollars at the exchange rate in effect at each period-end. Income statement accounts are translated at the average exchange rate prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for the period.


     Environmental Expenditures:

     WESCO has facilities and operations which distribute certain products that must comply with environmental regulations and laws. Expenditures for current operations are expensed or capitalized, as appropriate. Expenditures relating to existing conditions caused by past operations, and which do not contribute to future revenue, are expensed. Liabilities are recorded when remedial efforts are probable and the costs can be reasonably estimated.


     Interim Consolidated Financial Statements (unaudited):

     The unaudited consolidated balance sheet and statement of stockholders' equity as of March 31, 1998 and the unaudited consolidated statements of income and cash flows for the three month periods ended March 31, 1997 and 1998, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the results of the interim periods. All adjustments reflected in the consolidated financial statements are of a normal recurring nature. The data disclosed in the notes to the consolidated financial statements for these periods are also unaudited. Results for the three month periods ended March 31, 1997 and 1998 are not necessarily indicative of the results to be expected for the full year.


     Reclassifications:

     Certain prior year amounts have been reclassified in order to conform with the current presentations.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: -- Continued


     New Accounting Pronouncements:

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The provisions of SFAS No. 130 have been adopted in the three month period ended March 31, 1998 and all years presented have been adjusted to reflect the adoption. In WESCO's case, comprehensive income includes net income and unrealized gains and losses from currency translation.

     Additionally, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Management is currently evaluating the impact of this standard on the financial statements.


3. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT SUPPLIERS:

     WESCO distributes its products and extends credit to a large number of customers in the industrial, construction, utility and manufactured structures market. In addition, one supplier accounted for approximately 20%, 18%, and 18% of WESCO's purchases for the years ended December 31, 1995, 1996 and 1997, respectively.


4. PROPERTY, BUILDINGS AND EQUIPMENT:



                                                                   December 31,
                                                            ---------------------------
                                                                1996           1997
                                                            ------------   ------------
Land ....................................................    $  18,543      $  17,875
Buildings and leasehold improvements ....................       59,174         61,629
Furniture, fixtures and equipment .......................       27,412         30,083
                                                             ---------      ---------
                                                               105,129        109,587
Less: accumulated depreciation and amortization .........      (14,266)       (20,721)
                                                             ---------      ---------
                                                                90,863         88,866
Construction in progress ................................        3,088          6,216
                                                             ---------      ---------
                                                             $  93,951      $  95,082
                                                             =========      =========

5. OTHER ASSETS:



                                                 December 31,
                                           -------------------------
                                               1996          1997
                                           -----------   -----------
Debt issuance costs ....................    $  1,098      $  1,270
Software costs .........................       5,162         6,846
Favorable lease commitments ............       1,054         1,054
Other ..................................         879         1,916
                                            --------      --------
                                               8,193        11,086
Less: accumulated amortization .........      (6,036)       (7,355)
                                            --------      --------
                                               2,157         3,731
Restricted cash ........................       2,513         5,878
                                            --------      --------
                                            $  4,670      $  9,609
                                            ========      ========

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

5. OTHER ASSETS: -- Continued


     Debt issuance costs are being amortized on a straight-line basis, which does not differ significantly from the effective interest rate method, over the term of the related debt (see Note 8).

     Restricted cash represents proceeds received from the sale of properties which collateralize the First Mortgage Notes. Such proceeds are restricted for either repayment of the First Mortgage Notes or acquisition of additional properties which would be issued as collateral under the First Mortgage Notes (see Note 8).


6. OTHER CURRENT LIABILITIES:




                                                 December 31,
                                            ----------------------
                                               1996        1997
                                            ---------   ----------
Accrued taxes other than income .........    $ 9,782     $10,696
Accrued interest ........................      1,912       1,508
Notes payable ...........................      1,597         891
Other current liabilities ...............      3,869       3,968
                                             -------     -------
                                             $17,160     $17,063
                                             =======     =======

     The notes payable relate to a portion of the purchase price for certain acquisitions.


7. INCOME TAXES:

     At the acquisition date, February 28, 1994, WESCO had approximately $45,000 of future tax deductions ($18,000 of tax benefits) which resulted in the creation of certain deferred tax assets. A valuation allowance was recorded for the full amount of the assets reflected on the opening balance sheet since the realization of these future benefits was not considered likely at that time. However, at December 31, 1996, all of these deductions had been recognized. The recognition of these benefits resulted in a reduction in noncurrent intangible assets, principally trademarks.

     The charge in lieu of taxes recognized in 1995 and 1996 represents the amount of tax expense that would have been recognized had the benefits described above been recorded at the time of the acquisition.

     The provision for income taxes is as follows:




                                                                       1995         1996         1997
                                                                   -----------   ----------   ----------
Current:
  U.S. federal .................................................    $    468      $ 15,360     $16,689
  State ........................................................         100         2,872       3,067
  Foreign ......................................................          --           210       1,117
Deferred:
  U.S. federal .................................................       7,218        (1,588)      2,727
  State ........................................................       1,314          (267)       (183)
  Foreign ......................................................         740           523         293
  Charge in lieu of taxes ......................................       4,950         1,254          --
                                                                    --------      --------     -------
Provision for income taxes before extraordinary charge .........      14,790        18,364      23,710
Tax benefit of extraordinary charge ............................      (5,244)           --          --
                                                                    --------      --------     -------
                                                                    $  9,546      $ 18,364     $23,710
                                                                    ========      ========     =======

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

7. INCOME TAXES: -- Continued


     The components of income before income taxes and extraordinary charge by jurisdiction are as follows:




                              1995         1996         1997
                           ----------   ----------   ----------
United States ..........    $35,815      $49,072      $57,083
Canada .................      4,105        1,754        2,864
                            -------      -------      -------
                            $39,920      $50,826      $59,947
                            =======      =======      =======

     A reconciliation between the federal statutory income tax rate and the effective rate is as follows:




                                                                       1995         1996         1997
                                                                    ----------   ----------   ----------
 Federal income taxes at the statutory rate .....................       34.0%        35.0%        35.0%
 State income taxes, net of federal income tax benefit ..........        5.2          4.2          3.3
 Nondeductible expenses .........................................        1.8          2.5          2.6
 Tax on income of foreign subsidiary ............................        1.0         (0.1)         0.3
 Net adjustment to valuation allowance ..........................       (5.0)        (5.8)          --
 Other ..........................................................         --          0.3         (1.6)
                                                                        ----         ----         ----
                                                                        37.0%        36.1%        39.6%
                                                                        ====         ====         ====

     In 1995 and 1996, WESCO determined that it was more likely than not that it would realize the benefits of certain deferred tax assets originating subsequent to the acquisition. As a result, WESCO recognized benefits of approximately $1,980 and $2,928 in 1995 and 1996, respectively, associated with the realization of the post acquisition deferred tax assets through the reversal of the associated valuation allowance.

     The deferred taxes are as follows:




                                                    1996          1997
                                                -----------   -----------
 Accounts receivable ........................    $   3,327     $   4,236
 Inventory ..................................        4,412         4,819
 Restructuring reserve ......................           90           484
 Other ......................................        4,902         4,738
                                                 ---------     ---------
                                                    12,731        14,277
                                                 ---------     ---------
 Intangibles ................................         (320)       (3,766)
 Property, buildings and equipment ..........       (4,429)       (4,079)
 Other ......................................       (8,412)       (8,817)
                                                 ---------     ---------
                                                   (13,161)      (16,662)
                                                 ---------     ---------
                                                 $    (430)    $  (2,385)
                                                 =========     =========

8. LONG-TERM DEBT:




                                                                                      December 31,
                                                                                -------------------------
                                                                                    1996          1997
                                                                                -----------   -----------
United States debt agreements:
  Revolving Credit Loans (A) ................................................    $177,400      $205,900
  Zero Coupon First Mortgage Note, due February 2001, net of unamortized debt
   discount of $21,046 in 1996 and $16,601 in 1997 (B) ......................      54,473        58,918
  Other .....................................................................         700         2,839
Canadian debt agreements (U.S. dollar equivalents):
  Revolving Credit Loans (A) ................................................      21,900        20,245
  8% First Mortgage Note, due February 2001 (C) .............................       6,162         6,373
                                                                                 --------      --------
                                                                                 $260,635      $294,275
                                                                                 ========      ========

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

8. LONG-TERM DEBT: -- Continued

---------------------
(A) WESCO has entered into credit agreements with various banks providing for an aggregate of $360,000 ($300,000 at December 31, 1996) of revolving credit facilities, expiring February 2000. The agreements provide for floating rates, based on either Prime or LIBOR in the United States and Prime or Bankers' Acceptance rates in Canada plus a fixed margin. The interest rates for 1996 for the revolving credit loans ranged from 6.3% to 8.3% in the United States and was 3.2% in Canada. The interest rates for 1997 for the revolving credit loans ranged from 6.1% to 8.5% in the United States and was 4.4% to 5.3% in Canada. The weighted average interest rate was 6.7% and 6.0% for the years ended December 31, 1996 and 1997, respectively (see Note 17).

   In 1995, WESCO terminated the existing credit agreements and refinanced the outstanding indebtedness. In connection with this refinancing, the Company recorded an extraordinary charge of $13,312 ($8,068 after-tax) relating to the write-off of unamortized debt issuance and other costs associated with the early termination of the debt.

(B) WESCO issued a Zero Coupon First Mortgage Note to Westinghouse for the purchase of the real estate acquired in the United States. This note has a yield to maturity of 8% and a maturity value of $75,519.

(C) WESCO issued a First Mortgage Note to Westinghouse for the purchase of the real estate acquired in Canada. All interest and principal will be due February 2001.

     WESCO has two interest rate cap agreements with individual notional amounts of $80,000 that expire in March 1998 and August 1999. The aggregate cost of the interest rate caps of $278 is being amortized to interest expense over the period of the agreements on a straight-line basis. The agreements effectively provide a ceiling for interest at rates ranging from 6.8% to 7.0%. The market value of the interest rate caps is estimated to be $42 at December 31, 1997.

     The agreements contain various restrictive covenants that, among other things, impose (i) limitations on the incurrence of additional indebtedness or guaranties; (ii) limitations on the issuance of additional stock of subsidiaries; (iii) limitations on liens or negative pledges; (iv) limitations on investments, loans, acquisitions or advances; (v) limitations on dividends;
(vi) limitations on the sale, lease or other disposal of assets; (vii) limitations on transactions among affiliates which are not arms-length; (viii) limitations on entering into new lines of business; and (ix) limitations on capital expenditures. In addition, the agreements require WESCO to meet certain financial tests based on net worth, a funded indebtedness to consolidated EBITDA ratio and fixed charge coverage.

     WESCO is permitted to pay dividends under certain limited circumstances. At December 31, 1997, no retained earnings were available to pay dividends.

     WESCO had outstanding letters of credit in the amount $3,250 at December 31, 1996 and 1997. These letters of credit are used as collateral for performance and bid bonds. The value of these letters of credit approximates contract value.

     The value of assets collateralized under the aforementioned debt agreements was approximately $651,348 and $719,533 at December 31, 1996 and 1997, respectively.

     The fair value of WESCO's long-term debt is estimated to be approximately $255,620 and $290,035 at December 31, 1996 and 1997, respectively, based on current market interest rates and discounted cash flows.

     Future principal payments of long-term debt in excess of one year as of December 31, 1997 are as follows:



  1999 ..................    $228,230
  2000 ..................         385
  2001 ..................      65,594
  2002 ..................          66

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


9. CAPITAL STOCK:


     Common Stock:

     There are 2,000,000 shares each of Class A and Class B common stock authorized at a par value of $.01 per share. The Class B common stock is identical to the Class A common stock, except for voting and conversion rights. The holders of Class B common stock have no voting rights. With certain exceptions, Class B common stock may be converted, at the option of the holder, into the same number of shares of Class A common stock. No Class B common stock was outstanding at December 31, 1996 and 1997.

     At December 31, 1997, shares of common stock reserved for future issuance were as follows:




                                                             Number of Shares
                                                            -----------------
        Stock purchase plan .............................        24,986
        Stock option plan ...............................        81,114
        Stock option plan for branch employees ..........        24,900

     Redeemable Class A Common Stock:

     Certain employees and key management of WESCO who hold Class A common stock and options may require Holdings to repurchase, under certain conditions, death, disability or termination without cause during the term of employment, all of the shares and the exercisable portion of the options held. This repurchase right terminates upon the consummation of an initial equity public offering of Holdings' Class A common stock. In connection with the redemption features described above, WESCO has classified outside of permanent equity an amount representing the initial fair value of the redeemable shares. These shares and exercisable options have not been marked to market since the events of redemption are considered remote.


10. STOCK INCENTIVE PLANS:

     Stock Purchase Plan:

     Under WESCO's stock purchase plan, certain employees of WESCO may be granted an opportunity to purchase Holdings' Class A common stock. The maximum number of shares available for purchase may not exceed 55,000. The purchase price per share is determined by the Board of Directors of WESCO to represent fair market value, as defined by the Stock Subscription Agreement. Should the purchase price of the stock be less than the fair market value of the stock at the grant date, such excess will be recorded as compensation expense in the consolidated statement of income. The plan will continue in effect until either the earlier of June 15, 1999, or the date on which all shares of common stock to be offered have been issued. At December 31, 1996 and 1997, a total of 30,504 and 31,304 shares, respectively, have been purchased under the plan. During 1995, 14,624 shares were purchased for a weighted-average share price, of $103 under the plan. During 1996, 2,610 shares were purchased for a weighted-average share price of $169 under the plan. During 1997, 800 shares were purchased for a weighted-average share price of $251 under the plan. In conjunction with the purchase of shares pursuant to the plan, WESCO has granted options to purchase shares of common stock equal to approximately one and one-third of the number of shares purchased. See the stock option plan described below for further information.


     Other Stock Purchases:

     In addition to the stock purchase plan, certain key management employees of WESCO, nonemployee directors and other investors were granted an opportunity to purchase Holdings' Class A common stock. The purchase price per share was determined by the Board of Directors to represent the fair market value, as defined by the Stock Subscription Agreement, at the date of grant. At each of December 31,

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

10. STOCK INCENTIVE PLANS: -- Continued

1996 and 1997, 54,150 shares had been purchased. During 1995, 8,140 shares were purchased at a weighted-average share price of $111 under these additional offerings. During 1996, 2,140 shares were purchased at a share price of $195 under an additional offering.


     Stock Option Plan:

     Participation in Holdings' stock option plan is limited to officers and key employees of WESCO. The maximum number of Class A common stock options (and the maximum shares of common stock subject to options) granted under the plan may not exceed 181,000. The exercise price per share is determined by the Board of Directors of Holdings, but will not be less than the estimated fair market value, as defined by the Stock Option Agreements, on the grant date. Options granted to a participant will vest and will become exercisable over five years, except in the event of a change in control. Each option terminates on the tenth anniversary of its grant date unless terminated sooner under certain conditions.


     Stock Option Plan for Branch Employees:

     Holdings also has a stock option plan whose participation is limited to branch managers and other key branch personnel. The Compensation Committee of the Board of Directors of Holdings may grant such employees up to 50,000 options. Provisions for exercise price, vesting and termination of these options are substantially the same as the stock option plan described above.

     The transactions for shares under options are as follows:




                                                 1995        1996        1997
                                              ---------   ---------   ----------
Outstanding, beginning of year
  Number ..................................     68,860      95,970       98,842
  Weighted-average exercise price .........    $   100     $   102     $    107
Granted
  Number ..................................     27,110       6,300       26,140
  Weighted-average exercise price .........    $   106     $   181     $    198
Exercised
  Number ..................................         --       3,428        1,714
  Weighted-average exercise price .........         --     $   100     $    100
Canceled
  Number ..................................         --          --        3,424
  Weighted-average exercise price .........         --          --     $    102
Outstanding, end of year
  Number ..................................     95,970      98,842      119,844
  Weighted-average exercise price .........    $   102     $   107     $    127
Exercisable, end of year
  Number ..................................     10,226      18,796       33,848
  Weighted-average exercise price .........    $   100     $   101     $    103

     The following summarizes certain stock options information at December 31, 1997:


     Options outstanding:



    Range of                    Weighted-average     Weighted-average
exercise price       Number      remaining life       exercise price
----------------   ---------   ------------------   -----------------
$    100--$251     119,844     7.3                  $127

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

10. STOCK INCENTIVE PLANS: -- Continued


     Options exercisable:



     Range of                               Weighted-average
exercise price        Number                 exercise price
------------------   --------              -----------------
$     100--$195      33,848                $103

     The Westinghouse option, discussed in Note 12, has not been included in the above data.

     The stock option plans require Holdings to repurchase the exercisable portion of the options held by an employee if the employee dies, is disabled or terminated without cause during the term of employment. This repurchase right terminates upon consummation of an initial equity public offering of Holdings' Class A common stock. Since the triggering event requiring the repurchase is considered remote, WESCO accounts for the option plans as fixed plans and accordingly no compensation expense has been recorded.

     In connection with the implementation of SFAS No. 123, "Accounting for Stock-Based Compensation," WESCO has elected to continue to account for stock-based compensation arrangements under the provisions of Accounting Principles Board (APB) Opinion No. 25, which resulted in no compensation costs being recorded.

     If compensation costs had been determined based on the fair value at the grant dates according to SFAS No. 123, WESCO's net income and earnings per share, would have been as follows:




                             1995         1996         1997
                          ----------   ----------   ----------
Net income:
  As reported .........    $17,062      $32,462      $36,237
  Pro forma ...........     16,960       32,399       35,711

     The weighted-average fair value of options granted was $6.23, $16.70 and $33.56 per share for the years ended 1995, 1996 and 1997, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Sholes based pricing model with the following assumptions:




                                         1995          1996          1997
                                     -----------   -----------   -----------
Risk-free interest rate ..........     6.4%          6.5%          6.5%
Option term ......................   7 years       7 years       7 years

11. EMPLOYEE BENEFITS:

     A majority of WESCO's employees are covered by defined contribution retirement savings plans for their service rendered subsequent to the acquisition date. Westinghouse retains certain retiree pension and health benefits for service rendered prior to formation. U.S. employee contributions of not more than 6% of eligible compensation are matched 50% by WESCO. WESCO's contributions for Canadian employees range from 1% -- 6% of eligible compensation based on years of service.

     In addition, employer contributions may be made at the discretion of the Board of Directors and can be based on WESCO's current year performance. Employees are credited for service with Westinghouse in determining the vesting of WESCO's contributions. For the years ended December 31, 1995, 1996 and 1997, WESCO contributed $7,096, $9,256 and $12,453, respectively, which was charged to expense.


12. RELATED PARTIES:

     Pursuant to an agreement, Clayton, Dubilier & Rice, Inc. provides financial advisory and management consulting services to WESCO for an annual fee of approximately $400.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

12. RELATED PARTIES: -- Continued

     WESCO purchases products and services from and sells products to Westinghouse. A summary of these purchases and sales is as follows:




                                            1995         1996         1997
                                         ----------   ----------   ----------
Purchases from Westinghouse ..........    $27,481      $19,115      $15,498
Sales to Westinghouse ................     27,311       21,192       21,666

     The amount due from Westinghouse at December 31, 1996 and 1997, net of amounts owed, was approximately $4,664 and $2,623, respectively.

     In connection with the acquisition, Holdings granted Westinghouse an option to purchase 100,000 shares of Class A common stock at a price of $100 per share. The option is exercisable until it terminates on February 28, 1999. Holdings has a right of first refusal if Westinghouse decides to sell its option to a third party prior to its termination. The fair value of this option, which was recorded at the acquisition, was $2,500 and is included in the consolidated balance sheets as Common Stock to Be Issued Under Option.


13. COMMITMENTS AND CONTINGENCIES:

     Future minimum rental payments required under operating leases, primarily for real property that have noncancelable lease terms in excess of one year as of December 31, 1997, are as follows:



  1998 ........................    $17,692
  1999 ........................     14,831
  2000 ........................     12,838
  2001 ........................     10,602
  2002 ........................      6,175
  Thereafter ..................      8,593

     Rental expense for the years ended December 31, 1995, 1996 and 1997, was $16,326, $22,032 and $26,371, respectively.

     WESCO has litigation arising from time to time in the normal course of business. In management's opinion, any present litigation WESCO is aware of will not materially affect WESCO's consolidated financial position, results of operations or cash flows.

     Westinghouse agreed to indemnify WESCO for certain environmental liabilities that existed at the time of the acquisition. WESCO has made a claim under this indemnity amounting to $1.5 million. The ultimate resolution of this environmental compliance issue is not expected to materially impact WESCO's consolidated financial position, results of operations or cash flows.

     WESCO has guaranteed $5,636 in loans to certain stockholders at December 31, 1997.

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


14. SUPPLEMENTAL CASH FLOW INFORMATION:

     Supplemental cash flow information is as follows:




                                               1995          1996          1997
                                            ----------   ------------   ----------
Cash paid during the year for:
  Interest ..............................    $ 12,433     $  11,600      $ 15,377
  Income taxes ..........................       1,062        13,756        27,523
Details of acquisitions:
  Fair value of assets acquired .........      18,455       170,583        21,498
  Value of liabilities assumed ..........      (6,242)      (54,884)       (5,334)
  Restructuring reserve .................          --        (5,102)           --
  Notes issued to seller ................      (5,900)       (2,950)       (2,250)
                                             --------     ---------      --------
Cash paid for acquisitions ..............       6,313       107,647        13,914
Less: cash acquired .....................         132         3,729            --
                                             --------     ---------      --------
                                             $  6,181     $ 103,918      $ 13,914
                                             ========     =========      ========

15. ACQUISITIONS:

     During the three years ended December 31, 1997, WESCO acquired eleven distributors with branches located across the United States for an aggregate purchase price of $12,423 and $158,802 and $19,248, respectively. The largest acquisition, in April 1996, was EESCO, Inc. with headquarters in Chicago, Illinois. These acquisitions resulted in goodwill of approximately $6,146, $59,766 and $5,913 for the years ending 1995, 1996 and 1997, respectively.

     The acquisitions have been accounted for under the purchase method of accounting for business combinations. The results of operations of these companies are included in the consolidated financial statements from the acquisition dates forward. Pro forma results of these acquisitions, assuming they had been made at the beginning of each year presented, would not be materially different from the results reported.

     In December 1997, WESCO entered into definitive agreements to acquire two distribution businesses for approximately $59,500 financed principally through $45,000 in borrowings under WESCO's credit agreement and $14,500 of uncollateralized notes. Up to $5,000 of such notes may be converted to shares of Class A common stock at an initial equity public offering price at the election of the holder, which election is required to be made prior to an initial equity public offering. Both acquisitions closed in January 1998. These acquisitions have been accounted for under the purchase method of accounting for business combinations.


16. GEOGRAPHIC INFORMATION:

     WESCO is engaged principally in one line of business -- distribution of electrical supplies -- which represents more than 90% of consolidated sales. The following table presents information about WESCO by geographic area. There were no material amounts of sales or transfers among geographic areas and no material amounts of United States export sales:

                  WESCO INTERNATIONAL, INC. AND SUBSIDIARIES

16. GEOGRAPHIC INFORMATION: -- Continued



                                                  United States       Canada         Total
                                                 ---------------   -----------   -------------
As of and for the year ended December 31, 1995
Sales, net ...................................      $1,598,618      $258,424      $1,857,042
Income from operations .......................          47,910         7,823          55,733
Identifiable assets ..........................         500,905        80,431         581,336
As of and for the year ended December 31, 1996
Sales, net ...................................       2,014,107       260,515       2,274,622
Income from operations .......................          63,562         4,646          68,208
Identifiable assets ..........................         688,791        84,696         773,487
As of and for the year ended December 31, 1997
Sales, net ...................................       2,313,862       280,957       2,594,819
Income from operations .......................          74,774         5,282          80,056
Identifiable assets ..........................         781,692        89,168         870,860


17. SUBSEQUENT EVENTS:

     On June 5, 1998, Holdings repurchased all of the common stock of Holdings held by CD&R, Westinghouse, and certain other management and non-management shareholders for an aggregate consideration of approximately $653,500 (the Equity Consideration). In addition, Holdings and the Company refinanced approximately $379,100 of existing indebtedness. A portion of the Equity Consideration and the debt refinancing was funded by the issuance of Senior Subordinated and Senior Discount Notes amounting to approximately $351,000.

     The Senior Subordinated Notes are fully and unconditionally guaranteed by Holdings. In addition, separate financial statements of the Company have not been provided as management believes they are not material to an investor.


     On May 8, 1998, WESCO acquired a distribution business for approximately $47,200 financed principally through borrowings under WESCO's credit agreement and seller notes.

     On February 13, 1998, WESCO amended the revolving credit agreements (see
Note 8). The amendment allows WESCO to borrow up to a maximum of $445,000 through February 2001, releases all previously required collateral and amends certain restrictive covenants. The loans continue to adjust for floating rates, based on either Prime or LIBOR in the United States and Prime or Bankers' Acceptance rates in Canada plus a fixed margin.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the date hereof or that the information contained herein is correct as of any time subsequent to its date.
--------------------------------------------------------------------------------
Table of Contents





Available Information ...............................       i
Summary .............................................        1
Summary Historical and Pro Forma Financial
   and Other Data....................................       20
Risk Factors ........................................       22
The Recapitalization ................................       30
Use of Proceeds .....................................       32
Capitalization ......................................       32
Unaudited Pro Forma Financial Information ...........       33
Selected Historical Consolidated Financial
   Data .............................................       40
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations .......................................       43
Business ............................................       50
Management ..........................................       64
Certain Relationships and Related
   Transactions .....................................       70
Security Ownership of Certain Beneficial
   Owners and Management ............................       72
Description of the Credit Facilities ................       73
Description of the Receivables Facility .............       76
The Senior Subordinated Exchange Offer of
   the Company ......................................       78
The Senior Discount Exchange Offer of
   Holdings .........................................       89
Description of the Senior Subordinated
   Exchange Notes of the Company ....................      101
Description of the Senior Discount Exchange
   Notes of Holdings ................................      134
Registration Rights Agreements of Holdings
   and the Company ..................................      163
Book-Entry; Delivery and Form .......................      166
Certain United States Federal Income Tax
   Consequences .....................................      169
Plan of Distribution ................................      173
Legal Matters .......................................      174
Experts .............................................      174
Index to Consolidated Financial Statements ..........      F-1


                                   Prospectus

                            WESCO Distribution, Inc.


                  Offer to Exchange up to $300,000,000 of its
                   9 1/8% Senior Subordinated Notes Due 2008,
                   Series B, which have been registered under
                              the Securities Act,
                       for any and all of its Outstanding
                   9 1/8% Senior Subordinated Notes Due 2008,
                                    Series A











                           WESCO International, Inc.


                      Offer to Exchange $87,000,000 of its
                         11 1/8% Senior Discount Notes
                      Due 2008, Series B, which have been
                    registered under the Securities Act, for
                               $87,000,000 of its
                   Outstanding 11 1/8% Senior Discount Notes
                               Due 2008, Series A










                               August    , 1998

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Certificate of Incorporation and By-Laws of each Issuer provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware General Corporation Law.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits:

     See the Exhibit Index included immediately preceding the exhibits to this registration Statement.

(b) Financial Statement Schedules:

Schedule II - Valuation and Qualifying Accounts.

     All other schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

     In connection with our audits of the consolidated financial statements of WESCO International, Inc. (formerly CDW Holding Corporation) and subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which financial statements are included in the Registration Statement, we have also audited the financial statement schedule listed in Item 20 herein.

     In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


     /s/ Pricewaterhouse Coopers LLP

   600 Grant Street
     Pittsburgh, Pennsylvania
     February 6, 1998, except for

     Note 17, as to which the date is
     June 5, 1998


Item 22. Undertakings.

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrants undertake that every prospectus: (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 11, 1998.


                                        WESCO INTERNATIONAL, INC.
                                        By:         *
                                           -----------------------------
                                          Name: Roy W. Haley
                                          Title: President and Chief Executive
                                        Officer


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of WESCO International, Inc., do hereby constitute and appoint David F. McAnally, Steven A. Burleson and Anthony D. Tutrone, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 11, 1998 by the following persons in the capacities indicated, with respect to WESCO International, Inc.:





                 Signature                                     Title
------------------------------------------   ----------------------------------------
    /s/   *                                  Chairman, President and Chief
    -------------------------------------
                Roy W. Haley                 Executive Officer (Principal Executive
                                             Officer)
    /s/   *                                  Treasurer (Principal Financial Officer)
    -------------------------------------
              David F. McAnally
    /s/   STEVEN A. BURLESON                 Vice President and Corporate
    -------------------------------------
             Steven A. Burleson              Controller (Principal Accounting
                                             Officer)
    /s/   *                                  Director
    -------------------------------------
             James L. Singleton
    /s/   *                                  Director
    -------------------------------------
               James A. Stern
    /s/   *                                  Director
    -------------------------------------
             Anthony D. Tutrone
    */s/   STEVEN A. BURLESON
    -------------------------------------
             Steven A. Burleson
             as Attorney-in-Fact


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 11, 1998.


                                        WESCO INTERNATIONAL, INC.
                                        By:         *
                                          Name: Roy W. Haley
                                          Title: President and Chief Executive
                                        Officer


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of WESCO Distribution, Inc., do hereby constitute and appoint David F. McAnally, Steven A. Burleson and Anthony
D. Tutrone, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the August 11, 1998 by the following persons in the capacities indicated, with respect to WESCO Distribution, Inc.:




                 Signature                                    Title
------------------------------------------   ---------------------------------------
    /s/   *                                  Chairman, President and Chief
    -------------------------------------
                Roy W. Haley                 Executive Officer (Principal Executive
                                             Officer)
    /s/   *                                  Executive Vice President, Chief
    -------------------------------------
              David F. McAnally              Operating Officer, Chief Financial
                                             Officer and Treasurer (Principal
                                             Financial Officer)
    /s/   STEVEN A. BURLESON                 Vice President and Corporate
    -------------------------------------
             Steven A. Burleson              Controller (Principal Accounting
                                             Officer)
    /s/   *                                  Director
    -------------------------------------
             James L. Singleton
    /s/   *                                  Director
    -------------------------------------
               James A. Stern
    /s/   *                                  Director
    -------------------------------------
             Anthony D. Tutrone
    */s/  STEVEN A. BURLESON
    -------------------------------------
             Steven A. Burleson
             as Attorney-in-Fact


                                 EXHIBIT INDEX

(a)  Exhibits:





 Exhibit No.                               Description of Exhibit
-------------   ----------------------------------------------------------------------------
  2.1+          Recapitalization Agreement dated as of March 27, 1998 among Thor
                Acquisitions L.L.C., WESCO International, Inc. (formerly known as CDW
                Holding Corporation, "Holdings") and certain securityholders of Holdings.
 2.2 +          Purchase Agreement dated May 29, 1998 among Holdings, WESCO
                Distribution, Inc. (the "Company"), Chase Securities Inc. and Lehman
                Brothers Inc. (the "Initial Purchasers").
 3.1 +          Certificate of Incorporation of Holdings.
 3.2 +          By-Laws of Holdings.
 3.3 +          Certificate of Incorporation of the Company.
 3.4 +          By-Laws of the Company.
 4.1 +          Indenture dated as of June 5, 1998 among the Company, Holdings and Bank
                One, N.A.
 4.2 +          Form of 9 1/8% Senior Subordinated Note Due 2008, Series A (included in
                Exhibit 4.1).
 4.3 +          Form of 9 1/8% Senior Subordinated Note Due 2008, Series B (included in
                Exhibit 4.1).
 4.4 +          Exchange and Registration Rights Agreement dated as of June 5, 1998 among the Company, Holdings and the Initial Purchasers.
 4.5 +          Indenture dated as of June 5, 1998 between Holdings and Bank One, N.A.
 4.6 +          Form of 11 1/8% Senior Discount Note Due 2008, Series A (included in
                Exhibit 4.5).
 4.7 +          Form of 11 1/8% Senior Discount Note Due 2008, Series B (included in
                Exhibit 4.5).
 4.8 +          Exchange and Registration Rights Agreement dated as of June 5, 1998 among Holdings and the Initial Purchasers.
  5.1           Opinion of Simpson Thacher & Bartlett relating to the Notes.
10.1 +          CDW Holding Corporation Stock Purchase Plan.
10.2 +          Form of Stock Subscription Agreement.
10.3 +          CDW Holding Corporation Stock Option Plan.
10.4 +          Form of Stock Option Agreement.
10.5 +          CDW Holding Corporation Stock Option Plan for Branch Employees.
 10.6           Form of Branch Stock Option Agreement.
10.7 +          [Intentionally deleted.]
10.8 +          Non-Competition Agreement, dated as of February 28, 1996, between
                Westinghouse Electric Corporation, Holdings and the Company.
10.9 +          Employment Agreement between the Company and Stanley C. Weiss.
10.10+          Lease dated May 24, 1995 as amended by Amendment One dated June,
                1995 and by Amendment Two dated December 24, 1995 by and between the
                Company as Tenant and Opal Investors, L.P. and Mural GEM Investors as
                Landlord.
10.11+          Lease dated April 1, 1992 as renewed by Letter of Notice of Intent to Renew dated December 13, 1996 by and between the Company successor in interest to Westinghouse Electric Supply Company, a former division of
                Westinghouse Electric Corporation as Tenant and Utah State Retirement
                Fund as Landlord.
10.12+          Lease dated September 4, 1997 by and between the Company as Tenant and The Buncher Company as Landlord.
10.13+          Lease dated March, 1995 by and between WESCO Distribution-Canada, Inc.
                ("WESCO Canada") as Tenant and Atlantic Construction, Inc. as Landlord.
10.14+          Credit Agreement dated as of June 5, 1998 among Holdings, the Company,
                WESCO Canada, The Chase Manhattan Bank, The Chase Manhattan Bank
                of Canada and Lehman Commercial Paper, Inc.

 Exhibit No.                               Description of Exhibit
-------------   ----------------------------------------------------------------------------
 10.15+         U.S. Receivables Sales Agreement dated June 5, 1998 among the Company,
                WESCO Receivables Corp. (the "SPC"), The Chase Manhattan Bank and
                other sellers named therein.
 10.16+         Canadian Receivables Sales Agreement dated June 5, 1998 among the
                Company, WESCO Canada, the SPC, The Chase Manhattan Bank of
                Canada and other sellers named therein.
 10.17+         WESCO Receivables Master Trust Pooling Agreement dated June 5, 1998 among the Company, WESCO Canada, the SPC, and The Chase Manhattan
                Bank.
 10.18+         WESCO Receivables Master Trust Pooling Agreement Series 1998-1
                Supplement dated June 5, 1998.
 10.19+         Amended and Restated Registration and Participation Agreement dated
                June 5, 1998 among Holdings and certain securityholders of Holdings named therein.
 10.20+         Employment Agreement between the company and Roy W. Haley.
    12+         Computation of Ratios of Earnings to Fixed Charges.
 21.1 +         Subsidiaries of Holdings and the Company.
  23.1          Consent of Simpson Thacher & Bartlett (included in its opinion filed as
                Exhibit 5.1 hereto).
  23.2          [intentionally deleted]
  23.3          Consent of PricewaterhouseCoopers LLP, Independent Auditors.
    24+         Powers of Attorney - Pages II- through II hereof.
 25.1 +         Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, N.A., as Trustee.
    27+         Financial Data Schedule.
 99.1 +         Form of Senior Subordinated Letter of Transmittal.
 99.2 +         Form of Senior Subordinated Notice of Guaranteed Delivery.
 99.3 +         Form of Senior Discount Letter of Transmittal.
 99.4 +         Form of Senior Discount Notice of Guaranteed Delivery.
  99.5          Form of Exchange Agent Agreement.


---------------------
     * To be filed by amendment.

     + Previously filed

(b) Financial Statement Schedules:

Schedule II -- Valuation and Qualifying Accounts.+

     All other schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.